UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

EKSO BIONICS HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

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EKSO BIONICS HOLDINGS, INC.
101 Glacier Point, Suite A
San Rafael, California 94901

NOTICE OF ACTION BY WRITTEN CONSENT AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

April 3, 2026

Dear Stockholder:

This notice of action by written consent and the accompanying information statement (the “Information Statement”) is being furnished by the Board of Directors (the “Board”) of Ekso Bionics Holdings, Inc., a Nevada corporation (“Ekso,” the “Company,” “we,” “us” or “our”), to the holders of record at the close of business on February 20, 2026 of the outstanding shares of our common stock, $0.001 par value (the “Common Stock”), and Series B preferred stock, $0.001 par value (the “Series B Preferred Stock,” and together with the Common Stock, the “Capital Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the Information Statement is to inform the Company’s stockholders that on February 20, 2026, holders of approximately 50.4% of the outstanding Capital Stock acted by written consent (the “Written Consent”) in lieu of a special meeting of stockholders to approve: (i) the Contribution and Exchange Agreement, dated as of February 15, 2026 (the “Contribution and Exchange Agreement”), by and among the Company, APLD Intermediate Holdco LLC (“APLD Intermediate”), APLD ChronoScale HoldCo LLC (“Contributor”) and Applied Digital Cloud Corporation (“Cloud”), each a direct or indirect wholly owned subsidiary of Applied Digital Corporation (“Applied Parent”), pursuant to which Contributor will contribute all of its equity interest in its wholly owned subsidiary Cloud to the Company, in exchange for 138,216,820 newly issued shares of Common Stock (the “Exchanged Shares”) with Cloud becoming a wholly owned subsidiary of the Company (the “Business Combination”), and the Investor Rights Agreement, by and between the Company and Contributor (the “Investor Rights Agreement”) granting Contributor and its affiliates certain rights as the majority stockholder of the Company following the consummation of the Transactions (as defined below); (ii) an amendment and restatement of the Company’s Articles of Incorporation (the “Second Amended and Restated Articles of Incorporation”) to, among other things, (a) increase the number of authorized shares of Common Stock from 141,428,571 to 290,000,000 (the “Share Increase”), (b) waive corporate opportunities for certain members of the Board and stockholders, (c) elect not to be governed by the Nevada Revised Statutes (“NRS”) 78.411 through NRS 78.444, inclusive, (d) generally permit removal of directors only for cause and only by the affirmative vote of not less than 75% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors cast at a meeting called for such purpose, and (e) change the name of the Company from “Ekso Bionics Holdings, Inc.” to “ChronoScale Corporation;” (iii) for purposes of Nasdaq Listing Rule 5635, the reservation and issuance of shares of Common Stock in connection with the consummation of the Business Combination and the Applied Parent Equity Financing (as defined below), as described in the Information Statement (the “Proposed Issuance”); and (iv) the adoption of the ChronoScale Corporation 2026 Omnibus Equity Incentive Plan (the “2026 Plan”). Approval of the Contribution and Exchange Agreement, the Business Combination, the Second Amended and Restated Articles of Incorporation, the Proposed Issuance and the 2026 Plan are referred to herein collectively as “Stockholder Approved Actions.”

i

In addition, immediately preceding the closing under the Contribution and Exchange Agreement (the “Closing”), we expect that Applied Parent will subscribe for and purchase, pursuant to a securities purchase agreement, at least $15 million of Common Stock in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), at a price per share of Common Stock at or above the Minimum Price (as defined in the accompanying Information Statement) and in compliance with the rules and regulations of the Nasdaq Stock Market LLC (“Nasdaq,” and such offering, the “Applied Parent Equity Financing”). We expect that the closing of the Applied Parent Equity Financing will be conditioned upon all conditions to the Closing being satisfied or waived and the Business Combination occurring substantially concurrently with the Applied Parent Equity Financing, as well as certain other conditions.

The Business Combination and the Applied Parent Equity Financing are referred to collectively in the accompanying Information Statement as the “Transactions.” The Contribution and Exchange Agreement, the Investor Rights Agreement, and the Second Amended and Restated Articles of Incorporation of ChronoScale Corporation (the “Second Amended and Restated Articles of Incorporation”) are referred to herein collectively as the “Transaction Documents.”

Immediately following the consummation of the Business Combination and the Applied Parent Equity Financing, based on the shares outstanding as of February 20, 2026, the Company securityholders as of immediately prior to the consummation of the Business Combination are expected to collectively hold approximately 3% of the combined company’s, ChronoScale Corporation (“ChronoScale”), outstanding shares of Common Stock, Contributor is expected to hold approximately 96% of ChronoScale’s outstanding shares of Common Stock and Applied Parent is expected to hold approximately 1% of ChronoScale’s outstanding shares of Common Stock, in each case, assuming full conversion of the Series B Preferred Stock, full vesting of outstanding director restricted stock units that are expected to vest upon the Closing in accordance with their terms and the Company issuing $15.0 million of Common Stock in the Applied Parent Equity Financing at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change).

In connection with and effective upon the Closing, the Company and Contributor will enter into the Investor Rights Agreement, pursuant to which the Contributor or any other APLD Investor (as defined in the Investor Rights Agreement) designated by the Contributor in writing (the “APLD Designator”), for so long as the APLD Investors collectively beneficially own a majority of the outstanding shares of the voting stock of the Company, has the right to designate four (4) of the seven (7) directors on ChronoScale’s Board, including the Chairman (each such director, an “APLD Designee”). The initial APLD Designees as of the Closing shall be Wes Cummins (Chairman), Jason Zhang, Ella Benson and Richard Nottenburg. The other initial members of the ChronoScale Board are expected to include the Company’s current Chief Executive Officer, Scott Davis, and up to an additional two (2) directors mutually agreed upon by the APLD Designator and the Company prior to Closing.

The Investor Rights Agreement also provides the APLD Investor (or group of APLD Investors) with (i) customary registration rights with respect to the resale of the Exchanged Shares received in the Business Combination and the shares of Common Stock issued in the Applied Parent Equity Financing, (ii) certain preemptive rights so long as the APLD Investors collectively beneficially own at least 10% of ChronoScale’s voting securities, (iii) consent rights so long as the APLD Investors beneficially own at least 30% of ChronoScale’s voting securities and (iv) certain governance, information and other rights with respect to ChronoScale.

The Common Stock is currently listed on the Nasdaq Capital Market under the symbol “EKSO.” On February 13, 2026, the last trading day before the announcement of the Business Combination, the closing sale price of the Common Stock was $9.87 per share. On April 2, 2026, the last trading day before the date of the Information Statement, the closing sale price of the Common Stock was $9.40 per share. The Company anticipates filing an initial listing application for ChronoScale with Nasdaq concurrently with or shortly following the date of this Information Statement. After the Closing, “Ekso Bionics Holdings, Inc.” will be renamed “ChronoScale Corporation” and, assuming approval of the listing application, ChronoScale’s common stock will trade on the Nasdaq Capital Market under the symbol “CHRN.” However, Nasdaq’s determination of ChronoScale’s listing status is not known as of the date of this notice. Following the Closing, the Company also intends to change its fiscal year end to May 31st.

Copies of the Contribution and Exchange Agreement, a form of the Investor Rights Agreement, a form of the Second Amended and Restated Articles of Incorporation and the 2026 Plan have been included as Annex A, Annex B, Annex C, and Annex D, to the accompanying Information Statement, respectively.

Under Nevada law and the Company’s Articles of Incorporation and Bylaws, the affirmative vote or written consent of the holders of a majority of the voting power of all stock of the Company entitled to vote is required for the approval of the Contribution and Exchange Agreement and the transactions contemplated thereby, the adoption of the Second Amended and Restated Articles of Incorporation, the approval of the Proposed Issuance and the approval of the 2026 Plan.

Effective February 20, 2026, the following stockholders of the Company (collectively, the “Principal Stockholders”) delivered to the corporate secretary of the Company an irrevocable written consent approving the Stockholder Approved Actions: Hood River Capital Management LLC, Shay Capital, Scott G. Davis, GST Exempt SFT & GST Taxable SFT c/u Jesse Laflamme 2018 Irrevocable Trust, Jesse Colin Laflamme Revocable Trust, Lance Cannon, David Swank, Cedar Holdings Mgmt LLC, Brian Smoluch and Daniel Asher. As of February 20, 2026, the Principal Stockholders held Capital Stock representing approximately 50.4% of the voting power of all the outstanding voting securities of the Company. Accordingly, the adoption of the Stockholder Approved Actions by the Principal Stockholders was effected in accordance with NRS 78.320 as of February 20, 2026. No further approval of the stockholders of the Company under the NRS is required to complete the Stockholder Approved Actions. As a result, the Company has not solicited and will not be soliciting your vote for the Stockholder Approved Actions and does not intend to call a meeting of stockholders for purposes of voting on the adoption of any matter.

Pursuant to Rule 14c-2 of the Exchange Act, the actions contemplated by written consent may not be taken until April 23, 2026, which is twenty (20) calendar days following the date we first mail this notice and the accompanying Information Statement to our stockholders. The Second Amended and Restated Articles of Incorporation will not become effective until it is filed with the Secretary of State of the State of Nevada, which will occur immediately prior to Closing, subject to all the other conditions under the Contribution and Exchange Agreement having been satisfied.

The Board carefully reviewed and considered the terms and conditions of the Contribution and Exchange Agreement and the transactions contemplated thereby. The Board (i)(a) determined that the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement, on the terms and subject to the conditions set forth therein, were fair to, and in the best interests of, the Company, (b) approved and declared advisable the Contribution and Exchange Agreement, the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement, on the terms and subject to the conditions set forth therein, and (c) recommended that the Company’s stockholders vote in favor of adopting the Contribution and Exchange Agreement, and (ii) directed that the Stockholder Approved Actions be submitted to the Company’s stockholders for their adoption.

This notice of action by written consent and the accompanying Information Statement constitute notice to you from the Company that the Stockholder Approved Actions have been adopted by the holders of a majority of the voting power of all stock entitled to vote by written consent in lieu of a meeting in accordance with NRS 78.320.

EKSO IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND EKSO A PROXY.

PLEASE NOTE THAT THE PRINCIPAL STOCKHOLDERS HAVE VOTED TO APPROVE AND ADOPT THE STOCKHOLDER APPROVED ACTIONS. THE NUMBER OF VOTES HELD BY THE PRINCIPAL STOCKHOLDERS IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT UNDER THE NRS FOR THESE ACTIONS AND CONSEQUENTLY, NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THESE TRANSACTIONS. THE CORPORATE ACTIONS DESCRIBED IN THE ACCOMPANYING INFORMATION STATEMENT REQUIRED STOCKHOLDER APPROVAL FROM THE HOLDERS OF OUR OUTSTANDING COMMON STOCK AND SERIES B PREFERRED STOCK BECAUSE OF THE REQUIREMENTS OF NEVADA LAW.

The Information Statement accompanying this notice provides you with more specific information concerning the Contribution and Exchange Agreement, the Business Combination and the other transactions contemplated thereby, as well as the other Stockholder Approved Actions. We encourage you to carefully read the Information Statement and the copy of the Contribution and Exchange Agreement included as Annex A to the Information Statement.

By order of the Board of Directors

/s/ Scott Davis

Scott Davis

Chief Executive Officer

The Business Combination has not been approved or disapproved by the U.S. Securities and Exchange Commission or any state securities or other regulatory agency. Neither the U.S. Securities and Exchange Commission nor any state securities or other regulatory agency has passed upon the merits or fairness of the Contribution and Exchange Transaction or upon the adequacy or accuracy of the information contained in this document or the Information Statement. Any representation to the contrary is a criminal offense.

The Information Statement is dated April 3, 2026 and is first being mailed to our stockholders on or about April 3, 2026.

EKSO BIONICS HOLDINGS, INC.
101 Glacier Point, Suite A
San Rafael, California 94901

INFORMATION STATEMENT

This information statement and notice of action by written consent (collectively, this “Information Statement”) contains information relating to the approval of: (i) the Contribution and Exchange Agreement, dated as of February 15, 2026 (the “Contribution and Exchange Agreement”), by and among the Company, APLD Intermediate Holdco LLC (“APLD Intermediate”), APLD ChronoScale HoldCo LLC (“Contributor”), and Applied Digital Cloud Corporation (“Cloud”), each a direct or indirect wholly owned subsidiary of Applied Digital Corporation (“Applied Parent”), pursuant to which Contributor will contribute all of its equity interest in its wholly owned subsidiary Cloud to Ekso Bionics Holdings, Inc. (“Ekso,” or the “Company”), in exchange for 138,216,820 newly issued shares (the “Exchanged Shares”) of the Company’s common stock, par value $0.001 (the “Common Stock”) with Cloud becoming a wholly owned subsidiary of the Company (the “Business Combination”), and the Investor Rights Agreement, by and between the Company and Contributor (the “Investor Rights Agreement”) granting Contributor and its affiliates certain rights as the majority stockholder of the Company following the consummation of the Transactions (as defined below); (ii) an amendment and restatement of the Company’s Articles of Incorporation (the “Second Amended and Restated Articles of Incorporation”) to, among other things, (a) increase the number of authorized shares of Common Stock from 141,428,571 to 290,000,000 (the “Share Increase”), (b) waive corporate opportunities for certain members of the Board of Directors (the “Board”) and stockholders, (c) elect not to be governed by the Nevada Revised Statutes (“NRS”) 78.411 through NRS 78.444, inclusive, (d) generally permit removal of directors only for cause and only by the affirmative vote of not less than 75% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors cast at a meeting called for such purpose, and (e) change the name of the Company from “Ekso Bionics Holdings, Inc.” to “ChronoScale Corporation;” (iii) for purposes of Nasdaq Listing Rule 5635, the reservation and issuance of shares of Common Stock in connection with the consummation of the Business Combination and the Applied Parent Equity Financing (as defined below), as described in this Information Statement (the “Proposed Issuance”); and (iv) the ChronoScale Corporation 2026 Omnibus Equity Incentive Plan (the “2026 Plan”). Approval of the Contribution and Exchange Agreement, the Business Combination, the Second Amended and Restated Articles of Incorporation, the Proposed Issuance and the 2026 Plan are referred to herein collectively as “Stockholder Approved Actions.”

In addition, immediately preceding the closing under the Contribution and Exchange Agreement (the “Closing”), we expect that Applied Parent will subscribe for and purchase, pursuant to a securities purchase agreement, at least $15 million of Common Stock in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), at a price per share of Common Stock at or above the Minimum Price (as defined in this Information Statement) and in compliance with the rules and regulations of (“Nasdaq,” and such offering, the “Applied Parent Equity Financing”). The Applied Parent Equity Financing is expected to close immediately prior to the Closing. We expect that the closing of the Applied Parent Equity Financing will be conditioned upon all conditions to the Closing being satisfied or waived and the Business Combination occurring substantially concurrently with the Applied Parent Equity Financing, as well as certain other conditions.

The Business Combination and the Applied Parent Equity Financing are referred to in this Information Statement as the “Transactions.” The Contribution and Exchange Agreement, the Investor Rights Agreement and the Second Amended and Restated Articles of Incorporation are referred to herein collectively as the “Transaction Documents.”

v

Immediately following the consummation of the Business Combination and the Applied Parent Equity Financing, based on the shares outstanding as of February 20, 2026, the Company securityholders as of immediately prior to the consummation of the Business Combination are expected to collectively hold approximately 3% of the combined company’s, ChronoScale Corporation (“ChronoScale”), outstanding shares of Common Stock, Contributor is expected to hold approximately 96% of ChronoScale’s outstanding shares of Common Stock and Applied Parent is expected to hold approximately 1% of ChronoScale’s outstanding shares of Common Stock, in each case, assuming full conversion of the Company’s Series B preferred stock, $0.001 par value (the “Series B Preferred Stock”), full vesting of outstanding director restricted stock units that are expected to vest upon the Closing in accordance with their terms and the Company issuing $15.0 million of Common Stock in the Applied Parent Equity Financing at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change).

In connection with and effective upon the Closing, the Company and Contributor will enter into the Investor Rights Agreement, pursuant to which the Contributor or any other APLD Investor (as defined in the Investor Rights Agreement) designated by the Contributor in writing (the “APLD Designator”), for so long as the APLD Investors collectively beneficially own a majority of the outstanding shares of the voting stock of the Company, has the right to designate four (4) of the seven (7) directors on ChronoScale’s Board including the Chairman (each such director, an “APLD Designee”). The initial APLD Designees as of the Closing shall be Wes Cummins, Jason Zhang, Ella Benson and Richard Nottenburg. The other initial members of the ChronoScale Board are expected to include the Company’s current Chief Executive Officer, Scott Davis, and up to an additional two (2) directors mutually agreed upon by the APLD Designator and the Company prior to Closing.

In addition, if the APLD Investors beneficially own less than a majority of the outstanding voting securities of ChronoScale, the APLD Investor(s) will be entitled to designate (i) if the APLD Investors beneficially own 25% or more of such voting securities, three directors, (ii) if the APLD Investors beneficially own at least 10% (but less than 25%) of such voting securities, two directors, and (iii) if the APLD Investors beneficially own less than 10% of such voting securities, one director. Any changes to the size of ChronoScale’s Board while the APLD Investors collectively beneficially own at least 30% of such company’s voting securities will require the written consent from the APLD Designator.

The Investor Rights Agreement also provides the APLD Investor (or group of APLD Investors) with (i) customary registration rights with respect to the resale of the Exchanged Shares received in the Business Combination and the shares of Common Stock issued in the Applied Parent Equity Financing, (ii) certain preemptive rights so long as the APLD Investors collectively beneficially own at least 10% of ChronoScale’s voting securities, (iii) consent rights so long as the APLD Investors beneficially own at least 30% of ChronoScale’s voting securities and (iv) certain governance, information and other rights with respect to ChronoScale.

The Common Stock is currently listed on the Nasdaq Capital Market under the symbol “EKSO.” On February 13, 2026, the last trading day before the announcement of the Business Combination, the closing sale price of the Common Stock was $9.87 per share. On April 2, 2026, the last trading day before the date of this Information Statement, the closing sale price of the Common Stock was $9.40 per share. The Company anticipates filing an initial listing application for ChronoScale with Nasdaq concurrently with or shortly following the date of this Information Statement. After the Closing, “Ekso Bionics Holdings, Inc.” will be renamed “ChronoScale Corporation” and, assuming approval of the listing application, ChronoScale’s common stock will trade on the Nasdaq Capital Market under the symbol “CHRN.” However, Nasdaq’s determination of ChronoScale’s listing status is not known as of the date of this Information Statement. Following the Closing, the Company also intends to change its fiscal year end to May 31st.

Copies of the Contribution and Exchange Agreement, a form of the Investor Rights Agreement, a form of the Second Amended and Restated Articles of Incorporation and the 2026 Plan have been included as Annex A, Annex B, Annex C, and Annex D, to this Information Statement, respectively.

Under Nevada law and the Company’s current Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated Bylaws (the “Bylaws”), the affirmative vote or written consent of the holders of a majority of the voting power of all capital stock of the Company entitled to vote is required for the adoption of the Second Amended and Restated Articles of Incorporation, the approval of the Contribution and Exchange Agreement and the transactions contemplated thereby, the approval of the Proposed Issuance by the Company’s stockholders and the approval of the 2026 Plan.

Effective February 20, 2026, the following stockholders of the Company (collectively, the “Principal Stockholders”) delivered to the corporate secretary of the Company an irrevocable written consent approving the Stockholder Approved Actions: Hood River Capital Management LLC, Shay Capital, Scott G. Davis, GST Exempt SFT & GST Taxable SFT c/u Jesse Laflamme 2018 Irrevocable Trust, Jesse Colin Laflamme Revocable Trust, Lance Cannon, David Swank, Cedar Holdings Mgmt LLC, Brian Smoluch, and Daniel Asher. As of February 20, 2026 (the “Record Date”), there were 3,563,381 shares of Common Stock issued and outstanding, of which each share of Common Stock was entitled to one vote and 5,852 shares of Series B Preferred Stock issued and outstanding, of which each share of Series B Preferred Stock was entitled to vote on an as converted to Common Stock basis and having the voting power of an aggregate of 711,922 shares of Common Stock. As of the Record Date, the Principal Stockholders held Common Stock and Series B Preferred Stock (together with the Common Stock, the “Capital Stock”) representing approximately 50.4% of all the outstanding voting securities of the Company. Accordingly, the adoption of the Stockholder Approved Actions by the Principal Stockholders was effected in accordance with NRS 78.320 as of February 20, 2026. No further approval of the stockholders of the Company under the NRS is required to complete the Stockholder Approved Actions. As a result, the Company has not solicited and will not be soliciting your vote for the Stockholder Approved Actions and does not intend to call a meeting of stockholders for purposes of voting on the adoption of any matter.

Pursuant to Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions contemplated by written consent may not be taken until April 23, 2026, which is twenty (20) calendar days following the date we first mail this Information Statement to our stockholders. The Second Amended and Restated Articles of Incorporation will not become effective until it is filed with the Secretary of State of the State of Nevada, which will occur immediately prior to Closing, subject to all the other conditions under the Contribution and Exchange Agreement having been satisfied.

This Information Statement is dated April 3, 2026 and is first being mailed to our stockholders on or about April 3, 2026.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

SUMMARY	1
The Parties	1
Ekso Bionics Holdings, Inc.	1
Applied Digital Cloud Corporation (“Cloud”)	1
The Business Combination	1
Recommendation of the Board; Reasons for the Business Combination	2
Approval of the Business Combination; Record Date; Action by Stockholder Consent	3
Certain Effects of the Business Combination	4
Governance Matters Following the Closing of the Business Combination	4
Effects on the Company if the Business Combination is Not Completed	4
Conditions to the Consummation of the Business Combination	5
Termination	7
Amendment and Restatement of the Articles of Incorporation	7
Change of Control and Proposed Issuance (Nasdaq Rule 5635)	8
Adoption of the 2026 Plan	9
Material U.S. Federal Income Tax Consequences of the Business Combination	9
Accounting Treatment of the Business Combination	10
Risk Factors	10
Additional Information	10
QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION, THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, THE PROPOSED ISSUANCE AND THE 2026 PLAN	11
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	16
RISK FACTORS	17
THE PARTIES	27
THE BUSINESS COMBINATION	28
Overview	28
Background of the Business Combination	29
Reasons for the Business Combination	37
Required Approval of the Stockholder Approved Actions; Record Date; Action by Stockholder Consent	39
Recommendation of the Board	40
Certain Effects of the Business Combination	47
Governance Matters After the Business Combination	47
Effects on the Company if the Business Combination is not Completed	51

x

SUMMARY

This summary highlights selected information in this Information Statement and may not contain all of the information about the Transactions that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this Information Statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the Transactions. You may obtain, without charge, copies of documents incorporated by reference into this Information Statement by following the instructions under the section of this Information Statement entitled “Where You Can Find Additional Information” beginning on page 114.

The Parties

Ekso Bionics Holdings, Inc.

Ekso designs, develops, and markets exoskeleton and complementary products that augment human strength, endurance, and mobility. The primary end market for its exoskeleton technology is healthcare, where its technology primarily serves people with physical disabilities or impairments in both physical rehabilitation and mobility. The majority of Ekso’s sales are generated from its Enterprise Health products, which include the sales of products and services related to neurorehabilitation in clinical settings. The Company also provides products and services from its Personal Health market to individual users.

Applied Digital Cloud Corporation (“Cloud”)

Cloud provides cloud services to customers at third party colocation centers located in Colorado, Minnesota and Utah, such as artificial intelligence and machine learning developers, to develop their advanced products. Customers pay a fixed rate in exchange for an energized space supported by Cloud-provided equipment.

Cloud is a wholly owned subsidiary of Applied Parent, a Nevada corporation and a United States designer, developer and operator of next-generation data center infrastructure across North America.

Please see the section of this Information Statement entitled “The Parties” beginning on page 27.

The Business Combination

The Company, APLD Intermediate, Contributor and Cloud entered into the Contribution and Exchange Agreement, dated as of February 15, 2026. A copy of the Contribution and Exchange Agreement is attached as Annex A to this Information Statement. Subject to the satisfaction or waiver of the conditions set forth in the Contribution and Exchange Agreement, Contributor, the direct parent of Cloud at the time of the Closing, will contribute to the Company all of its right, title and interest in and to 1,200 shares of the common stock of Cloud, constituting 100% of the issued and outstanding equity of Cloud (the “Contributed Shares”), in exchange for 138,216,820 shares of Common Stock (such shares, the “Exchanged Shares”).

As a result of the Business Combination, Cloud will become a wholly owned subsidiary of the Company. The Exchanged Shares will be issued in a private placement exempt from registration under the Securities Act will initially bear customary restrictive legends, and will be subject to legend removal in accordance with the Contribution and Exchange Agreement and applicable law, including Rule 144 promulgated under the Securities Act, when the conditions therefor are met.

On the Closing Date (as defined below), Contributor will deliver the Contributed Shares to the Company, and the Company will issue the Exchanged Shares to Contributor, in each case free and clear of all liens, other than permitted liens, with related Closing deliveries, as specified in the Contribution and Exchange Agreement. Please see the section of this Information Statement entitled “The Business Combination” beginning on page 28.

The Applied Parent Equity Financing

Immediately preceding the Closing, we expect that Applied Parent will subscribe for and purchase, pursuant to a securities purchase agreement, at least $15 million of Common Stock in an offering exempt from the registration requirements of the Securities Act at a price per share of Common Stock at or above the Minimum Price (as defined in this Information Statement) and in compliance with the rules and regulations of Nasdaq. The Applied Parent Equity Financing is expected to close immediately prior to the Closing. We expect that the closing of the Applied Parent Equity Financing will be conditioned upon all conditions to the Closing being satisfied or waived and the Business Combination occurring substantially concurrently with the Applied Parent Equity Financing, as well as certain other conditions. As a result of the Business Combination, Cloud will become a wholly owned subsidiary of the Company. The shares of Common Stock issued in the Applied Parent Equity Financing will be issued in a private placement exempt from registration under the Securities Act will initially bear customary restrictive legends and will be subject to legend removal in accordance with a securities purchase agreement and applicable law, including Rule 144 promulgated under the Securities Act, when the conditions therefor are met.

Set forth below, for illustrative purposes only, is the capitalization of the Company immediately prior to and immediately following the closing of the Transactions:

	Pre-Business Combination and Applied Parent Equity Financing(1)		Post-Business Combination & Applied Parent Equity Financing (5)
	Shares	Ownership %	Shares	Ownership %
Legacy Common (2)	3,563,381	83.35%	3,626,363	2.52%
Legacy Preferred (3)	711,922	16.65%	711,922	0.49%
Contributor (4)	-	-	138,216,820	96.10%
Applied Parent (5)	-	-	1,270,110	0.88%
Total	4,275,303	100.00%	143,825,215	100.00%

(1) Represents shares of Common Stock and Series B Preferred Stock (on an as converted to Common Stock basis) outstanding as of February 20, 2026.

(2) Includes 62,982 shares of Common Stock assuming full vesting of outstanding director restricted stock units that will vest upon the Closing in accordance with their terms.

(3) Represents the shares of Common Stock issuable upon full conversion of the outstanding shares of Series B Preferred Stock.

(4) Represents shares of Common Stock to be issued at the Closing under the Contribution and Exchange Agreement.

(5) Reflects a $15 million Applied Parent Equity Financing, at an assumed price per share of $11.81, which was the closing share price of the Common Stock on March 12, 2026. The actual number of shares of Common Stock issued in the Applied Parent Equity Financing and the amount of the gross proceeds are subject to change. For more information, see “Note 7 – Applied Parent Equity Financing Adjustments” in the section titled “Unaudited Pro Forma Combined Financial Information.”

Recommendation of the Board; Reasons for the Business Combination

After careful consideration, the Board approved the Contribution and Exchange Agreement and recommended the approval of the Stockholder Approved Actions by the Company’s stockholders.

The Board believed that the Contribution and Exchange Agreement and the Business Combination were advisable and in the best interests of the Company. For a discussion of the material factors that the Board considered in determining to approve the Contribution and Exchange Agreement, please see the section of this Information Statement entitled “The Business Combination—Reasons for the Business Combination” beginning on page 37.

Opinion of Ekso’s Financial Advisor to the Board

In connection with the Business Combination, Lake Street Capital Markets, LLC, the Company’s financial advisor (“Lake Street”) delivered a fairness opinion (the “Fairness Opinion”) to the Board as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by Ekso in the Business Combination pursuant to the terms of the Contribution and Exchange Agreement described in more detail in the section titled “The Business Combination—Opinion of Ekso’s Financial Advisor to the Board ” beginning on page 40.

The full text of the Fairness Opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Lake Street in connection with the Fairness Opinion, is attached as Annex E to this document.

The Fairness Opinion was for the information of, and was directed to, the Board (in its capacity as such) for its information and assistance in connection with its consideration of the financial terms of the Business Combination. The Fairness Opinion addressed only the fairness, from a financial perspective, to Ekso of the consideration to be paid in connection with the Business Combination. It did not address the underlying business decision of the Board or Ekso to proceed with or effect the Business Combination or constitute a recommendation to the Board in connection with the Business Combination or any other matter, and it does not constitute a recommendation to any stockholder of Ekso or any stockholder of any other entity as to how to vote in connection with the Business Combination or as to any other action that a stockholder should take with respect to the Business Combination.

The full text of the Fairness Opinion should be read carefully in its entirety for a description of the procedures followed, the assumptions made, the matters considered, and the qualifications and limitations upon the review undertaken by Lake Street in connection with the Fairness Opinion.

Approval of the Business Combination; Record Date; Action by Stockholder Consent

Effective February 20, 2026, the Principal Stockholders delivered to the corporate secretary of the Company an irrevocable written consent approving the Stockholder Approved Actions (the “Written Consent”). As of the Record Date, the Principal Stockholders beneficially owned Capital Stock representing approximately 50.4% of the voting power of all the outstanding voting securities of the Company. Accordingly, the adoption of the Stockholder Approved Actions by the Principal Stockholders was effected in accordance with NRS 78.320 as of February 20, 2026. No further approval of the stockholders of the Company under the NRS is required to complete the Stockholder Approved Actions. As a result, the Company has not solicited and will not be soliciting your vote for the approval of the Stockholder Approved Actions and does not intend to call a meeting of stockholders for purposes of voting on the approval of the Stockholder Approved Actions. If the Contribution and Exchange Agreement is terminated in accordance with its terms, the Written Consent will be of no further force and effect.

Federal securities laws state that the Stockholder Approved Actions may not be completed until twenty (20) calendar days after the mailing date of this Information Statement to the Company’s stockholders. Therefore, notwithstanding the execution and delivery of the Written Consent, the Stockholder Approved Actions will not occur until that time has elapsed. We currently expect the Business Combination to be completed in the second calendar quarter of 2026, subject to any required regulatory reviews and approvals and the satisfaction of the other conditions to Closing in the Contribution and Exchange Agreement. However, there can be no assurance that the Business Combination will be completed on or prior to that time, or at all.

This Information Statement shall constitute notice to you from the Company that the Stockholder Approved Actions have been adopted by the holders of a majority of the voting power of the Common Stock and Series B Preferred Stock by written consent in lieu of a meeting in accordance with the NRS.

Please see the section of this Information Statement entitled “The Contribution and Exchange Agreement—Required Approval of the Business Combination; Record Date; Action by Stockholder Consent” beginning on page 39.

Certain Effects of the Business Combination

Upon the consummation of the Business Combination, Cloud will become a wholly owned subsidiary of the Company, with the Company holding 100% of the equity interests of Cloud. The Company, which will be renamed “ChronoScale Corporation” shall continue its existence under the laws of the State of Nevada. All debts, liabilities, obligations, restrictions, disabilities, and duties of Cloud shall remain the debts, liabilities, obligations, restrictions, disabilities, and duties of Cloud, as the wholly owned subsidiary of ChronoScale.

Please see the section of this Information Statement entitled “The Business Combination—Certain Effects of the Business Combination” beginning on page 47.

Governance Matters Following the Closing of the Business Combination

In connection with and effective upon the Closing, the Company and Contributor will enter into the Investor Rights Agreement, pursuant to which the APLD Designator, for so long as the APLD Investors collectively beneficially own a majority of the outstanding shares of the voting stock of the Company, has the right to designate four (4) of the seven (7) directors on the ChronoScale Board of Directors (“ChronoScale Board”), including the Chairman. The initial APLD Designees as of the Closing shall be Wes Cummins, Jason Zhang, Ella Benson and Richard Nottenburg. The other initial members of the ChronoScale Board are expected to include the Company’s current Chief Executive Officer, Scott Davis, and up to an additional two (2) directors mutually agreed upon by the APLD Designator and the Company prior to Closing.

In addition, if the APLD Investors beneficially own less than a majority of the outstanding voting securities of ChronoScale, the APLD Designator will be entitled to designate (i) if the APLD Investors beneficially own 25% or more of such voting securities, three (3) directors, (ii) if the APLD Investors beneficially own at least 10% (but less than 25%) of such voting securities, two (2) directors, and (iii) if the APLD Investors beneficially own less than 10% of such voting securities, one (1) director. Any changes to the size of ChronoScale’s Board while the APLD Investors collectively beneficially own at least 30% of ChronoScale’s voting securities will require the written consent of the APLD Designator.

The Investor Rights Agreement also provides the APLD Investor (or any group of APLD Investors) with, among other things, (i) customary registration rights with respect to the resale of the Exchanged Shares received in the Business Combination and the shares of Common Stock issued in the Applied Parent Equity Financing, (ii) certain preemptive rights so long as the APLD Investors collectively beneficially own at least 10% of ChronoScale’s voting securities in the aggregate, (iii) specified consent rights so long as the APLD Investors beneficially own at least 30% of ChronoScale’s voting securities in the aggregate and (iv) certain governance, information and other rights with respect to ChronoScale.

Please see the section of this Information Statement entitled “The Business Combination—Governance Matters Following the Closing of the Business Combination” beginning on page 47.

Effects on the Company if the Business Combination is Not Completed

If the Business Combination is not completed for any reason, the Company and Cloud will remain separate, independent companies. In addition, if the Closing of the Business Combination does not occur, the Second Amended and Restated Articles of Incorporation will not be filed with the Secretary of State of the State of Nevada and will not become effective, and the 2026 Plan will not be adopted.

Please see the section of this Information Statement entitled “The Business Combination—Effects on the Company if the Business Combination is Not Completed” beginning on page 47.

Conditions to the Consummation of the Business Combination

Mutual Conditions

Pursuant to the Contribution and Exchange Agreement, each party’s obligation to effect the Business Combination is subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the closing date of the Contribution, which we refer to as the “Closing Date,” of the following conditions:

(a)         The requisite stockholders of the Company shall have approved the Contribution and Exchange Agreement, the Business Combination, and all other transactions contemplated thereby, as well as certain additional terms and approvals in connection therewith, whether by written consent or at a duly held meeting of the stockholders (the “Stockholder Approval”) in all respects in accordance with all applicable law including, for the avoidance of doubt, all of the securities laws and rules of the trading market.

(b)         If the Stockholder Approval is obtained by a written consent, this Information Statement shall have been cleared by the Securities and Exchange Commission (“SEC”) and shall have been sent to the holders of the Company’s voting stock at least twenty (20) calendar days prior to the Closing Date in accordance with Regulation 14C of the Exchange Act.

(c)         No order or law shall have been entered, adopted, enacted, issued, promulgated or enforced, in each case, by a Governmental Entity (as defined in the Contribution and Exchange Agreement) of competent jurisdiction, that prevents, enjoins, prohibits, restrains or makes illegal the consummation of the Business Combination or the other transactions contemplated by the Contribution and Exchange Agreement.

(d)         Immediately following the Closing, the Company, on a consolidated basis with Cloud, shall have cash and cash equivalents equal to at least $15,000,000, inclusive of net proceeds of the PIPE Investment (as defined in the Contribution and Exchange Agreement).

(e)         The Second Amended and Restated Articles of Incorporation of the Company shall have been duly adopted by all necessary corporate action on the part of the Company, filed with the Secretary of State of the State of Nevada, and shall be in full force and effect as of immediately prior to the Closing.

Additional Conditions to the Obligations of the Company

(a)         (i) The representations and warranties of Cloud set forth in the Contribution and Exchange Agreement that are qualified by a “Cloud Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of Cloud, APLD Intermediate and Contributor set forth in the Contribution and Exchange Agreement that are not qualified by a “Cloud Material Adverse Effect” qualification shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct that have not had, individually or in the aggregate, a Cloud Material Adverse Effect; provided that certain other representations and warranties set forth in the Contribution and Exchange Agreement that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period.

(b)         APLD Intermediate and Contributor shall have performed and complied with, in each case, in all material respects, all covenants required by the Contribution and Exchange Agreement to be performed or complied with by it prior to the Closing.

(c)         The Company shall have received a certificate executed by an executive officer of each of Contributor and Cloud, dated as of Closing, certifying that certain conditions stated in the Contribution and Exchange Agreement have been satisfied.

(d)         There shall not have occurred and be continuing a material adverse effect relating to Cloud.

(e)         Contributor shall have delivered to the Company duly executed counterparts to all transaction documents to which it, Cloud or APLD Intermediate is a party, and all such other documents and deliveries set forth in Section 2.2(b) of the Contribution and Exchange Agreement.

Additional Conditions to the Obligations of APLD Intermediate

(a)         (i) The representations and warranties of the Company set forth in certain sections of the Contribution and Exchange Agreement that are qualified by an “Issuer Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Company set forth certain sections of the Contribution and Exchange Agreement that are not qualified by an “Issuer Material Adverse Effect” qualification shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct that have not had, individually or in the aggregate, a Material Adverse Effect; provided that representations and warranties set forth in certain sections of the Contribution and Exchange Agreement that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period.

(b)         The Company shall have performed and complied with, in all material respects, all covenants required by the Contribution and Exchange Agreement to be performed or complied with by it prior to the Closing.

(c)         The Company shall have delivered to Contributor a certificate executed by an executive officer of the Company, dated as of Closing, certifying to the effect that certain conditions stated in the Contribution and Exchange Agreement have been satisfied.

(d)         The PIPE Investment shall be consummated concurrently with the Closing.

(e)         Since the date of the Contribution and Exchange Agreement, there shall not have occurred a material adverse effect relating to the Company.

(f)         The listing application for ChronoScale shall have been submitted and approved by Nasdaq.

(g)         The Investor Rights Agreement shall be in full force and effect in accordance with its terms.

(h)         The Company shall have delivered evidence to Contributor that certain tail insurance policies have been bound, paid for and in effect.

(i)         The Company shall have delivered to Contributor duly executed counterparts to all transaction documents to which it is a party, and all such other documents and deliveries set forth in Section 2.2(a) of the Contribution and Exchange Agreement Please see the section of this Information Statement entitled “The Contribution and Exchange Agreement—Conditions to the Closing” beginning on page 56.

As further discussed under the section titled “Risk Factors,” the Company cannot be certain when, or if, the conditions of the Business Combination will be satisfied or waived, or that the Business Combination will be completed.

Termination

The Contribution and Exchange Agreement may be terminated, and the Business Combination may be abandoned, at any time prior to the effective time in the following circumstances:

●	by mutual written consent of the Company and APLD Intermediate;
●

by either the Company or APLD Intermediate if the Business Combination shall not have been consummated on or prior to 5:00 p.m. New York City time, on July 15, 2026 (the “End Date”); provided, further, that the right to terminate under the foregoing premise shall not be available to a party if the failure of the Business Combination to be consummated by such date shall be proximately caused by the material breach or inaccuracy of, or failure to comply with, any representation, warranty, covenant or other agreement of such party set forth in the Contribution and Exchange Agreement by such party;

●

by either the Company or APLD Intermediate if an order shall have been issued restraining, enjoining or otherwise prohibiting the consummation of the Business Combination and such order shall have become final and nonappealable; provided that the right to terminate under this premise shall not be available to a party if such order was proximately caused by the material breach or inaccuracy of, or failure to comply with, any representation, warranty, covenant or other agreement of such party set forth in the Contribution and Exchange Agreement by such party;

●

by the Company, if Contributor, APLD Intermediate or Cloud shall have materially breached or there is a material inaccuracy in any of their respective representations and warranties, or shall have materially breached or failed to perform any of its covenants or other agreements contained in the Contribution and Exchange Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of certain conditions of the Contribution and Exchange Agreement and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) days following delivery of written notice from the Company to Contributor, APLD Intermediate or Cloud, as applicable, of such breach, inaccuracy or failure.

●

by APLD Intermediate, if the Company shall have materially breached or there is any material inaccuracy in any of its representations or warranties, or shall have materially breached or failed to perform any of its covenants or other agreements contained in the Contribution and Exchange Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in certain conditions of the Contribution and Exchange Agreement and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) days following delivery of written notice from Contributor or APLD Intermediate to the Company of such breach, inaccuracy or failure;

●

by APLD Intermediate, at any time prior to receiving the Stockholder Approval, in the event that the Company fails to obtain the Written Consent and deliver the same to APLD Intermediate prior to the deadline set forth in the Contribution and Exchange Agreement; provided, that, if the Written Consent is not obtained by such deadline and APLD Intermediate elects to cause the Company to initiate the procedures to call a meeting of the stockholders of the Company, then in the event that the Company fails to obtain the Stockholder Approval prior to the deadline for the meeting set forth in the Contribution and Exchange Agreement; or

●

by APLD Intermediate, at any time after or concurrently with the announcement of a Sale of Applied Parent. For purposes of this provision, “Sale of Applied Parent” shall mean (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than Applied Parent or its wholly owned subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the common stock of Applied Parent representing more than fifty percent (50%) of the voting power of all of the common stock of Applied Parent; (b) the consummation of a sale or other disposition, in one or more transactions, of all or substantially all of the assets of Applied Parent and its subsidiaries, taken as a whole; or (c) the consummation of any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the common stock of Applied Parent is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property.

Please see the section of this Information Statement entitled “The Contribution and Exchange Agreement—Termination” beginning on page 67.

Amendment and Restatement of the Articles of Incorporation

Immediately prior to the Closing of the Business Combination, the Company will amend and restate in its entirety its Articles of Incorporation and file with the Secretary of State of the State of Nevada the Second Amended and Restated Articles of Incorporation, a form of which is attached as Annex C to this Information Statement, to, among other things, (i) increase the number of authorized shares of Common Stock from 141,428,571 to 290,000,000, (ii) waive corporate opportunities for certain members of the Board and stockholders, (iii) elect not to be governed by NRS 78.411 through NRS 78.444, inclusive, (iv) generally permit removal of directors only for cause and only by the affirmative vote of not less than 75% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors cast at a meeting called for such purpose, and (v) change the name of the Company from “Ekso Bionics Holdings, Inc.” to “ChronoScale Corporation.”

Please see the section of this Information Statement entitled “Second Amended and Restated Articles of Incorporation” beginning on page 84.

Change of Control and Proposed Issuance (Nasdaq Rule 5635)

The Common Stock is currently listed on Nasdaq. As a result, the Common Stock is subject to the Nasdaq Listing Rules.

Pursuant to Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering for cash and (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (2) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities.

Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval must be obtained prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of a company, which is generally understood to occur when, after a transaction, an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding capital stock (a “Change of Control”).

In addition, pursuant to Nasdaq Listing Rule 5635(d), stockholder approval must be obtained prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of common stock, or 20% or more of voting power, outstanding before such issuance, at a price per share that is less than the lower of: (i) the closing price of the common stock immediately preceding the signing of the applicable binding agreement; or (ii) the average closing price of shares of common stock for the five trading days immediately preceding the signing of the applicable binding agreement governing such issuance (the “Minimum Price”).

Upon the consummation of the Business Combination and the Applied Parent Equity Financing as described in this Information Statement, based on the shares outstanding as of February 20, 2026, Contributor is expected to hold approximately 96% of ChronoScale’s outstanding shares of Common Stock and Applied Parent is expected to hold approximately 1% of ChronoScale’s outstanding shares of Common Stock, assuming full conversion of the Series B Preferred Stock, full vesting of outstanding director restricted stock units that are expected to vest upon the Closing in accordance with their terms and the Company issuing $15.0 million of Common Stock in the Applied Parent Equity Financing at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change). Therefore, the issuance of the shares of Common Stock in the Business Combination will, and the issuance of Common Stock in the Applied Parent Equity Financing, if aggregated with the Business Combination would, constitute (i) a transaction in which the Common Stock will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities subject to stockholder approval under Nasdaq Rule 5635(a) and (ii) a Change of Control under Nasdaq Rule 5635(b), where stockholder approval must be obtained prior to any such issuance.

In addition, either the Business Combination or the Applied Parent Equity Financing may constitute a transaction other than a public offering for which stockholder approval is required pursuant to Nasdaq Rule 5635(d) if it is determined that (i) in the case of the Business Combination, the price per share of Common Stock is below the Minimum Price, and (ii) in the case of the Applied Parent Equity Financing , the issuance of Common Stock to Applied Parent is equal to 20% or more of the Common Stock outstanding before such issuance at a price per share that is below the Minimum Price. Applied Parent expects to consummate the Applied Parent Equity Financing at or above the Minimum Price. However, the terms of the Applied Parent Equity Financing are not known at this time. It is possible that the consummation of the Applied Parent Equity Financing would fall under this rule if such offering is not priced at or above the Minimum Price, because the number of shares of Common Stock issuable upon the completion of the Applied Parent Equity Financing may equal or exceed 20% of the number of shares of Common Stock outstanding prior to the Applied Parent Equity Financing, as the Applied Parent Equity Financing will be consummated immediately prior to the Business Combination.

Please see the section of this Information Statement entitled “Approval of the Proposed Issuance— Nasdaq Rule 5635” beginning on page 82.

Adoption of the 2026 Plan

In connection with the Business Combination, the Principal Stockholders approved the adoption of the 2026 Plan, to be effective immediately upon the consummation of the Business Combination. A copy of the 2026 Plan is set forth as Annex D to this Information Statement. The purpose of the 2026 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other service providers develop a sense of proprietorship and personal involvement in the development and financial success of ChronoScale and to encourage them to devote their best efforts to the business of ChronoScale, thereby advancing the interests of ChronoScale and its stockholders. The key provisions of the 2026 Plan are as follows:

●	The 2026 Plan will continue until terminated by the Board, but no awards shall be granted on or after the 10th anniversary of the date of the 2026 Plan’s initial adoption by the Board.
●

The 2026 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance stock units, incentive bonus awards, other cash-based awards and other stock-based awards to eligible employees, non-employee directors and other service providers, to be granted from time to time as determined by the Board or its designees.

●	An aggregate of 22,500,000 shares of Common Stock will be initially authorized for issuance pursuant to awards under the 2026 Plan.
●	The 2026 Plan will be administered by the Board or, if designated by the Board, the committee of the Board delegated with the authority to administer the 2026 Plan.

Please see the section of this Information Statement entitled “2026 Plan” beginning on page 94.

Material U.S. Federal Income Tax Consequences of the Business Combination

The receipt of equity interests of Cloud by the Company is not expected to be a taxable event for the Company or a holder of the Capital Stock, and accordingly there should be no U.S. federal income tax consequences to the Company or to a holder of the Capital Stock as a result of the Business Combination.

Accounting Treatment of the Business Combination

The Company prepares its financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) and its pro forma financial statements in accordance with Article 11 of Regulation S-X, as required by the SEC. The Business Combination will be accounted for as an acquisition under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Cloud being considered the acquirer of the Company for accounting purposes.

Please see the section of this Information Statement entitled “The Business Combination—Accounting Treatment of the Business Combination” beginning on page 55.

Risk Factors

An investment in ChronoScale may include different risks than an investment in the Company prior to the Closing. You should carefully review the risks described in the section entitled “Risk Factors” beginning on page 17 together with all of the other information included in this Information Statement.

Additional Information

You can find more information about the Company in the periodic reports and other information we file with the SEC. The information is available at the website maintained by the SEC at www.sec.gov.

Please see the section of this Information Statement entitled “Where You Can Find Additional Information” beginning on page 114.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION, THE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION, THE PROPOSED ISSUANCE AND THE 2026 PLAN

The following questions and answers are intended to briefly address some commonly asked questions regarding the Business Combination, the Second Amended and Restated Articles of Incorporation and the Proposed Issuance. These questions and answers may not address all questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this Information Statement, the annexes to this Information Statement and the documents referred to or incorporated by reference in this Information Statement.

Q: Why am I receiving this Information Statement?

A: On February 15, 2026, the Company entered into the Contribution and Exchange Agreement with Contributor and Cloud, among others, and, on February 20, 2026, the Principal Stockholders approved the Stockholder Approved Actions, including the Contribution and Exchange Agreement and the Business Combination. In connection with the Business Combination, and as a condition precedent to the Closing, the Company intends to consummate the Applied Parent Equity Financing, as described elsewhere in this Information Statement. Immediately following the consummation of the Business Combination and the Applied Parent Equity Financing, based on the shares outstanding as of February 20, 2026, the Company securityholders as of immediately prior to the consummation of the Business Combination are expected to collectively hold approximately 3% of ChronoScale’s outstanding shares of Common Stock, Contributor is expected to hold approximately 96% of ChronoScale’s outstanding shares of Common Stock and Applied Parent is expected to hold approximately 1% of ChronoScale’s outstanding shares of Common Stock, in each case, assuming full conversion of the Series B Preferred Stock, full vesting of outstanding director restricted stock units that are expected to vest upon the Closing in accordance with their terms and the Company issuing $15.0 million of Common Stock in the Applied Parent Equity Financing at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change). Prior to the Closing Date, the Company will need to amend the Articles of Incorporation to, among other things, increase the number of authorized shares of Common Stock in order to provide for the Proposed Issuance. In addition to the Second Amended and Restated Articles of Incorporation, the Principal Stockholders approved the Proposed Issuance for purposes of Nasdaq Listing Rule 5635, as further described in this Information Statement, in part, because the Business Combination constitutes a change of control transaction under Rule 5635, as well as the adoption of the 2026 Plan. Applicable provisions of Nevada law and certain securities regulations require us to provide you with information regarding the Stockholder Approved Actions, even though your vote or consent is neither required nor requested to approve the Contribution and Exchange Agreement and the Proposed Issuance, to adopt the Second Amended and Restated Articles of Incorporation, to adopt the 2026 Plan or to approve and complete the other Stockholder Approved Actions.

Q: When the Business Combination closes, what happens to my shares of Common Stock?

A: Your ownership of shares of Common Stock will not change as a result of the Closing. There will be neither any exchange of nor any new consideration received for your shares of Common Stock. All of the preferences, relative rights and other rights you have in your shares of Common Stock will be unaffected. However, the Business Combination will have a dilutive effect on the percentage of your ownership interest in the Company. After giving effect to the Contribution and the Applied Parent Equity Financing, based on the shares outstanding as of February 20, 2026, the Company’s existing securityholders are expected to collectively hold approximately 3% of ChronoScale’s outstanding shares of Common Stock assuming full conversion of the Series B Preferred Stock, full vesting of outstanding director restricted stock units that are expected to vest upon the Closing in accordance with their terms and the Company issuing $15.0 million of Common Stock in the Applied Parent Equity Financing at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change).

Q: Will the common stock of ChronoScale continue to trade on an exchange?

A: Yes, the common stock of ChronoScale will continue to trade on Nasdaq, subject to Nasdaq’s approval of the listing application (which we intend to file concurrently with or shortly following the date of this Information Statement), under its new name, ChronoScale Corporation, and a new symbol “CHRN.”

Q: When the Business Combination closes, what happens to my shares of Series B Preferred Stock in the Company?

A: Your ownership of your shares of Series B Preferred Stock will not change as a result of the Closing. There will be neither any exchange of nor any consideration received for your shares of Series B Preferred Stock. All of the preferences, relative rights and other rights you have in your shares of Series B Preferred Stock will be unaffected. However, the Business Combination will have a dilutive effect on the percentage of your ownership interest in the Company. On a go forward basis, the Company’s Series B Preferred holders as of immediately prior to the consummation of the Business Combination are expected to hold approximately 0.5% of the shares of the combined company capital stock.

Q: When is the Business Combination expected to close?

A: The closing of the Business Combination cannot occur until 20 calendar days after the Company mails this Information Statement to its stockholders, assuming all of the other closing conditions specified in the Contribution and Exchange Agreement have been satisfied. We currently expect the Transactions to be completed in the second calendar quarter of 2026, subject to certain approvals and the satisfaction of the other conditions to Closing in the Contribution and Exchange Agreement. However, there can be no assurance that the Transactions will be completed in that period, or at all.

Q: What happens if the Business Combination does not close?

A: If the Business Combination does not close for any reason, the Company and Cloud will remain separate, independent companies. In addition, if the Closing of the Business Combination does not occur, the Second Amended and Restated Articles of Incorporation will not be filed with the Secretary of State of the State of Nevada and will not become effective, and the 2026 Plan will not be adopted.

Q: Why did the Board approve the Business Combination and the Contribution and Exchange Agreement?

A: After careful consideration and evaluation of the Business Combination, our Board approved and declared advisable the Contribution and Exchange Agreement, the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement.

For a discussion of the factors that the Board considered in determining to approve the Contribution and Exchange Agreement, please see the section of this Information Statement entitled “The Business Combination—Reasons for the Business Combination.”

Q: Did the Board obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A: Yes. The Board engaged Lake Street to render an opinion as to the fairness, from a financial point of view, of the consideration to be paid by the Company in the Business Combination (the “Fairness Opinion”). Lake Street is a full-service securities firm that provides, among other things, investment banking services and regularly is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and other valuations for estate, corporate and other purposes. The Board received an opinion from Lake Street to the effect that, as of the date of such opinion and based upon and subject to the assumptions made, procedures followed, matters and factors considered, and limitations and qualifications set forth therein, the consideration to be paid by the Company in the Business Combination pursuant to the terms of the Business Combination Agreement is fair, from a financial point of view, to the Company. Please see the section entitled “The Business Combination—Opinion of Ekso’s Financial Advisor to the Board.”

Q: What factors did the Board consider in evaluating the Contribution and Exchange Agreement and the Business Combination?

A: In evaluating the Business Combination, the Board consulted with the Company’s management, as well as its legal and financial advisors, including Lake Street who rendered the Fairness Opinion to the Board, and considered a number of factors, weighing both perceived benefits of the Business Combination as well as potential risks of the Business Combination. In the course of its deliberations, the Board considered a variety of factors and information that it believes supports its determinations and recommendations, including the following (which are not all-inclusive and not necessarily presented in order of relative importance):

●	the Company’s expectations regarding the dynamic growth of Cloud and the broader artificial intelligence industry, as well as Cloud’s near-term values and financial projections;
●	the Company’s expectations regarding the high market demand for cloud computing, the significant investment being made in the sector and the stock price appreciation for companies in the sector;
●	the Company’s expectations that pursuing the Business Combination would allow for additional time and capital to evaluate strategic alternatives for the Company’s existing business;
●

the Company’s expectations regarding potential alternatives to the Business Combination, which were extremely limited and included growth through acquiring a competitor or its technology or continuing to seek external financing to fund the Company’s operations, each of which would require significant additional capital that may be unavailable or, if available, was expected to be difficult and highly dilutive and would not be expected to be sufficient to fund the Company through profitability;

●

the Company’s belief that, based on its historical operating results, the Company’s ability to organically achieve profitability through scale entailed significant execution risk, even if the Company was able to obtain sufficient interim funding;

●	the Company’s business outlook, which was challenged given the limited historical growth in Indego Therapy device sales and the limited growth prospects for EksoNR sales;
●

the Company’s expectations that it would have limited cash resources available to fund its ongoing operations, even after giving effect to its recent fundraising efforts. In such circumstances, the Company’s available liquidity would be insufficient to sustain operations for the next twelve months;

●

the receipt of the Fairness Opinion that, subject to the assumptions, qualifications, and limitations set forth therein, the issuance of the Exchanged Shares by the Company in connection with the transactions contemplated by the Contribution and Exchange Agreement is fair, from a financial point of view, to the Company; and

●	the recommendation of the Business Combination by the Company’s management team.

The foregoing factors are some of the principal factors considered by the Board. The Board did not assign relative weights to the factors it considered or determine that any factor was of particular importance. For a discussion of the factors that the Board considered in determining to approve the Contribution and Exchange Agreement, please see the section of this Information Statement entitled “The Business Combination—Reasons for the Business Combination.”

Q: Is stockholder approval required for the adoption or effectuation of the Contribution and Exchange Agreement, the Second Amended and Restated Articles of Incorporation, the Proposed Issuance and the 2026 Plan? Why am I not being asked to vote on such matters?

A: Under Nevada law and applicable Nasdaq Listing Rules, the approval of the Contribution and Exchange Agreement, the Business Combination, the Second Amended and Restated Articles of Incorporation, the Proposed Issuance and the adoption of the 2026 Plan requires approval by the Board and a majority of the voting power of the Common Stock and Series B Preferred Stock voting as a single class. Per the NRS, stockholder approval may be obtained at a stockholders’ meeting or by written consent in lieu of a stockholders’ meeting. The stockholder approval was obtained effective February 20, 2026, the date on which the Principal Stockholders delivered to the corporate secretary of the Company the Written Consent adopting the Stockholder Approved Actions. As of February 20, 2026, the Principal Stockholders beneficially held approximately 50.4% of the voting power of all the outstanding voting securities of the Company. Accordingly, the Company obtained the required stockholder approval of the Stockholder Approved Actions in accordance with the NRS.

No further approval of the stockholders of the Company is required to adopt or effect the Stockholder Approved Actions. As a result, the Company has not solicited and will not be soliciting your vote for the approval of the Stockholder Approved Actions and does not intend to call a meeting of stockholders for purposes of voting on the approval of the Stockholder Approved Actions.

Q: Am I entitled to appraisal rights in connection with the Business Combination?

A: The Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement do not give rise to any appraisal rights or similar rights for the Company’s stockholders.

Q. Who will be the officers and directors of ChronoScale following the consummation of the Business Combination?

A. In connection with and effective upon the Closing, the Company and Contributor will enter into the Investor Rights Agreement, pursuant to which the APLD Designator, for so long as the APLD Investors collectively beneficially own a majority of the outstanding shares of the voting stock of the Company, has the right to designate four (4) of the seven (7) directors on ChronoScale’s Board, including the Chairman. The initial APLD Designees as of the Closing shall be Wes Cummins, Jason Zhang, Ella Benson and Richard Nottenburg. The other initial members of the ChronoScale Board are expected to include the Company’s current Chief Executive Officer, Scott Davis, and up to an additional two (2) directors mutually agreed upon by the APLD Designator and the Company prior to Closing. Please see the section entitled “Agreements Related to the Business Combination – Investor Rights Agreement” of this Information Statement.

The Board expects to appoint ChronoScale’s officers at Closing. Scott Davis, the current Chief Executive Officer of the Company, is expected to be the Chief Executive Officer of Ekso Bionics, Inc., a wholly owned subsidiary of ChronoScale upon Closing. In addition, Jerome Wong is expected to continue in his role as Chief Financial Officer and become the Chief Financial Officer of ChronoScale upon Closing. For more information, see the section entitled “Governance Matters Following the Closing of the Business Combination” of this Information Statement.

Q. Do any of the Company’s directors or executive officers have any interests in the Business Combination that are different from or in addition to the interests of the Company’s stockholders?

A: Yes. Certain of the Company’s directors and executive officers may have interests in the Business Combination that may be different from, or in addition to, the interests of the Company’s stockholders generally. These interests may present actual or potential conflicts of interest, and you should be aware of these interests. The members of the Board were aware of and considered these interests in reaching the determination to approve the Contribution and Exchange Agreement and deemed the Contribution and Exchange Agreement, the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement to be fair to, and in the best interests of, the Company.

These interests include, among other things, the expected continued employment and directorship of Scott Davis, Chief Executive Officer and director of the Company, and continued employment of Jerome Wong, Chief Financial Officer of the Company, as well as the indemnification agreements to which each existing member of the Board and officer of the Company is a party, and the Articles of Incorporation currently in effect, and the Second Amended and Restated Articles of Incorporation to be adopted immediately prior to the Closing, pursuant to which Ekso’s directors and executive officers will be entitled to certain ongoing indemnification, including after the cessation of their service to Ekso, to the fullest extent permissible under Nevada law against liabilities that may arise by reason of their service to Ekso or at Ekso’s direction. In addition, prior to or on the Closing Date, the Company has agreed to obtain a non-cancellable “tail” directors’ and officers’ liability, employment practices liability, and fiduciary liability insurance policies (“D&O Tail Policy”) with an extended reporting period of six (6) years from the Closing Date insuring claims for conduct, acts, and omissions occurring prior to the Closing Date. Furthermore, certain of our directors and officers are entitled to severance benefits, as well as vesting of certain awards upon the consummation of the Business Combination.

For a more detailed discussion, see “The Business Combination—Interests of the Company’s Directors and Executive Officers in the Business Combination.”

Q: What are the U.S. federal income tax consequences of the Business Combination?

A: The receipt of equity interests of Cloud by the Company is not expected to be a taxable event for us or a holder of our Capital Stock, and accordingly there should be no U.S. federal income tax consequences to us or to a holder of our Capital Stock as a result of the Business Combination.

Q: What is householding and how does it affect me?

A: The SEC permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate set of disclosure documents. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a household mailing and you would like to have additional copies of this Information Statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to the Company by phone at (510) 984-1761 or by mail to 101 Glacier Point, Suite A, San Rafael, California 94901, Attn: Investor Relations. We will promptly send additional copies of this Information Statement upon receipt of such request.

Q: Who can help answer my questions?

A: If you have questions about the Business Combination after reading this Information Statement, please contact the Company by phone at (510) 984-1761 or by mail at 101 Glacier Point, Suite A, San Rafael, California 94901, Attn: Investor Relations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Any statements in this Information Statement regarding the Second Amended and Restated Articles of Incorporation, the Business Combination, the expected timetable for completing the Business Combination, future financial and operating results, future capital structure and liquidity and benefits of the Business Combination, future opportunities for ChronoScale, general business outlook and any other statements about the future expectations, beliefs, goals, plans or prospects of the Board or management of the Company constitute forward-looking statements. Any statements that are not statements of historical fact (including statements containing the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “targets,” and their variants and other similar expressions) are intended to identify forward-looking statements.

There are a number of factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including:

●

risks and uncertainties relating to the Business Combination, including the possibility that the Business Combination does not close when expected or at all because conditions to Closing are not satisfied on a timely basis or at all;

●	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or the Closing;
●

the possibility that the anticipated benefits of the Business Combination are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies;

●	the Company’s inability to operate as a standalone business if the Business Combination is not consummated;
●	the possibility that the Business Combination may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
●	diversion of management’s attention from ongoing business operations and opportunities;
●	limitations on the Company’s ability to attract and retain key personnel, including executive officers and Board members of ChronoScale;
●	customer concentration, and an inability to renew existing customer agreements;
●	changes in operational and capital plans;
●	the inability to consummate the Applied Parent Equity Financing;
●	higher than expected costs and expenses;
●	the Company having sufficient cash to fund operations through the Closing or, if the Contribution and Exchange Agreement is terminated, for any period of time thereafter;
●	uncertainties with the Forecasts (as defined below), including the assumptions and estimates used in developing the Forecasts;
●	unexpected future capital expenditures;
●

the fact that the Company may experience negative reactions from the financial markets, including negative impacts on its stock price, and it is uncertain when, if ever, the price of the shares would return to the prices at which the shares currently trade;

●

reputational harm, including relationships with investors, customers, and business partners due to the adverse perception of the Company pursuing a line of business that is unrelated to its existing business and any failure to successfully complete the Business Combination;

●	economic and competitive conditions;
●	debt and equity market conditions, including the availability and costs of financing to fund ChronoScale’s operations;
●	the parties’ inability to obtain regulatory approval for the Business Combination and the parties’ inability to comply with regulations, developments and changes in regulations;
●	the success of ChronoScale’s risk management activities, including any failure by ChronoScale to implement and maintain effective internal controls;
●	litigation, including potential litigation concerning the Business Combination; and
●

the other factors and financial, operational and legal risks or uncertainties described in the Company’s public filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2025, which is incorporated by reference into this Information Statement.

In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur.

RISK FACTORS

An investment in ChronoScale may include different risks than an investment in the Company on a stand-alone basis. Moreover, because of the pending Business Combination, and the potential change in the business of ChronoScale as compared to the Company’s business as currently conducted, the nature of the investment by each stockholder of the Company will change. In addition to the other information contained in or incorporated by reference in this Information Statement, including the risk factors contained in the Company’s annual report on Form 10-K for the year ended December 31, 2025, you should carefully review the risks described below together with all of the other information included in this Information Statement. Additional risks and uncertainties not presently known to the Company or Cloud, or that are not currently believed to be important to you, if they materialize, may also adversely affect the Business Combination and ChronoScale. See “Where You Can Find Additional Information” for the location of information incorporated by reference into this Information Statement.

We have grouped the risks into three categories for ease of reading, and without any reflection on the importance of, or likelihood of, any particular category.

Risks Relating to the Business Combination

The Business Combination may not be completed on the terms or timeline currently contemplated or at all, which could have a material adverse effect on the Company’s business, financial condition and results of operations.

The Contribution and Exchange Agreement provides that the Closing is subject to certain conditions, including, among other things: (i) an Information Statement must be cleared by the SEC and sent to the Company’s stockholders; (ii) no order or law shall have been entered, adopted, enacted, issued, promulgated or enforced, in each case, by a governmental entity that prevents, enjoins, prohibits, restrains or makes illegal the consummation of the Business Combination or the other transactions contemplated by the Contribution and Exchange Agreement; (iii) all requisite approvals or waivers as required by the terms of the Contribution and Exchange Agreement shall have been obtained; (iv) the Company shall have cash and cash equivalents equal to at least $15,000,000; and (v) the Second Amended and Restated Articles of Incorporation shall have been duly adopted by all necessary corporate action on the Company’s part, filed with the Secretary of State of the State of Nevada, and shall be in full force and effect as of immediately prior to the Closing.

The obligation of each party to consummate the Business Combination is also conditioned upon (i) performance and compliance by the other party in all material respects with its pre-Closing obligations and covenants under Contribution and Exchange Agreement; (ii) the accuracy of the representations and warranties of the other party as of the Closing (subject to customary materiality qualifiers); (iii) in both Cloud’s and the Company’s case, the absence of a continuing material adverse effect with respect to the other party; (iv) in Cloud’s case, that (a) certain third-party consents as required by the terms of the Contribution and Exchange Agreement shall have been obtained, (b) the Nasdaq listing application shall have been submitted and approved, (c) the Investor Rights Agreement shall be in full force and effect at Closing, and (d) certain tail insurance policies as described in the Contribution and Exchange Agreement have been bound, paid for and in effect.

While it is currently anticipated that the Business Combination will be consummated in the second quarter of 2026, there can be no assurance that the foregoing conditions will be satisfied in a timely manner or at all, or that an event, development or change will not transpire that could delay or prevent these conditions from being satisfied. If the Business Combination is not consummated for any reason, the trading price of the Common Stock may decline, and the Company may also be subject to additional risks if the Business Combination is not completed, including:

•

the Company expects to have limited cash resources available to fund its ongoing operations, even after giving effect to its recent fundraising efforts. In such circumstances, the Company’s available liquidity would be insufficient to sustain operations for the next twelve months;

•

incurring substantial costs related to the Business Combination, such as financial advisory, legal, accounting and other professional services fees that have already been incurred or will continue to be incurred until and following the Closing;

•

the Company may experience negative reactions from the financial markets, including negative impacts on its stock price, and it is uncertain when, if ever, the price of the shares would return to the prices at which the shares currently trade;

•

the requirement in the Contribution and Exchange Agreement that, unless the Contribution and Exchange Agreement is terminated in accordance with its terms, the Company shall pay, at the Closing, all fees and expenses of the parties, including the fees and expenses of advisers, counsel, accountants and other experts, if any, as well as all other out-of-pocket expenses incurred by such parties in connection with the negotiation, preparation, execution, and delivery of the Contribution and Exchange Agreement. If the Contribution and Exchange Agreement is terminated in accordance with its terms, each party shall be responsible for its own expenses, and APLD Intermediate and Contributor shall be responsible for any expenses incurred by Cloud;

•	limitations on the Company’s ability to attract and retain key personnel;
•

reputational harm, including relationships with investors, customers, and business partners due to the adverse perception the Company pursuing a line of business that is unrelated to its existing business and of any failure to successfully complete the Business Combination; and

•

potential disruption to the Company’s business and distraction of its workforce and management team to pursue other opportunities that could be beneficial to the Company, in each case without realizing any of the benefits of having the Business Combination completed.

Absent the Business Combination, the Company does not believe there is a reasonable prospect for its business to achieve or sustain profitability or positive cash flow in the near term without significant additional capital fundraising. Any such financing, if available at all, would likely be on terms that are difficult and highly dilutive to existing stockholders and could include the issuance of substantial amounts of equity, convertible securities, or other instruments with preferential rights. There can be no assurance that the Company would be able to obtain additional financing on acceptable terms, or at all. If the Company is unable to secure sufficient funding, the Company may be forced to liquidate assets, restructure, seek bankruptcy protection, or otherwise wind down the Company’s operations, which could result in a complete loss of stockholders’ investment.

The pendency of the Business Combination has and could continue to negatively impact the Company’s business, financial condition and results of operations.

The pendency of the Business Combination has and could continue to adversely affect the Company’s business, financial condition and results of operations and may result the departure of key personnel. In connection with the Business Combination, some of the Company’s customers, suppliers, vendors, and other business partners may delay or defer decisions or may end their relationships with the Company, which could negatively affect the Company’s revenue, earnings, and cash flows, regardless of whether the Business Combination is completed. Similarly, the Company’s employees may experience uncertainty about their future roles with the Company following the Business Combination, which may materially adversely affect the Company’s ability to attract and retain key personnel during the pendency of the Business Combination.

Until the Closing or the termination of the Contribution and Exchange Agreement in accordance with its terms, the Company is prohibited from entering into certain transactions and taking certain actions that might otherwise be beneficial to the Company and its stockholders.

The Contribution and Exchange Agreement imposes customary “no-shop” restrictions on the Company’s ability to solicit alternative acquisition proposals, to furnish information to, and participate in discussions or negotiations with, third parties regarding any alternative acquisition proposals. Neither Contributor nor APLD Intermediate shall solicit, discuss or negotiate any acquisition proposal with respect to Cloud other than with the Company; however, transactions involving Cloud as part of any proposed sale of APLD are not restricted. These restrictions may prevent the Company from making changes to its business or organizational structure or from pursuing business opportunities that may arise prior to the Closing. It is possible that these or other provisions in the Contribution and Exchange Agreement might discourage a potential competing acquiror that might have an interest in acquiring all or a significant part of the Company’s outstanding capital stock from considering or proposing an acquisition or might result in a potential competing acquirer proposing to pay a lower per share price to acquire the Company’s capital stock than it might otherwise have proposed to pay. Adverse effects arising from these restrictions could be exacerbated by any delays in the consummation of the Business Combination or the termination of the Contribution and Exchange Agreement.

The Company has incurred, and will continue to incur, direct and indirect costs as a result of the Business Combination.

The Company has incurred, and will continue to incur, significant costs and expenses, including fees for professional services and other transaction costs in connection with the Business Combination, for which the Company will receive little or no benefit if the Business Combination is not completed. There are a number of factors beyond the Company’s control that could affect the total amount or the timing of these costs and expenses. Many of these fees and costs will be payable by the Company even if the Business Combination is not completed and may relate to activities that the Company would not have undertaken other than to complete the Business Combination.

Litigation challenging the Contribution and Exchange Agreement may prevent the Business Combination from being consummated within the expected timeframe or at all.

Lawsuits may be filed in the future against the Company, the Board, or other parties to the Contribution and Exchange Agreement, challenging the adequacy of the transaction disclosures or making other claims in connection with the Business Combination. Such lawsuits may be brought by purported stockholders or other interested parties, seeking, among other things, to enjoin the consummation of the Business Combination. One of the conditions to the consummation of the Business Combination is that no order or law shall have been entered, adopted, enacted, issued, promulgated or enforced, in each case, by a governmental entity that prevents, enjoins, prohibits, restrains or makes illegal the consummation of the Business Combination or the other transactions contemplated by the Contribution and Exchange Agreement. As such, if the plaintiffs in such potential lawsuits are successful in obtaining an injunction prohibiting the defendants from completing the Business Combination on the agreed upon terms, then such injunction may prevent the Business Combination from becoming effective within the expected timeframe or at all.

The Proposed Issuance will dilute the percentage ownership interests of the Company’s stockholders.

Immediately following consummation of the Transactions, based on the shares outstanding as of February 20, 2026, the Company expects that Applied Parent and Contributor will collectively own approximately 97% of ChronoScale’s outstanding shares of Common Stock assuming full conversion of the Series B Preferred Stock, full vesting of outstanding director restricted stock units that are expected to vest upon the Closing in accordance with their terms and the Company issuing $15.0 million of Common Stock in the Applied Parent Equity Financing at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change). As a result of these Transactions, current stockholders of the Company will have much less influence on management and policies of ChronoScale than they have now on the management and policies of the Company.

The market price of the Common Stock may be volatile, and holders of the Common Stock could lose a significant portion of their investment due to drops in the market price of the Common Stock.

The market price of the Common Stock may be volatile, including changes in price caused by factors unrelated to the Company’s operating performance or prospects.

Specific factors that may have a significant effect on the market price of the Common Stock include, among others, the following:

●	changes in stock market analyst recommendations or earnings estimates regarding the Common Stock, other companies comparable to it or companies in the industries they serve;
●	actual or anticipated fluctuations in the Company’s operating results of future prospects;
●	reaction to public announcements by the Company;
●	strategic actions taken by the Company or its competitors, such as the Business Combination;
●	failure of the Company to achieve the perceived benefits of the Business Combination, including financial results, as rapidly as or to the extent anticipated by financial or industry analysts;
●

adverse conditions in the financial market or general U.S. or international economic conditions, including those resulting from war, incidents of terrorism, global instability and responses to such events; and

●	sales of Common Stock by the Company, members of its management team or significant stockholders.

Any significant decline in the market price of the Common Stock could cause the Company’s investors to lose all or part of their investment.

The Company may have difficulty attracting, motivating and retaining executives and other employees in light of the Business Combination.

Uncertainty about the effect of the Business Combination on the Company’s employees may impair its ability to attract, retain and motivate personnel until the Business Combination is completed. Employee retention may be particularly challenging during the pendency of the Business Combination, as employees may feel uncertain about their future roles with the Company. In addition, the Company may have to provide additional compensation in order to retain employees. If employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to become employees of the Company, the Company’s ability to realize the anticipated benefits of the Business Combination could be adversely affected.

The financial information considered by the Company and its financial advisor may not be realized, which may adversely affect the market price of the Common Stock following the Closing.

In performing its analyses and rendering its opinion regarding fairness, from a financial point of view, of the Business Combination, Lake Street relied on, among other things, certain non-publicly available information concerning Cloud, including internal financial analyses and forecasts (A) as adjusted by management of Cloud, and (B) prepared by management of Cloud, which Lake Street was directed by the Company to use for purposes of its analysis. None of these analyses and forecasts were prepared with a view towards public disclosure or compliance with the published guidelines of the SEC, GAAP, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts. The projections are inherently based on various estimates and assumptions that are subject to the judgment of those preparing them. The projections are also subject to significant economic, competitive, industry and other uncertainties and contingencies, all of which are difficult or impossible to predict and many of which are beyond the control of the Company and Cloud. There can be no assurance that ChronoScale’s financial condition or results of operations will be consistent with those set forth in such analyses and forecasts, which could have a material impact on the market price of the Common Stock following the Closing.

The opinion of the Company’s financial advisor will not reflect changes in circumstances between the signing of the Contribution and Exchange Agreement and the Closing.

The Company has received an opinion from its financial advisor in connection with the signing of the Contribution and Exchange Agreement but has not obtained any updated opinion from its financial advisor as of the date of this Information Statement. Changes in the operations and prospects of the Company or Cloud, general market and economic conditions and other factors that may be beyond the control of the Company or Cloud and, on which the Company’s financial advisor’s opinion was based, may significantly alter the value of the Company or Cloud, or the prices of the shares of Common Stock by the Closing. The opinion does not speak as of the Closing Date or as of any date other than the date of such opinion.

The financial projections included under “Certain Financial Forecasts – Important Information Concerning Cloud Management Forecasts” in this Information Statement reflect numerous variables, estimates and assumptions and are inherently uncertain. If any of these variables, estimates and assumptions prove to be wrong, the actual results for the combined company’s business may be materially different from the results reflected in the financial projections.

The Forecasts (as defined herein) were provided by Cloud’s management to the Board for the purposes of considering, analyzing and evaluating the Business Combination and to Lake Street for use in connection with the rendering of its Fairness Opinion to the Board and performing its financial analyses in connection therewith. The Forecasts reflect numerous variables, estimates, and assumptions made at the time the Forecasts were prepared that are inherently uncertain and may be beyond the control of Cloud’s management.

In addition, the Forecasts cover multiple years and such information by its nature becomes less reliable with each successive year. Moreover, the risks and uncertainties regarding the financial projections increase with each successive year and the likelihood that the actual results will differ materially from the projected results increases with each successive year. The financial projections also do not reflect general business, economic, market and financial conditions and any changes in any of these conditions over the period of the projections could result in the actual results differing materially from the results reflected in the financial projections.

Furthermore, the Forecasts do not take into account any circumstances or events occurring after the date it was prepared. Cloud can give no assurance that, had the Forecasts been prepared as of the date of the Contribution and Exchange Agreement, or the date of this Information Statement, similar estimates and assumptions would be used. Except as required by applicable securities laws, Cloud does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Forecasts to reflect circumstances existing since their preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be inappropriate, including with respect to the accounting treatment of the Business Combination under GAAP, or to reflect changes in general economic or industry conditions.

The Forecasts do not take into account the possible financial and other effects of the Business Combination and do not attempt to predict or suggest future results following the Business Combination. The Forecasts do not give effect to the Business Combination, including the impact of negotiating or executing the Contribution and Exchange Agreement, the expenses that have been or may be incurred in connection with completing the Business Combination, the effect of any business or strategic decision or action that has been or will be taken as a result of the Contribution and Exchange Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Contribution and Exchange Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Business Combination. Because the Forecasts were developed without giving effect to the Business Combination, they do not reflect any changes to Cloud’s operations or strategy that may be implemented after completion of the Business Combination or any disruption in its operations that may be the result of the Business Combination. The inclusion of the Forecasts herein should not be deemed an admission or representation by Cloud, Ekso, or any of their affiliates, or any other person that it is viewed as material information of Cloud or the ChronoScale, particularly in light of the inherent risks and uncertainties associated with such forecasts.

Risks Relating to the Business of the Company upon the Closing

ChronoScale may fail to realize the anticipated benefits of the Business Combination and may assume unanticipated liabilities.

The success of the Business Combination will depend on, among other things, ChronoScale’s ability to combine the Company’s and Cloud’s businesses in a manner that realizes the various benefits and opportunities identified by the companies. Achieving the anticipated benefits of the Business Combination is subject to a number of risks and uncertainties. It is uncertain whether the Company’s and Cloud’s existing operations can be integrated in an efficient and effective manner. If the Business Combination is consummated, ChronoScale will be subject to risks related to, among other things, ChronoScale’s ability to successfully integrate the Company’s market opportunities, technology, personnel and operations and to achieve expected benefits, including the possibility that the expected strategic benefits from the transaction will not be realized or will not be realized within the expected time period or that general economic conditions or updated accounting or regulatory requirements could have a material adverse effect on ChronoScale after the Closing.

ChronoScale’s Board and management team have not been fully determined.

The composition of ChronoScale’s Board following the Closing has not yet been fully determined. In connection with and effective upon the Closing, the Company and Contributor will enter into the Investor Rights Agreement, pursuant to which the APLD Designator, for so long as the APLD Investors collectively beneficially own a majority of the outstanding shares of the voting stock of the Company, has the right to designate four (4) of the seven (7) directors on ChronoScale’s Board including the Chairman. The initial APLD Designees as of the Closing shall be Wes Cummins, Jason Zhang, Ella Benson and Richard Nottenburg. The other initial members of the ChronoScale Board are expected to include the Company’s current Chief Executive Officer, Scott Davis, and up to an additional two (2) directors mutually agreed upon by the APLD Designator and the Company prior to Closing.

APLD Designator and the Company have not finalized the individuals who will fill the additional two seats, and the Company cannot currently predict the ultimate composition of ChronoScale’s Board or the perspectives, experience or independence of those directors.

Although the Company and the Contributor expect that the ChronoScale Board will appoint a management team at Closing, which may include certain members of the Company’s existing management team, including Scott Davis, the Company’s current Chief Executive Officer, who is expected to be the Chief Executive Officer of Ekso Bionics, Inc. (a wholly owned subsidiary of ChronoScale at Closing) and Jerome Wong, the Company’s current Chief Financial Officer, who is expected to continue in his role as the Chief Financial Officer of ChronoScale upon Closing, ChronoScale may be required to recruit additional executives to fill one or more key roles. There can be no assurance that ChronoScale will be able to identify, hire and retain individuals with the necessary qualifications, experience and leadership capabilities to serve in these positions on a timely basis, or at all. Any delay in filling key executive positions, or the appointment of individuals who are not able to effectively perform in their roles, could disrupt ChronoScale’s operations and adversely affect ChronoScale’s financial condition and results of operations.

ChronoScale will be a “controlled company” under Nasdaq’s corporate governance rules and, as a result, qualify for, and intends to rely on, exemptions from certain corporate governance requirements. As a result, investors in ChronoScale would not have the same protections afforded to stockholders of companies that are subject to such requirements.

As of the date of this Information Statement, Contributor is expected to hold approximately 96% of ChronoScale’s outstanding shares of Common Stock and Applied Parent is expected to hold approximately 1% of ChronoScale’s outstanding shares of Common Stock immediately following the consummation of the Business Combination and the Applied Parent Equity Financing, and assuming full conversion of the Series B Preferred Stock, full vesting of outstanding director restricted stock units that are expected to vest upon the Closing in accordance with their terms and the Company issuing $15.0 million of Common Stock in the Applied Parent Equity Financing at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change). As a result, ChronoScale will be a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including:

●	the requirement that a majority of the Board consists of independent directors;
●

the requirement that its director nominees be selected or recommended for the Board’s selection by a majority of the Board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with board resolutions or a written charter, as applicable, addressing the nominations process and related matters as required under the federal securities laws; and

●	the requirement that its compensation committee be composed entirely of independent directors with a written charter addressing the compensation committee’s purpose and responsibilities.

ChronoScale intends to rely on some or all of these exemptions. To the extent ChronoScale determines to rely on these exemptions, the ChronoScale Board would not have a majority of independent directors, its compensation committee would not consist entirely of independent directors and its directors would not be nominated or selected by independent directors, as applicable. Accordingly, investors would not have the same protections afforded to stockholders of companies that are subject to all of Nasdaq’s corporate governance requirements.

ChronoScale will need to establish new internal controls over financial reporting, which could have a material adverse effect on ChronoScale’s business, financial condition and results of operations.

In connection with the preparation of Applied Parent's consolidated financial statements for the fiscal year ended May 31, 2025, Applied Parent previously identified a material weakness in the design of its internal controls as it did not design and maintain effective controls around the accounting and assessment of complex financial instruments associated with Cloud. The material weakness did not result in changes to previously released financial results, including any results presented herein.

During the quarter ended August 31, 2025, Applied Parent completed its testing and evaluation of the newly designed and implemented controls around the accounting and assessment of complex financial instruments and determined that as of August 31, 2025, the controls had been in place and had operated effectively for a sufficient period of time for management to conclude the material weakness had been remediated. Applied Parent's remediation measures included hiring additional qualified accounting personnel, as well as engaging with a third-party consultant to assist with analyzing and documenting the treatment of complex financial instruments.

Following the Closing, ChronoScale will need to design, implement and document a comprehensive system of internal controls over financial reporting. The Company’s existing internal controls may not be adequate for ChronoScale, and substantial time and resources may be required to establish, test and maintain the effectiveness of ChronoScale’s internal controls over financial reporting. During this transition period, ChronoScale may identify material weaknesses or other deficiencies in ChronoScale’s internal control over financial reporting. Any failure to implement and maintain effective internal controls could have a material adverse effect on ChronoScale’s business, financial condition and results of operations.

The pro forma financial statements presented for illustrative purposes may not be indicative of ChronoScale’s financial condition or results of operations following the Business Combination.

The pro forma financial information contained in this Information Statement is presented for illustrative purposes only and may not be indicative of ChronoScale’s financial condition or results of operations following the Business Combination for several reasons. The pro forma financial information has been derived from the Company’s and Cloud’s historical financial statements, and certain adjustments and assumptions have been made regarding the Company after giving effect to the Business Combination. The information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial information does not reflect all costs that are expected to be incurred by the Company in connection with the Business Combination. For example, the impact of any incremental costs incurred in integrating the two companies is not reflected in the pro forma financial information. As a result, the actual financial condition and results of operations of the Company following the Business Combination may not be consistent with, or evident from, this pro forma financial information.

The assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Company’s financial condition or results of operations following the Business Combination. Any potential decline in the Company’s financial condition or results of operations could cause the stock price of the Company to decline.

Combining the businesses of the Company and Cloud may be more difficult, costly and time-consuming than expected, which may adversely affect ChronoScale’s results and negatively affect the value of the Common Stock following the Business Combination.

The Company and Cloud have entered into the Contribution and Exchange Agreement because each believes that combining the businesses of the Company and Cloud will be beneficial. However, the Company and Cloud have historically operated as independent companies and will continue to do so until the Closing. Following the Closing, ChronoScale’s management will need to integrate the Company’s and Cloud’s respective business. The combination of two independent businesses is a complex, costly and time-consuming process and ChronoScale’s management may face significant challenges in implementing such integration, many of which may be beyond the control of management, including, without limitation:

·	difficulties in achieving anticipated business opportunities and growth prospects;
·	the possibility of faulty assumptions underlying expectations regarding the integration process, including with respect to the intended tax efficient transactions;
·	unanticipated changes in applicable laws and regulations; and
·	unforeseen expenses or delays associated with the Business Combination.

Some of these factors will be outside of the control of ChronoScale and any one of them could result in increased costs and diversion of management’s time and energy, as well as decreases in the amount of expected revenue that could materially impact the business, financial condition and results of operations of ChronoScale. The integration process and other disruptions resulting from the Business Combination may also adversely affect the Company’s relationships with employees, suppliers, customers, distributors, licensors and others with whom the Company and/or Cloud have business or other dealings, and difficulties in integrating the businesses of the Company and Cloud could harm the reputation of ChronoScale.

If ChronoScale is not able to successfully combine the businesses of the Company and Cloud in an efficient, cost-effective and timely manner, the anticipated benefits of the Business Combination may not be realized fully, or at all, or may take longer to realize than expected, and the value of the Common Stock, the revenues, levels of expenses and results of operations of ChronoScale may be affected adversely. If ChronoScale is not able to adequately address integration challenges, ChronoScale may be unable to successfully integrate the Company’s and Cloud’s operations or realize the anticipated benefits of the Business Combination.

ChronoScale expects to need to raise external funds to support its business plan. Such capital raises are expected to cause dilution to ChronoScale’s shareholders.

ChronoScale expects to need to raise external funds to support its business plan through a combination of equity offerings, debt financings and potentially joint venture agreements. Any additional fundraising efforts may divert ChronoScale’s management from their day-to-day activities, which may adversely affect its business. To the extent that ChronoScale raises additional capital through the sale of equity or convertible debt securities, the stockholders’ ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect stockholder rights. Debt financing or refinancing may result in the imposition of debt covenants, increased fixed payment obligations or other restrictions that may affect ChronoScale’s business. Furthermore, ChronoScale’s ability to raise additional capital may be adversely impacted by global macroeconomic conditions and volatility in the credit and financial markets in the U.S. and worldwide, over which ChronoScale may have no or little control. Its failure to raise capital as and when needed or on acceptable terms would have a negative impact on its financial condition and its ability to pursue its business strategy.

If ChronoScale no longer qualifies as a smaller reporting company or otherwise does not qualify for applicable exemptions, ChronoScale will be subject to additional laws and regulations affecting public companies that will increase ChronoScale’s costs and the demands on management and could harm ChronoScale’s operating results.

The Company currently qualifies as a “smaller reporting company,” which enables the Company to take advantage of exemptions from various requirements such as an exemption from the requirement to have its independent auditors attest to its internal control over financial reporting under Section 404, as well as reduced disclosure obligations available to smaller reporting companies in its Exchange Act reports and information statements. If ChronoScale no longer qualifies as a smaller reporting company or otherwise does not qualify for these exemptions, it will be required to comply with the additional legal and regulatory requirements applicable to public companies and will incur significant legal, accounting and other expenses to do so. If ChronoScale is not able to comply with the requirements in a timely manner or at all, ChronoScale’s financial condition or the market price of the Common Stock may be harmed. For example, if ChronoScale or its independent auditor identifies deficiencies in ChronoScale’s internal control over financial reporting that are deemed to be material weaknesses, ChronoScale could face additional costs to remedy those deficiencies, the market price of the Common Stock could decline or ChronoScale could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Risks Relating to the Cloud Business and Operations

The Cloud business has and is expected to continue to have significant customer concentration.

During fiscal year ended May 31, 2025, two customers accounted for all of Cloud’s revenue. Cloud currently generates all of its revenue from one customer, Together AI. In the event that this customer chooses to terminate or not renew its contract with Cloud, ChronoScale’s operating results would suffer dramatically until it obtains replacement customers, which could result in a material adverse effect on ChronoScale’s business, results of operations and future prospects.

Cloud expects that one or a limited number of its customers will continue to account for a high percentage of its revenue for the foreseeable future. The concentration of its customer base increases risks related to the financial condition of its customers, and the deterioration in financial condition of a single customer or the failure of a single customer to perform its obligations could have a material adverse effect on its results of operations and cash flow. If Cloud’s current customer or future customers were to experience harm or loss due to unforeseen circumstances, it could negatively impact their businesses. In addition, in the event that Cloud’s current customer or future customers experience a decline in their equipment usage for any reason, or decide to discontinue the use of Cloud’s facilities, Cloud may be compelled to lower its lease prices or risk losing its only customer or a significant future customer. Such developments would adversely affect ChronoScale’s prospects and results of operations.

Cloud has a history of net losses and may continue to incur net losses for the foreseeable future.

Cloud has experienced net losses throughout its operating history and has historically relied on Applied Parent to provide financing for its operations. Cloud's net losses were $72.7 million and $20.2 million for the fiscal year ended May 31, 2025, and the six months ended November 30, 2025, respectively. Following the Closing, Cloud is expected to continue to experience net losses for the foreseeable future and Cloud’s transition to profitability is dependent on many factors, including, favorable market conditions, continued demand for its products and successful integration of Ekso’s business and operation of the ChronoScale business. Because Cloud has a limited operating history, it is difficult to predict Cloud’s future operating results. As a combined company, we will need to generate and sustain increased revenue and manage our costs to achieve profitability. We cannot predict when or whether we will reach or be able to maintain profitability.

Failure to attract, grow and retain a diverse and balanced customer base, including key magnet customers, could harm Cloud’s business and operating results.

Cloud’s ability to attract and grow a diverse and balanced customer base, consisting of cloud service providers, some of which Cloud considers to be key magnets drawing in other customers, may affect Cloud’s ability to maximize its revenues. Cloud’s ability to attract customers will depend on a variety of factors, including the presence of carriers, the overall mix of customers, the presence of key customers attracting business through ecosystems, operating reliability and security and Cloud’s ability to effectively market its services. Cloud’s inability to develop, provide or effectively execute any of these factors may hinder the development, growth and retention of a diverse and balanced customer base and adversely affect Cloud’s business, financial condition and results of operations.

Cloud’s new services and changes to existing services could fail to attract or retain customers or generate revenue and profits, or otherwise adversely affect Cloud’s business.

Cloud’s ability to retain, increase, and engage its customer base and to increase its revenue depends heavily on its ability to continue to evolve its services and to create successful new services, both independently and in conjunction with developers or other third parties. Cloud may introduce significant changes to its existing services or acquire or introduce new and unproven services, including using technologies with which Cloud has little or no prior development or operating experience. These efforts, including the introduction of new services or changes to existing services, may result in new or enhanced governmental or regulatory scrutiny, litigation, ethical concerns, or other complications that could adversely affect Cloud’s business, reputation, or financial results. If Cloud’s new services fail to engage users or developers, or if its business plans are unsuccessful, Cloud may fail to attract or retain users or to generate sufficient revenue, operating margin, or other value to justify its investments, and its business may be adversely affected.

Any disruption of service experienced by certain of Cloud’s third-party service providers, or Cloud’s ineffective management of relationships with third-party service providers could harm its business, financial condition, operating results, cash flows, and prospects.

Cloud relies on several third-party service providers for services that are essential to its business model. As Cloud continues to build its business, Cloud also expects to rely on third parties to lease or sell it equipment, which Cloud then leases to its customers. In addition, Cloud may depend upon outside advisors who may not be available on reasonable terms as needed, or at all. To supplement the business experience of Cloud’s officers and directors, Cloud may be required to employ technical experts, appraisers, attorneys, or other consultants or advisors. Furthermore, it is anticipated that such persons may be engaged on an “as needed” basis without a continuing fiduciary or other obligation to Cloud. In the event Cloud considers it necessary to hire outside advisors, it may elect to hire persons who are affiliates, if they are able to provide the required services. If these third parties or other outside advisors experience difficulty providing the services Cloud requires, or if they experience disruptions or financial distress or cease operations temporarily or permanently, or if the products they supply are defective or cease to operate for any reason, it could make it difficult for Cloud to execute its operations. If Cloud is unsuccessful in identifying or finding highly qualified third-party service providers or employees, if Cloud fails to negotiate cost-effective relationships with them or if Cloud is ineffective in managing and maintaining these relationships, it could materially and adversely affect its business and financial condition, operating results, cash flows, and prospects.

Cloud and its third-party providers may be vulnerable to cyberattacks and security breaches that could materially disrupt or compromise its operations, data and results.

Cloud relies on computer systems, hardware, software, online sites and networks, as well as physical, digital and operational technology infrastructure to support its internal and external operations (collectively, “Information Systems”). Cloud owns, operates, and manages complex, global Information Systems and also relies on third-party providers for a range of Information Systems and other products and services, including cloud computing. Cloud faces evolving risks that threaten the confidentiality, integrity, and availability of Information Systems and data, including from state-sponsored espionage actors, financially motivated hackers, hacktivists and insiders, as well as through diverse attack vectors, such as social engineering/phishing, malware (including ransomware), human or technological error, or due to “bugs,” misconfigurations and known and unknown vulnerabilities in hardware, software, systems and processes that support its business.

Attacks, breaches or disruptions to Cloud’s, or any providers’ or customers’, Information Systems or controls could result in, among other things, unauthorized access to Cloud’s or customers’ physical assets or Information Systems, misappropriation of Cloud’s or customers’ sensitive or proprietary information, disruptions to Cloud’s or its customers’ operations, breaches of legal and regulatory (e.g., privacy laws such as GDPR) or contractual obligations, and/or other operational and business impacts. The foregoing could expose Cloud to material lawsuits, regulatory actions, penalties or fines, monetary damages, loss of existing or potential customers, harm to Cloud’s reputation and significant increases in its security and insurance costs, and other adverse effects on its business and financial results.

Cloud’s customers frequently make advance deposits based on anticipated future usage.

In Cloud’s business, customers often make deposits to finance the equipment they intend to lease from Cloud. If Cloud is unable to meet the contract requirements or deliver Graphic Processing Unit (“GPU”) clusters to their satisfaction for any reason, we may be obligated to refund these deposits. Any such refunds or issuances of credit could have an adverse effect on our business, results of operations, and financial condition.

THE PARTIES

Ekso Bionics Holdings, Inc.

Ekso designs, develops, and markets exoskeleton products that augment human strength, endurance, and mobility. The primary end market for its exoskeleton technology is healthcare, where its technology primarily serves people with physical disabilities or impairments in both physical rehabilitation and mobility. The majority of Ekso’s sales are generated from its Enterprise Health products, which include the sales of products and services related to neurorehabilitation in clinical settings. The Company also provide products and services from its Personal Health market to individual users.

Ekso’s Enterprise Health business line focuses on sales of its EksoNR and Ekso Indego Therapy products to customers, including inpatient rehabilitation hospitals and clinics as well as some outpatient rehabilitation clinics. Ekso’s marketing to these customers involves the education of clinical and executive stakeholders on the economic and clinical value of its products and services. In tandem, the Company continues to leverage its EksoNR and Ekso Indego customer base to educate and mentor strategic target centers that specialize in stroke, acquired brain injury and spinal cord injury rehabilitation in specific geographies.

Ekso’s Personal Health business line is focused on marketing and sales of its Ekso Indego Personal product to individual users. These individual users are currently served by the Veterans Administration, which provides the Company’s products to qualified veterans for individual use, individuals who are covered under worker’s compensation insurance, and private individuals who pay out of pocket.

Ekso’s principal offices are located at 101 Glacier Point, Suite A, San Rafael, California 94901.

Applied Digital Cloud Corporation

Cloud specializes in providing graphic processing unit (“GPU”) computing solutions to empower customers in executing critical workloads related to AI, machine learning (“ML”), rendering, and other High Performance Computing (“HPC”) tasks at scale in a capacity-constrained market and was among the first platforms to deploy NVIDIA’s H100 GPUs at scale in 2023, demonstrating its ability to source, integrate, and operate next-generation GPU infrastructure ahead of broader market adoption.

Cloud currently operates in three states: Colorado, Minnesota, and Utah, by renting space at third party colocation centers and providing its customers with company-owned equipment to generate revenue. As of December 31, 2025, Cloud had one customer, Together AI. In Cloud’s industry, it is common to have a concentrated number of customers and relatively short-term contracts with customers (typically, on a month to month or annual basis). Please see “Risk Factors—Risks Relating to the Cloud Business and Operations” for additional information.

The Cloud operating business generated a twelve-month revenue of approximately $65.9 million as of November 30, 2025, reflecting strong, growing demand for dedicated accelerated compute delivered through cloud-based platforms. The revenue recognized during the fiscal year ended May 31, 2025 and 2024 was $84.4 million and $29.0 million, respectively.

During the fiscal year ended May 31, 2025, Cloud renegotiated the majority of its computing equipment finance leases to extend the amortization period on these computing equipment finance leases to five years, which is better aligned with their expected useful life. Subsequent to the year ended May 31, 2025, we further renegotiated the majority of our finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028.

As of December 31, 2025, Cloud had received and deployed a total of 6,144 GPUs; all of which are actively recognizing revenue. As the business moves forward, Cloud expects to acquire and deploy additional GPUs and increase revenue.

THE BUSINESS COMBINATION

Overview

The Company, APLD Intermediate, Contributor and Cloud entered into the Contribution and Exchange Agreement, dated as of February 15, 2026. A copy of the Contribution and Exchange Agreement is attached as Annex A to this Information Statement. Subject to the satisfaction or waiver of the conditions set forth in the Contribution and Exchange Agreement, Contributor, the direct parent of Cloud at the time of the Closing, will contribute to the Company all of its right, title and interest in and to 1,200 shares of the common stock of Cloud, constituting 100% of the issued and outstanding equity of Cloud (the “Contributed Shares”), in exchange for 138,216,820 shares of Common Stock (such shares, the “Exchanged Shares”).

As a result of the Business Combination, Cloud will become a wholly owned subsidiary of the Company. The Exchanged Shares will be issued in a private placement exempt from registration under the Securities Act, will initially bear customary restrictive legends, and will be subject to legend removal in accordance with the Contribution and Exchange Agreement and applicable law, including Rule 144 promulgated under the Securities Act, when the conditions therefor are met.

On the Closing Date, Contributor will deliver the Contributed Shares to the Company, and the Company will issue the Exchanged Shares to Contributor, in each case free and clear of all liens, other than permitted liens, with related Closing deliveries, as specified in the Contribution and Exchange Agreement.

The Applied Parent Equity Financing

Immediately preceding the Closing, we expect that Applied Parent will subscribe for and purchase, pursuant to a securities purchase agreement, at least $15 million of Common Stock in an offering exempt from the registration requirements of the Securities Act at a price per share of Common Stock at or above the Minimum Price (as defined in this Information Statement) and in compliance with the rules and regulations of Nasdaq. The Applied Parent Equity Financing is expected to close immediately prior to the Closing. We expect that the closing of the Applied Parent Equity Financing will be conditioned upon all conditions to the Closing being satisfied or waived and the Business Combination occurring substantially concurrently with the Applied Parent Equity Financing, as well as certain other conditions. As a result of the Business Combination, Cloud will become a wholly owned subsidiary of the Company. The shares of Common Stock issued in the Applied Parent Equity Financing will be issued in a private placement exempt from registration under the Securities Act will initially bear customary restrictive legends and will be subject to legend removal in accordance with a securities purchase agreement and applicable law, including Rule 144 promulgated under the Securities Act, when the conditions therefor are met.

Set forth below, for illustrative purposes only, is the capitalization of the Company immediately prior to and immediately following the closing of the Transactions:

	Pre-Business Combination and Applied Parent Equity Financing (1)		Post-Business Combination & Applied Parent Equity Financing (5)
	Shares	Ownership %	Shares	Ownership %
Legacy Common (2)	3,563,381	83.35%	3,626,363	2.52%
Legacy Preferred (3)	711,922	16.65%	711,922	0.49%
Contributor (4)	-	-	138,216,820	96.10%
Applied Parent (5)	-	-	1,270,110	0.88%
Total	4,275,303	100.00%	143,825,215	100.00%

(1) Represents shares of Common Stock and Series B Preferred Stock (on an as converted to Common Stock basis) outstanding as of February 20, 2026.

(2) Includes 62,982 shares of Common Stock assuming full vesting of outstanding director restricted stock units that will vest upon the Closing in accordance with their terms.

(3) Represents the shares of Common Stock issuable upon full conversion of the outstanding shares of Series B Preferred Stock.

(4) Represents shares of Common Stock to be issued at the Closing under the Contribution and Exchange Agreement.

(5) Reflects a $15 million Applied Parent Equity Financing, at an assumed price per share of $11.81, which was the closing share price of the Common Stock on March 12, 2026. The actual number of shares of Common Stock issued in the Applied Parent Equity Financing and the amount of the gross proceeds are subject to change. For more information, see “Note 7 – Applied Parent Equity Financing Adjustments” in the section titled “Unaudited Pro Forma Combined Financial Information.”

Background of the Business Combination

The following chronology summarizes the key meetings and events that led to the signing of the Contribution and Exchange Agreement. The following chronology does not purport to catalogue every conversation among the Ekso board of directors or committees thereof or the representatives (including management) of Ekso and other parties.

In the ordinary course of business, the Board, along with the Company’s senior management, which includes Messrs. Scott Davis, current Chief Executive Officer, Jerome Wong, Chief Financial Officer, and Jason Jones, Chief Operating Officer, regularly review the Company’s businesses, its strategic direction, performance and prospects in the context of developments in the industry in which it operates and the competitive landscape in the markets in which it operates. The Board and the Company’s senior management regularly discuss potential strategic alternatives, including possible transactions that could maximize stockholder value and transactions that could enhance the Company’s strategic outlook. The Board and the Company’s senior management also regularly discuss the Company’s cash position and financing needs, and the Company would engage with investment banks from time to time regarding such matters.

The Company has recognized net losses throughout its operating history and has funded operations through a combination of cash on hand and debt and equity financing. Such external financing has in recent years become increasingly difficult and dilutive. For example, in March 2025, the Company completed a warrant inducement transaction where Lake Street acted as the Company’s financial advisor, whereby the Company reduced the exercise price on certain of its warrants, the holder of such warrants exercised the warrants for cash at the reduced exercise price resulting in net proceeds to the Company of $3.8 million and the Company issued to such holder a new warrant to purchase up to 10.5 million shares of Common Stock. If such new inducement warrant was exercised, it would have related to approximately 37.2% of the then outstanding shares of Common Stock. Following such financing, the Company continued to engage with Lake Street on financing alternatives.

In its Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on July 28, 2025 and related earnings materials, the Company reported significantly reduced revenue and increased net losses. After announcing its earnings, Mr. Davis met with representatives from Lake Street to discuss financing and strategic alternatives, including pursuing a crypto treasury strategy targeting digital asset exposure.

Between July 29, 2025, and August 1, 2025, representatives from Lake Street introduced Messrs. Davis and Wong to Saidal Mohmand, the Chief Financial Officer of Applied Parent.

On August 3, 2025, Mr. Davis met with Mr. Mohmand to discuss a crypto treasury strategy and potential capital asset strategies.

On August 4, 2025 and August 5, 2025, management of the Company discussed with representatives from Lake Street a potential engagement of Lake Street to advise the Company on a potential private placement of securities in connection with a crypto treasury strategy, which discussions were subsequently expanded to also contemplate an artificial intelligence power provider strategy with Applied Parent. As part of such discussions, management of the Company and Lake Street negotiated a related engagement letter, a draft of which was circulated to the Board.

At a Board meeting on August 5, 2025, the Board discussed the considerations related to a strategic pivot for the Company and certain funding strategies, which included fundraising opportunities in connection with a crypto treasury strategy and/or an artificial intelligence power provider strategy with Applied Parent. Representatives of Lake Street were present at the meeting and presented on the considerations and terms of the potential strategies and the capital raising opportunities for such strategies. The Board also discussed the Lake Street engagement letter and the Company’s alternatives to such potential strategies, including selling the Company, which was expected to lead to a lower return for the Company’s stockholders as the counterparties interested in buying the Company’s assets were not interested in assuming the associated public company entity. Following its discussion, the Board approved entering into engagement letter with Lake Street for a private placement of the Company’s securities in connection with a crypto treasury strategy and was supportive of management continuing to engage with Applied Parent on strategic matters.

On August 7, 2025, representatives from Lake Street facilitated a meeting with members of the Company’s management and representatives from Applied Parent to refine a potential capital asset strategy involving artificial intelligence power production after deciding to abandon the previously discussed crypto treasury strategy.

On August 8, 2025, the Company received the first draft of an exclusivity agreement from Applied Parent (the “Initial Exclusivity Agreement”).

On August 11, 2025, the Company entered into a confidentiality agreement with Applied Parent and thereafter the Company and Applied Parent began to negotiate the terms of the Initial Exclusivity Agreement related to the Company becoming a dedicated artificial intelligence power provider for Applied Parent.

At a Board meeting on August 18, 2025, the Board discussed the Company’s outlook for 2025 and 2026, including potentially available financing options and a strategic transaction with Applied Parent to purchase power supply for data centers. Mr. Davis provided an overview of the terms of the Initial Exclusivity Agreement. The Board expressed its support of management pursuing such strategic transaction given the long-term cash requirements of the Company’s medical device business, the high market demand for cloud computing, the significant investment being made in the sector and the stock price appreciation for companies in the sector. The Board also approved the Company’s entrance into the Initial Exclusivity Agreement, provided that any substantive changes to the Initial Exclusivity Agreement would be presented to the Board prior to execution.

On August 20, 2025, the Company entered into the Initial Exclusivity Agreement with Applied Parent regarding the potential for the Company to become a dedicated artificial intelligence power provider for Applied Parent. The Initial Exclusivity Agreement provided for an exclusivity period that lasted until October 4, 2025, subject to certain exceptions. The exclusivity period also automatically extended for successive additional 15 calendar day periods until the date of execution and delivery of a definitive agreement regarding the potential for the Company to become a dedicated artificial intelligence power provider for Applied Parent.

On August 26, 2025, members of the Company’s management, representatives from Lake Street and Wilson Sonsini Goodrich and Rosati, P.C., (“Wilson Sonsini”), legal counsel to the Company, as well as representatives from Applied Parent and from Lowenstein Sandler LLP (“Lowenstein”), legal counsel to Applied Parent, attended an initial diligence call to discuss certain diligence requests regarding the Company.

On September 6, 2025, members of the Company’s management met with representatives from Applied Parent to discuss transitioning the strategic transaction from the Company becoming a dedicated artificial intelligence power provider for Applied Parent to the Company acquiring Cloud.

On September 10, 2025, Mr. Davis met with representatives from Lake Street and Applied Parent to discuss the Company’s potential acquisition of Cloud and initial high-level pricing terms were discussed.

On September 11, 2025, Messrs. Davis and Wong met with Stanley Stern from Bradley Woods & Co. (“Bradley Woods”), who also previously served on the Board from December 2014 to April 2023 and as a member of the Company advisory council from October 2023 to present, and representatives from Wilson Sonsini to discuss transitioning the strategic transaction from the Company becoming a dedicated artificial intelligence power provider for Applied Parent to the Company acquiring Cloud and the initial pricing terms. On September 25, 2025, the Company commenced preliminary due diligence on Cloud’s business.

From September 11, 2025 to September 26, 2025, Mr. Davis was routinely in communication with the other members of the Board regarding the potential strategies and to solicit feedback from the Board regarding the potential strategies. In these communications, the Board was supportive of Mr. Davis’s continued efforts, including management’s continued discussions with Applied Parent.

On September 26, 2025, the Board met to discuss the Company’s outlook for 2025, including available financing options and the potential strategic transactions to purchase Cloud. The Board discussed the Company’s current business outlook, which was challenged given the limited historical growth in Indego device sales and the limited growth prospects for EksoNR sales. Messrs. Davis and Wong also discussed the Company’s cash runway, which was only expected to fund the Company’s operations into the first quarter of 2026. The Board expressed its support of management continuing to pursue discussions with Applied. The Board also approved the Company’s engagement of Lake Street to advise the Company in a registered direct offering.

On September 26, 2025, the Company entered into an engagement letter with Lake Street to engage Lake Street as the placement agent in connection with an offering of the Company’s equity or equity linked securities.

On October 13, 2025, members of the Company’s management attended a call with representatives from Applied Parent to discuss the timeline of the Term Sheet (as defined below) and the Business Combination, the Company’s cash position and the process regarding due diligence.

On October 17, 2025, the Company received the first draft of a proposed term sheet for the Business Combination (the “Term Sheet”) from representatives from Applied Parent, which contemplated, among other things, a $300 million valuation of Cloud that would be paid in preferred stock and a $75 million private placement of preferred stock, which would result in Applied Parent, such private placement investors and the Company’s stockholders owning approximately 77%, 19% and 4% of the combined company’s common stock on a fully diluted basis, respectively, as well as certain negative consent rights, preemptive rights and registration rights that the Contributor would have after the Closing.

Between October 2025 and December 2025, Mr. Davis was routinely in communication with the other members of the Board to discuss the Term Sheet, to solicit feedback from the Board regarding the substantive negotiations and to update the Board regarding potential terms of engaging Bradley Woods to serve as financial advisor to the Company. In these communications, the Board was supportive of management’s negotiating strategy with Applied Parent and the proposed advisor engagements.

October 23, 2025, the Board met to discuss the Company’s business and financial results for the third quarter of 2025, including the Company’s limited cash position and the proposed terms of a registered direct offering of Common Stock. Management provided an update on its discussions with Applied Parent, including that, due to business changes at Applied Parent, Applied Parent and management had determined to pursue the Company’s acquisition of Cloud rather than the Company serving as a power supplier for Applied Parent. The Board discussed such matters and the Company’s disclosure obligations related to its evaluation of strategic alternatives. Following such discussion, the Board approved the potential registered direct offering and expressed its support of the Company engaging Bradley Woods.

On October 24, 2025, Applied Parent waived its right to exclusivity under the Initial Exclusivity Agreement to allow the Company to pursue a potential registered direct offering of Common Stock.

On October 28, 2025, the Company filed its Form 10-Q for the third quarter ended September 30, 2025 with the SEC and released its financial results, disclosing, among other things, that the Company was in the process of exploring one or more strategic transactions with certain third parties, which transactions may include the acquisition of a line of business that is in a different industry than the Company’s current business and/or the sale of all or substantially all of the Company’s current business.

On October 29, 2025, the Company announced a registered direct offering of Common Stock for gross proceeds of approximately $3.7 million at an offering price of $4.81 per share, where Lake Street served as the Company’s placement agent.

On November 6, 2025, the Company, in conjunction with Wilson Sonsini, sent a revised draft of the Term Sheet to Applied Parent and Lowenstein, which contemplated, among other things, that post-closing of the Business Combination the Company’s stockholders would be entitled to a contingent value right if the Company was able to sell its existing business post-closing and removed the proposed consent and preemptive rights. Later that day, Messrs. Davis and Mohmand discussed the Company’s revisions to the Term Sheet.

On November 26, 2025, Applied Parent, in conjunction with Lowenstein, circulated a further revised draft of the Term Sheet to the Company and Wilson Sonsini, which removed the proposed contingent value right and added back the proposed consent and preemptive rights.

On December 2, 2025, members of the Company’s management, Mr. Stern from Bradley Woods, who also previously served as a member of the Company's advisory council from October 2023 to October 2025, and representatives of Wilson Sonsini met with representatives of Applied Parent and Lowenstein to discuss the latest draft of the Term Sheet. Following that discussion, a representative of Lowenstein communicated to a representative of Wilson Sonsini that Applied Parent was proposing to revise the Term Sheet such that Applied Parent would receive Common Stock rather than preferred stock and that Applied Parent would require an investor rights agreement to be entered into in connection with closing that would contemplate certain board designation rights, negative consent rights, preemptive rights and registration rights in the combined company.

On December 3, 2025, Messrs. Davis and Stern met to discuss the possibility of the Company entering into an engagement letter with Bradley Woods whereby Bradley Woods would serve as an advisor to the Company for the Business Combination.

From December 5, 2025 to December 8, 2025, representatives of Wilson Sonsini and Lowenstein exchanged drafts of the Term Sheet to refine the terms of the proposal that Lowenstein had orally presented and refined Applied Parent’s board designation, negative consent and preemptive rights.

On December 9, 2025, representatives of Lowenstein circulated a revised draft of the Term Sheet, which, among other things, revised the consideration to propose that Applied Parent would receive a number of shares of Common Stock equal to 97% of the Common Stock on a fully diluted basis and the Company’s stockholders would retain 3% of the Common Stock on a fully diluted basis, with each constituency sharing in the potential dilution from the Applied Parent Equity Financing on a pro rata basis.

On December 10, 2025, members of the Company’s and Applied Parent’s management, representatives of Lake Street, Mr. Stern and representatives of Wilson Sonsini and Lowenstein held a call to discuss the updated consideration presented in the draft Term Sheet and the amended draft of the Exclusivity Agreement (the “Amended Exclusivity Agreement”). During this call, Mr. Mohmand explained that Applied Parent would need to disclose the existence of the Term Sheet prior to a time that the parties would be able to negotiate definitive transaction documents.

The Board met on December 11, 2025 and discussed, among other things, the latest draft Term Sheet, management’s due diligence of the Cloud business and the 2026 annual operating plan. In such discussion, the Board discussed that the Company had experienced significant difficulty in its recent financings, valuations for many of the Company’s peers were down significantly and a challenging operating environment was limiting the Company’s prospects. The Board also discussed that the Business Combination would provide meaningful potential upside to the Company’s stockholders. The Board also discussed that Applied Parent would receive a number of shares of Common Stock equal to 97% of the Common Stock on a fully diluted basis and the Company’s stockholders would retain 3% of the Common Stock on a fully diluted basis, with each constituency sharing in the potential dilution from the Applied Parent Equity Financing on a pro rata basis. Mr. Davis explained to the Board that management’s view was that the Company’s stock price reaction to the public announcement that the Company was evaluating strategic alternatives did not reflect the underlying valuation of the Company existing business, which was materially lower than the current trading price.

On December 11, 2025, representatives from Applied Parent granted data room access to the Company to diligence Cloud and Cloud’s business.

On December 12, 2025, representatives of Wilson Sonsini circulated a revised draft of the Term Sheet to representatives of Lowenstein that, among other things, replaced the proposed relative percentage ownership split with a valuation range of $325 million to $425 million for Cloud. On the same day, Lowenstein circulated a further revised draft of the Term Sheet that contemplated, among other things, a yet to be determined set valuation of Cloud and a fixed amount of shares as consideration that related to Applied Parent owning approximately 97% of the combined company on a fully diluted basis.

On December 12, 2025, the Company entered into an engagement letter with Bradley Woods for the Business Combination.

On December 12, 2025, Messrs. Davis and Mohmand discussed the remaining business points on the Term Sheet, including pricing terms, with Mr. Mohmand noting that Applied Parent was unwilling to have further discussions on the proposed terms and would not move forward if the Company did not concede to such proposed terms.

On December 14, 2025, members of the Company’s management and representatives of Wilson Sonsini held a call to discuss the remaining business points on the Term Sheet, including pricing terms.

Between December 12, 2025 and December 15, 2025, Mr. Davis solicited feedback from the Board regarding the remaining business points on the Term Sheet, including pricing terms, in light of the feedback provided by Applied Parent.

On December 15, 2025, at the direction of Mr. Davis, representatives of Wilson Sonsini circulated a further revised draft of the Term Sheet that substantively accepted the terms most recently proposed by Applied Parent, which was subject to further discussion with, and approval from, the Board.

Between December 16, 2025 and December 18, 2025, members of the Company’s management and Mr. Stern met to discuss Cloud’s business and other trading comparables.

On December 18, 2025, Messrs. Davis and Mohmand had a call to discuss the Term Sheet approval process and the Company’s upcoming Board meeting. Messrs. Davis and Mohmand also discussed the public announcement of the Term Sheet in conjunction with Applied Parent’s commercial planning.

On December 21, 2025, the Board met and discussed the proposed final Term Sheet, the public disclosure considerations and the due diligence process. Wes Cummins, Applied Parent’s Chief Executive Officer, also attended a portion of the Board meeting and provided an overview of Applied Parent’s business. Following a discussion of such matters, the Board approved the Term Sheet and the terms presented to the Board for the Business Combination.

From December 21, 2025 to December 29, 2025, management from the Company and Cloud, representatives of Lake Street, Wilson Sonsini and Lowenstein, and Mr. Stern attended to due diligence matters and corresponded regarding the press release related to the Term Sheet and the Business Combination.

On December 29, 2025, the Company and Applied Parent executed the Term Sheet and the Amended Exclusivity Agreement, and the parties announced the existence of the Term Sheet.

From the announcement of the Term Sheet through February 10, 2026, Mr. Davis was routinely in communication with the other members of the Board to discuss the negotiation of the Business Combination documentation and the diligence process, to solicit feedback from the Board regarding the substantive negotiations, the Company’s cash balance and cash runway and to update the Board regarding Lake Street’s fairness opinion process.

On January 2, 2026, members of the Company’s management, representatives of Lake Street, Mr. Stern and representatives of Wilson Sonsini held a call to discuss working towards a definitive agreement, timeline to Closing, the Company’s current cash position and diligence.

On January 4, 2026, members of the Company’s management and representatives of Lake Street held a call to discuss additional diligence questions regarding Cloud’s business.

On January 5, 2026, members of the Company’s and Applied Parent’s management, representatives of Lake Street, Mr. Stern and representatives of Wilson Sonsini and Lowenstein held a call to align on next steps, including the due diligence process and related deliverables, the timeline to a definitive agreement, the requisite SEC filings and the timeline to Closing, with the expectation that Closing would occur in April 2026 and that the Company would need to raise additional capital in order to fund its operations to Closing. During this call, Mr. Davis discussed that the Company was considering asking Lake Street to deliver the Fairness Opinion in connection with the Business Combination.

On January 8, 2026, Messrs. Davis, Wong and Stern met with the representatives of Lake Street to evaluate Lake Street’s qualifications to assist in evaluating the Business Combination. Discussion ensued regarding Lake Street’s prior engagements with the Company, its involvement in the discussions between the parties to date and Lake Street’s potential conflicts of interest. Following this meeting, the Board determined to engage Lake Street because of its experience in similar transactions, its professional reputation as an independent financial advisor and its familiarity with the Company’s business.

On January 10, 2026, representatives of Wilson Sonsini communicated the Company’s supplemental legal diligence requests to representatives of Lowenstein. On January 11, 2026, representatives of Lowenstein communicated Applied Parent’s supplemental legal diligence requests to representatives of Wilson Sonsini. The Company, Applied Parent and their respective legal counsels and other representatives proceeded to respond to the respective diligence requests and subsequent diligence requests throughout the month of January and up to the execution of the Contribution and Exchange Agreement.

On January 14, 2026, representatives from Wilson Sonsini received drafts of the Contribution and Exchange Agreement and Investor Rights Agreement from representatives of Lowenstein and shared such initial drafts with members of the Company’s management and Mr. Stern.

On January 18, 2026, the Board met and discussed the Business Combination and the anticipated timeline. In connection with this discussion, Mr. Davis explained that the Company failed to meet its projected revenue target in the fourth quarter, provided an update on the Company’s cash runway, which was expected to fund the Company through the first quarter of 2026 depending on the Company’s level of collections on accounts receivable, and summarized the expected increased expenses related to the Business Combination. Mr. Davis summarized the terms of a financing proposed by Lake Street, which had been previewed with the other members of the Board in advance of the meeting, whereby the Company would issue shares of a new series of Preferred Stock and warrants to purchase Common Stock with Lake Street serving as the placement agent (the “January PIPE”). Mr. Davis also summarized a proposed amendment to Lake Street’s engagement as strategic advisor to the Company and an engagement of Lake Street to render an opinion to the Board as to the fairness of the Business Combination. The Board approved the engagement of Lake Street to render the Fairness Opinion to the Board for the Business Combination.

On January 18, 2026, Messrs. Davis and Mohmand discussed the proposed terms of the January PIPE and the Company’s cash needs through potential closing of the Business Combination. On January 18, 2026, Applied Parent waived the exclusivity provisions under the Amended Exclusivity Agreement to allow the Company to pursue and consummate the January PIPE.

On January 20, 2026, members of the Company’s management had a call with representatives from Lake Street to review the specific terms of the January PIPE for recommendation to the Board. Later that day, following the Board’s approval thereof through unanimous written consent on January 20, 2026, the Company entered into securities purchase agreements related to the January PIPE, where the Company agreed to issue an aggregate of 5,852 shares of Series B Preferred Stock and warrants to purchase an aggregate of 355,960 shares of Common Stock in exchange for expected net proceeds of $5.3 million.

Also on January 20, 2026, members of the Company’s management had a call with representatives from Lake Street and Applied Parent and Mr. Stern to discuss the status of documentation for the Business Combination and diligence and timeline questions.

On each of January 21, 2026, and January 25, 2026, members of the Company’s management, Mr. Stern and representatives from Wilson Sonsini had a call to discuss certain key points of the Contribution and Exchange Agreement and the Investor Rights Agreement.

On January 22, 2026, the Company closed the January PIPE.

On January 23, 2026, members of the Company’s and Applied Parent’s management had a financial and tax due diligence call with representatives from KPMG LLP (on behalf of Applied Parent), Wilson Sonsini and Lowenstein and Mr. Stern.

On January 25, 2026, representatives from Wilson Sonsini circulated revised drafts of the Contribution and Exchange Agreement and Investor Rights Agreement to representatives of Lowenstein. Mr. Davis communicated to Mr. Mohmand the key proposed changes in such drafts, including providing representations and warranties for Cloud that matched the representations and warranties for the Company and that the Investor Rights Agreement had been modified to more strictly align with limited rights set forth in the Term Sheet.

On January 31, 2026, representatives of Lowenstein circulated revised drafts of the Contribution and Exchange Agreement, which revised the structure of the transaction in line with discussions between the parties and substantially reinstated its prior positions with respect to the representations and warranties, covenants, and closing conditions, and the Investor Rights Agreement, which included, among other revisions, provided Applied Parent with certain Board designation rights and information rights.

On February 1, 2026, Messrs. Davis and Mohmand had a call to discuss the status of the Business Combination documentation. During this discussion, Mr. Mohmand communicated that Applied Parent was unwilling to entertain further negotiation on the transaction documentation. Also on February 1, 2026, representatives of Lowenstein and Wilson Sonsini discussed the latest drafts of the Business Combination documentation. During that discussion, representatives of Lowenstein reiterated that Applied Parent was unwilling to entertain further substantive revisions to such documentation.

On February 2, 2026, representatives from Lake Street reviewed with the members of the Company’s management and Mr. Stern its financial analyses, based on the forecast for Cloud’s business that had been provided by Applied Parent, of the consideration to be paid by the Company in the Business Combination pursuant to the terms of the Contribution and Exchange Agreement.

On February 3, 2026, representatives from Lake Street held a due diligence call with members of the Company’s management and Mr. Stern.

On February 5, 2026, representatives of Wilson Sonsini circulated to representatives of Lowenstein revised drafts of the Contribution and Exchange Agreement, which made targeted modifications to certain of the representations and warranties, covenants and closing deliverables, including revisions to include more reciprocal representations and covenants, and the Investor Rights Agreement, which largely accepted the additional rights proposed by Applied Parent. Thereafter on February 5, 2026, members of the Company’s management, Lake Street and representatives from each of Wilson Sonsini, Lowenstein and Sullivan & Worcester LLP, legal counsel to Lake Street, had a call to discuss the timing of the revised transaction documentation, the structure of the Business Combination, workflows and other assignments related to the Business Combination. Later that same day, representatives of Lowenstein circulated revised drafts of the Contribution and Exchange Agreement and the Investor Rights Agreement, which refined the language related to the tentatively agreed upon business terms.

On February 6, 2026, Messrs. Davis and Mohmand had a call to discuss Cloud’s historic profits and losses relative to Cloud’s ongoing cash requirements and the appropriate amount of minimum cash required to fund the combined companies post-closing.

From February 6, 2026 through February 10, 2026, representatives of Wilson Sonsini and Lowenstein continued to refine the language in the Contribution and Exchange Agreement, the Investor Rights Agreement and the related schedules and exhibits.

On February 8, 2026, members of the Company’s management had a call with representatives from Lake Street to discuss timing of the signing of the Contribution and Exchange Agreement.

On February 8, 2026, members of the Company’s management and Mr. Stern discussed outstanding Company and Cloud representations and warranties in the Contribution and Exchange Agreement, and representatives from Wilson Sonsini subsequently provided feedback from such discussions to representatives from Lowenstein.

On February 9, 2026, Messrs. Davis and Mohmand discussed the final open points of the Contribution and Exchange Agreement and Investor Rights Agreement and certain business level disclosures. During such discussion, Mr. Mohmand noted that Applied Parent was considering the possibility of Mr. Davis serving as the initial Chief Executive Officer of ChronoScale.

On February 10, 2026, members of the Company’s management met with representatives from Wilson Sonsini to discuss the decision points of the Contribution and Exchange Agreement.

On February 10, 2026, the Board met and discussed the Business Combination. Representatives of Wilson Sonsini summarized the key terms of the Contribution and Exchange Agreement and Investor Rights Agreement. Mr. Davis described the Company’s limited cash runway, which was expected to extend until the end of the second quarter of 2026, and the Company’s stock price performance relative to the Company’s peers, noting that, since the Company’s announcement of the Term Sheet, the Company’s stock price had increased relative to such peers, while such peers’ stock had generally declined. Mr. Davis also described the significant cash that the Company would require to potentially achieve breakeven of its existing business in the long term. Mr. Davis noted that Applied Parent was considering the possibility of asking Mr. Davis to serve as ChronoScale’s initial Chief Executive Officer but that the matter was not yet settled, that formal negotiations had not yet commenced and that specific terms of a compensation structure had not been proposed. Mr. Davis agreed that he would keep the Board informed if further discussions regarding his continued employment with ChronoScale moved forward. Representatives from Lake Street also attended a portion of the Board meeting, and representatives from Lake Street described the status of the Fairness Opinion, noting that the only remaining open item was the finalization of the calculation of the share consideration. Subject to finalization of transaction terms, including the calculation of the share consideration, the representatives of Lake Street noted that Lake Street was prepared to deliver to the Board in connection with considering approval of the Business Combination its signed Fairness Opinion that, subject to the assumptions, qualifications, and limitations set forth therein, the issuance of the Exchanged Shares by the Company in connection with the transactions contemplated by the Contribution and Exchange Agreement is fair, from a financial point of view, to the Company. The Board discussed the terms of the transactions, the presentations from the Company’s advisors, the potential for material upside for the Company’s stockholders in pursuing the Business Combination and the lack of other viable options for the Company. Management expressed their view that the Business Combination was in the best interest of the Company’s stockholders. After such discussion, the Board expressed its support of management finalizing the Contribution and Exchange Agreement and the Investor Rights Agreement and the related exhibits and schedules, with the Company’s execution of the Contribution and Exchange Agreement to be approved through unanimous written consent by the Board once such agreement was in final form.

On February 11, 2026, Mr. Davis had a call with Mr. Mohmand to discuss the final share count for the Contribution and Exchange Agreement and agreed to use the share count that was previously agreed upon such that Applied Parent would receive a number of shares of Common Stock equal to approximately 97% of the Common Stock on a fully diluted basis and the Company’s stockholders would retain approximately 3% of the Common Stock on a fully diluted basis, with each constituency sharing in the potential dilution from the Applied Parent Equity Financing on a pro rata basis.

On February 12, 2026, Mr. Davis updated the Board on the status of the negotiations, noting that goal was to announce the Business Combination on February 17, 2026 and that he had calls with members of Applied Parent’s management to discuss integration planning and expectations and investor relations matters.

On February 14, 2026. Lake Street delivered the written Fairness Opinion that, subject to the assumptions, qualifications, and limitations set forth therein, the issuance of the Exchanged Shares by the Company in connection with the transactions contemplated by the Contribution and Exchange Agreement is fair, from a financial point of view, to the Company. That same day, the Board approved the Transaction Documents, the Business Combination, the issuance of the Exchanged Shares, the issuance of the securities to be issued in the Applied Parent Equity Financing (for purposes of compliance with the Nasdaq Listing Rule 5635 only), the 2026 Plan, an amendment to the Bylaws and the Second Amended and Restated Bylaws.

Effective February 15, 2026, the Company, APLD Intermediate, Contributor and Cloud executed and delivered the Contribution and Exchange Agreement.

On February 17, 2026, the Company filed a Current Report on Form 8-K with the SEC announcing the entry into the Contribution and Exchange Agreement to consummate the Business Combination.

Reasons for the Business Combination

In evaluating the Business Combination, the Board consulted with the Company’s management, as well as its legal and financial advisors, including Lake Street, who rendered the Fairness Opinion to the Board, and considered a number of factors, weighing both perceived benefits of the Business Combination as well as potential risks of the Business Combination. In the course of its deliberations, the Board considered a variety of factors and information that it believes support its determinations and recommendations, including the following (which are not all-inclusive and not necessarily presented in order of relative importance):

●	the Company’s expectations regarding the dynamic growth of Cloud and the broader artificial intelligence industry, as well as Cloud’s near-term values and financial projections;

●	the Company’s expectations regarding the high market demand for cloud computing, the significant investment being made in the sector and the stock price appreciation for companies in the sector;
●	the Company’s expectations that pursuing the Business Combination would allow for additional time and capital to evaluate strategic alternatives for the Company’s existing business;
●

the Company’s expectations regarding potential alternatives to the Business Combination, which were extremely limited and included growth through acquiring a competitor or its technology or continuing to seek external financing to fund the Company’s operations, each of which would require significant additional capital that may be unavailable or, if available, was expected to be difficult and highly dilutive and would not be expected to be sufficient to fund the Company through profitability;

●

the Company’s belief that, based on its historical operating results, the Company’s ability to organically achieve profitability through scale entailed significant execution risk, even if the Company was able to obtain sufficient interim funding;

●	the Company’s business outlook, which was challenged given the limited historical growth in Indego Therapy device sales and the limited growth prospects for EksoNR sales;
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the Company’s expectations that it would have limited cash resources available to fund its ongoing operations, even after giving effect to its recent fundraising efforts. In such circumstances, the Company’s available liquidity would be insufficient to sustain operations for the next twelve months;

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the receipt of the Fairness Opinion that, subject to the assumptions, qualifications, and limitations set forth therein, the issuance of the Exchanged Shares by the Company in connection with the transactions contemplated by the Contribution and Exchange Agreement is fair, from a financial point of view, to the Company; and

●	the recommendation of the Business Combination by the Company’s management team.

In the course of its deliberations, the Board also considered a variety of risks, uncertainties and other potentially negative factors, including the following (which are not necessarily all-inclusive and not presented in order of relative importance):

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incurring substantial costs related to the Business Combination, such as financial advisory, legal, accounting and other professional services fees that have already been incurred or will continue to be incurred until and following the Closing;

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the fact that the Company may experience negative reactions from the financial markets, including negative impacts on its stock price, and it is uncertain when, if ever, the price of the shares would return to the prices at which the shares currently trade;

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the requirement in the Contribution and Exchange Agreement that, unless the Contribution and Exchange Agreement is terminated in accordance with its terms, the Company shall pay, at the Closing, all fees and expenses of the parties, including the fees and expenses of advisers, counsel, accountants and other experts, if any, as well as all other out-of-pocket expenses incurred by such parties in connection with the negotiation, preparation, execution, and delivery of the Contribution and Exchange Agreement. If the Contribution and Exchange Agreement is terminated in accordance with its terms, each party shall be responsible for its own expenses, and APLD Intermediate and Contributor shall be responsible for any expenses incurred by Cloud;

●	limitations on the Company’s ability to attract and retain key personnel;
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reputational harm, including relationships with investors, customers, and business partners due to the adverse perception of the Company pursuing a line of business that is unrelated to its existing business and any failure to successfully complete the Business Combination;

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potential disruption to the Company’s business and distraction of its workforce and management team to pursue other opportunities that could be beneficial to the Company, in each case without realizing any of the benefits of having the Business Combination completed;

●	the fact that the integration of Cloud and the Company may not be as successful as expected and that the anticipated benefits of the Business Combination may not be realized in full or in part; and
●	various other risks described in the section entitled “Risk Factors” beginning on page 17.

The Board considered all of these factors as a whole and unanimously concluded that they supported a determination to approve the Contribution and Exchange Agreement and the transactions contemplated thereby, including the issuance of shares of Common Stock in connection with the Business Combination. The foregoing discussion of the information and factors considered by the Board is not exhaustive. In view of the wide variety of factors considered by the Board in connection with its evaluation of the Business Combination and the complexity of these matters, the Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above and any other factors, individual members of the Board may have viewed factors differently or given different weight or merit to different factors.

Required Approval of the Stockholder Approved Actions; Record Date; Action by Stockholder Consent

Under Nevada law and the Articles of Incorporation and Bylaws, the Stockholder Approved Actions required the affirmative vote or written consent of the holders of a majority of the voting power of all capital stock of the Company entitled to vote. On the Record Date, there were 3,563,381 shares of Common Stock and 5,852 shares of Series B Preferred Stock outstanding and entitled to vote, having the voting power of an aggregate of 711,922 shares of Common Stock.

Effective February 20, 2026, the Principal Stockholders delivered to the corporate secretary of the Company the Written Consent in respect of shares of Common Stock representing approximately 50.4% of the voting power of all the outstanding voting securities of the Company. Such Written Consent constituted approval of the Stockholder Approved Actions by the holders of the requisite number of shares of Common Stock and Series B Preferred Stock in accordance with the NRS and, accordingly, the approval of the Stockholder Approved Actions by the Company’s stockholders was effective February 20, 2026. No further approval of the stockholders of the Company is required to approve the Stockholder Approved Actions. As a result, the Company has not solicited and will not be soliciting your vote for the approval of the Stockholder Approved Actions and does not intend to call a meeting of stockholders for purposes of voting on the approval of the Stockholder Approved Actions.

Federal securities laws state that the Stockholder Approved Actions may not be completed until 20 calendar days after the mailing date of this Information Statement to the Company’s stockholders. Therefore, notwithstanding the execution and delivery of the Written Consent, the Business Combination will not occur until that time has elapsed. We currently expect the Business Combination to be completed in the second quarter of 2026, subject to certain government regulatory reviews and approvals and the satisfaction of the other conditions to closing in the Contribution and Exchange Agreement. However, there can be no assurance that the Business Combination will be completed on or prior to that time, or at all.

Recommendation of the Board

On February 14, 2026, after careful consideration, including detailed discussions with the Company’s management and its legal and financial advisors, including Lake Street who rendered the Fairness Opinion to the Board, regarding, among other things, (i) the Company’s expectations regarding the dynamic growth of Cloud and the broader artificial intelligence industry, as well as Cloud’s near-term values and financial projections; (ii) the Company’s expectations regarding the high market demand for cloud computing, the significant investment being made in the sector and the stock price appreciation for companies in the sector; (iii) the Company’s expectations that pursuing the Business Combination would allow for additional time and capital to evaluate strategic alternatives for the Company’s existing business, (iv) the Company’s expectations regarding potential alternatives to the Business Combination, which were extremely limited and included growth through acquiring a competitor or its technology or continuing to seek external financing to fund the Company’s operations, each of which would require significant additional capital that may be unavailable or, if available, was expected to be difficult and highly dilutive and would not be expected to be sufficient to fund the Company through profitability; (v) the Company’s belief that, based on its historical operating results, the Company’s ability to organically achieve profitability through scale entailed significant execution risk, even if the Company was able to obtain sufficient interim funding; (vi) the Company’s business outlook, which was challenged given the limited historical growth in Indego Therapy device sales and the limited growth prospects for EksoNR sales; (vii) the Company’s expectations that it would have limited cash resources available to fund its ongoing operations, even after giving effect to its recent fundraising efforts. In such circumstances, the Company’s available liquidity would be insufficient to sustain operations for the next twelve months; (viii) the receipt of the Fairness Opinion that, subject to the assumptions, qualifications, and limitations set forth therein, the issuance of the Exchanged Shares by the Company in connection with the transactions contemplated by the Contribution and Exchange Agreement is fair, from a financial point of view, to the Company; and (ix) the recommendation of the Business Combination by the Company’s management team, the Board:

·

determined that the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement, on the terms and subject to the conditions set forth in the Contribution and Exchange Agreement, were fair to, and in the best interests of, the Company;

·

approved, adopted, declared advisable and authorized the Contribution and Exchange Agreement, the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement, on the terms and subject to the conditions set forth in the Contribution and Exchange Agreement;

·	recommended that the holders of Common Stock and Series B Preferred Stock vote in favor of adopting the Contribution and Exchange Agreement; and
·	directed that the Contribution and Exchange Agreement be submitted to the holders of the shares of Common Stock and Series B Preferred Stock for their adoption.

Opinion of Ekso’s Financial Advisor to the Board

In connection with the Business Combination, Lake Street delivered the Fairness Opinion to the Board as to the fairness, from a financial point of view and as of the date of such opinion, of the consideration to be paid by Ekso in the Business Combination pursuant to the terms of the Contribution and Exchange Agreement described in more detail in the section titled “The Contribution and Exchange Agreement” beginning on page 56 of this Information Statement.

The full text of the Fairness Opinion, which describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Lake Street in connection with the Fairness Opinion, is attached as Annex E to this document.

The following summary of the Fairness Opinion is qualified in its entirety by reference to the full text of such Fairness Opinion. For purposes of the Fairness Opinion and in connection with Lake Street’s review, Lake Street deemed relevant, among other things:

●	Discussions about the Business Combination and related matters with legal counsel for Ekso and reviewed the draft Contribution and Exchange Agreement delivered to Lake Street dated February 14, 2026;

●	Certain internal financial statements and other financial and operating data concerning Ekso, as provided by its representatives;
●	Certain internal financial statements and other financial and operating data concerning Cloud, as provided by its representatives;
●	Discussions with the management of Ekso and its advisors;
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Certain publicly available business and financial information related to Ekso from its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and from its Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

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Certain publicly available business and financial information related to Cloud from Applied Parent’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2025 and from its Annual Report on Form 10-K for the fiscal year ended May 31, 2025;

●	Certain precedent data center infrastructure and colocation platform transactions comparable to those contemplated in the Contribution and Exchange Agreement and other transaction documents;
●	Certain historical market valuation and trading data for public companies comparable to Cloud; and
●

Certain other market and industry reports and data that Lake Street deemed relevant in evaluating the general quality and attractiveness of the assets of the parties to the Contribution and Exchange Agreement.

For its analysis and opinion, Lake Street assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by Ekso, Cloud, or their respective representatives, which formed a substantial basis for such opinion. With respect to the financial projections, Lake Street was advised by management of Cloud and assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Cloud of the future financial performance of Cloud, and Lake Street expressed no view as to the assumptions on which they were based. In addition, Lake Street assumed that the final executed Contribution and Exchange Agreement would not differ in any material respect from the draft Contribution and Exchange Agreement reviewed by Lake Street, that the consideration would consist solely of the issuance of the Ekso’s shares of Common Stock and that the Business Combination would be consummated in accordance with the terms set forth in the Contribution and Exchange Agreement without any waiver, amendment or delay of any terms or conditions. Lake Street also assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Business Combination, no delays, limitations, conditions or restrictions would be imposed that would have an adverse effect on Ekso or the contemplated benefits expected to be derived in the proposed Business Combination.

Lake Street is not a legal, tax, accounting or regulatory advisor. Lake Street is a financial advisor only and relied upon, without independent verification, the assessment of Ekso and its legal, tax, accounting and regulatory advisors with respect to legal, tax, accounting and regulatory matters. Lake Street’s opinion did not address the underlying business decision of the Board to enter into the Business Combination or the relative merits of the Business Combination compared to any other alternative business transaction, or other alternatives, or whether such alternatives could be achieved or are available. Lake Street did not make any independent valuation or appraisal of the assets or liabilities (fixed, contingent or otherwise) of Cloud, nor was Lake Street furnished with any such valuations or appraisals, nor did Lake Street assume any obligation to conduct, nor did Lake Street conduct any physical inspection of the properties, facilities or other assets of Cloud. Lake Street did not evaluate the solvency of Cloud under any law of any jurisdiction relating to bankruptcy, insolvency or similar matters. Lake Street is not a legal expert, and for purposes of its analysis, Lake Street did not make any assessment of the status of any outstanding litigation involving Cloud and excluded the effects of any such litigation in its analysis. Lake Street’s opinion was based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date of Lake Street’s opinion may affect the opinion and the assumptions used in preparing it, and Lake Street did not assume any obligation to update, revise or reaffirm its opinion.

Lake Street’s opinion addressed only fairness from a financial point of view, as of the date thereof, to the Board of the consideration to be issued in the Business Combination. The issuance of Lake Street’s opinion was approved by a fairness opinion committee of Lake Street.

Summary of Material Financial Analyses

The following is a summary of the material financial analyses reviewed by Lake Street and reviewed by the Board in connection with Lake Street’s Fairness Opinion and does not purport to be a complete description of the financial analyses performed by Lake Street. The rendering of an opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Lake Street or of its presentation to the Board. The order of analyses described below does not represent the relative importance or weight given to those analyses by Lake Street. Some of the summaries of the financial analyses include information presented in tabular format. To fully understand Lake Street’s financial analyses, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Lake Street’s financial analyses.

In performing its analyses, Lake Street made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Ekso and Cloud. Lake Street does not assume any responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below.

Comparable Public Company Analysis

To assess how the public market values capital stock of publicly traded companies similar to Cloud, Lake Street reviewed and compared certain financial information relating to Cloud with selected companies, which, in the exercise of its professional judgment and based on its knowledge of the industry, Lake Street deemed relevant to Cloud. Although none of the selected companies is identical to Cloud, Lake Street selected these companies because they had publicly traded equity securities and were determined to be similar to Cloud in one or more respects, including the nature of their business, financial characteristics, and the fact that their equity securities are listed on major U.S. exchanges. The selected comparable companies were:

Company	Ticker
CoreWeave, Inc.	CRWV
Nebius Group N.V.	NBIS
IREN Limited	IREN
Applied Digital Corporation	APLD
TeraWulf Inc.	WULF
Cipher Mining Inc.	CIFR
Hut 8 Corp.	HUT
Core Scientific, Inc.	CORZ
MARA Holdings, Inc.	MARA
WhiteFiber, Inc.	WYFI

Lake Street obtained financial metrics and projections for the selected companies from public filings they made with the SEC and from S&P Capital IQ (“Capital IQ”). In its analysis, Lake Street derived and compared multiples for Cloud and the selected companies, calculated as follows:

●	Total enterprise value (“TEV”) as a multiple of estimated revenue for calendar year 2026 (“CY 2026E”)
●	TEV as a multiple of estimated revenue for calendar year 2027 (“CY 2027E”)
●	TEV as a multiple of estimated EBITDA for CY 2026E

●	TEV as a multiple of estimated EBITDA for CY 2027E

TEV refers to market capitalization plus all outstanding debt and leases, plus preferred stock, plus any minority interest, and less cash and cash equivalents. EBITDA refers to earnings before interest, taxes, depreciation, and amortization. This analysis indicated the following:

Financial Multiple	25th Percentile	Median	Average	75th Percentile
CY 2026E TEV / Revenue	5.5x	8.0x	11.6x	15.7x
CY 2027E TEV / Revenue	3.2x	5.2x	5.9x	7.4x
CY 2026E TEV / EBITDA	8.6x	18.4x	18.1x	27.7x
CY 2027E TEV / EBITDA	4.7x	10.1x	10.2x	13.6x

No company used in the comparable company analysis is identical to Cloud. In reviewing this analysis, Lake Street also considered, among other things, the relative comparability of the selected companies to Cloud. Based upon the foregoing and applying its professional judgment, Lake Street selected the representative ranges of the 25th to 75th percentile for each metric. Lake Street then applied the respective representative ranges to CY 2026E revenue and EBITDA, and CY 2027E revenue and EBITDA for Cloud resulting in ranges of implied total enterprise values. A summary of these enterprise value ranges is shown in the table below:

Financial Multiple	Representative Range			Implied Enterprise Value*
CY 2026E TEV / Revenue	5.5x	-	15.7x	$569	-	$1,616
CY 2027E TEV / Revenue	3.2x	-	7.4x	$388	-	$892
CY 2026E TEV / EBITDA	8.6x	-	27.7x	$552	-	$1,783
CY 2027E TEV / EBITDA	4.7x	-	13.6x	$364	-	$1,054

* Dollars in Millions

In evaluating the financial multiples for the selected companies, Lake Street made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions, and other matters. Accordingly, Lake Street’s comparison of selected companies to Cloud and analysis of the results of such comparisons was not solely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative value of Cloud.

Precedent M&A Transactions Analysis

Lake Street performed a selected precedent transactions analysis, which is designed to imply a value for a company based on publicly available financial terms of the selected transactions that share some characteristics with the Business Combination. Lake Street reviewed and selected precedent transactions that, in the exercise of its professional judgment, were deemed to be relevant to its analysis after meeting the following criteria: (i) the target company operated in the data center infrastructure industry, (ii) transactions that closed since January 1, 2020, with publicly available financial terms, and (iii) the acquisition was not of a minority interest. In its analysis, Lake Street reviewed the following precedent transactions:

Close Date	Target	Buyer
March - 2024	Verne Holdings	Ardian France SA
December - 2022	Switch, Inc.	DigitalBridge and IFM Investors
March - 2022	Cyrus One Inc.	KKR & Global Infrastructure Partners
December - 2021	CoreSite Realty Corporation	American Tower Investments LLC
August - 2021	QTS Realty Trust, LLC	Blackstone Funds
March - 2020	InterXion Holding N.V.	Digital Realty Trust, Inc.

For each precedent transaction listed above, using publicly available company filings, Capital IQ, and press releases, Lake Street calculated TEV multiples based on the target company’s LTM revenue and EBITDA as of the closing date. From this analysis, Lake Street derived the 25th and 75th percentile multiple range for the selected precedent transactions. These multiples were then applied to Cloud’s estimated revenue and EBITDA for CY 2026E and CY 2027E. The resulting precedent transaction enterprise value ranges were then discounted to present value using an estimate of Cloud’s weighted average cost of capital as the discount rate. This discount rate was determined by considering market-based and company-specific risks, relying on Lake Street’s professional judgment and experience. The resulting multiple range and respective implied enterprise value range is set forth in the following table:

Financial Multiple	Representative Range			Implied Enterprise Value*
CY 2026E TEV / Revenue	13.1x	-	16.1x	$1,110	-	$1,368
CY 2027E TEV / Revenue	13.1x	-	16.1x	$1,038	-	$1,279
CY 2026E TEV / EBITDA	26.7x	-	34.1x	$1,412	-	$1,804
CY 2027E TEV / EBITDA	26.7x	-	34.1x	$1,360	-	$1,737

* Dollars in Millions

Lake Street noted that, although the selected transactions were used for comparison purposes, no business of any selected company was either identical or directly comparable to the Cloud business. Accordingly, Lake Street’s comparison of selected companies to Cloud and analyses of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and Cloud.

Discounted Cash Flow Analysis

Lake Street conducted a discounted cash flow analysis for Cloud on a stand-alone basis, which is designed to estimate the implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of the company. Lake Street calculated a range of implied enterprise values of Cloud based on forecasts of future unlevered free cash flows from an estimated transaction close date as of April 2026, through calendar year 2029 provided by the management of Cloud. Lake Street first calculated unlevered free cash flows (calculated as earnings before taxes, less taxes, plus depreciation and amortization, less the amount of any increase or plus the amount of any decrease in net working capital, less capital expenditures) of Cloud for calendar years 2026 to 2029, using an assumed tax rate of 24.0%.

Lake Street then calculated terminal values for Cloud using the terminal value method based on revenue and EBITDA multiples. The terminal value based on revenue and EBITDA multiples were calculated by applying terminal LTM revenue multiples of 13.1x to 16.1x and terminal LTM EBITDA multiples of 26.7x to 34.1x (selected based on Lake Street’s professional judgment after consideration of the precedent M&A transactions multiples) to Cloud’s revenue and EBITDA forecast for fiscal year 2029.

These unlevered free cash flows and terminal values were then discounted to their respective present values as of April 2026, using a range of discount rates of 19.8% to 29.8% (selected based on Lake Street’s professional judgment and derived from an analysis of the estimated weighted average cost of capital using Cloud comparable company data) to calculate a range of implied total enterprise values for Cloud. From this analysis, Lake Street derived the 25th and 75th percentiles for the values produced from the discounted cash flow analysis set forth in the following table:

Financial Multiple	Representative Range			Implied Enterprise Value(1)*
Terminal Revenue Multiple	13.1x	-	16.1x	$563	-	$893
Terminal EBITDA Multiple	26.7x	-	34.1x	$662	-	$1,088

(1)

On April 1, 2026, Lake Street delivered to the Board an updated analysis underlying the Fairness Opinion (as revised, the “Updated Opinion Analysis”). The Updated Opinion Analysis corrected a miscalculation by Lake Street in the Discounted Cash Flow Analysis and the related Implied Enterprise Values. The corrected Implied Enterprise Values are reflected in the table above. In connection with the Updated Opinion Analysis, Lake Street reaffirmed its opinion that the issuance of the Exchanged Shares by the Company in connection with the transactions contemplated by the Contribution and Exchange Agreement was fair, from a financial point of view, to the Company.

* Dollars in Millions

In the original analysis underlying the Fairness Opinion, Lake Street noted that the median value of these implied enterprise values equaled $1,098 million, which was adjusted to $1,022 million in the Updated Opinion Analysis (as adjusted, the “Cloud Median Implied Value”).

Summary

Lake Street noted that the fully diluted enterprise value of Ekso was $27 million and that the negotiated Cloud enterprise value was $937 million (the “Negotiated Value”), as of December 29, 2025. The Negotiated Value was calculated as the equity value of the Contributed Shares based on Ekso’s closing share price on December 29, 2025, plus Cloud net debt, including the estimated present value of future finance lease obligations discounted using a rate provided by Cloud management. Lake Street also noted that the implied value of the consideration (the “Implied Consideration”) to Ekso shareholders was $31 million, based on Ekso’s pro forma equity ownership of 3.0% multiplied by the Cloud Median Implied Value. Finally, Lake Street noted that both the $1,022 million Cloud Median Implied Value and the $31 million Implied Consideration exceeded the Negotiated Value and the Ekso enterprise value as of December 29, 2025.

Certain Financial Forecasts – Important Information Concerning Cloud Management Forecasts

Cloud does not, as a matter of course, regularly prepare or publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings or other results, due to, among other reasons, the unpredictability of the underlying assumptions and estimates and the inherent difficulty of accurately predicting financial performance for future periods.

However, in connection with the review of the proposed Contribution and Exchange Agreement, Cloud’s management prepared unaudited financial projections for calendar years 2026 through 2029 on a risk-adjusted basis (the “Forecasts”), based on the best currently available information and the reasonable estimates and good faith judgments of Cloud’s management at such time and speak only as of that time. Lake Street used and relied upon the Forecasts in connection with the rendering of its Fairness Opinion to the Board and performing its financial analyses in connection therewith.

The Forecasts were prepared by Cloud’s management based on estimates they reasonably believed to be achievable. The Forecasts reflect numerous assumptions and estimates, including (i) customer demand and pricing for Cloud’s products; (ii) GPU lease payments and other operating expenses and capital expenditures; (iii) general economic and business conditions; (iv) the timing of GPU deployments within previously unutilized colocation capacity; and (v) how certain of these assumptions and estimates may change over time, in each case assuming Cloud operated on a standalone basis. Modeling and forecasting the future in Cloud’s industries is a highly speculative endeavor.

In particular, the Forecasts assume that Cloud’s business will fully utilize its existing 14MW of capacity over the projection period through incremental GPU deployments, reflecting a ramp in utilization from approximately 9MW to 14MW (100%) by mid-2026. Of this capacity, legacy GPUs are expected to account for approximately 9MW and next-generation GPUs are expected to account for approximately 5MW. The Forecasts further assume that existing unutilized capacity will be absorbed through increased utilization by existing customer and/or new customer wins. Next-generation GPUs are assumed to be priced at a premium to legacy GPUs at the time of deployment. The Forecasts also assume post-term price degradation for next-generation GPUs of approximately 40% per $/GPU/hour over the forecast period. Pricing for legacy GPUs is assumed to remain generally stable over the forecast period. Corporate standalone operating expenses are assumed to be approximately 5% of revenue. Certain operating costs are assumed to increase at an annual inflation rate of approximately 3%. Total capital expenditures and lease expenses over the forecast period are assumed to be approximately $188 million. The Forecasts are based solely on the utilization of existing MW capacity and do not assume any additional MW expansion or incremental capacity deployments beyond the current footprint. Any potential incremental capacity offtake arrangements would represent upside to the Forecasts if realized.

The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information contained herein. In addition, the Forecasts do not take into account any circumstances or events occurring after the respective date on which the Forecasts were prepared, which was January 28, 2026.

The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the projections prepared by Cloud’s management. The Forecasts are summarized below.

Cloud Management Forecasts

The following table presents estimates of selected operating data of Cloud.

Cloud Management Forecasts
Calendar Year Ending December 31
(Amounts in $ Millions)

Selected Operating Data:	2026E	2027E	2028E	2029E
Total Revenue	$103	$121	$106	$98
Operating Costs	(39)	(43)	(42)	(42)
EBITDA(1)	$64	$77	$63	$57
GPU Lease Expense	(49)	(44)	(40)	(37)
Net Operating Profit (EBT)(2)	$15	$34	$23	$19

(1)	EBITDA is a non-GAAP financial measure that is calculated as total revenue minus operating costs.
(2)	Net Operating Profit is a non-GAAP financial measure that is calculated as EBITDA less GPU lease expense.

Additional Information Concerning the Forecasts

The summary of the Forecasts is included in this Information Statement solely to give Ekso shareholders access to certain financial forecasts that were made available to the Board and used by Lake Street in rendering its Fairness Opinion and is not being included in this Information Statement for any other purpose. The inclusion of this information should not be regarded as an indication that the Company’s directors or their advisors, or any other person, considered, or now considers, such financial forecasts to be material or to be necessarily predictive of actual future results, and the Forecasts should not be relied upon as such. The Forecasts were generated solely for internal use and not developed with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data or published guidelines of the SEC regarding forward-looking statements or GAAP. Neither the independent registered accounting firms of Cloud nor the Ekso or any other independent accountants, have compiled, examined or performed any procedures with respect to the Forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and Cloud’s and Ekso’s independent registered accounting firms, respectively, assume no responsibility for, and disclaim any association with, the Forecasts. The Forecasts are forward-looking statements.

The Forecasts contain EBITDA and Net Operating Profit, which are non-GAAP financial measures. Cloud management included EBITDA and Net Operating Profit in the Forecasts because Cloud management believed that such measures may be useful in evaluating, on a prospective basis, the potential operating performance and cash flow of Cloud. Cloud has not provided reconciliations of the non-GAAP measures included in the Forecasts because of the inherent difficulty in forecasting and quantifying the measures that are necessary for such reconciliation. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. EBITDA and Net Operating Profit should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flow or as a measure of liquidity.

The inclusion of the Forecasts in this Information Statement should not be regarded as an indication that Ekso or any of its affiliates, advisors, officers, directors or representatives considered or consider the Forecasts to be predictive of actual future events, and the Forecasts should not be relied upon as such or construed as financial guidance. Neither Cloud, Ekso, nor any of their affiliates, advisors (including their financial advisors), officers, directors or representatives assume any responsibility for the accuracy, reliability, appropriateness or completeness of the Forecasts. Neither Cloud, Ekso, nor any of their affiliates, advisors (including their financial advisors), officers, directors or representatives can give any assurance that actual results will not differ from the Forecasts, and, except as may be required by applicable securities laws, none of them undertakes any obligation to update or otherwise revise or reconcile the Forecasts to reflect circumstances existing after the date the Forecasts were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Forecasts are shown to be incorrect. The Forecasts do not take into account the possible financial and other effects of the Business Combination and do not attempt to predict or suggest future results following the Business Combination. The Forecasts do not give effect to the Business Combination, including the impact of negotiating or executing the Contribution and Exchange Agreement, the expenses that have been or may be incurred in connection with completing the Business Combination, the effect of any business or strategic decision or action that has been or will be taken as a result of the Contribution and Exchange Agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the Contribution and Exchange Agreement had not been executed, but that were instead altered, accelerated, postponed or not taken in anticipation of the Business Combination. Because the Forecasts were developed without giving effect to the Business Combination, they do not reflect any changes to Cloud’s operations or strategy that may be implemented after completion of the Business Combination or any disruption in its operations that may be the result of the Business Combination. Cloud does not intend to make publicly available any update or other revision to the Forecasts, except as may otherwise be required by law. Neither Ekso nor any of its affiliates, advisors, officers, directors, or representatives has made or makes any representation to any securityholder regarding the information included in the Forecasts or the ultimate performance of Cloud, Ekso, ChronoScale or any of their affiliates compared to the information contained in the Forecasts, the likelihood that the Forecasts will be achieved, or the overall future performance of Cloud. Cloud has made no representation to Ekso in the Contribution and Exchange Agreement or otherwise, concerning the Forecasts.

The assumptions and estimates underlying the Forecasts, all of which are difficult to predict and many of which are beyond the control of Cloud, may not be realized. There can be no assurance that the forecasted results or underlying assumptions will be realized, and actual results likely will differ, and may differ materially, from those reflected in the Forecasts, whether or not the Transactions are consummated. In addition, the Forecasts may be affected by Cloud’s ability to achieve strategic goals, objectives and targets over the applicable period. Neither Cloud, Ekso, nor any of their affiliates assumes any responsibility to the Company’s stockholders for the accuracy of this information.

General

The summary set forth above does not contain a complete description of the analyses performed by Lake Street but does summarize the material analyses performed by Lake Street in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Lake Street believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in Lake Street’s opinion. In arriving at its opinion, Lake Street considered the results of all its analyses and did not attribute any particular weight to any factor or analysis. Instead, Lake Street made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Lake Street’s view of the actual value of Ekso or Cloud.

Lake Street is a full-service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. The Board selected Lake Street to act as its financial advisor in connection with the transactions contemplated by the Contribution and Exchange Agreement because Lake Street is a nationally recognized investment banking firm and because Lake Street, as part of its investment banking business, is consistently engaged in the valuation of companies and their securities in connection with merger and acquisition transactions, public and private offerings and placements of securities and other securities related activities. Lake Street has had no relationship with Ekso or Cloud in the past three years for which it has received or may receive any compensation, except as described below. Further, in the ordinary course of its business Lake Street and its affiliates may acquire, hold or sell, for it and its affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of Ekso and the other parties to the Business Combination, and, accordingly, may at any time hold a long or a short position in such securities.

Lake Street acted as a financial advisor to the Ekso Board in connection with the Business Combination. Pursuant to its engagement letter with Lake Street, Ekso agreed to pay Lake Street a $200,000 opinion fee due upon the delivery of its written opinion on February 14, 2026. These fees were determined by Lake Street and proposed to the Ekso Board. Further, Ekso has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise in relation to our engagement. Over the period from 2024 through 2026, Lake Street has provided a range of investment banking and advisory services to Ekso, including acting as financial advisor and placement agent in connection with follow‑on and registered offerings, warrant‑related advisory matters, and private placement transactions. In connection with these engagements, Lake Street has received, in the aggregate, approximately $810,000 in cash fees, customary expense reimbursements, and equity‑linked compensation in the form of warrants to purchase 29,627 shares of Common Stock. Over the period from 2022 through 2025, Lake Street has also provided investment banking and advisory services to APLD Intermediate HoldCo LLC, including serving as a co‑manager in connection with its initial public offering and a Rule 144A convertible debt offering, as well as acting as financial advisor and agent with respect to its at‑the‑market equity program. In connection with these engagements, Lake Street has received, in the aggregate, approximately $780,000 in cash fees.

The Fairness Opinion was for the information of, and was directed to, the Board (in its capacity as such) for its information and assistance in connection with its consideration of the financial terms of the Business Combination. The Fairness Opinion addressed only the fairness, from a financial perspective, to Ekso of the consideration to be paid in connection with the Business Combination. It did not address the underlying business decision of the Board or Ekso to proceed with or effect the Business Combination or constitute a recommendation to the Board in connection with the Business Combination or any other matter, and it does not constitute a recommendation to any stockholder of Ekso or any stockholder of any other entity as to how to vote in connection with the Business Combination or as to any other action that a stockholder should take with respect to the Business Combination.

The full text of the Fairness Opinion, which is attached as Annex E to this Information Statement, should be read carefully in its entirety for a description of the procedures followed, the assumptions made, the matters considered, and the qualifications and limitations upon the review undertaken by Lake Street in connection with the Fairness Opinion.

Certain Effects of the Business Combination

Upon the consummation of the Business Combination, Cloud will become a wholly owned subsidiary of the Company, and the Company shall continue its existence under the laws of the State of Nevada as ChronoScale, changing its name from “Ekso Bionic Holdings, Inc.” to “ChronoScale Corporation.” Upon the Closing of the Business Combination, all debts, liabilities, obligations, restrictions, disabilities, and duties Cloud shall remain the debts, liabilities, obligations, restrictions, disabilities, and duties of the Cloud, as a wholly owned subsidiary of the Company.

Upon consummation of the Business Combination, the organizational documents of the Company shall be amended and restated and the Second Amended and Restated Articles of Incorporation, which will only become effective immediately prior to the Closing, and Second Amended and Restated Bylaws, which will only become effective upon the Closing, shall become the governing organizational documents of ChronoScale. Subject to the terms and conditions of the Investor Rights Agreement, the directors and officers of ChronoScale shall be the directors and officers set forth below under “Governance Matters After the Business Combination.” Following the Closing, the Company also intends to change its fiscal year end to May 31st.

Governance Matters After the Business Combination

Effective upon the Closing, the parties to the Investor Rights Agreement will take all necessary actions to cause the Board to include four (4) directors who shall be designated by the APLD Designator. The initial APLD Designees will be Wes Cummins (Chairman of the Board), Richard Nottenburg, Jason Zhang and Ella Benson. The other initial members of the ChronoScale Board are expected to include the Company’s current Chief Executive Officer, Scott Davis, and up to an additional two (2) directors mutually agreed upon by the APLD Designator and the Company prior to Closing.

Following the consummation of the Business Combination, for so long as the APLD Investors continue to own at least fifty percent (50%) of the aggregate outstanding voting stock of ChronoScale, the APLD Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly authorized committee thereof shall include, a total of four (4) APLD Designees, and the APLD Designator shall have the right, but not the obligation, to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company. If and when the APLD Investors collectively own less than 50% of the aggregate outstanding voting securities, the APLD Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include: (i) if the APLD Investors collectively own, 25% or more of the aggregate outstanding voting stock, three (3) Directors; (ii) if the APLD Investors collectively own at least 10% (but less than 25%) of the aggregate outstanding voting stock, two (2) Directors; and (iii) if the APLD Investors collectively own less than 10% of the aggregate outstanding voting Securities, one (1) Director (in each case, each such person shall be an “APLD Designee” for all purposes of the Investor Rights Agreement). In addition, if the APLD Investors collectively own at least 25% of the aggregate outstanding voting stock, the APLD Designator shall have the right, but not the obligation, to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company. Any changes to the size of ChronoScale’s Board while the APLD Investors collectively beneficially own at least 30% of ChronoScale’s voting securities will require the written consent of the APLD Designator.

The following is a list of the directors and executive officers of ChronoScale following the Business Combination.*

Name	Age	Position
Scott Davis	56	Chief Executive Officer of Ekso Bionics, Inc., Director
Jerome Wong	52	Chief Financial Officer
Wes Cummins	48	Director (Chairman of the Board)
Richard Nottenburg	72	Director
Jason Zhang	33	Director
Ella Benson	40	Director

* The Board of ChronoScale post-Closing of the Business Combination shall be comprised of seven (7) directors. The initial APLD Designees will be Wes Cummins (Chairman of the Board), Richard Nottenburg, Jason Zhang and Ella Benson. The other initial members of the ChronoScale Board are expected to include the Company’s current Chief Executive Officer, Scott Davis, and up to an additional two (2) directors mutually agreed upon by the APLD Designator and the Company prior to Closing.

The Board will appoint each of the new directors upon Closing to serve until the next annual meeting of ChronoScale’s stockholders. The Board expects to appoint all of the executive officer upon Closing.

Directors

Wes Cummins

Mr. Cummins will serve as the Chairman of the Board of ChronoScale from and after the Closing of the Business Combination. Mr. Cummins has served as a member of Applied Parent’s board of directors from 2007 until 2020 and from March 11, 2021, through present. During that time Mr. Cummins also served in various executive officer positions and he is currently serving as the Chairman of Applied Parent’s board of directors and as Applied Parent’s Chief Executive Officer. Mr. Cummins is also the founder and CEO of 272 Capital LP, a registered investment advisor. Prior to founding 272 Capital and starting our operating business, Mr. Cummins was an analyst with Nokomis Capital, L.L.C., an investment advisory firm, a position he held from October 2012 until February 2020. Mr. Cummins also served as president of B. Riley & Co., from 2002 to 2011. Mr. Cummins also serves as a member of the board of directors of Sequans Communications S.A. (NYSE: SQNS), a fabless designer, developer and supplier of cellular semiconductor solutions for massive, broadband and critical Internet of Things (IoT) markets. Mr. Cummins served on the board of directors of Telenav (NASDAQ: TNAV) from August 2016 until February 2021. Mr. Cummins also served on the board of directors of Vishay Precision Group, Inc. (NYSE: VPG) from July 2017 to June 2024. He holds a BSBA from Washington University in St. Louis where he majored in finance and accounting. The Board has concluded that Mr. Cummins is well-qualified to serve on the Board because of his business and leadership experience.

Ella Benson

Ms. Benson will serve as a director on the Board of ChronoScale from and after the Closing of the Business Combination. Since May 2024, Ms. Benson has served as a member of Applied Parent’s board of directors where she is also the Chairperson of the Nominating and Corporate Governance Committee. Ms. Benson brings over a decade of experience in financial services and is a Director at Oasis Management Co., Ltd. (“Oasis”). She has substantial experience working with public companies undergoing strategic transitions. Ms. Benson served on the board of directors of Stratus Properties (NASDAQ: STRS) from 2017 to 2020. Prior to joining Oasis in 2013, Ms. Benson was an analyst at GAM, an independent asset management firm, from 2009 to 2013. Ms. Benson holds a Bachelor of Business Administration in Finance from the McCombs School of Business at the University of Texas at Austin. The Board has concluded that Ms. Benson is well-qualified to serve on the Board because of her substantial experience working with public companies undergoing strategic transitions.

Scott G. Davis

Mr. Davis will serve as the Chief Executive Officer of Ekso Bionics, Inc. (the wholly owned subsidiary of ChronoScale at Closing) and as a member of the Board of ChronoScale from and after the Closing of the Business Combination. Mr. Davis has served as a member of the Board since December 2022 and previously served as the Company’s Chief Executive Officer from December 2022 through the Closing of the Business Combination and previously served as the Company’s President and Chief Operating Officer from January 2022 through December 2022 after first serving as Executive Vice President of Strategy and Corporate Development from April 2021 through January 2022. Mr. Davis has more than two decades of worldwide leadership success in fast growing high-tech companies. Prior to joining ChronoScale, from December 2018 through March 2021, Mr. Davis served as Chief Executive Officer of Globalmatix, Inc., a disruptive Internet of Things connected telematics solution provider, and from January 2017 through December 2018, he served as Senior Vice President of Strategy for GetWireless, LLC, a telecommunications equipment provider. From 2015 through 2020, he provided C-level consulting services assisting on scalability, process improvement, business development, M&A support and go-to-market strategy as President of SGD Executive Services LLC. From 2007 through 2015, Mr. Davis served as Vice President of Global Sales Enterprise Solutions for Sierra Wireless, Inc. (Nasdaq: SWIR). Mr. Davis has a B.S. in Business Administration from Bloomsburg University. The Board has concluded that Mr. Davis is well-qualified to serve on the Board because of many years of executive leadership experience and his extensive operational and sales background.

Richard Nottenburg

Dr. Nottenburg will serve as a director on the Board of ChronoScale from and after the Closing of the Business Combination. Dr. Nottenburg is currently, and has been since June 2021, a member of the board of directors of Applied Parent, including serving on the board’s Audit Committee. Dr. Nottenburg is also the Chair of Applied Parent’s Compensation Committee of the board. Dr. Nottenburg is Executive Chairman of NxBeam Inc., which designs and builds leading proprietary mmWave ICs and radio products to power the next generation of satellite and terrestrial communication networks. He is also a member of the board of directors of Sequans Communications S.A. (NYSE: SQNS), a leading developer and provider of 5G and 4G chips and modules for massive, broadband and critical IoT applications where he serves on both the audit and compensation committees. Previously, Dr. Nottenburg was on the board of directors of Verint Systems Inc. (NASDAQ: VRNT), a customer engagement company from July 2011 through December 2025. He also served as President and Chief Executive Officer and a member of the board of directors of Sonus Networks, Inc. from 2008 through 2010. From 2004 until 2008, Dr. Nottenburg was an officer with Motorola, Inc., ultimately serving as its Executive Vice President, Chief Strategy Officer and Chief Technology Officer. Dr. Nottenburg holds a BSEE from New York University - Polytechnic School of Engineering, a master’s degree in electrical engineering from Colorado State University, and a PhD in electrical engineering from Ecole Polytechnique Fédérale de Lausanne. The Board has concluded that Mr. Nottenburg is well-qualified to serve on the Board because of his industry expertise and board experience at publicly traded companies.

Jason Zhang

Mr. Zhang will serve as a director on the Board of ChronoScale from and after the Closing of the Business Combination. Mr. Zhang is currently Applied Parent’s President and Co-Founder and prior to his promotion to this role on January 14, 2026, had served as Applied Parent’s Co-Founder and Chief Strategy Officer since August 1, 2025. In this role, Mr. Zhang led Applied Parent’s strategic initiatives, including the negotiation and execution of the leases for Applied Parent’s data center campuses in North Dakota (Polaris Forge 1 and Polaris Forge 2), as well as progressing other Applied Parent initiatives and projects. Mr. Zhang served as a director of Applied Parent from April 2021 to November 2022. Prior to co-founding Applied Parent in 2021, Mr. Zhang founded Valuefinder in 2019, an investment and advisory firm focused on technology companies. From 2017 to 2019, Mr. Zhang was on the investment team at Sequoia Capital, where he focused on AI, blockchain, digital infrastructure, enterprise software, consumer internet and hardware investments. From 2015 to 2017, Mr. Zhang was on the investment team at MSD Capital, Michael Dell’s family office, where he focused on both private and public investments. Mr. Zhang has a Bachelor of Arts in Economics from Harvard University. The Board has concluded that Mr. Zhang is well-qualified to serve on the Board because of his business and leadership experience.

Executive Officers

Jerome Wong

Mr. Wong will serve as Chief Financial Officer of ChronoScale from and after the Closing of the Business Combination. Mr. Wong has served as the Company’s Chief Financial Officer and Corporate Secretary since October 2022, prior to which he served as our Controller starting in May 2017, bringing 25 years of experience in finance, accounting and strategy to this role focusing on high technology and life sciences in public companies. Previously, Mr. Wong worked from 2009 through 2016 as a corporate controller or assistant corporate controller for companies including ABM Industries, Inc. from July 2006 through September 2008, XOMA Corporation from July 2009 through October 2014, and Pattern Energy Group Inc. from October 2014 to December 2015. Mr. Wong is a Canadian Chartered Professional Accountant and has a B.A. in Finance and Accounting from The University of British Columbia.

Controlled Company Status

We expect that ChronoScale will qualify as a “controlled company” under the listing rules of Nasdaq because following the Business Combination, more than 50% of the voting power of our Common Stock will be owned by Contributor.

As a “controlled company,” ChronoScale will be entitled to rely on certain exemptions from Nasdaq’s corporate governance requirements, including:

●	the requirement that a majority of the Board consists of independent directors;
●

the requirement that our director nominees be selected or recommended for the Board’s selection by a majority of the Board’s independent directors in a vote in which only independent directors participate or by a nominating committee comprised solely of independent directors, in either case, with board resolutions or a written charter, as applicable, addressing the nominations process and related matters as required under the federal securities laws; and

●	the requirement that our compensation committee be composed entirely of independent directors with a written charter addressing the compensation committee’s purpose and responsibilities.

These requirements will not apply to ChronoScale as long as it remains a “controlled company.” ChronoScale may and intends to elect to take advantage of such exemptions.

Effects on the Company if the Business Combination is not Completed

If the Business Combination is not completed for any reason, the Company and Cloud will remain separate, independent companies and Contributor will continue to own 100% of the equity interest of Cloud. In addition, if the Closing of the Business Combination does not occur, the Second Amended and Restated Articles of Incorporation will not be filed with the Secretary of State of the State of Nevada and will not become effective and the 2026 Plan will not be adopted.

If the Business Combination is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Common Stock, including the risk that the market price of the Common Stock may decline to the extent that the current market price of the Common Stock reflects a market assumption that the Business Combination will be completed. If the Business Combination is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the Contribution and Exchange Agreement, under certain circumstances the Company and Cloud are permitted to terminate the Contribution and Exchange Agreement. Please see the section of this Information Statement entitled “The Contribution and Exchange Agreement—Termination,” beginning on page 67.

The Applied Parent Equity Financing

In connection with the Business Combination and immediately preceding the Closing, we expect that Applied Parent will subscribe for and purchase, pursuant to a securities purchase agreement, at least $15 million of Common Stock in an offering exempt from the registration requirements of the Securities Act at a price per share of Common Stock at or above the Minimum Price (as defined in this Information Statement) and in compliance with the rules and regulations of Nasdaq. The Applied Parent Equity Financing will satisfy the PIPE Investment closing condition under the Contribution and Exchange Agreement.

The shares of Common Stock to be issued in the Applied Parent Equity Financing will not be registered under the Securities Act and will be issued and sold in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. At the closing of the Applied Parent Equity Financing, the Company expects to provide Applied Parent with certain resale registration rights with respect to the shares of Common Stock issued in the Applied Parent Equity Financing.

Business Combination Consideration

Upon the Closing of the Business Combination, and subject to the terms and conditions of the Contribution and Exchange Agreement, all of the equity of Cloud shall be contributed to the Company in exchange for 138,216,820 shares of Common Stock.

Interests of the Company’s Directors and Executive Officers in the Business Combination

Certain of the Company’s directors and executive officers may have interests in the Business Combination that may be different from, or in addition to, the interests of the Company’s stockholders generally. These interests may present actual or potential conflicts of interest, and you should be aware of these interests. The members of the Board were aware of and considered these interests in reaching the determination to approve the Contribution and Exchange Agreement and deemed the Contribution and Exchange Agreement, the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement to be fair to, and in the best interests of, the Company.

Continued employment and directorships

These interests include, among other things, the expected continued employment and directorship of Scott Davis, current Chief Executive Officer and director of the Company, and continued employment of Jerome Wong, Chief Financial Officer of the Company following the consummation of the Business Combination. Mr. Davis is expected to be the Chief Executive Officer of Ekso Bionics, Inc. (the wholly owned subsidiary of ChronoScale at Closing) and a director of ChronoScale, and Mr. Wong is expected to continue in his role as Chief Financial Officer.

Continued Indemnification and Insurance Coverage

Pursuant to the terms of certain indemnification agreements and the Articles of Incorporation currently in effect, the Company’s directors and executive officers will be entitled to certain ongoing indemnification, including after the cessation of their service to the Company, to the fullest extent permissible under Nevada law against liabilities that may arise by reason of their service to the Company or at the Company’s direction, and the Company may be required to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

In addition, prior to or on the Closing Date, the Company will have obtained a non-cancellable D&O Tail Policy with an extended reporting period of six (6) years from the Closing Date insuring claims for conduct, acts, and omissions occurring prior to the Closing Date.

Severance Benefits

On or about November 5, 2025, the Company entered into Change in Control and Severance Agreements (each, a “Severance Agreement”) with each of Scott G. Davis, Jerome Wong and Jason C. Jones (each, a “Named Executive Officer”). Each Severance Agreement superseded all prior understandings with respect to severance benefits entered into between the Company and the applicable Named Executive Officer.

In the event of a termination of employment by a member of the Company Group (as defined in each Severance Agreement) without Cause (as defined in each Severance Agreement), but excluding a termination by reason of death or disability, which occurs outside the period commencing on and ending twelve months following a Change in Control (as defined in the Ekso Bionics Holdings, Inc. Amended and Restated 2014 Equity Incentive Plan (the “2014 Plan”)), in addition to each Named Executive Officer’s then-accrued compensation, the Severance Agreements provide for continuing payment of base salary over a period of 6 months (or 9 months with respect to Mr. Davis) in accordance with the Company’s normal payroll procedures.

In the event of a termination of employment either (A) by a member of the Company Group without Cause, but excluding a termination by reason of death or disability, or (B) by the Named Executive Officer for Good Reason (as defined in each Severance Agreement) in either case on or within the twelve months following consummation of a Change in Control, in addition to each Named Executive Officer’s then-accrued compensation, the Severance Agreements provide for the following severance payments or benefits: (i) a single lump sum payment equal to 9 months’ base salary (or 18 months’ with respect to Mr. Davis); (ii) payment or reimbursement of the cost of premiums for continued medical coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for the applicable Named Executive Officer and his eligible dependents for a period of up to 9 months (or up to 18 months with respect to Mr. Davis); and (iii) full vesting acceleration and exercisability for all Company equity awards held by the applicable Named Executive Officer that are subject to time-based vesting requirements.

Payment of amounts under the Severance Agreements are subject to the effectiveness and non-revocation of a release of claims by the applicable Named Executive Officer in favor of the Company.

Additionally, any amounts that would be paid to the Named Executive Officers pursuant to the Severance Agreements that would otherwise be subject to the excise tax imposed by Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), will either (A) be paid in full or (B) reduced so that no portion of such payments will be subject to such excise tax, if such reduction would lead to a better after-tax result for the applicable Named Executive Officer.

Phantom Performance-Based Restricted Stock Units

On November 5, 2025, the Company granted phantom performance-based restricted stock units (“Phantom PSUs”) to the Named Executive Officer in the following amounts: (i) 185,000 to Mr. Davis; (ii) 40,000 to Mr. Wong; and (iii) 32,000 to Mr. Jones. Each Phantom PSU represents a notional share of Common Stock. The Phantom PSUs were granted under and are subject to the terms and conditions of the 2014 Plan. Each award of Phantom PSUs vests upon achievement of each of the following two performance requirements within the five-year period following the date of grant, in each case subject to the applicable Named Executive Officer’s continued employment through the applicable date of achievement: (i) the occurrence of a Change in Control (as defined in the 2014 Plan) and (ii) achievement of a Stock Price (as defined below) of at least $7.50.

For purposes of the Phantom PSUs, “Stock Price” means either (i) the average closing price of a share of Company capital stock as reported on the securities exchange constituting the primary market for the Company’s capital stock for any consecutive five trading day period occurring in the three month period immediately preceding the occurrence of a Change in Control or (ii) the closing price of a share of Company capital stock on the Change in Control date.

Upon vesting, the Phantom PSUs will be settled in cash.

Quantification of Payments and Benefits to Named Executive Officers

This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation of each of the Named Executive Officers pursuant to Item 402(t) of Regulation S-K. None of the Named Executive Officers, were as of February 20, 2026, party to any agreement or understanding, whether written or unwritten, between such Named Executive Officer and the Company or, concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of all or substantially all assets of Company, except as described in more detail in the sections titled “Severance Benefits” and “Phantom Performance-Based Restricted Stock Units” above.

The table below sets forth, for the purposes of this golden parachute disclosure, estimates of the amount of payments and benefits (on a pre-tax basis) that each of the Named Executive Officers would receive concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to an acquisition, merger, consolidation, sale or other disposition of all or substantially all assets of the Company, as a result of the Business Combination, assuming the following: (1) the Business Combination is completed on April 2, 2026, the latest practicable date prior to the filing of this Information Statement, (2) each Named Executive Officer is terminated immediately following the Business Combination without Cause and other than due to death or disability, (3) there is no increase in each Named Executive Officer's base salary between the filing of this Information Statement and the date of termination, (4) each Named Executive Officer’s Phantom PSUs vest upon consummation of the Business Combination, and (5) each Named Executive Officer properly executes any required release and complies with all requirements necessary in order to receive the payments and benefits set forth in the table below. In addition, these estimates are based on certain other assumptions that are described in the footnotes accompanying the table below. Accordingly, the ultimate values to be received by a Named Executive Officer in connection with the Business Combination may materially differ from the amounts set forth below.

Payments that are conditioned on both the occurrence of the Business Combination as well as the Named Executive Officer’s termination of employment are payable on a “double-trigger” basis (as described under the “Severance Benefits” heading above) and payments that are conditioned only upon the occurrence of the Business Combination as being payable on a “single-trigger” basis (as described under the “Phantom Performance-Based Restricted Stock Units” above).

Golden Parachute Compensation

Named Executive Officer*	Cash(1) ($)	Equity(2) ($)	Perquisites/Benefits(3) ($)	Total ($)
Scott G. Davis	637,500	2,151,550	50,135	2,839,185
Jerome Wong	243,750	465,200	1,428	710,378
Jason C. Jones	243,750	372,160	35,387	651,297

(1) The dollar amounts in this column represent the maximum amount of cash severance payable by the Company to each of our Named Executive Officers pursuant to their respective Severance Agreements (as described under the “Severance Benefits” heading above). Pursuant to the Severance Agreements, in the event of the termination of a Named Executive Officer’s employment either (A) by the Company other than for Cause but excluding a termination by reason of death or disability or (B) by the Named Executive Officer’s resignation for Good Reason, in either case on or within the twelve months following consummation of the Business Combination, the Named Executive Officer will become eligible to receive a single lump sum cash payment equal to 9 months’ base salary (or 18 months’ with respect to Mr. Davis), subject to the execution of a release of claims in favor of the Company. The cash severance amounts in this column are “double-trigger” as they will only become payable in the event of a qualifying termination of employment on or within the twelve months following consummation of the Business Combination.

(2) On November 5, 2025, the Company granted the Named Executive Officers awards of Phantom PSUs (as described under the “Phantom Performance-Based Restricted Stock Units” above). Each award of Phantom PSUs is scheduled to vest upon achievement of each of the following two performance requirements within the five-year period following the date of grant, in each case subject to the applicable Named Executive Officer’s continued employment through the applicable date of achievement: (i) the occurrence of a Change in Control (including the Business Combination), and (ii) achievement of a Stock Price of at least $7.50. Upon vesting, the Phantom PSUs will be settled only in cash and not in shares of Company Common Stock. The Phantom PSUs will vest in connection with the consummation of the Business Combination. The amounts in this column are “single-trigger” as they will vest solely in connection with the consummation of the Business Combination.

The following table quantifies the value of such vesting, which is calculated for each such award of Phantom PSUs by multiplying (i) the number of shares subject to such awards of Phantom PSUs, by (ii) $11.63, which is the average closing market price of the Company’s shares over the first five business days following the filing of the Form 8-K announcing the Business Combination on February 17, 2026.

Name	Options ($)	Phantom PSUs ($)	Phantom PSUs
Scott G. Davis	-	2,151,550	185,000
Jerome Wong	-	465,200	40,000
Jason C. Jones	-	372,160	32,000

(3) The dollar amounts in this column represent the estimated maximum cost to the Company of continuation of medical benefits pursuant to each Named Executive Officer’s respective Severance Agreement (as described under the “Severance Benefits” heading above). Pursuant to the Severance Agreements, in the event of the termination of a Named Executive Officer’s employment either (A) by the Company other than for Cause but excluding a termination by reason of death or disability or (B) by the Named Executive Officer’s resignation for Good Reason, in either case on or within the twelve months following consummation of the Business Combination, the Named Executive Officer will become eligible to receive payment or reimbursement of the cost of premiums for continued medical coverage under COBRA, for the Named Executive Officer and his eligible dependents for a period of 9 months (or 18 months with respect to Mr. Davis), subject to execution of a release of claims in favor of the Company. The COBRA benefits disclosed in this column are “double-trigger” as they will only become payable in the event of a qualifying termination of employment on or within the twelve months following consummation of the Business Combination.

Material U.S. Federal Income Tax Consequences of the Business Combination

The receipt of equity interests of Cloud by the Company is not expected to be a taxable event for the Company or a holder of the Capital Stock, and accordingly there should be no U.S. federal income tax consequences to the Company or to a holder of the Capital Stock as a result of the Business Combination.

Accounting Treatment of the Business Combination

The Company prepares its financial statements in accordance with GAAP and its pro forma financial information as required by Article 11 of Regulation S-X. The Business Combination will be accounted for as an acquisition under FASB ASC Topic 805, Business Combinations, with Cloud being considered the acquirer of the Company for accounting purposes. This means that Cloud will allocate the purchase price to the estimated fair value of the Company’s tangible and intangible assets and liabilities at the acquisition date, with the excess purchase price, if any, being recorded as goodwill. In accordance with GAAP, goodwill is not amortized but is tested for impairment at least annually.

Dividend Policy

Since inception, the Company has not paid any cash dividends. Because the Company anticipates that all earnings will be retained for the development of its business, the Company does not expect that any cash dividends will be paid on the Common Stock for the foreseeable future.

Subject to limited exceptions, the Contribution and Exchange Agreement prohibits the Company (unless consented to in writing in advance by APLD Intermediate) from paying dividends to holders of Common Stock until the earlier of the consummation of the Business Combination and the termination of the Contribution and Exchange Agreement in accordance with its terms.

For additional information on the Company’s dividend policy, see “Description of Capital Stock.” For additional information on the treatment of dividends under the Contribution and Exchange Agreement, see “The Contribution and Exchange Agreement—Operating Covenants.”

THE CONTRIBUTION AND EXCHANGE AGREEMENT

The following summary of the material provisions of the Contribution and Exchange Agreement, and any other summary or description of the Contribution and Exchange Agreement elsewhere in this Information Statement are qualified in their entirety by reference to the complete text of the Contribution and Exchange Agreement, a copy of which is included as Annex A to this Information Statement and is incorporated into this Information Statement by reference. This summary is not complete and may not contain all of the information about the Contribution and Exchange Agreement that is important to you. We urge you to carefully read this entire Information Statement, including the annexes and the other documents to which we have referred you. You should also review the section entitled “Where You Can Find Additional Information,” beginning on page 114.

The Contribution and Exchange Agreement has been included for your convenience to provide you with information regarding its terms and we recommend that you read it in its entirety. The Contribution and Exchange Agreement is not intended to be a source of factual, business or operational information about the Company, Cloud, Contributor or APLD Intermediate and the following summary of the Contribution and Exchange Agreement and the copy thereof included as Annex A to this Information Statement are not intended to modify or supplement any factual disclosure about the Company in any documents it publicly files with the SEC. The Contribution and Exchange Agreement is a contractual document that establishes and governs the legal relations between the Company, Contributor, Cloud and APLD Intermediate and allocates risks between the parties, with respect to the Business Combination. The Contribution and Exchange Agreement contains representations and warranties made by the Company, on the one hand, and Cloud, Contributor or APLD Intermediate, as applicable, on the other hand, that are qualified in several important respects, which you should consider as you read them in the Contribution and Exchange Agreement.

The representations and warranties in the Contribution and Exchange Agreement are qualified by certain information of the Company filed with the SEC prior to the date of the Contribution and Exchange Agreement. Certain of the representations and warranties made by the Company, on the one hand, and Cloud, Contributor or APLD Intermediate, as applicable, on the other hand, were also made as of a specified date, are subject to specific contractual standard of materiality, and may have been used for the purpose of allocating risk between the parties to the Contribution and Exchange Agreement rather than for the purpose of establishing facts. Moreover, information concerning the subject matter of the representations and warranties in the Contribution and Exchange Agreement, which do not purport to be accurate as of the date of this Information Statement, may have changed since the date of the Contribution and Exchange Agreement, and subsequent developments or new information qualifying a representation or warranty may or may not be fully reflected in this Information Statement or the Company’s public disclosures. Accordingly, you should not rely on the representations and warranties as being accurate or complete or characterizations of the actual state of facts as of any specified date.

The Business Combination

Upon the Closing of the Business Combination, upon the terms and subject to the satisfaction or waiver of the conditions of the Contribution and Exchange Agreement and in accordance with the NRS, Contributor, the direct parent of Cloud, will contribute to the Company all of its right, title and interest in and the Contributed Shares, in exchange for the Exchanged Shares.

Effective upon the Closing, Cloud will become a wholly owned subsidiary of the Company. In connection with and occurring contemporaneously with the Closing, the stockholders of the Company or the Board, as applicable, shall adopt new articles of incorporation, bylaws and equity plans.

Closing of the Business Combination

The Closing will take place electronically as soon as practicable (and, in any event, within two (2) business days) following the satisfaction or (to the extent permitted) waiver (in accordance with the Contribution and Exchange Agreement) of all of the conditions described in the section below entitled “The Contribution and Exchange Agreement—Conditions to the Closing” (other than any such conditions that by their nature cannot be satisfied until the closing of the Business Combination, but subject to satisfaction (or waiver) of any such condition).

Consideration to be Received in the Business Combination

The Contribution and Exchange Agreement provides that, on the Closing Date, Contributor shall contribute the Contributed Shares to the Company, in exchange for the Exchanged Shares from the Company. As of immediately following the Closing, Cloud will become a wholly owned subsidiary of the Company.

Representations and Warranties

The Contribution and Exchange Agreement contains a number of representations and warranties made by APLD Intermediate, Contributor and Cloud, as applicable, including representations and warranties relating to:

●	organization, good standing and similar matters;
●	capitalization of Cloud, due authorization of the Contributed Shares and similar matters;
●	requisite power and authority to execute and deliver the Contribution and Exchange Agreement and to consummate the transactions contemplated by the Contribution and Exchange Agreement;
●	authorization of the Contribution and Exchange Agreement, the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement;
●	enforceability of the Contribution and Exchange Agreement against APLD Intermediate, Contributor and Cloud;
●

required notices, consents or approvals or conflicts with, violation or breach of, or defaults under, Cloud’s or any subsidiary of Cloud’s organizational documents, certain contracts or law in connection with the execution, delivery and performance of the Contribution and Exchange Agreement and the consummation of the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement;

●	ownership of the Contributed Shares;
●	brokers’, finders’ and similar fees payable by Cloud or its subsidiaries in connection with the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement;
●	legal proceedings;
●	indebtedness;
●	taxes;
●	employee relations;
●	licenses, certifications and permits of Cloud and its subsidiaries;
●	intellectual property of Cloud and its subsidiaries;
●	compliance with data privacy and cybersecurity laws;
●	accuracy of the description of the Cloud business as described in Applied Parent’s Annual Report on Form 10-K and Form 10-Q;
●	regulatory compliance;
●	anti-bribery and anti-money laundering;
●	accuracy of the unaudited, combined balance sheet of Cloud;
●	certain private placement rules.

The Contribution and Exchange Agreement also contains a number of representations and warranties made by the Company, including representations and warranties relating to:

●	corporate organization, good standing and similar matters;
●	subsidiaries of the Company;
●	capitalization of the Company, due authorization of the Exchanged Shares and similar matters;

●	corporate power and authority to execute and deliver the Contribution and Exchange Agreement and to consummate the transactions contemplated by the Contribution and Exchange Agreement;
●	authorization of the Contribution and Exchange Agreement, the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement;
●	enforceability of the Contribution and Exchange Agreement against the Company;
●

required notices, consents or approvals or conflicts with, violation or breach of, or defaults under, the Company’s or its subsidiaries’ organizational documents, certain contracts or law in connection with the execution, delivery and performance of the Contribution and Exchange Agreement and the consummation of the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement;

●	documents filed with the SEC;
●	financial statement matters;
●

brokers’, finders’ and similar fees payable by the Company or its subsidiaries in connection with the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement;

●	legal proceedings;
●	indebtedness;
●	compliance with Nasdaq listing and maintenance requirements;
●	taxes;
●	employee relations;
●	employee benefit plans and employee compensation matters;
●	environmental matters and compliance with environmental laws;
●	licenses, certifications and permits of the Company and its subsidiaries;
●	material contracts of the Company and its subsidiaries;
●	intellectual property;
●	compliance with data privacy and cybersecurity laws;
●	healthcare regulatory compliance, including compliance with licenses;
●	the exclusive right of the Company and its subsidiaries to develop, manufacture, produce, assemble, distribute, license, market or sell its products;
●	the status of material customers and suppliers;
●	the offering of the Exchanged Shares not being integrated offering with prior offerings by the Company for the purpose of certain rules;
●	the Company not being an “investment company” under the Investment Company Act of 1940;
●	compliance with securities listing and maintenance requirements;
●	related-party transactions;
●	compliance with anti-bribery and anti-money laundering laws;
●	real property;
●	insurance;
●	corporate authority in connection with the Contribution and Exchange Agreement;
●	compliance with registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder;
●	registration statement eligibility;
●	lack of disqualification events under the Securities Act; and
●	absence of material changes in the operation of the Company (generally) since December 31, 2025.

Significant portions of the representations and warranties of each of the Company, Contributor, APLD Intermediate and Cloud are qualified by “materiality” “material adverse effect” or similar qualifiers.

Under the Contribution and Exchange Agreement, a material adverse effect with respect to the Company means any effect, change, event, occurrence or circumstance that, individually or taken together with all other effects that have occurred prior to the date of determination of the occurrence of a material adverse effect, is or is reasonably likely to be materially adverse to the business, assets, results of operations, prospects or financial condition of the Company and its subsidiaries, taken as a whole; provided, however, that the following shall not constitute a material adverse effect with respect to the Company, or be considered when determining whether a material adverse effect with respect to the Company has occurred or would reasonably be expected to occur:

(i) any change in the Company’s stock price or trading volume on Nasdaq;

(ii) any failure by the Company to meet internal or analyst revenue, earnings or other financial projections or expectations for any period;

(iii) any effect that results from changes affecting the industry in which the Company operates, or the United States economy generally, or any effect that results from changes affecting general worldwide economic or United States or global capital market conditions;

(iv) any effect caused by the announcement of the transactions contemplated by the Contribution and Exchange Agreement or the other transaction documents contemplated by the Contribution and Exchange Agreement;

(v) political conditions, including acts of war or terrorism or natural disasters or any pandemic or epidemic, including COVID-19;

(vi) any action taken or omitted to be taken by the Company at the written request or with the prior written consent of Contributor;

(vii) changes in GAAP or other accounting standards (or any interpretation thereof);

(viii) changes in any laws or other binding directives issued by any governmental entity or interpretations or enforcement thereof provided, however, that (A) the exceptions in clause (i) and (ii) shall not prevent or otherwise affect a determination that any effect underlying such change or failure has resulted in, or contributed to, a material adverse effect with respect to the Company or that the underlying cause of such failure (unless such underlying cause would otherwise be excluded from this definition) has resulted in, or contributed to, a material adverse effect with respect to the Company and (B) with respect to clauses (iii), (v), (vii) and (viii), such effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a material adverse effect has occurred or would be reasonably expected to occur, in each instance with respect to the Company, but only to the extent such effects disproportionately affect the Company and its subsidiaries, taken as a whole, relative to other companies operating in the same industry as the Company and its subsidiaries.

Under the Contribution and Exchange Agreement, a “Cloud Material Adverse Effect” means, with respect to Cloud, any effect, change, event, occurrence or circumstance that, individually or taken together with all other effects that have occurred prior to the date of determination, is or is reasonably likely to be materially adverse to the business, assets, results of operations, prospects or financial condition of Cloud and its subsidiaries, taken as a whole; provided, however, that none of the following, individually or in the aggregate, shall be deemed to constitute, or be taken into account in determining whether, a Cloud Material Adverse Effect has occurred or is expected to occur:

(i) any failure by Cloud to meet internal or analyst revenue, earnings or other financial projections or expectations for any period;

(ii) any effect resulting from changes affecting the industry in which Cloud operates or the United States economy generally, or any effect that results from changes affecting general worldwide economic or United States or global capital market conditions;

(iii) any effect caused by the announcement of the transactions contemplated by the Contribution and Exchange Agreement or the other transaction documents contemplated by the Contribution and Exchange Agreement;

(iv) political conditions, including acts of war or terrorism, natural disasters, or any pandemic or epidemic (including COVID-19);

(v) any action taken or omitted to be taken by Cloud at the written request of, or with the prior written consent of, the Company;

(vi) changes in GAAP or other accounting standards (or any interpretation thereof); or

(vii) changes in any laws or other binding directives issued by any governmental entity, or the interpretation, enforcement thereof;

provided, however, that (A) the exception in clause (i) shall not prevent or otherwise affect a determination that any effect underlying such change or failure has resulted in, or contributed to, a material adverse effect of Cloud or that the underlying cause of such failure (unless such underlying cause would otherwise be excluded from this definition) has resulted in, or contributed to, a material adverse effect of Cloud and (B) with respect to clauses (ii), (iv), (vi) and (vii), such effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a material adverse effect of Cloud has occurred or would be reasonably expected to occur, but only to the extent such effects disproportionately affect Cloud and its subsidiaries, taken as a whole, relative to other companies operating in the same industry as Cloud and its subsidiaries.

Operating Covenants

Under the Contribution and Exchange Agreement, during the period from the date of the Contribution and Exchange Agreement until the earlier of (x) the termination of the Contribution and Exchange Agreement in accordance with its terms and (y) the Closing, except as may be required by law or with the prior written consent of APLD Intermediate or as contemplated by the Contribution and Exchange Agreement, the Company shall and shall cause its subsidiaries to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business.

In addition, under the Contribution and Exchange Agreement, during the period from the date of the Contribution and Exchange Agreement until the earlier of (x) the termination of the Contribution and Exchange Agreement in accordance with its terms and (y) the Closing, except as may be required by law, with the prior written consent of APLD Intermediate, as contemplated by the Contribution and Exchange Agreement or as set forth on the relevant disclosure schedules, the Company shall not and shall cause its subsidiaries not to take certain specified actions.

Specifically, the Company may not, among other things:

●	amend, supplement, or otherwise modify its organizational documents;
●	split, combine, or reclassify its capital stock, voting securities or other equity interests;
●

make, declare, set aside or pay any dividend, or make any other distribution on, redeem, purchase or otherwise acquire (or authorize any of the foregoing), any shares of its capital stock or other equity interests, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity interests, except for purchases, redemptions, or other acquisition of any shares of its capital stock, other equity interests or any other securities expressly required by the terms of any benefit plan or any options;

●	grant any options or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire shares of its capital stock or other equity interests;
●

issue, sell, transfer, pledge, authorize, encumber, dispose of or otherwise permit to become outstanding (or authorized any of the foregoing) any additional shares of its capital stock, other equity interests or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except pursuant to the due exercise, vesting and/or settlement of options outstanding as of the date hereof in express accordance with their terms;

●	adopt a plan, contract or resolutions providing for complete or partial liquidation, dissolution, merger, consolidation or other reorganization;
●

incur, create, assume, acquire, endorse, guarantee or otherwise become directly or indirectly liable (whether as primary obligor, guarantor, surety, endorser or otherwise) for, or modify, amend, extend, refinance, replace, repay, prepay or otherwise alter in any respect the terms of, any indebtedness (including any increase in principal amount, interest rate, fees, or maturity);

●

sell, transfer, mortgage, encumber, license, sublicense, lease, sublease, pledge, abandon, otherwise make subject to any lien or otherwise dispose of any of its properties or assets whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise;

●

acquire for cash consideration any assets or any other person or business of any other person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any person;

●

(1) establish, adopt, amend or terminate any material benefit plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a material benefit plan if it were in existence as of the date hereof, (2) accelerate any rights or benefits under any benefit plan, or (3) accelerate the time of vesting or payment of any award under any benefit plan, in each case except as required by terms of the Contribution and Exchange Agreement or as required by applicable law or the terms of a benefit plan or contract or agreement in effect on the date hereof;

●

except as required pursuant to the terms of any benefit plan in effect as of the date of the Contribution and Exchange Agreement or as otherwise required by any applicable law: (1) increase in any manner the compensation or consulting fees, bonus, pension, or other benefits of any current or former employee, officer, director or natural person independent contractor or consultant of the Company, except in connection with annual promotion-related or merit-based increases for employees that are not executive officers of the Company in the ordinary course of business; (2) become a party to, establish, adopt, amend, commence participation in or terminate any benefit plan or any arrangement that would have been a benefit plan had it been entered into prior to the Contribution and Exchange Agreement; (3) take any action to accelerate rights under any benefit plan; or (4) enter into any contract for employment (other than “at-will” employment) with the Company that provides compensation and/or benefits (including severance pay or benefits) in an amount, or having a value in excess, of $100,000 per year;

●

unless required by applicable Law, (1) become a party to, establish, adopt, amend, extend, commence participation in or terminate any collective bargaining agreement or other agreement or arrangement with a union or (2) recognize or certify any union as the bargaining representative for any employees of the Company or any of its subsidiaries;

●

(1) make, change or rescind any express or deemed election relating to taxes, or take any action to deny the availability of any election relating to taxes; (2) settle or compromise any material proceeding relating to taxes or surrender any right to obtain a material tax refund or credit, offset or other reduction in tax liability; (3) enter into any closing agreement with respect to any material taxes; (4) file any material amended tax return; (5) change any method of reporting income or deductions (including, without limitation, any method of accounting) for federal income tax purposes from those employed in the preparation of its federal income tax returns for the taxable year ending December 31, 2025; except, in each case, as is required by applicable law or GAAP; (6) extend or waive the application of any statute of limitations relating to the collection or assessment or any tax (except with respect to routine extensions relating to the initial filing of a tax return); (7) apply for or pursue any tax ruling or (8) execute any power of attorney in respect of any material tax matter; except, in each case, as is required by applicable law or GAAP, provided, notwithstanding the foregoing, the Company and its subsidiaries shall have the right to make any election permitted pursuant to Revenue Procedure 2025-28 under Section 70302(f)(1)(A), if eligible, or Section 70302(f)(2)(A)(i) of the One Big Beautiful Bill Act (P.L. 119-21);

●	cancel or make any material changes to the insurance policies, other than renewals of the insurance policies and in the ordinary course of business consistent with past practices;
●	change its present accounting methods or principles in any material respect, except as required by GAAP or applicable law;
●	enter into any contract that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act;
●	make or enter into any commitment for capital expenditures in excess of $250,000 individually;
●	make any loans, advances or capital contributions to, or material investments in, any other person;
●

sell, assign, transfer or exclusively license any intellectual property, or permit the lapse of any right, title or interest to any intellectual property, or terminate, cancel or amend any contract governing any intellectual property;

●

settle, compromise or otherwise resolve any proceedings (excluding any audit, claim or other proceeding in respect of taxes) in a manner resulting in liability for, or restrictions on the conduct of business by, the Company or any of its subsidiaries;

●

(1) amend, modify, terminate (partially or completely), grant a waiver under, cancel, or take (or fail to take) any action that would reasonably be expected to cause or result in a material breach of, or a material default under, any material contract, or (2) enter into or assume any contract that would have constituted a material contract had it been in effect as of the date hereof; or

●	agree or commit in writing, or otherwise take any action or resolve, to do any of the foregoing.

Under the Contribution and Exchange Agreement, during the period from the date of the Contribution and Exchange Agreement until the earlier of (x) the termination of the Contribution and Exchange Agreement in accordance with its terms and (y) the Closing, except as may be required by law, with the prior written consent of the Company, for the purpose of consummating the a pre-closing restructuring contemplated by the Contribution and Exchange Agreement, as contemplated by the Contribution and Exchange Agreement or as set forth on the relevant disclosure schedules, Cloud shall not and shall cause its subsidiaries not to take certain specified actions.

Specifically, Cloud may not, among other things:

●	amend, supplement or otherwise modify any of its organizational documents;
●

make, declare, set aside or pay any dividend, or make any other distribution on, redeem, purchase or otherwise acquire (or authorize any of the foregoing), any shares of its capital stock or other equity interests, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other equity interests;

●	adopt a plan, contract or resolutions providing for complete or partial liquidation, or dissolution;
●

sell, transfer, mortgage, encumber, license, sublicense, lease, sublease, pledge, abandon, otherwise make subject to any lien or otherwise dispose of any of its properties or assets whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise except on an arms’ length basis and at fair market value;

●	settle, compromise or otherwise resolve any proceedings (excluding any audit, claim or other proceeding in respect of taxes) in a manner reasonably likely to result in a material adverse effect; or
●	enter into any contract with an affiliate that is not on an arms’ length basis.

Stockholder Approval

Following the execution and delivery of the Contribution and Exchange Agreement, and in lieu of convening a meeting of the Company’s stockholders, the Company was required to use its best efforts to obtain the Written Consent of its stockholders approving and adopting the Contribution and Exchange Agreement and the transactions contemplated thereby as well as certain additional terms and approvals in connection therewith, and to deliver such Written Consent to APLD Intermediate promptly following signing.

The parties acknowledge that no further action by the Company’s stockholders (other than the Written Consent) is necessary to authorize the Company’s execution and delivery of the Contribution and Exchange Agreement, performance of its obligations thereunder, or consummation of the transactions contemplated by the Contribution and Exchange Agreement.

The Written Consent was obtained and delivered to APLD Intermediate. As a result, the Company does not intend to solicit a stockholder vote or call a stockholder meeting in connection with approval of the Contribution and Exchange Agreement and the transactions contemplated by the Contribution and Exchange Agreement.

Reasonable Best Efforts and Certain Pre-Closing Obligations

The Contribution and Exchange Agreement requires the Company, Contributor, Cloud and APLD Intermediate, prior to the Closing, to use their respective reasonable best efforts (and to cause their respective affiliates to use reasonable best efforts) to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and effectuate the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement and the Transaction Documents as promptly as practicable.

This reasonable best efforts obligation includes, among other things:

●	Governmental / third-party filings. Preparing and filing all forms, registrations and notifications with governmental authorities or third parties required to consummate the Business Combination.
●	Satisfaction of closing conditions. Using reasonable best efforts to satisfy the conditions to consummating the Business Combination.
●

Consents / approvals; cooperation. Using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, order or approval of, waiver or any exemption by, any governmental authorities required to be obtained or made by the parties thereto or any of their respective subsidiaries in connection with the Business Combination or the taking of any action contemplated by the Contribution and Exchange Agreement.

●

Litigation defense. Defending any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Contribution and Exchange Agreement or the consummation of the Business Combination.

●

Additional instruments. Using reasonable best efforts in connection with execution and delivery of any additional instruments (including deeds, assignments, or assurances) and doing other things reasonably necessary or desirable to consummate the Business Combination and carry out the purpose and intent of the Contribution and Exchange Agreement.

In addition, the Contribution and Exchange Agreement contains express cooperation obligations requiring the parties to keep one another apprised of relevant developments relating to the transactions contemplated thereby and to promptly furnish copies of notices or communications received from governmental entities or other third parties relating to the Contribution and Exchange Agreement and the transactions contemplated thereby.

Employment Matters

The Contribution and Exchange Agreement includes customary representations and warranties relating to employee and labor matters for both the Company, addressing compliance with employment laws, labor relations, employee classification, and employee benefit plan administration.

●	Labor relations/no unions: The Company represents there are no collective bargaining or labor agreements, no union demands, proceedings, or unfair labor practices and no strikes or work stoppages.
●	Works council notices: The Company represents no notice is required to any works council or similar body for signing or closing of the Contribution and Exchange Agreement.
●

Employment law compliance: The Company represents it is compliant with laws on wages/hours, safety, discrimination, immigration, classification (exempt/non‑exempt; employee/contractor), and payroll taxes.

●	WARN Act compliance: The Company represents there have been no plant closing or mass layoff without WARN compliance.
●	No limiting orders: The Company represents there are no orders restricting management of employees, service providers, or applicants.
●	No restrictive‑duty breaches: The Company represents its personnel are not violating employment, confidentiality, fiduciary, non‑compete, or similar obligations.
●	Compensation current: The Company represents there are no delinquencies in payments owed to current or former personnel.

●

Harassment claims: The Company represents there are no officer‑level sexual harassment/misconduct allegations or settlements; investigations have been handled appropriately; no expected material loss or reputational harm.

●	Benefit plans listed: The Company identified their material benefit plans identified and confirmed no commitment to modify/terminate or adopt new plans except as required by ERISA/Code.
●	Plan administration/compliance: The Company represented their plans are administered per terms and as required by law and required contributions are timely or properly accrued.
●

Qualified status/prohibited transactions: The Company represented their 401(a) plans have favorable IRS letters and each trust established in connection with any 401(a) plan is tax‑exempt. There are no non‑exempt prohibited transactions and no threatened actions beyond routine claims.

●	No Title IV/MEPP exposure: The Company represented there are no multiemployer or Title IV plans and no unsatisfied Title IV liability.
●	No 280G parachutes: Except as otherwise disclosed, the Company represented the transactions will not trigger parachute payments or 4999 excise tax for disqualified individuals.
●	No retiree welfare benefits: The Company represented there are no post‑employment medical, disability, or life benefits beyond COBRA/month‑of‑termination as required by law.
●

No transaction‑triggered benefits: The Company represented that the signing and closing of the Contribution and Exchange Agreement will not grant or accelerate bonuses, severance, change-in-control, vesting, funding, or otherwise breach any plan.

●	409A/4999 compliance: The Company represented that nonqualified deferred compensation (if any) complies with 409A and there are no commitments to gross‑up or compensate for 409A/4999 taxes.
●

Foreign plans compliance: For any non‑U.S. plans, the Company represented that the contributions are properly made and accrued, the assets sufficient for such obligations and that any required registrations are in good standing.

●

Cloud represents that no labor problem or dispute with the employees of Cloud or any subsidiary of Cloud exists or is threatened or imminent, and Cloud is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that in each case could reasonably be expected to have a material adverse effect.

Significant portions of the representations and warranties of each of the Company, Contributor, APLD Intermediate and Cloud are qualified by “materiality”, “material adverse effect” or similar qualifiers.

Additional Agreements

The Contribution and Exchange Agreement contains additional covenants and agreements between the Company and APLD Intermediate relating to, among other things:

●

Access and Information. The parties must make their representatives and their respective businesses, assets and operations, and the financial and legal condition thereof, reasonably available to the other party for investigation as such party reasonably deems necessary for the purposes of evaluating or implementing the transactions contemplated by the Contribution and Exchange Agreement.

●

Written Consent. The Company shall use its best efforts to obtain the Stockholder Approval by the deadlines set forth in the Contribution and Exchange Agreement, whether by written consent or at a duly called meeting of the stockholders.

●

SEC filings / disclosure. The parties shall work together to prepare and the Company shall file such required disclosure documents in connection with the transactions (including applicable SEC filings).

●	Non-solicitation / exclusive dealing. Interim restrictions on certain solicitation activities in connection with alternative transactions by both the Company and Cloud.
●

Efforts. The parties to use reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable by such party under any applicable laws to consummate and effectuate the Business Combination and other transactions as contemplated by the Contribution and Exchange Agreement, as promptly as practicable.

●

Public announcements. Consultation and coordination between the parties regarding press releases and other public communications relating to the Contribution and Exchange Agreement and the transactions.

●	Issuance. The Company has an obligation to issue the Exchanged Shares pursuant to the Contribution and Exchange Agreement and the other relevant transaction documents.
●

Notification of Certain Events. The parties have express cooperation obligations requiring the parties to keep one another apprised of relevant developments relating to the transactions and to promptly furnish copies of notices or communications received from governmental entities or other third parties relating to the Contribution and Exchange Agreement and the transactions contemplated thereby.

●	Tax Matters. The Company and APLD Intermediate agree to cooperate on certain tax matters.
●	Transaction Litigation. Cooperation with respect to any stockholder or other litigation challenging or relating to the transactions contemplated by the Contribution and Exchange Agreement.
●	Confidentiality. Parties agree to hold in confidence certain information disclosed.
●

Takeover Statutes. If any takeover statute becomes applicable, the Company shall take any such lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on the transactions contemplated by the Contribution and Exchange Agreement.

●	Legend. All Exchanged Shares to bear a legend.
●	Reservation of Common Stock. The Company to reserve and continue to reserve sufficient Common Stock for the Business Combination.
●	Nasdaq Listing. The Company agrees to cause the Exchanged Shares to be listed on Nasdaq and shall timely submit a notice of listing of such shares.
●

Tail Insurance. The Company to obtain (i) “tail” directors’ and officers’ liability, employment practices liability, and fiduciary liability insurance policies with an extended reporting period of six (6) years from the Closing Date insuring claims for conduct, acts, and omissions occurring prior to the Closing Date and (ii) “tail” products liability and cyber insurance policies, in each case, insuring events, acts, and omissions occurring before the Closing Date.

Conditions to the Closing

Mutual Conditions

Pursuant to the Contribution and Exchange Agreement, each party’s obligation to effect the Business Combination is subject to the satisfaction or waiver (if permissible under applicable law), on or prior to the Closing Date, of the following conditions:

(a)         The Stockholder Approval shall have been obtained in accordance with all applicable law including, for the avoidance of doubt, all of the securities laws and rules of the trading market.

(b)         If the Stockholder Approval is obtained by a written consent, this Information Statement shall have been cleared by the SEC and shall have been sent to the holders of the Company’s voting stock at least twenty (20) calendar days prior to the Closing Date in accordance with Regulation 14C of the Exchange Act.

(c)         No order or law shall have been entered, adopted, enacted, issued, promulgated or enforced, in each case, by a Governmental Entity of competent jurisdiction, that prevents, enjoins, prohibits, restrains or makes illegal the consummation of the Business Combination or the other transactions contemplated by the Contribution and Exchange Agreement.

(d)         Immediately following the Closing, the Company, on a consolidated basis with Cloud, shall have cash and cash equivalents equal to at least $15,000,000, inclusive of net proceeds of the PIPE Investment (as defined in the Contribution and Exchange Agreement).

(e)         The Second Amended and Restated Articles of Incorporation of the Company shall have been duly adopted by all necessary corporate action on the part of the Company, filed with the Secretary of State of the State of Nevada, and shall be in full force and effect as of immediately prior to the Closing.

Additional Conditions to the Obligations of the Company

(a)         (i) The representations and warranties of Cloud set forth in the Contribution and Exchange Agreement that are qualified by a “Cloud Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of Cloud, APLD Intermediate and Contributor set forth in the Contribution and Exchange Agreement that are not qualified by a “Cloud Material Adverse Effect” qualification shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct that have not had, individually or in the aggregate, a Cloud Material Adverse Effect; provided that certain other representations and warranties set forth in the Contribution and Exchange Agreement that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period.

(b)         APLD Intermediate and Contributor shall have performed and complied with, in each case, in all material respects, all covenants required by the Contribution and Exchange Agreement to be performed or complied with by it prior to the Closing.

(c)         The Company shall have received a certificate executed by an executive officer of each of Contributor and Cloud, dated as of Closing, certifying that certain conditions stated in the Contribution and Exchange Agreement have been satisfied.

(d)         There shall not have occurred and be continuing a material adverse effect relating to Cloud.

(e)         Contributor shall have delivered to the Company duly executed counterparts to all transaction documents to which it, Cloud or APLD Intermediate is a party, and all such other documents and deliveries set forth in Section 2.2(b) of the Contribution and Exchange Agreement.

Additional Conditions to the Obligations of APLD Intermediate

(a)         (i) The representations and warranties of the Company set forth in certain sections of the Contribution and Exchange Agreement that are qualified by an “Issuer Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Company set forth certain sections of the Contribution and Exchange Agreement that are not qualified by an “Issuer Material Adverse Effect” qualification shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct that have not had, individually or in the aggregate, a Material Adverse Effect; provided that representations and warranties set forth in certain sections of the Contribution and Exchange Agreement that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period.

(b)         The Company shall have performed and complied with, in all material respects, all covenants required by the Contribution and Exchange Agreement to be performed or complied with by it prior to the Closing.

(c)         The Company shall have delivered to Contributor a certificate executed by an executive officer of the Company, dated as of Closing, certifying to the effect that certain conditions stated in the Contribution and Exchange Agreement have been satisfied.

(d)         The PIPE Investment shall be consummated concurrently with the Closing.

(e)         Since the date of the Contribution and Exchange Agreement, there shall not have occurred a material adverse effect relating to the Company.

(f)         The listing application for ChronoScale shall have been submitted and approved by Nasdaq.

(g)         The Investor Rights Agreement shall be in full force and effect in accordance with its terms.

(h)         The Company shall have delivered evidence to Contributor that certain tail insurance policies have been bound, paid for and in effect.

(i)         The Company shall have delivered to Contributor duly executed counterparts to all transaction documents to which it is a party, and all such other documents and deliveries set forth in Section 2.2(a) of the Contribution and Exchange Agreement.

The Contribution and Exchange Agreement also provides that neither party may rely on the failure of a closing condition if such failure was caused by that party’s material breach.

Termination

Pursuant to Article VI of the Contribution and Exchange Agreement, the Contribution and Exchange Agreement may be terminated and the Business Combination may be abandoned at any time prior to the effective time in the following circumstances:

●	by mutual written consent of the Company and APLD Intermediate;
●

by either the Company or APLD Intermediate if the Business Combination shall not have been consummated on or prior to 5:00 p.m. New York City time, on July 15, 2026 (the “End Date”); provided, further, that the right to terminate under the foregoing premise shall not be available to a party if the failure of the Business Combination to be consummated by such date shall be proximately caused by the material breach or inaccuracy of, or failure to comply with, any representation, warranty, covenant or other agreement of such party set forth in the Contribution and Exchange Agreement by such party;

●

by either the Company or APLD Intermediate if an order shall have been issued restraining, enjoining or otherwise prohibiting the consummation of the Business Combination and such order shall have become final and nonappealable; provided that the right to terminate under this premise shall not be available to a party if such order was proximately caused by the material breach or inaccuracy of, or failure to comply with, any representation, warranty, covenant or other agreement of such party set forth in the Contribution and Exchange Agreement by such party;

●

by the Company, if Contributor, APLD Intermediate or Cloud shall have materially breached or there is a material inaccuracy in any of their respective representations and warranties, or shall have materially breached or failed to perform any of its covenants or other agreements contained in the Contribution and Exchange Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of certain conditions of the Contribution and Exchange Agreement and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) days following delivery of written notice from the Company to Contributor, APLD Intermediate or Cloud, as applicable, of such breach, inaccuracy or failure.

●

by APLD Intermediate, if the Company shall have materially breached or there is any material inaccuracy in any of its representations or warranties, or shall have materially breached or failed to perform any of its covenants or other agreements contained in the Contribution and Exchange Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in certain conditions of the Contribution and Exchange Agreement and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) days following delivery of written notice from Contributor or APLD Intermediate to the Company of such breach, inaccuracy or failure;

●

by APLD Intermediate, at any time prior to receiving the Stockholder Approval, in the event that the Company fails to obtain the Written Consent and deliver the same to APLD Intermediate prior to the deadline set forth in the Contribution and Exchange Agreement; provided, that, if the Written Consent is not obtained by such deadline and APLD Intermediate elects to cause the Company to initiate the procedures to call a meeting of the stockholders of the Company, then in the event that the Company fails to obtain the Stockholder Approval prior to the deadline for the meeting set forth in the Contribution and Exchange Agreement; or

●	by APLD Intermediate, at any time after or concurrently with the announcement of a Sale of Applied Parent.

Effect of Termination

If the Contribution and Exchange Agreement is terminated pursuant to Article VI of the Contribution and Exchange Agreement, the Contribution and Exchange Agreement shall terminate (subject to specified surviving provisions), and there would be no further liability between the Company, on the one hand, and APLD Intermediate, Contributor or Cloud, on the other hand.

In addition, the confidentiality agreement continues in full force and effect following termination, and the termination of the Contribution and Exchange Agreement does not amend, waive, or otherwise limit any rights or obligations thereunder.

Expenses

Unless the Contribution and Exchange Agreement is terminated in accordance with Article VI of the Contribution and Exchange Agreement, the Company shall pay at Closing all fees and expenses of the Company, Cloud, APLD Intermediate and Contributor, including fees and expenses of their respective advisers, counsel, accountants, and other experts, if any, as well as all other out-of-pocket expenses incurred by such parties in connection with the negotiation, preparation, execution, and delivery of the Contribution and Exchange Agreement (the “Expenses”).

If the Contribution and Exchange Agreement is terminated in accordance with Article VI of the Contribution and Exchange Agreement, the Company shall be responsible for its own Expenses, and APLD Intermediate and Contributor shall be responsible for their own Expenses and any Expenses incurred by Cloud.

Amendments; Waivers

The Contribution and Exchange Agreement may be amended only by a writing signed by the Company and APLD Intermediate.

Governing Law

The Contribution and Exchange Agreement is governed by the laws of the State of New York.

AGREEMENTS RELATED TO THE BUSINESS COMBINATION

Investor Rights Agreement

Designation Rights

The Investor Rights Agreement provides that, at the Closing, the APLD Designator shall have the right to designate four (4) of the seven (7) directors on our Board, including the Chairman. The initial APLD Designees as of the Closing shall be Wes Cummins, Jason Zhang, Ella Benson and Richard Nottenburg. The other initial members of the ChronoScale Board are expected to include the Company’s current Chief Executive Officer, Scott Davis, and up to an additional two (2) directors mutually agreed upon by the APLD Designator and the Company prior to Closing.

The Investor Rights Agreement will provide that, for so long as the APLD Investors beneficially own at least 50% of the aggregate outstanding voting securities of ChronoScale, the APLD Designator will retain the right to designate four (4) directors. Under the Investor Rights Agreement (1) if the APLD Investors beneficially own at least 25% of the aggregate outstanding voting securities of ChronoScale, the APLD Designator will have the right to designate three (3) directors, (2) if the APLD Investors beneficially own at least 10% (but less than 25%) of the aggregate outstanding voting securities of ChronoScale, the APLD Designator will have the right to designate two (2) directors, and (3) if the APLD Investors beneficially own less than 10% of the aggregate outstanding voting securities of ChronoScale, the APLD Designator will have the right to designate one (1) director. In addition, the Investor Rights Agreement provides that the APLD Designator will have the right to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company, for so long as the APLD Investors collectively beneficially own at least 25% of the aggregate outstanding voting securities of ChronoScale.

Under the Investor Rights Agreement, any director that will be designated by the APLD Designator may only be removed with the consent of the APLD Designator, or by the stockholders in accordance with applicable law, and the APLD Designator will be entitled to appoint replacement designees in the event a vacancy is created with respect to one of its designees.

Under the Investor Rights Agreement, the Company will agree to include the applicable designees in its slate of nominees for election at any stockholder meetings and to use reasonable best efforts to cause each designee to be elected.

For so long as the APLD Investors continue to beneficially own at least thirty percent (30%) of the aggregate outstanding voting securities of ChronoScale, the Board will be prohibited from increasing the total number of directors on the Board to greater than seven (7) and, in no event shall any decrease in the number of directors on the Board, in any instance, eliminate, abridge, or otherwise modify the APLD Designator’s designation rights, in each case, without the consent of the APLD Designator.

Observer Rights

For so long as any APLD Investor is a party to the Investor Rights Agreement, the APLD Investors will have the right to invite two (2) observers to all meetings of the Board, to participate in all deliberations thereof, in a non-voting observer capacity, so long as such observers’ presence, or participation in, such meetings shall not pose a conflict of interest or threat to attorney-client privilege or work product privilege.

Approval Rights

Under the Investor Rights Agreement, for so long as the APLD Investors continue to beneficially own at least thirty percent (30%) of the aggregate outstanding voting securities of ChronoScale, the Company will agree not to take the following specified actions (as more fully set forth in the Investor Rights Agreement) without the prior written consent of the APLD Designator, which such approval rights may be waived by the APLD Designator, in whole or in part, from time to time:

●

commence or approve any dissolution, liquidation or winding of up the Company or any subsidiary, including similar transactions, or merge or consolidate with any person, or sell, lease, transfer otherwise dispose of all or substantially all of the assets or voting power of the Company or any subsidiary;

●	make any fundamental change in the nature of the Company’s or any subsidiary’s business or purpose;
●	relocate the Company’s principal office;
●	create, authorize, designate, issue or obligate the Company or any subsidiary to issue any securities that are senior to the Common Stock with respect to dividends, liquidation or voting;
●	amend the Company’s Articles of Incorporation or the Company’s bylaws, stockholders’ agreement or similar governing or organizational document;
●	issue any shares of Preferred Stock;
●	declare, set aside or pay any dividends or other distributions on any capital stock;
●	enter into any agreement that restricts the ability of the Company or any subsidiary to comply with the pre-emptive rights of the APLD Investors in the Investor Rights Agreement;
●	incur, create, assume or guarantee any indebtedness for borrowed money, subject to certain exceptions;
●

make or commit to make any acquisition, joint venture, partnership, strategic alliance or formation of any subsidiary, or any investment in, or loans or advances to, any person, subject to certain exceptions;

●

create, incur, assume or permit to exist any Lien (as defined in the Investor Rights Agreement) on any property or asset now owned or hereafter acquired by the Company or any subsidiary, assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, other than Permitted Liens (as defined in the Investor Rights Agreement);

●

enter into, amend, waive, supplement or terminate any transaction or agreement with any stockholder, director, officer or employee of the Company or any subsidiary, or any affiliate of the foregoing, subject to certain exceptions;

●	sell, transfer, assign, exclusively license, pledge, encumber or otherwise dispose of any assets valued individually or collectively in excess of $100 million, subject to certain exceptions;
●	hire, appoint, terminate or materially change the compensation or duties of the Chief Executive Officer or Chief Financial Officer of the Company;
●	appoint, remove or change the Company’s independent public accountants (other than to a nationally recognized or regional accounting firm);
●

prosecute, commence, defend, settle or compromise any litigation, arbitration, administrative or regulatory Proceeding, investigation or claim that could reasonably be expected to (i) result in obligations (including fees and expenses) exceeding $1 million, (ii) impose injunctive or other equitable relief materially adverse to the Company or the conduct of the business, or (iii) adversely affect the rights of any APLD Investor;

●	enter into any agreement that purports to bind any APLD Investor;
●	make any political or charitable contribution in excess of $1,000 in any instance or $10,000 in the aggregate in any fiscal year, subject to applicable law;
●

enter into any agreement that restricts the ability of the Company or any subsidiary to conduct any material aspect of its business, to compete in any material respect, or to operate in any geographic area, other than customary restrictions in commercial agreements entered into in the ordinary course of business; and

●	agree, approve, adopt a plan or policy, or commit, resolve or obligate the Company or any subsidiary to do any of the foregoing.

Preemptive Rights

The APLD Investors will be entitled to preemptive rights for so long as they collectively beneficially own at least ten percent (10%) of the Company's aggregate outstanding voting securities. When the Company proposes to issue new equity securities, it must provide the APLD Investors with written notice specifying the securities to be offered, the price, and other material terms. Within ten (10) days of receiving this notice, the APLD Investors may elect to purchase up to the lesser of (i) 150% of their pro rata share of outstanding equity securities or (ii) 75% of the new securities being offered, with an oversubscription right for any unsubscribed securities.

If the APLD Investors do not subscribe for all offered securities, the Company may sell the remaining securities to third parties within ninety (90) days, provided the terms are no more favorable than those initially offered to the APLD Investors. If the Company fails to complete a sale within this period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the preemptive rights revive and the offered securities may not be sold without restarting the process.

These rights will extend to equity securities issued by subsidiaries of the Company, subject to exceptions for de minimis issuances by any subsidiary of the Company required by law and intracompany issuances or issuances to the Company or any wholly owned subsidiaries of the Company.

The preemptive rights will not apply to issuances under employee benefits or equity incentive plans and will terminate upon a Deemed Liquidation Event (as defined in the Investor Rights Agreement).

Registration Rights

The Company will be required to file a registration statement with the SEC covering the resale of all registrable securities held by the APLD Investors by the date that is sixty (60) days after Closing. The registration statement must be on Form S-3, or if Form S-3 is unavailable, on another appropriate form, with the Company obligated to convert to a Form S-3 shelf registration statement within thirty (30) days of becoming eligible. The Company will be obligated to use commercially reasonable efforts to have the registration statement declared effective within thirty (30) calendar days of the filing deadline (or sixty (60) days if the SEC reviews the filing).

The Company will bear all registration expenses, excluding underwriting discounts, selling commissions, and the APLD Investors' legal fees. The Company will be obligated to maintain the effectiveness of the registration statement until there are no longer any registrable securities outstanding, subject to certain permitted suspension periods not exceeding forty-five (45) consecutive trading days or ninety (90) total trading days in any 365-day period. If the SEC limits the securities eligible for registration under Rule 415, the Company will be obligated to use commercially reasonable efforts to advocate for full registration and, if unsuccessful, allocate any required cutbacks among the APLD Investors on a pro rata basis. The Company will also be obligated to take reasonable steps to facilitate sales under Rule 144, maintain stock exchange listings, and promptly notify investors of any material misstatements requiring prospectus amendments.

The Applied Parent Equity Financing

Immediately preceding the Closing, and as a condition precedent thereto, we expect that Applied Parent will subscribe for and purchase, pursuant to a securities purchase agreement, at least $15 million of Common Stock in an offering exempt from the registration requirements of the Securities Act at a price per share of Common Stock at or above the Minimum Price (as defined in this Information Statement) and in compliance with the rules and regulations of Nasdaq. The Applied Parent Equity Financing is expected to close immediately prior to the Closing and will satisfy the PIPE Investment closing condition.

The shares of Common Stock to be issued in the Applied Parent Equity Financing will not be registered under the Securities Act and will be issued and sold in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act as a transaction by an issuer not involving a public offering. At the closing of the Applied Parent Equity Financing, the Company will provide Applied Parent with the same resale registration rights as described above in the section titled “Agreements Related to the Business Combination—Investor Rights Agreement—Registration Rights” with respect to the shares of Common Stock issued to Applied Parent.

The Company also intends to apply for Nasdaq listing of the Common Stock issuable in the Applied Parent Equity Financing and to take all appropriate action to increase the authorized number of shares of Common Stock available for issuance by the filing of the Second Amended and Restated Articles of Incorporation. The closing of the Applied Parent Equity Financing is expected to be conditioned upon all conditions to the Closing being satisfied or waived and the Business Combination occurring substantially concurrently with the Applied Parent Equity Financing.

EKSO BIONICS HOLDINGS, INC.
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

Certain terms used below, but not otherwise defined in this section, shall have the meanings ascribed to them elsewhere in the Information Statement.

On February 15, 2026, Ekso entered into the Contribution and Exchange Agreement. Pursuant to the Contribution and Exchange Agreement, Contributor will contribute all of its right, title and interest in and to 1,200 shares of the common stock of Cloud, constituting 100% of the issued and outstanding equity of Cloud, to Ekso in exchange for 138,216,820 newly issued shares of Common Stock. Immediately following the consummation of the Business Combination and the Applied Parent Equity Financing, based on the shares outstanding as of February 20, 2026, Ekso’s securityholders as of immediately prior to the consummation of the Business Combination are expected to collectively hold approximately 3% of ChronoScale’s outstanding shares of Common Stock, Contributor is expected to hold approximately 96% of ChronoScale’s outstanding shares of Common Stock and Applied Parent is expected to hold approximately 1% of ChronoScale’s outstanding shares of Common Stock, in each case, assuming full conversion of the Series B Preferred Stock, full vesting of outstanding director restricted stock units that are expected to vest upon the Closing in accordance with their terms and the Company issuing $15.0 million of Common Stock in the Applied Parent Equity Financing at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change). The Exchanged Shares and the shares of Common Stock issued in the Applied Parent Equity Financing will be issued in a private placement transaction exempt from the registration requirements under the Securities Act.

In addition, immediately preceding the Closing, Ekso expects that Applied Parent will subscribe for and purchase, pursuant to a securities purchase agreement, at least $15 million of Common Stock in an offering exempt from the registration requirements of the Securities Act, at a price per share of Common Stock at or above the Minimum Price (as defined in this Information Statement) and in compliance with the rules and regulations of Nasdaq. Ekso expects that the closing of the Applied Parent Equity Financing will be conditioned upon all conditions to the Closing being satisfied or waived and the Business Combination occurring substantially concurrently with the Applied Parent Equity Financing, as well as certain other conditions. The Business Combination and the Applied Parent Equity Financing are referred to collectively in this Information Statement as “the Transactions.”

The following unaudited pro forma condensed combined financial information (“unaudited pro forma financial information”) has been prepared based on the historical audited consolidated financial statements of Ekso and the historical audited and unaudited combined financial statements of Cloud, as indicated below, after giving effect to the Transactions. The unaudited pro forma condensed combined balance sheet as of December 31, 2025, combines the historical audited consolidated balance sheet of Ekso as of December 31, 2025, and the historical unaudited combined balance sheet of Cloud as of November 30, 2025, as if the Transactions had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the year ended December 31, 2025, combines the historical audited consolidated statement of operations and comprehensive loss of Ekso for the year ended December 31, 2025, with the historical unaudited combined statement of operations of Cloud for the twelve months ended November 30, 2025, as derived from the unaudited combined financial statements of Cloud as indicated below, as if the Transactions had occurred on January 1, 2025.

The unaudited pro forma financial information was prepared using and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma financial information;
•	the historical audited consolidated financial statements of Ekso as of and for the year ended December 31, 2025, included in Ekso’s annual report on Form 10-K, filed with the SEC on February 23, 2026;

•

the historical unaudited combined statement of operations of Cloud for the twelve months ended November 30, 2025. This information is derived from the historical audited combined statement of operations of Cloud for the year ended May 31, 2025, which is adjusted by adding the results from the six months ended November 30, 2025, and removing the results from the six months ended November 30, 2024, and the unaudited combined balance sheet of Cloud as of November 30, 2025.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting, as further described in Note 2, with Cloud as the acquirer of Ekso. Accordingly, consideration paid or exchanged by Cloud to complete the Business Combination will generally be allocated to assets, liabilities and noncontrolling interests of Ekso based on their estimated fair values with any excess allocated to goodwill. The acquisition method of accounting is dependent upon certain valuation assumptions, including those related to the preliminary purchase price allocation of the assets acquired, liabilities assumed and noncontrolling interests of Ekso. The actual purchase price allocation may vary based on final analyses of the fair value of the acquired assets, assumed liabilities, and noncontrolling interests, which is expected to be completed no later than 12 months after the date of completion of the Business Combination. These changes may result in material adjustments to the unaudited pro forma financial information.

The historical financial statements have been adjusted in the accompanying unaudited pro forma financial information to give effect to pro forma events that are applicable to business combination accounting as required under generally accepted accounting principles in the United States (“U.S. GAAP”). The unaudited pro forma adjustments are based upon currently available information, estimates and assumptions. The unaudited pro forma financial information is for informational purposes only, is not intended to represent or to be indicative of actual results of operations or financial position of ChronoScale had the Transactions been completed on the dates assumed and should not be taken as indicative of future consolidated results of operations or financial position. The actual results may differ significantly from those reflected in the unaudited pro forma condensed combined statement of operations for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma statements of operations and actual amounts. The unaudited pro forma financial information contained herein does not include integration costs or benefits from synergies that may result from the Transactions.

The unaudited pro forma financial information is presented for informational purposes only. The information has been prepared in accordance with Article 11 of Regulation S-X of the SEC as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2025

(in thousands)

	Cloud	Ekso	Financing Adjustments (Note 7)	Note Ref	Business Combination Adjustments (Note 5)	Note Ref	Pro Forma Combined
Assets
Current assets:
Cash	$2	$1,169	$15,000	7(a)	$-		$16,171
Accounts receivable	9,031	7,308	-		-		16,339
Inventories	-	4,822	-		-		4,822
Prepaid expenses and other current assets	560	750	-		-		1,310
Total current assets	9,593	14,049	15,000		-		38,642
Property and equipment, net	15,697	1,288	-		-		16,985
Operating lease right-of-use assets	81,839	532	-		-		82,371
Finance lease right-of-use assets	164,670	-	-		-		164,670
Intangible assets, net	-	3,500	-		6,100	5(b)	9,600
Goodwill	-	431	-		36,288	5(a)	36,719
Other assets	-	311	-		-	5(b)	311
Total assets	$271,799	$20,111	$15,000		$42,388		$349,298
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,182	$1,431	$-		$-		$4,613
Accrued liabilities	1,534	1,779	-		5,017	5(d)	8,330
Current portion of operating lease liability	17,090	441	-		-		17,531
Current portion of finance lease liability	74,794	-	-		-		74,794
Deferred revenues, current	152	1,727	-		-		1,879
Convertible promissory note, net	-	2,008	-		-		2,008
Notes payable, current	-	1,250	-		-		1,250
Total current liabilities	96,752	8,636	-		5,017		110,405
Deferred revenues	-	1,414	-		-		1,414
Long-term portion of operating lease liability	49,594	147	-		-		49,741
Long-term portion of finance lease liability	14,972	-	-		-		14,972
Notes payable, net	12,000	798	-		-		12,798
Other non-current liabilities	-	89	-		-		89
Total liabilities	173,318	11,084	-		5,017		189,419
Commitments and contingencies	-	-	-		-		-
Stockholders’ Equity
Parent company net investment	98,481	-	-		(98,481)	5(c)	-
Common stock	-	37	1	7(a)	(37)	5(c)	144
					143	5(c)
Additional paid-in capital	-	272,078	14,999	7(a)	(272,078)	5(c)	334,065
					267,794	5(c)
					51,272	5(c)
Accumulated other comprehensive (loss) income	-	(692)	-		692	5(c)	-
Accumulated deficit	-	(262,396)	-		262,396	5(c)	(174,330)
					(169,313)	5(c)
					(5,017)	5(d)
Total Stockholders' Equity	98,481	9,027	15,000		37,371		159,879
Total liabilities and stockholders' equity	$271,799	$20,111	$15,000		$42,388		$349,298

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2025

(in thousands)

	Cloud	Ekso	Financing Adjustments (Note 7)	Note Ref	Business Combination Adjustments (Note 6)	Note Ref	Pro Forma Combined
Revenue	$65,936	$12,799	$-		$-		$78,735
Cost of revenue	95,193	5,954	-		170	6(a)	101,317
Gross profit	(29,257)	6,845			(170)		(22,582)
Operating expenses:
Sales and marketing	-	7,154	-		-		7,154
Research and development	-	3,031	-		-		3,031
General and administrative	18,786	9,986	-		5,888	6(b)	34,660
Total operating expenses	18,786	20,171	-		5,888		44,845

Loss from operations	(48,043)	(13,326)	-		(6,058)		(67,427)
Other income (expense), net:
Interest expense, net	(14,336)	(309)	-		-		(14,645)
Gain on revaluation of warrant liabilities	-	1	-		-		1
Unrealized gain (loss) on foreign exchange	-	1,965	-		-		1,965
Other expense, net	-	(26)	-		-		(26)
Total other income (expense), net	(14,336)	1,631	-		-		(12,705)
Net loss	(62,379)	(11,695)	-		(6,058)		(80,132)
Foreign currency translation adjustments	-	(1,649)	-		-		(1,649)
Comprehensive loss	$(62,379)	$(13,344)	$-		$(6,058)		$(81,781)
Net loss per share applicable to common shareholders, basic and diluted	$-	$(4.91)	$-		$-		$(0.57)
Weighted average number of shares outstanding, basic and diluted		2,426	1,270	7(a)	138,295	6(c)	141,991

Note 1 – Description of the Transaction

On February 15, 2026, Ekso entered into a business combination transaction with APLD Intermediate, Contributor and Cloud, each a direct or indirect wholly-owned subsidiary of Applied Parent. As part of the transaction, Contributor will transfer 100% of the issued and outstanding equity of Cloud in exchange for 138,216,820 newly issued shares of Common Stock. Immediately following the consummation of the Business Combination, based on the shares outstanding as of February 20, 2026, Ekso securityholders as of immediately prior to the consummation of the Business Combination are expected to collectively hold approximately 3% of ChronoScale’s outstanding shares of Common Stock and Contributor is expected to hold approximately 97% of ChronoScale’s outstanding shares of Common Stock, in each case, without giving effect to the Applied Parent Equity Financing and assuming full conversion of the Series B Preferred Stock and full vesting of outstanding restricted stock units that are expected to vest upon the Closing in accordance with their terms. Upon Closing, Cloud will become a wholly owned subsidiary of Ekso, and Ekso, as the continuing parent company, will be renamed “ChronoScale Corporation.” Legacy Ekso stockholders will retain their existing shares, which will represent their ownership in ChronoScale, but will not receive any cash consideration as part of the transaction.

In connection with and as a condition to Closing, Ekso intends to complete the Applied Parent Equity Financing with Applied Parent, via a private placement of its Common Stock for gross proceeds of at least $15.0 million. A separate closing condition requires Ekso to have at least $15.0 million in cash and cash equivalents on its balance sheet, inclusive of the net proceeds received from the PIPE Investment (as defined in the Contribution and Exchange Agreement). The Applied Parent Equity Financing will satisfy the PIPE Investment closing condition. The final terms of this financing, including its potential impact on interest expense and the balance sheet, have not yet been determined.

Note 2 – Basis of Presentation

The accompanying unaudited pro forma financial information presents the unaudited pro forma statement of operations and unaudited pro forma balance sheet of ChronoScale prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Ekso has historically operated on a fiscal year ended December 31, whereas Cloud has historically operated on a fiscal year ended May 31. In accordance with applicable SEC rules, if the fiscal year end of an acquired entity differs from the acquirer's fiscal year end by more than 93 days, the acquired entity's income statement must be brought up within one fiscal quarter of the acquirer’s fiscal year-end. Financial information for Cloud for the twelve months ended November 30, 2025, has been derived for purposes of the preparation of the unaudited pro forma financial information. The unaudited pro forma statements of operations were prepared using:

●	the historical audited consolidated statement of operations of Ekso for the year ended December 31, 2025; and

●

the historical unaudited condensed combined statement of operations of Cloud for the twelve months ended November 30, 2025, which has been derived by adding information from the historical unaudited condensed combined statement of operations from the six months ended November 30, 2025, to the information from the historical audited combined statement of operations for the fiscal year ended May 31, 2025, and removing information from the historical unaudited condensed combined statement of operations from the six months ended November 30, 2024.

	[A]	[B]	[C]	[A]-[B]+[C]
	Audited	Unaudited	Unaudited	Unaudited
(in thousands)	Annual Report for year ended May 31, 2025	Financial information for six months ended November 30, 2024	Financial information for six months ended November 30, 2025	Historical for year ended November 30, 2025
Revenue	$84,376	$53,560	$35,120	$65,936
Cost of revenue	115,308	68,017	47,902	95,193
Gross profit	(30,932)	(14,457)	(12,782)	(29,257)
Operating expenses
General and administrative	24,399	7,163	1,550	18,786
Total operating expense	24,399	7,163	1,550	18,786
Loss from operations	(55,331)	(21,620)	(14,332)	(48,043)
Other income (expense),net:
Interest expense, net	(17,399)	(8,902)	(5,839)	(14,336)
Total other income (expense), net	(17,399)	(8,902)	(5,839)	(14,336)
Net loss	(72,730)	(30,522)	(20,171)	(62,379)
Foreign currency translation adjustments	-	-	-	-
Comprehensive loss	$(72,730)	$(30,522)	$(20,171)	$(62,379)

The Business Combination will be accounted for using the acquisition method of accounting as described in Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”), under which the estimated purchase price will be allocated to Ekso’s assets acquired and liabilities assumed based upon their estimated fair values, utilizing fair value concepts defined in ASC Topic 820, Fair Value Measurement, with any excess recognized as goodwill. Significant judgment is required in determining the preliminary fair values of identified intangible assets, property and equipment, certain other assets and other assumed liabilities. These preliminary valuations of assets acquired, and liabilities assumed are determined using market, income and cost approaches from the perspective of a market participant, which requires estimates and assumptions including, but not limited to, estimating future cash flows in addition to developing the appropriate market discount rates and obtaining available market pricing for comparable assets. Additionally, the final determination of the merger consideration and purchase price allocation, upon the completion of the merger, will be based on Ekso’s share price and net assets as of the closing date of the merger and will depend on a number of factors that cannot be predicted with certainty at this time. The final valuation may materially change the allocation of the purchase price, which could materially affect the fair values assigned to the assets and liabilities and could result in a material change to the unaudited pro forma condensed combined financial information.

Although Ekso is the legal acquirer, the Business Combination is treated as a reverse acquisition under ASC 805, with Cloud identified as the accounting acquirer. This determination is based on evidence that the former owners of Cloud will control ChronoScale. The primary indicators of control are that, based on the shares outstanding as of February 20, 2026, the Contributor is expected to hold approximately 97% of ChronoScale’s outstanding shares of Common Stock, without giving effect to the Applied Parent Equity Financing (or approximately 96% taking into account the Applied Parent Equity Financing assuming the Company issues $15.0 million of Common Stock at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change)) and assuming full conversion of the Series B Preferred Stock and full vesting of outstanding restricted stock units that are expected to vest upon the Closing in accordance with their terms, and will have the right to designate a majority of the board of directors (four of seven members), a further indicator that the fair value of Cloud significantly exceeds the fair value of Ekso prior to the Business Combination.

The historical audited consolidated financial statements of Ekso and the historical audited and unaudited condensed combined financial statements of Cloud are prepared in accordance with U.S. GAAP and are reported in U.S. dollars.

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on December 31, 2025. The unaudited pro forma condensed combined statement of operations and comprehensive loss gives effect to the Transactions as if they had occurred on January 1, 2025.

Note 3 – Purchase price

Pursuant to the Contribution and Exchange Agreement, immediately following the consummation of the Business Combination, based on the shares outstanding as of February 20, 2026, Ekso securityholders as of immediately prior to the consummation of the Business Combination are expected to collectively hold approximately 3% of ChronoScale’s outstanding shares of Common Stock and Contributor is expected to hold approximately 97% of ChronoScale’s outstanding shares of Common Stock, in each case, without giving effect to the Applied Parent Equity Financing and assuming full conversion of the Series B Preferred Stock and full vesting of outstanding restricted stock units that are expected to vest upon the Closing in accordance with their terms. The estimated preliminary purchase price, which represents the consideration transferred to Ekso’s security holders in this reverse acquisition, is calculated based on the number of equity interests Cloud would have had to issue to give Ekso the same percentage equity interest in ChronoScale that results from the reverse acquisition. The accompanying unaudited pro forma condensed combined financial information reflects an estimated purchase price of approximately $51.4 million, consisting of equity consideration to the Company’s former securityholders. This amount reflects the value of approximately 4,353,486 shares of common stock Cloud would have had to issue to Ekso securityholders at Closing pursuant to the Contribution and Exchange Agreement based on Ekso’s closing share price of $11.81 on Nasdaq on March 12, 2026, which is used as a proxy for the market price of the Ekso shares at Closing.

The following table presents the preliminary estimate of the fair value of the consideration transferred for the Transactions:

(in thousands, except per share information)	Estimated total purchase price
Common Stock Issued	3,563
Convertible Preferred Stock Issued	712
Assumed Restricted Stock Units	78
Total shares and related equity awards outstanding as of the Merger Date	4,353

Assumed Ekso’s closing share price	$11.81
Total Consideration Transferred	$51,415

The preliminary value of the consideration does not purport to represent the actual value of the total purchase price that will be received by the Ekso securityholders when the Business Combination is completed. The actual value of the Exchanged Shares to be issued will depend on the per share price of Common Stock at Closing, and therefore, the actual total purchase price of the Business Combination and, in turn, goodwill will fluctuate with the market price of the Common Stock until the Business Combination is consummated.

The following table illustrates the effect of changes in the Common Stock price and the resulting impact on the estimated total purchase price (in thousands except for the share price):

Change in stock price	Ekso’s share price	Estimated total purchase price
As presented	$11.81	$51,415
Increase of 10%	$12.99	$56,556
Increase of 20%	$14.17	$61,698
Decrease of 10%	$10.63	$46,273
Decrease of 20%	$9.45	$41,132

Note 4 – Preliminary Fair Values of Assets Acquired and Liabilities Assumed

The following table presents our preliminary estimates of the fair values of the assets acquired, liabilities assumed and noncontrolling interests. Our preliminary estimates are based on the information that was available as of the date of this information statement. As discussed in Note 2 herein, the preliminary estimated allocation will be subject to further refinement as new information becomes available and may result in material changes. These changes, as discussed in Note 5 herein, will primarily relate to the allocation of consideration transferred and the fair value assigned to all tangible and intangible assets and liabilities acquired and identified. The final purchase price and goodwill could differ significantly from the current estimate, which could materially impact these unaudited pro forma condensed combined financial statements.

(in thousands)	Estimated Fair Value
Assets acquired
Cash and cash equivalents	$1,169
Accounts receivable, net of allowance for doubtful accounts	7,308
Inventory	4,822
Prepaid expenses	750
Property and equipment, net	1,288
Operating lease right-of-use assets, net	532
Intangible assets, net	9,600
Other assets	311
Total assets acquired	25,780
Liabilities assumed
Accounts payable	1,431
Accrued expenses	1,416
Deferred revenues	1,727
Operating lease liabilities	441
Other current liabilities	363
Debt (exc. Finance Lease Liabilities), current	3,258
Deferred revenues non-current	1,414
Debt (exc. Finance Lease Liabilities), non-current	798
Operating lease liabilities, non-current	147
Other non-current liabilities	89
Total liabilities assumed	11,084
Net assets acquired	14,696
Total consideration transferred	51,415
Goodwill	$36,719

The preliminary purchase price allocation is based on a preliminary assessment of the fair values of the assets acquired and liabilities assumed as of December 31, 2025.

Note 5 – Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

a.

Represents the elimination of $431 thousand of existing Ekso goodwill and the recognition of $36.7 million of goodwill arising from the Business Combination. Goodwill is calculated as the difference between the preliminary estimated purchase price and the fair values assigned to the identifiable tangible and intangible assets acquired and liabilities assumed of Ekso. The fair value of assets acquired, and liabilities assumed is preliminary and will be finalized upon completion of the Business Combination. This amount may increase or decrease based on the final purchase price allocation. Goodwill recorded in connection with the acquisition is not deductible for income tax purposes.

b.

Represents the recognition of an additional $6.1 million in identifiable intangible assets attributable to the Business Combination. The preliminary valuation affirms the continuing value of the existing $3.5 million intangible assets, resulting in a total of $9.6 million as follows:

(in thousands, except useful lives)	Estimated useful life (in years)	Estimated Fair Value
Trade names	7	$3,500
Developed technology	7	6,100
Total intangible assets acquired		$9,600

The recognition of additional identifiable intangible results in additional deferred tax liability of approximately $1.5 million, calculated using a combined estimated U.S. federal and state statutory tax rate of 25%. This rate is subject to change when Ekso performs a complete tax analysis after the Transactions are completed. Ekso maintains a full valuation allowance against its deferred tax assets and, after giving effect to these pro forma adjustments, continues to have a net deferred tax asset position fully offset by a valuation allowance. Therefore, the pro forma adjustments result in no net impact to income tax expense for the periods presented.

c.	Represents adjustments to equity including the following:

•	Elimination of Ekso’s historical securityholders’ equity of $9.0 million;
•

Reclassification of Cloud’s parent company net investment of $(98.5) million, of which $(169.3) million is reclassified to Retained earnings, being Cloud’s historical accumulated deficit, with the balance of $267.8 million reclassified to Additional paid-in capital; and

•

Recording estimated purchase consideration of $51.4 million, of which $143 thousand is included in Common stock as par value of 142,570,306 shares outstanding (4,353,486 issued to Ekso’s former securityholders and 138,216,820 issued to Cloud in the business combination) of ChronoScale at a par value of $0.001 per share, with the balance of $51.3 million included in Additional paid-in capital.

d.

Represents the accrual of Cloud non-recurring transaction costs of $5.0 million related to the Business Combination including fees expected to be paid for financial advisors, legal services, and professional accounting services.

Note 6 – Adjustments to the Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

a.

Reflects the reversal of $330 thousand in historical intangible assets amortization and the recognition of $500 thousand in new amortization expense related to trade names identified as part of the estimated purchase price allocation. A 10% change in the valuation of trade names would cause a corresponding increase or decrease in the annual amortization expense of approximately $50 thousand.

b.

Reflects the recognition of $871 thousand in new amortization expense related to developed technology identified as part of the estimated purchase price allocation. A 10% change in the valuation of developed technology would cause a corresponding increase or decrease in the annual amortization expense of approximately $87 thousand.

c.	Reflects an increase in the weighted average shares outstanding for the period, after accounting for the issuance of;
•	138,216,820 shares of Common Stock to Cloud,
•	1,270,110 shares related to the Applied Parent Equity Financing, and
•	78,183 shares for conversion of Restricted Stock Units to Common Stock.

The pro forma basic and diluted loss per share is calculated as follows:

(in thousands, except per share information)	Year ended December 31, 2025
Numerator:
Pro forma net loss applicable to common stockholders	$(80,132)
Adjustment for deemed dividend (1)	(226)
Pro forma adjusted net loss used for basic and diluted calculation	$(80,358)

Denominator:
Weighted-average number of common shares, basic and diluted (2)	141,991

Net loss per share applicable to common shareholders, basic and diluted	$(0.57)

(1)  Deemed dividend represents Ekso's incremental fair value of the Inducement Warrant over the gross proceeds received, which reduces income available to common stockholders used for the basic and diluted net loss per common share calculation.

(2)  Warrants for potential shares of common stock were excluded from the calculation of diluted pro forma net loss per common share because to do so would be anti-dilutive as of the end of the period presented.

Note 7 – Applied Parent Equity Financing Adjustments

Represents receipt of $15.0 million in proceeds from the Applied Parent Equity Financing. In this private placement, which is expected to close concurrently with the Business Combination, Ekso will issue additional shares of its Common Stock to Applied Parent or a subsidiary thereof at an assumed price of $11.81 per share, the closing share price on March 12, 2026, which is used as a proxy for the market price of the Ekso shares at Closing, which will result in the issuance by Ekso of 1,270,110 shares of Common Stock in the Applied Parent Equity Financing at an assumed gross amount of $15.0 million.

The terms of the Applied Parent Equity Financing may be materially different than those assumed in these unaudited pro forma condensed combined financial statements, including that the per share price may be different than the assumed $11.81 per share, the amount of the gross proceeds or that the Applied Parent Equity Financing may not happen at all. Below is a sensitivity analysis showing the potential impact of a change in the stock price on the number of shares to be issued in the Applied Parent Equity Financing. Further, each additional $1.0 million of gross proceeds in the Applied Parent Equity Financing would result in the issuance of approximately 84,674 additional shares of Common Stock at an assumed price of $11.81 per share.

Change in stock price	Ekso’s share price	Estimated Common Stock to be issued (in thousands)
As presented	$11.81	1,270
Increase of 10%	$12.99	1,155
Increase of 20%	$14.17	1,058
Decrease of 10%	$10.63	1,411
Decrease of 20%	$9.45	1,588

APPROVAL OF THE PROPOSED ISSUANCE - NASDAQ RULE 5635

General

On February 14, 2026, the Board unanimously approved and, on February 20, 2026, holders of approximately 50.4% of the outstanding Capital Stock acted by Written Consent in lieu of a special meeting of stockholders to approve, the Contribution and Exchange Agreement, dated as of February 15, 2026, by and among the Company, APLD Intermediate, Contributor and Cloud, pursuant to which Contributor will contribute all of its equity interest in its wholly owned subsidiary, Cloud, to the Company, in exchange for 138,216,820 newly issued shares of Common Stock.

In addition, immediately preceding the Closing, we expect that Applied Parent will subscribe for and purchase, pursuant to a securities purchase agreement, at least $15 million of Common Stock in an offering exempt from the registration requirements of the Securities Act at a price per share of Common Stock at or above the Minimum Price (as defined in this Information Statement) and in compliance with the rules and regulations of Nasdaq. The Applied Parent Equity Financing is expected to close immediately prior to the Closing. We expect that the closing of the Applied Parent Equity Financing will be conditioned upon all conditions to the Closing being satisfied or waived and the Business Combination occurring substantially concurrently with the Applied Parent Equity Financing, as well as certain other conditions. The Applied Parent Equity Financing and the Business Combination are referred to collectively in this Information Statement as the “Transactions.” Immediately following the consummation of the Transactions, based on the shares outstanding as of February 20, 2026, Contributor and Applied Parent collectively are expected to hold approximately 97% of ChronoScale’s outstanding shares of Common Stock assuming full conversion of the Series B Preferred Stock, full vesting of outstanding director restricted stock units that are expected to vest upon the Closing in accordance with their terms and the Company issuing $15.0 million of Common Stock in the Applied Parent Equity Financing at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change). The shares of Common Stock issuable upon consummation of the Transactions are referred to herein as the “Proposed Issuance.”

The Proposed Issuance may result in the issuance of a number of shares of Common Stock exceeding the threshold for which stockholder approval is required under Nasdaq Rule 5635 as further discussed below. To ensure compliance with Nasdaq Rule 5635, the Principal Stockholders approved, among other things, the issuance of the Common Stock under the Contribution and Exchange Agreement and the Proposed Issuance, including for purposes of Nasdaq Rule 5635. Thus, the Board, at its discretion, may cause the Company to pursue the Proposed Issuance or to abandon it if it determines that such actions are not in the best interests of the Company.

Nasdaq Listing Rule 5635

The Common Stock is currently listed on Nasdaq. As a result, the shares of Common Stock are subject to the Nasdaq Listing Rules.

Pursuant to Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of common stock or other securities convertible into or exercisable for common stock, in connection with the acquisition of the stock or assets of another company, if such securities are not issued in a public offering for cash and (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities, or (2) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of such securities.

Pursuant to Nasdaq Listing Rule 5635(b), stockholder approval must be obtained prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of a company, which is generally understood to occur when after a transaction, an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding capital stock (a “Change of Control”).

Therefore, the issuances of the shares of Common Stock in the Business Combination and the Applied Parent Equity Financing will constitute (i) a transaction in which the Common Stock will have upon issuance or conversion, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities subject to stockholder approval under Nasdaq Rule 5635(a) and (ii) a Change of Control under Nasdaq Rule 5635(b), where stockholder approval must be obtained prior to such issuance.

In addition, pursuant to Nasdaq Listing Rule 5635(d), stockholder approval must be obtained prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of common stock, or 20% or more of voting power, outstanding before such issuance, at a price per share that is less than the Minimum Price. For purposes of Rule 5635(d), “Minimum Price” means a price that is the lower of: (i) the closing price (as reflected on Nasdaq) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the Common Stock (as reflected on Nasdaq) for the five trading days immediately preceding the signing of the binding agreement. Applied Parent expects to consummate the Applied Parent Equity Financing at or above the Minimum Price. However, the terms of the Applied Parent Equity Financing are not known at this time. It is possible that the consummation of the Applied Parent Equity Financing, if such offering is not priced at or above the Minimum Price, would fall under this rule because the number of shares of Common Stock issuable upon the completion of the Applied Parent Equity Financing may equal or exceed 20% of the number of shares of Common Stock outstanding prior to the Applied Parent Equity Financing, as the Applied Parent Equity Financing will be consummated immediately prior to the Business Combination.

For purposes of complying with Nasdaq Listing Rules, 5635(a), 5635(b) and 5635(d) as described above, the Principal Stockholders have approved the Proposed Issuance. Such approval for purposes of Nasdaq Rule 5635 was taken by Written Consent pursuant NRS 78.320, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Effect of Approval of the Proposed Issuance on Our Stockholders

The Contribution and Exchange Agreement contemplates that, upon the consummation of the Business Combination, the Company will issue 138,216,820 shares of Common Stock to Contributor. The issuance of the share consideration under the Contribution and Exchange Agreement will not affect the rights of the holders of our outstanding shares of Common Stock, but the issuance of such shares will have a dilutive effect on holders of our Common Stock, including the voting power, liquidation value, book value and economic rights of existing stockholders, and may result in a decline in the Company’s stock price or greater price volatility.

As a result, immediately following the consummation of the Business Combination and the Applied Parent Equity Financing, based on the shares outstanding as of February 20, 2026, upon Closing, the Company securityholders as of immediately prior to the consummation of the Business Combination are expected to collectively hold approximately 3% of ChronoScale’s outstanding shares of Common Stock, Contributor is expected to hold approximately 96% of ChronoScale’s outstanding shares of Common Stock and Applied Parent is expected to hold approximately 1% of ChronoScale’s outstanding shares of Common Stock, in each case, assuming full conversion of the Series B Preferred Stock, full vesting of outstanding director restricted stock units that are expected to vest upon the Closing in accordance with their terms and the Company issuing $15.0 million of Common Stock in the Applied Parent Equity Financing at an assumed price per share of $11.81, the closing price of the Common Stock on March 12, 2026 (which is subject to change).

Notwithstanding the foregoing, we believe the benefits of the effectiveness of the approval of the Proposed Issuance exceed the potential dilutive effects and related risks described above. Our ability to succeed on our business plans and ultimately generate value for our stockholders is dependent on our ability to consummate the Transactions.

The Board and the Principal Stockholders have approved the Proposed Issuance.

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

Description of the Proposed Amendment and Restatement

Effective February 14, 2026, the Board unanimously approved the Contribution and Exchange Agreement, the Business Combination, and the transactions contemplated therein, including the Second Amended and Restated Articles of Incorporation immediately prior to the Business Combination, subject to required stockholder approval and the requirements of Regulation 14C, to, among other things (i) increase the number of authorized shares of Common Stock from 141,428,571 to 290,000,000, (ii) waive corporate opportunities for certain members of the Board and stockholders, (iii) elect not to be governed by NRS 78.411 through NRS 78.444, inclusive, (iv) generally permit removal of directors only for cause and only by the affirmative vote of not less than 75% of the voting power of all of the then outstanding shares of stock entitled to vote in the election of directors cast at a meeting called for such purpose, and (v) change the name of the corporation from “Ekso Bionics Holdings, Inc.” to “ChronoScale Corporation.” The Second Amended and Restated Articles of Incorporation will be effected immediately prior to Closing upon a filing with the Secretary of State of the State of Nevada. The principal text of the proposed Second Amended and Restated Articles of Incorporation is set out in Annex C to this Information Statement. The text of the proposed Second Amended and Restated Articles of Incorporation is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada or as the Board deems necessary and advisable to effect the Second Amended and Restated Articles of Incorporation.

Following approval of the Second Amended and Restated Articles of Incorporation by the Board, action was taken without a meeting of the stockholders effective February 20, 2026, to approve the Second Amended and Restated Articles of Incorporation by written consent signed by a majority of the voting power of the stockholders as required by Nevada law. As of the Record Date, there were 3,563,381 shares of Common Stock issued and outstanding, of which each share of Common Stock was entitled to one vote, and 5,852 shares of Series B Preferred Stock issued and outstanding, of which each share of Series B Preferred Stock was entitled to vote on an as converted to Common Stock basis having the voting power of an aggregate of 711,922 shares of Common Stock. Effective February 20, 2026, the Principal Stockholders, who collectively and beneficially own shares of Common Stock and Series B Preferred Stock representing approximately 50.4% of the voting power of all the outstanding voting securities of the Company, delivered to the corporate secretary of the Company an irrevocable written consent adopting, among other things, the Second Amended and Restated Articles of Incorporation.

Therefore, the Second Amended and Restated Articles of Incorporation have been approved by the Board and a majority of the Company’s voting power but will not become effective until immediately prior to Closing, when the Second Amended and Restated Articles of Incorporation is filed with the Secretary of State of the State of Nevada. No filing of the Second Amended and Restated Articles of Incorporation can be made with the Secretary of State of the State of Nevada until at least twenty (20) calendar days following the filing of this Information Statement with the SEC and the transmission of this Information Statement to all holders of record of the Common Stock and Series B Preferred Stock as of the Record Date.

Share Increase

Purpose and Reasons for the Share Increase

The Board determined to increase the number of authorized shares of Common Stock because the current number of authorized shares of Common Stock is insufficient to issue the 138,216,820 shares of Common Stock issuable in the Business Combination to Contributor in exchange for its contribution of 100% of its equity interest in Cloud, to issue any shares of Common Stock contemplated by the Applied Parent Equity Financing, and to reserve 22,500,000 shares of Common Stock under the 2026 Plan, as well as have shares available for future issuances. Currently, there are 141,428,571 shares of Common Stock authorized, and 3,563,381 shares of Common Stock issued and outstanding. Additionally, 711,922 shares of Common Stock are reserved for issuance upon conversion of the issued and outstanding shares of Series B Preferred Stock. Upon the consummation of the Business Combination, the Company is expected to issue, and Contributor will receive 138,216,820 newly issued shares of Common Stock. In addition, at an assumed price per share of Common Stock of $11.81 (the closing price of the Company’s Common Stock on March 12, 2026 (which is subject to change)) and for assumed gross proceeds of $15.0 million, the Company would issue to Applied Parent 1,270,110 shares of Common Stock in the Applied Parent Equity Financing.

The Board believes it would be prudent and advisable to have the additional shares available to consummate the Transactions and to provide additional flexibility for the potential use of shares of Common Stock for business and financial purposes in the future. Having an increased number of authorized but unissued shares of Common Stock would allow us to take prompt action with respect to corporate opportunities that develop, without the delay and expense of convening a special meeting of stockholders for the purpose of approving an increase in our authorized shares. The additional shares could be used for various purposes without further stockholder approval. These purposes may include: (i) raising capital, if we have an appropriate opportunity, through offerings of Common Stock or securities that are convertible into common; (ii) expanding our business through potential strategic transactions; (iii) establishing strategic relationships with other companies; (iv) exchanges of Common Stock, or securities that are convertible into Common Stock for other outstanding securities; (v) providing equity incentives pursuant to our equity incentive plans, or another plan we may adopt in the future, to attract and retain employees, officers or directors; and (vi) other general corporate purposes. We intend to use the additional shares of Common Stock that will be available to undertake any such issuances described above.

Therefore, the Board has determined that it is in the best interests of the Company to increase the number of authorized shares of Common Stock from 141,428,571 to 290,000,000. The increase would become effective immediately prior to Closing upon filing of the proposed Second Amended and Restated Articles of Incorporation, in form and substance set out in Annex C to this Information Statement, with the Secretary of State of the State of Nevada.

Effect of the Share Increase

The increase in authorized shares of our Common Stock will not have any immediate effect on the rights of existing stockholders. However, because our stockholders do not have any preemptive rights, future issuance of shares of Common Stock or securities exercisable for or convertible into shares of Common Stock could have a dilutive effect on our earnings per share, book value per share, and the voting rights of stockholders and could have a negative effect on the price of our Common Stock.

Disadvantages to an increase in the number of authorized shares of Common Stock may include:

●	Stockholders may experience further dilution of their ownership.
●

Stockholders will not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future, and therefore, future issuances of Common Stock, depending on the circumstances, will have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

●

The additional shares of Common Stock for which authorization is sought in this proposal would be part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding.

Additionally, the issuance of authorized but unissued shares of Common Stock could be used to deter a potential takeover of us that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. We do not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

We have no specific plan, commitment, arrangement, understanding or agreement, either oral or written, regarding the issuance of Common Stock or Preferred Stock subsequent to this proposed increase in the number of authorized shares of Common Stock at this time, and we have not allocated any specific portion of the proposed increase in the authorized number of shares of Common Stock to any particular purpose, other than the consummation of the Transactions and reservation of 22,500,000 shares of Common Stock for issuance under the 2026 Plan.

The Common Stock is currently registered under Section 12(g) of the Exchange Act, and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Share Increase will not affect the registration of the Common Stock under the Exchange Act. If the proposed Second Amended and Restated Articles of Incorporation is implemented, the Common Stock will continue to be reported on Nasdaq under the new symbol “CHRN.”

Name Change

The Board believes that changing the Company’s name from Ekso Bionics Holdings, Inc. to ChronoScale Corporation (the “Name Change”) more closely aligns with ChronoScale’s future strategic initiatives and development of the ChronoScale platform. Our Common Stock is currently traded on Nasdaq and the Name Change will result in a change in our CUSIP number and a change in our trading symbol. We will provide definitive information on our new trading symbol and CUSIP number in a Current Report on Form 8-K to be filed with the SEC to report the Closing of the Business Combination, which may be after the effective date of the Name Change.

The Name Change would become effective upon filing of the proposed Second Amended and Restated Articles of Incorporation with the Secretary of State of the State of Nevada immediately prior to Closing.

Other Material Differences between the Articles of Incorporation and the Second Amended and Restated Articles of Incorporation.

The following is a brief description of some of the other differences that we consider material. This discussion is not intended to be a complete statement of the other differences but rather is intended to be a summary of the more significant differences affecting the rights of our stockholders. The identification of certain provisions or differences is not meant to indicate that other equally or more significant differences do not exist. The following summary discussion is qualified in its entirety by reference to the NRS, the proposed Second Amended and Restated Articles of Incorporation, and the Bylaws.

Voting Rights

The Articles of Incorporation do not contain provisions regarding voting rights of holders of Common Stock. The Second Amended and Restated Articles of Incorporation provide that each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of the Company is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board in accordance with the provisions of Section 3 of Article FOURTH of the Second Amended and Restated Articles of Incorporation, or (ii) as otherwise provided by the NRS, as amended from time to time.

Blank Check Preferred Stock Authority

The Articles of Incorporation contains a “blank check” preferred stock authorization provision. The Second Amended and Restated Articles of Incorporation also contains a “blank check” preferred stock authorization provision, but provides in more detail that the authority of the Board with respect to each series shall include, but not be limited to, determination of the following: (i) the number of shares constituting such series and the distinctive designation of such series; (ii) the dividend rate on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such series; (iii) whether such series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (iv) whether such series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for the adjustment of the conversion rate; (v) whether or not the shares of such series shall be redeemable, and, if so, the terms and conditions of such redemption; (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of such series, and, if so, the terms and amount of such sinking fund; (vii) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company, and the relative rights of priority, if any, of payment of shares of such series; and (viii) any other relative rights, preferences and limitations of such series.

Dividend Priority and Liquidation Preferences

The Articles of Incorporation do not contain provisions relating to dividends and liquidation preferences for Preferred Stock. The Second Amended and Restated Articles of Incorporation provide that dividends on issued and outstanding shares of Preferred Stock shall be paid or declared and set apart for payment prior to any dividends being paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, the assets of the Company available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full and complete preferential amount to which such holders are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts, including unpaid cumulative dividends, if any, payable with respect thereto.

Limitation of Liability of Directors and Officers

The Articles of Incorporation do not contain provisions relating to the limitation of liability of the directors and officers of the Company. The Second Amended and Restated Articles of Incorporation provides that the personal liability of any director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS. The Second Amended and Restated Articles of Incorporation further provides that any repeal or modification of such article by the stockholders of the Company shall not adversely affect any right or protection of any director of the Company existing at the time of such repeal or modification.

Number of Directors and Board Governance

The Articles of Incorporation set forth the names and addresses of the members of the Board. The Second Amended and Restated Articles of Incorporation provide that the management of the business and the conduct of the affairs of the Company shall be vested in the Board. The number of directors which shall constitute the whole Board shall be fixed by, or in the manner provided in, the Bylaws. Directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of shareholders and until their respective successors have been elected and qualified.

Removal of Directors

The Articles of Incorporation do not contain specific provisions regarding the removal of directors beyond those provided by the NRS. The Second Amended and Restated Articles of Incorporation provide that any director or the entire Board may be removed at any time, but only for cause and only by the affirmative vote of the holders of seventy-five percent (75%) or more of the voting power of the issued and outstanding stock of the Company entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders of the Company called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of preferred stock shall have the right, voting separately as a class, to elect one or more directors of the Company, this provision shall not apply with respect to the director or directors elected by such holders of preferred stock.

Amendment of Bylaws

The Articles of Incorporation do not provide for amendment of the Bylaws. The Second Amended and Restated Articles of Incorporation provide that the Board shall have the power to make, adopt, alter, amend and repeal from time to time the Bylaws, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board. However, the Bylaws shall not be adopted, altered, amended or repealed by the stockholders of the Company, except by the vote of the holders of not less than two-thirds (2/3) of the outstanding shares of stock entitled to vote upon the election of directors.

Corporate Opportunity Waiver

The Articles of Incorporation do not contain provisions relating to the renunciation of corporate opportunities. The Second Amended and Restated Articles of Incorporation contain substantial provisions relating to the renunciation of corporate opportunities. To the fullest extent permitted by the laws of the State of Nevada, the Company renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to: (A) Applied Parent, a Nevada corporation (together with its subsidiaries, “APLD”), any directors who are employees of or Affiliates (as defined therein) (other than the Company or its subsidiaries) of APLD or any of their respective principals, members, directors, partners, stockholders, officers, employees or other representatives (other than any such director who is also an employee of the Company or its subsidiaries), or (B) any director or stockholder who is not employed by the Company or its subsidiaries (each such person, an “Exempt Person”). No Exempt Person will have any duty to refrain from engaging in a corporate opportunity in the same or similar lines of business in which the Company or its subsidiaries from time to time is engaged or proposes to engage, or otherwise competing, directly or indirectly, with the Company or any of its subsidiaries. If any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of his or her respective affiliates, on the one hand, and for the Company or its subsidiaries, on the other hand, such Exempt Person shall have no duty to communicate or offer such transaction or business opportunity to the Company or its subsidiaries and such Exempt Person may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person (as defined therein).

However, this corporate opportunity waiver shall not apply to any potential transaction or business opportunity that is expressly offered to a director, officer or employee of the Company or its subsidiaries, solely in his or her capacity as a director, officer or employee of the Company or its subsidiaries.

Combinations with Interested Stockholders

The Articles of Incorporation do not contain express provisions electing out of Nevada's interested stockholder statutes. The Second Amended and Restated Articles of Incorporation expressly provide that the Company elects not to be governed by NRS 78.411 through 78.444, inclusive, as from time to time in effect or any successor provision thereto. These sections of the NRS generally restrict business combinations between a Nevada corporation and an “interested stockholder” (generally defined as a person beneficially owning 10% or more of the corporation's voting stock) for a period of time following the date such person became an interested stockholder.

Reserved Rights to Amend

The Articles of Incorporation do not contain provisions reserving the right to amend. The Second Amended and Restated Articles of Incorporation provide that the Company reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in the Second Amended and Restated Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to the Second Amended and Restated Articles of Incorporation in its present form or as hereafter amended are granted subject to this reserved right.

Capital Stock Assessability

The Articles of Incorporation do not contain express provisions regarding the assessability of capital stock. The Second Amended and Restated Articles of Incorporation provide that capital stock issued by the Company after the amount of the subscription price or par value therefor has been paid in full shall not be subject to pay debts of the Company, and no capital stock issued by the Company and for which payment has been made shall ever be assessable or assessed.

Interested Director Transactions

The Articles of Incorporation does not contain express provisions relating to interested director transactions. The Second Amended and Restated Articles of Incorporation provides that no contract or other transaction between the Company and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Company, and no act of the Company shall in any way be affected or invalidated by the fact that any of the directors of the Company are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of the Company, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the Company; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board, or a majority thereof; and any director of the Company who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction.

Rights of Additional Authorized Shares

The Share Increase will not have any effect on the par value per share of our Common Stock. The additional Common Stock to be authorized will have the same privileges as the shares of Common Stock currently authorized and issued and will not otherwise alter or modify the rights, preferences, privileges or restrictions of our Common Stock. Our Common Stock is a single class, with equal voting, distribution, liquidation and other rights. The additional Common Stock to be authorized will have rights identical to our currently outstanding Common Stock. If our Board issues additional shares of Common Stock, existing stockholders would not have any preferential rights to purchase any newly authorized shares of Common Stock solely by virtue of their ownership of shares of our Common Stock, and their percentage ownership of our then outstanding Common Stock could be reduced. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

No Preemptive Rights

Except as descripted in the section of this Information Statement entitled “Agreements Related to the Business Combination—Investor Rights Agreement—Preemptive Rights” beginning on page 71, holders of our Common Stock do not have any preemptive or similar rights to acquire or subscribe for or purchase any additional shares of any class of capital stock that may be issued in the future and, therefore, future issuances of our Common Stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of our existing stockholders.

The Second Amended and Restated Articles of Incorporation are attached as Annex C to this Information Statement. However, the Second Amended and Restated Articles of Incorporation are subject to revision to include such changes as may be required by the Secretary of State of the State of Nevada and as the Board deems necessary and advisable to effect the Share Increase.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 141,428,571 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 5,852 shares have been designated as shares of Series B Preferred Stock, as of January 22, 2026. Unless stated otherwise, the following discussion summarizes the terms and provisions of our Articles of Incorporation and our Bylaws. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation and our Bylaws, and the applicable provisions of the NRS.

Common Stock

Dividends. The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the Board from time to time may determine.

Voting. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election.

Pre-emptive Rights, Redemption, Conversion and Sinking Fund Provisions. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion, redemption or sinking fund provisions.

Liquidation Rights. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Transfers. There are no restrictions on the transfer of our Common Stock except such restrictions as may be imposed by applicable securities laws.

Series B Preferred Stock

Voting. Except as otherwise required by law, holders of Series B Preferred Stock shall not be entitled to any separate voting rights and shall vote together with the holders of Common Stock on an as-converted basis. Each Holder of the Series B Preferred Stock shall not be entitled to have, on an as-converted basis and in the aggregate, together with votes attributable to any other voting securities beneficially owned by such holder and such holder’s affiliates, a number of votes representing more than 19.99% of the then-combined voting power of all of the voting securities of the Company outstanding as of the time of such vote.

Duration and Conversion. The Series B Preferred Stock has no stated maturity and will remain outstanding indefinitely unless converted into Common Stock. The Series B Preferred Stock will be convertible into shares of Common Stock at a conversion price of $8.22 per share, subject to customary adjustments (the “Conversion Price”). Each share of Series B Preferred Stock shall be convertible into such number of shares of Common Stock that results from dividing the Stated Value, or $1,000, by the Conversion Price.

Limitations on Conversion. Holders of Series B Preferred Stock are prohibited from converting shares of Series B Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own in excess of 9.99% of the then-combined voting power of all of the voting securities of the Company outstanding immediately after giving effect to such conversion.

Protective Provisions. For so long as any shares of Series B Preferred Stock are outstanding, the Company may not take any of the following actions without the affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock: (i) alter, waive or change adversely the powers, preferences or rights given to the Series B Preferred Stock or alter or amend the Certificate of Designation of the Powers, Preferences and Relative, Participating, Option and Other Restrictions of the Series B Preferred Stock (the “Certificate of Designation”), (ii) authorize, create or issue any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in the Certificate of Designation) senior to, or otherwise pari passu with, the Series B Preferred Stock, (iii) increase or decrease the authorized number of shares of Series B Preferred Stock, or (iv) amend the Company’s articles of incorporation or bylaws or file any articles of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock in any manner that adversely affects any rights given to the Series B Preferred Stock regardless of whether any such action shall be by means of amendment to its articles of incorporation or by merger, consolidation or otherwise.

Redemption. The shares of Series B Preferred Stock are redeemable at the Company’s or the holder’s option at the Stated Value starting at the one-year anniversary of the closing of the private placement entered into by the Company and certain institutional and accredited investors on January 22, 2026. The shares of Series B Preferred Stock are also redeemable at the holder’s option at the Stated Value upon a Trading Failure (as defined in the Certificate of Designation), subject to certain exceptions.

Combination with Interested Stockholders Statute

NRS 78.411 to 78.444, inclusive, which apply to any Nevada corporation subject to the reporting requirements of Section 12 of the Exchange Act, including us, prohibits an “interested stockholder” from entering into a “combination” with the corporation for two years, unless certain conditions are met. A “combination” includes:

·

any merger of the corporation or any subsidiary of the corporation with an “interested stockholder,” or any other entity, whether or not itself an “interested stockholder,” which is, or after and as a result of the merger would be, an affiliate or associate of an “interested stockholder;”

·

any sale, lease, exchange, mortgage, pledge, transfer, or other disposition in one transaction, or a series of transactions, to or with an “interested stockholder” or any affiliate or associate of an “interested stockholder,” of assets of the corporation or any subsidiary:

○	having an aggregate market value equal to more than 5% of the aggregate market value of the corporation’s assets, determined on a consolidated basis;
○	having an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of the corporation; or
○	representing more than 10% of the earning power or net income, determined on a consolidated basis, of the corporation;
·

the issuance or transfer by the corporation or any subsidiary, of any shares of the corporation or any subsidiary to an “interested stockholder” or any affiliate or associate of an “interested stockholder,” having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation, except under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution paid or made, pro rata to all stockholders of the resident domestic corporation;

·

the adoption of any plan, or proposal for the liquidation or dissolution of the corporation, under any agreement, arrangement or understanding, with the “interested stockholder,” or any affiliate or associate of the “interested stockholder;”

·	if any of the following actions occurs:

○

a reclassification of the corporation’s securities, including, without limitation, any splitting of shares, share dividend, or other distribution of shares with respect to other shares, or any issuance of new shares in exchange for a proportionately greater number of old shares;

○	recapitalization of the corporation;
○	merger or consolidation of the corporation with any subsidiary;
○	or any other transaction, whether or not with or into or otherwise involving the interested stockholder,
○

under any agreement, arrangement or understanding, whether or not in writing, with the interested stockholder or any affiliate or associate of the interested stockholder, which has the immediate and proximate effect of increasing the proportionate share of the outstanding shares of any class or series of voting shares or securities convertible into voting shares of the corporation or any subsidiary of the corporation which is beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, except as a result of immaterial changes because of adjustments of fractional shares.

any receipt by an “interested stockholder” or any affiliate or associate of an “interested stockholder,” except proportionately as a stockholder of the corporation, of the benefit of any loan, advance, guarantee, pledge or other financial assistance or any tax credit or other tax advantage provided by or through the corporation.

An “interested stockholder” is a person who is:

o	directly or indirectly, the beneficial owner of 10% or more of the voting power of the outstanding voting shares of the corporation; or
o

an affiliate or associate of the corporation, which at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the corporation.

A corporation to which the “Combinations with Interested Stockholders Statute” applies may not engage in a “combination” within two years after the interested stockholder first became an interested stockholder, unless the combination meets all of the requirements of the corporation’s articles of incorporation and (i) the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder, or (ii)(a) the combination is approved by the board of directors and (b) at or after that time, the combination is approved at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the stockholders representing at least sixty percent (60%) of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

If this approval is not obtained, the combination may be consummated after the two year period expires if either (i) the combination or transaction by which the person first became an interested stockholder is approved by the board of directors before such person first became an interested stockholder, (ii) the combination is approved by a majority of the outstanding voting power of the corporation not beneficially owned by the interested stockholder or any affiliate or associate of the interested stockholder, or (iii) the combination otherwise meets the requirements of the Combination with Interested Stockholders statute. Alternatively, a combination with an interested stockholder engaged in more than two years after the date the person first became an interested stockholder may be permissible if the aggregate amount of cash and the market value of consideration other than cash to be received by holders of shares of Common Stock and holders of any other class or series of shares meets the minimum requirements set forth in the statue, and prior to the Closing, except in limited circumstances, the interested stockholder has not become the beneficial owner of additional voting shares of the corporation.

Acquisition of Controlling Interest Statute

In addition, Nevada’s “Acquisition of Controlling Interest Statute,” prohibits an acquiror, under certain circumstances, from voting shares of a target corporation’s stock after crossing certain threshold ownership percentages, unless the acquiror obtains the approval of the target corporation’s stockholders. NRS 78.378 to 78.3793, inclusive, only apply to Nevada corporations with at least 200 stockholders, including at least 100 record stockholders who are Nevada residents, that do business directly or indirectly in Nevada and whose articles of incorporation or bylaws in effect ten (10) days following the acquisition of a controlling interest by an acquiror do not prohibit its application.

We do not intend to “do business” in Nevada within the meaning of the Acquisition of Controlling Interest Statute. Therefore, we believe it is unlikely that this statute will apply to us. The statute specifies three thresholds that constitute a controlling interest:

·	at least one-fifth but less than one-third;
·	at least one-third but less than a majority; and
·	a majority or more, of the outstanding voting power.

Once an acquiror crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold (or within ninety days preceding the date thereof) become “control shares” which could be deprived of the right to vote until a majority of the disinterested stockholders restore that right.

A special stockholders’ meeting may be called at the request of the acquiror to consider the voting rights of the acquiror’s shares. If the acquiror requests a special meeting and gives an undertaking to pay the expenses of said meeting, then the meeting must take place no earlier than 30 days (unless the acquiror requests that the meeting be held sooner) and no more than 50 days (unless the acquiror agrees to a later date) after the delivery by the acquiror to the corporation of an information statement which sets forth the range of voting power that the acquiror has acquired or proposes to acquire and certain other information concerning the acquiror and the proposed control share acquisition.

If no such request for a stockholders’ meeting is made, consideration of the voting rights of the acquiror’s shares must be taken at the next special or annual stockholders’ meeting. If the stockholders fail to restore voting rights to the acquiror, or if the acquiror fails to timely deliver an information statement to the corporation, then the corporation may, if so provided in its articles of incorporation or bylaws, call certain of the acquiror’s shares for redemption at the average price paid for the control shares by the acquiror.

The Acquisition of Controlling Interest Statute provides that in the event the stockholders restore full voting rights to a holder of control shares that owns a majority of the voting stock, then all other stockholders who do not vote in favor of restoring voting rights to the control shares may demand payment for the “fair value” of their shares as determined by a court in dissenters rights proceeding pursuant to NRS Chapter 92A.

Our Transfer Agent

VStock Transfer, LLC is the transfer agent and registrar for our Common Stock.

Listing of Common Stock

Our Common Stock trades on the Nasdaq Capital Market under the symbol “EKSO.”

NO DISSENTER’S RIGHTS

Under the NRS, the Business Combination and the other transactions contemplated by the Contribution and Exchange Agreement do not give rise to any appraisal rights or similar rights for the Company’s stockholders.

2026 PLAN

General

On February 14, 2026, the Board unanimously approved the 2026 Plan, and the Principal Stockholders approved the adoption of the 2026 Plan on February 20, 2026, which will only become effective immediately upon Closing.

The general purpose of the 2026 Plan is to provide a means whereby eligible employees, officers, non-employee directors and other service providers develop a sense of proprietorship and personal involvement in the development and financial success of ChronoScale and to encourage them to devote their best efforts to the business of ChronoScale, thereby advancing the interests of ChronoScale and its stockholders.

The following table sets forth information concerning the awards that may be issued under the 2026 Plan and the 2014 Plan:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)

2014 Plan	—	—	—
2026 Plan	—	—	22,500,000
Total	—	—	22,500,000

The Ekso Bionics Holdings, Inc. 2017 Employee Stock Purchase Plan and the 2014 Plan will be terminated immediately prior to the Closing, provided that the 2014 Plan shall continue in effect with respect to equity awards outstanding thereunder.

Description of the 2026 Plan

The following description of the principal terms of the 2026 Plan is a summary and is qualified in its entirety by the full text of the 2026 Plan, which is attached as Annex D hereto.

Administration. In general, the 2026 Plan will be administered by the Board or, if designated by the Board, the committee of the Board delegated with the authority to administer the 2026 Plan (the “Administrator”). The Administrator will determine the eligible employees, non-employee directors and other service providers to whom stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, and performance stock units, incentive bonus awards, other cash-based awards and other stock-based awards (the “Awards”) may be granted. The Administrator may prescribe, amend, and rescind rules and regulations relating to the 2026 Plan. No Awards may be made under the 2026 Plan on or after February 14, 2036, but the Awards granted prior to such date may extend beyond such date. Notwithstanding anything in the 2026 Plan or in any award agreement to the contrary, the Administrator shall retain the discretion to adjust, up or down, or add, remove or otherwise modify, waive or suspend, any performance goals, either based on a formula or on a discretionary basis or any combination thereof, with respect to an outstanding Award in any respect without a participant’s consent. All determinations, interpretations, exercises of authority or other actions made by the Administrator or ChronoScale under the 2026 Plan or any award agreement shall be taken or made by the Administrator or ChronoScale, as applicable, in its sole and absolute discretion, and shall be final and binding on all persons, including, without limitation, ChronoScale and all 2026 Plan participants.

Eligibility. Persons eligible to be granted Awards under the 2026 Plan are those employees, officers, directors, consultants, advisors and other service providers of ChronoScale and any subsidiary who is determined by the Administrator to be a prospective employee, officer, director, consultant, advisor or any other service provider of ChronoScale or any subsidiary. As of February 20, 2026, the Company and its subsidiaries had approximately 64 persons who were eligible to participate in the 2026 Plan, including three executive officers, four non-employee directors, 57 employees (including all current officers who are not executive officers, as a group) and one consultant, advisor and service provider, as a group. As of February 20, 2026, no person is eligible to participate as a result of a determination by the Compensation Committee that that person is a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any subsidiary. However, these numbers remain subject to change as it is not possible at this time to predict how many employees will remain with the Company post-Closing nor how many additional employees will become employees of ChronoScale (that are currently employees of Cloud) upon Closing. In addition, as awards under the 2026 Plan are within the discretion of the Compensation Committee, we cannot determine how many individuals in each of the categories described above will receive awards.

Shares Subject to the 2026 Plan. The maximum aggregate number of shares of Common Stock available for issuance under all Awards granted to participants under the 2026 Plan is 22,500,000. In no event will the aggregate number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options (“ISOs”) exceed 22,500,000.

To the extent that any Award payable in shares of Common Stock is forfeited, canceled, returned to ChronoScale for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the 2026 Plan pursuant to such limitations. If shares of Common Stock are withheld to cover withholding taxes on options or other awards or applied to the payment of the exercise price of an option or purchase price of an award, the number of shares as to which such option or award was forfeited, withheld or paid, will be available for future grants under the 2026 Plan. Awards settled in cash will not count against the number of shares available for issuance under the 2026 Plan.

No non-employee director may receive awards in any calendar year having a fair market value in excess of $750,000 (inclusive of any cash awards to the non-employee director for such year that are not made pursuant to the 2026 Plan); provided that in the case of a new non-employee director, such amount is increased to $1,000,000 for the initial year of the non-employee director’s term.

The number of shares authorized for issuance under the 2026 Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends, similar transactions or any other change affecting the Common Stock, or any other corporate transaction directly or indirectly affecting the Awards or any performance goals or ChronoScale’s financial performance, condition or result of operations.

Terms and Conditions of Options. Options granted under the 2026 Plan may be either ISOs or “nonstatutory stock options” (“NSOs”) that do not meet the requirements of Section 422 of the Code. The Administrator will determine the exercise price of options granted under the 2026 Plan. The exercise price of stock options may not be less than 100% of the fair market value per share of the Common Stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

If on the date of grant the Common Stock is listed on a stock exchange or is quoted on the automated quotation system of the Nasdaq Capital Market, the fair market value will generally be the closing sale price on the date of grant (or the last trading day before the date of grant if no trades occurred on the date of grant). If no such prices are available, the fair market value will be determined in good faith by the Administrator based on the reasonable application of a reasonable valuation method. On February 20, 2026, the closing sale price of a share of Common Stock on the Nasdaq Capital Market was $11.18.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the 2026 Plan will be exercisable at such time or times as the Administrator prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000.

Except as otherwise determined in an applicable award agreement, following a termination of service, an optionee may exercise the vested shares subject to an option for up to 90 days (or one year if such termination of service is due to death or disability), subject to the term of the option.

The Administrator may, in its discretion, permit a holder of an option to exercise the option before it has otherwise become exercisable, in which case the shares of Common Stock issued to the recipient will continue to be subject to the vesting requirements that applied to the option before exercise.

Generally, the option price may be paid in cash or by certified or bank check. The Administrator may permit other methods of payment, including (a) through delivery of shares of Common Stock having a fair market value equal to the exercise price, (b) subject to the approval of the Administrator, by a full recourse, interest bearing promissory note having such terms as the Administrator may permit, (c) by surrendering to ChronoScale shares of Common Stock otherwise receivable on exercise of the option, (d) a cashless exercise program implemented by the Administrator in connection with the 2026 Plan and/or (e) such other method as may be approved by the Administrator.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient or such recipient’s guardian or legal representative. However, the Administrator may permit the holder of NSOs, SAR or certain other awards to transfer such Awards to immediate family members, a family trust for estate planning purposes or by gift to charitable institutions. The Administrator will determine the extent to which a holder of a stock option may exercise the option following termination of service with us.

Stock Appreciation Rights. The Administrator may grant SARs under the 2026 Plan. The Administrator will determine the other terms applicable to SARs. The base price for any grant of a SAR will not be less than 100% of the fair market value of a share of the Common Stock on the date of grant, as determined by the Administrator. The maximum term of any SAR granted under the 2026 Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

●	the excess of the fair market value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, multiplied by
●	number of shares as to which such SAR is exercised.

Payment may be made in shares of Common Stock, in cash, or partly in Common Stock and partly in cash, all as approved by the Administrator.

Restricted Stock and Restricted Stock Units. The Administrator may award restricted common stock and/or restricted stock units under the 2026 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of Common Stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Administrator. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends or distributions with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by Administrator. If any dividends or distributions are paid in stock before the restricted stock vests they will be subject to the same restrictions. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Administrator determines otherwise, holders of restricted stock (but not restricted stock units) will have the right to vote the shares.

Performance Shares and Performance Stock Units. The Administrator may award performance shares and/or performance stock units under the 2026 Plan. Performance shares and performance stock units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Administrator. The Administrator will determine the restrictions and conditions applicable to each award of performance shares and performance units. As described above, the Administrator shall retain the discretion to adjust, up or down, or add, remove or otherwise waive or suspend, any performance goals, either based on a formula or on a discretionary basis or any combination thereof, with respect to an outstanding award in any respect without a participant’s consent.

Incentive Bonuses. The Administrator may grant incentive bonus awards under the 2026 Plan from time to time. The terms of incentive bonus awards will be set forth in award agreements. Each award agreement will have such terms and conditions as the Administrator determines, including performance goals and amount of payment based on achievement of such goals. Incentive bonus awards are payable in cash and/or shares of Common Stock.

Other Stock-Based and Cash-Based Awards. The Administrator may award other types of equity-based or cash-based awards under the 2026 Plan, including the grant or offer for sale of shares of Common Stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Administrator may impose.

Effect of Certain Corporate Transactions. The Administrator may, at the time of the grant of an award provide for the effect of a change in control (as defined in the 2026 Plan) on any award, including (i) accelerating or extending the time periods for exercising, vesting in, or realizing gain from any award, (ii) eliminating, suspending, adjusting or modifying the performance or other conditions of an award, (iii) providing for the cash settlement of an award for an equivalent cash value, as determined by the Administrator or (iv) such other modification or adjustment to an Award as the Administrator deems appropriate to maintain and protect the rights and interests of Award holders upon or following a change in control. The Administrator may without the need for the consent of any recipient of an award, also take one or more of the following actions contingent upon the occurrence of a change in control: (a) cause any or all outstanding options and SARs to become immediately exercisable, in whole or in part; (b) cause any other Awards to become non-forfeitable, in whole or in part; (c) cancel any option or SAR in exchange for a substitute option; (d) cancel any award of restricted stock, restricted stock units, performance shares or performance stock units in exchange for a similar award of the capital stock of any successor corporation; (e) redeem any restricted stock for cash and/or other substitute consideration; (f) cancel or terminate any award for cash and/or other substitute consideration in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the change in control, but if the change in control consideration with respect to any option or SAR does not exceed its exercise price, the option or SAR may be canceled without payment of any consideration; (g) cancel any unvested award without consideration therefore; or (h) take any other action necessary or appropriate to carry out the terms of any definitive agreement controlling the terms and conditions of the change in control or make such other modifications, adjustments or amendments to outstanding awards as the Administrator deems necessary or appropriate.

Clawback/Recoupment. Awards granted under the 2026 Plan will be subject to the requirement that the awards be reduced, forfeited or amounts repaid to ChronoScale after they have been distributed to the participant (i) to the extent set forth in an award agreement or (ii) to the extent covered by any clawback policy adopted by ChronoScale from time to time, or any applicable laws that impose mandatory forfeiture or recoupment, under circumstances set forth in such applicable laws.

Amendment, Termination. The Board may at any time suspend, terminate or amend the 2026 Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of ChronoScale, provided that, no such amendment, suspension or termination shall materially and adversely affect the rights of any holder of outstanding Awards, without the consent of such holder, and further provided that without the consent of ChronoScale’s stockholders, the Board may not (a) increase the number of shares of Common Stock available under the 2026 Plan and (b) change the persons or class of persons eligible to receive Awards.

Other Information

A “new plan benefits” table, as described in the SEC’s proxy rules, is not provided because the grant of options and other awards under the 2026 Plan, if approved by the stockholders, is discretionary, and ChronoScale cannot determine now the specific number or type of options or awards to be granted in the future to any particular person or group.

U.S. Federal Income Tax Consequences

Following is a summary of the U.S. federal income tax consequences of option and other grants under the 2026 Plan. Optionees and recipients of other rights and awards granted under the 2026 Plan are advised to consult their personal tax advisors before exercising an option or SAR or disposing of any stock received pursuant to the exercise of an option or SAR or following the vesting and payment of any award. In addition, the following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change and does not address state, local, foreign or other tax laws.

Treatment of Options

The Code treats incentive stock options and nonstatutory stock options differently. However, as to both types of options, no income will be recognized to the optionee at the time of the grant of the options under the 2026 Plan, nor will ChronoScale be entitled to a tax deduction at that time.

Generally, upon exercise of a nonstatutory stock option (including an option intended to be an incentive stock option but which has not continued to so qualify at the time of exercise), an optionee will recognize ordinary income tax on the excess of the fair market value of the stock on the exercise date over the option price. ChronoScale will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee in the fiscal year which includes the end of the optionee’s taxable year. ChronoScale will be required to satisfy applicable withholding requirements in order to be entitled to a tax deduction. In general, if an optionee, in exercising a nonstatutory stock option, tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of an incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the incentive stock option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the incentive stock option.

For incentive stock options, there is no taxable income to an optionee at the time of exercise. However, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taken into account in determining whether the “alternative minimum tax” will apply for the year of exercise. If the shares acquired upon exercise are held until at least two years from the date of grant and more than one year from the date of exercise, any gain or loss upon the sale of such shares, if held as capital assets, will be long-term capital gain or loss (measured by the difference between the sales price of the stock and the exercise price). Under current federal income tax law, a long-term capital gain will be taxed at a rate which is less than the maximum rate of tax on ordinary income. If the two-year and one year holding period requirements are not met (a “disqualifying disposition”), an optionee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (i) the fair market value of the stock on the date of exercise minus the exercise price and (ii) the amount realized on disposition minus the exercise price. The remainder of the gain will be treated as long-term capital gain, depending upon whether the stock has been held for more than a year. If an optionee makes a disqualifying disposition, ChronoScale will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

In general, if an optionee, in exercising an incentive stock option, tenders shares of Common Stock in partial or full payment of the option price, no gain or loss will be recognized on the tender. However, if the tendered shares were previously acquired upon the exercise of another incentive stock option and the tender is within two years from the date of grant or one year after the date of exercise of the other option, the tender will be a disqualifying disposition of the shares acquired upon exercise of the other option.

As noted above, the exercise of an incentive stock option could subject an optionee to the alternative minimum tax. The application of the alternative minimum tax to any particular optionee depends upon the particular facts and circumstances which exist with respect to the optionee in the year of exercise. However, as a general rule, the amount by which the fair market value of the Common Stock on the date of exercise of an option exceeds the exercise price of the option will constitute an item of “adjustment” for purposes of determining the alternative minimum taxable income on which the alternative tax may be imposed. As such, this item will enter into the tax base on which the alternative minimum tax is computed and may therefore cause the alternative minimum tax to become applicable in any given year.

Treatment of Stock Appreciation Rights

Generally, the recipient of a SAR will not recognize any income upon grant of the SAR, nor will ChronoScale be entitled to a deduction at that time. Upon exercise of a SAR, the holder will recognize ordinary income, and ChronoScale will generally be entitled to a corresponding deduction, equal to the excess of fair market value of the Common Stock at that time over the exercise price.

Treatment of Stock Awards

Generally, absent an election to be taxed currently under Section 83(b) of the Code (or, a Section 83(b) Election), there will be no federal income tax consequences to either the recipient or us upon the grant of a restricted stock award or award of performance shares. At the expiration of the restriction period and the satisfaction of any other restrictions applicable to the restricted shares, the recipient will recognize ordinary income and ChronoScale will generally be entitled to a corresponding deduction equal to the fair market value of the Common Stock at that time. If a Section 83(b) Election is made within 30 days after the date the restricted stock award is granted, the recipient will recognize an amount of ordinary income at the time of the receipt of the restricted shares, and ChronoScale will generally be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the shares at such time, less any amount paid by the recipient for the shares. If a Section 83(b) Election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the shares (and prior to the sale of such shares), but, if the shares are subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) Election at the time of the receipt of the shares.

The recipient of an unrestricted stock award, including a performance stock unit award, will recognize ordinary income, and ChronoScale will generally be entitled to a corresponding deduction, equal to the fair market value of the Common Stock that is the subject of the award when the award is made.

The recipient of a restricted stock unit generally will recognize ordinary income as and when the units vest and are settled. The amount of the income will be equal to the fair market value of the shares of Common Stock issued at that time, and ChronoScale will be entitled to a corresponding deduction. The recipient of a restricted stock unit will not be permitted to make a Section 83(b) Election with respect to such award.

Treatment of Incentive Bonus Awards and Other Stock or Cash Based Awards

Generally, the recipient of an incentive bonus or other stock or cash-based award will not recognize any income upon grant of the award, nor will ChronoScale be entitled to a deduction at that time. Upon payment with respect to such an award, the recipient will recognize ordinary income, and ChronoScale generally will be entitled to a corresponding deduction, equal to the amount of cash paid and/or the fair market value of the Common Stock issued at that time.

Section 409A

If an award is subject to Section 409A of the Code but does not comply with the requirements of Section 409A of the Code, the taxable events as described above could apply earlier than described and could result in the imposition of additional taxes and penalties. Participants are urged to consult with their tax advisors regarding the applicability of Section 409A of the Code to their awards.

Potential Limitation on ChronoScale Deductions

Section 162(m) of the Code generally disallows a tax deduction for compensation in excess of $1 million paid in a taxable year by a publicly held corporation to its chief executive officer and certain other “covered employees.” The Board and the Administrator intend to consider the potential impact of Section 162(m), on grants made under the 2026 Plan, but reserve the right to approve grants of options and other awards for an executive officer that exceed the deduction limit of Section 162(m).

Restrictions on Resale

Certain officers and directors of ChronoScale may be deemed to be “affiliates” of ChronoScale as that term is defined under the Securities Act. The Common Stock acquired under the 2026 Plan by an affiliate may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act. It is intended that the shares issuable pursuant to the 2026 Plan will be registered under the Securities Act.

Tax Withholding

As and when appropriate, ChronoScale shall have the right to require each optionee purchasing shares of Common Stock and each grantee receiving an award of shares of Common Stock under the 2026 Plan to pay any federal, state or local taxes required by law to be withheld.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of outstanding shares of our Common Stock beneficially owned by (1) each of our current directors and director nominees, (2) each of our named executive officers that are not directors, (3) all of our directors and executive officers as a group, and (4) all persons known by us to beneficially own more than 5% of our outstanding voting shares.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock that such person or any member of such group has the right to acquire within 60 days of February 20, 2026 (the “Determination Date”). For purposes of computing the percentage of outstanding shares and voting percentage of our Common Stock held by each person or group of persons named above, the applicable percentage ownership is based on 3,563,381 shares of Common Stock issued and outstanding as of the Determination Date, and 5,852 shares of Series B Preferred Stock issued and outstanding, of which each share of Series B Preferred Stock was entitled to vote on an as converted to Common Stock basis having the voting power of an aggregate of 711,922 shares of Common Stock, including any shares that such person or persons has the right to acquire within 60 days of Determination Date are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Ekso Bionics Holdings, Inc., 101 Glacier Point, Suite A, San Rafael, California 94901.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner	Number of Shares of Common Stock	Percent of Common Stock	Number of Shares of Series B Preferred Stock	Percent of Series B Preferred Stock	Total Voting Power %
5% Stockholders
Armistice Capital, LLC(1)	291,146	8.2%	—	—	6.8%
Cedar Holdings Mgmt LLC (2)	210,000	5.9%	—	—	4.9%
Daniel Asher(3)	435,432	12.2%	2,926	50%	18.5%
Hood River Capital Management LLC(4)	63,892	1.8%	2,926	50%	9.8%
Directors
Mary Ann Cloyd(5)	30,447	*	—	—	1*
Scott G. Davis (6)	78,952	2.2%	—	—	1.9%
Corinna Lathan, Ph.D.(7)	30,827	*	—	—	1*
Charles Li, Ph.D.(8)	31,683	*	—	—	1*
Deborah Lafer Scher(9)	5,215	*	—	—	1*
			—	—
Named Executive Officers (other than those who are also directors)			—	—
Jerome Wong(10)	27,455	*	—	—	1*
Jason C. Jones(11)	27,007	*	—	—	1*

All current directors and executive officers as a group (7 persons)(12)	247,332	6.9%	—	—	5.8%

* Represents less than 1%.

(1)

Based on information provided to the Company by Armistice Capital, LLC. Consists of 291,146 shares of Common Stock. Armistice Capital, LLC (“Armistice Capital”) is the investment manager of Armistice Capital Master Fund Ltd. (the “Master Fund”), the direct holder of the common stock, and pursuant to an Investment Management Agreement, Armistice Capital exercises voting and investment power over the common stock held by the Master Fund and thus may be deemed to beneficially own the common stock held by the Master Fund. Steven Boyd, as the managing member of Armistice Capital, may be deemed to beneficially own the common stock held by the Master Fund. The Master Fund specifically disclaims beneficial ownership of the common stock directly held by it by virtue of its inability to vote or dispose of such securities as a result of its Investment Management Agreement with Armistice Capital. The address for Armistice Capital is 510 Madison Avenue, 7th Floor, New York, New York 10022.

(2)

Based on information provided to the Company by Cedar Holdings Mgmt LLC (“Cedar Holdings”). Consists of 210,000 shares of Common Stock held by Cedar Holdings. The address for Cedar Holdings is 100 S Pointe Dr Apt 2010, Miami Beach, FL 33139.

(3)

Based on information provided to the Company by Daniel Asher. Consists of (i) 165,000 shares of Common Stock held by Daniel Asher, (ii) 270,432 shares of Common Stock held by DBA Trading, LLC and (iii) 2,926 shares of Series B Preferred Stock being convertible and having the voting power of an aggregate of 355,961 shares of Common Stock held by the Daniel Asher Descendants Trust. Daniel Asher is the grantor of the Daniel Asher Descendants Trust and is deemed to control share voting and dispositive power over the shares held by them. Daniel Asher is the beneficial owner of, DBA Trading, LLC, and is deemed to control and share voting and dispositive power over the shares held by them. The address for Daniel Asher is 1011 Lake Street Suite 311 Oak Park, IL 60301.

(4)

Based on information provided to the Company by Hood River Capital Management LLC (“Hood River”). Consists of (i) 63,892 shares of Common Stock held by Hood River and (ii) 2,926 shares of Series B Preferred Stock held by Hood River being convertible and having the voting power of an aggregate of 355,961 shares of Common Stock. The address for Hood River is 2373 PGA Blvd., Suite 200, Palm Beach Gardens, FL 33410.

(5)	Consists of (i) 15,746 restricted stock units vesting within 60 days of the Determination Date and (ii) 14,701 shares of Common Stock.
(6)	Consists of 78,952 shares of Common Stock.
(7)	Consists of (i) 15,746 restricted stock units vesting within 60 days of the Determination Date and (ii) 15,081 shares of Common Stock.
(8)

Consists of (i) options to purchase 954 shares of Common Stock exercisable or exercisable within 60 days of the Determination Date (ii) 15,746 restricted stock units vesting within 60 days of the Determination Date and (iii) 14,983 shares of Common Stock.

(9)	Consists of (i) 15,746 restricted stock units vesting within 60 days of the Determination Date and (ii) 5,215 shares of Common Stock.
(10)	Consists of (i) options to purchase 355 shares of Common Stock exercisable or exercisable within 60 days of the Determination Date, and (ii) 27,100 shares of Common Stock.
(11)	Consists of (i) options to purchase 1,732 shares of Common Stock exercisable or exercisable within 60 days of the Determination Date, and (ii) 25,725 shares of Common Stock.
(12)

Consists of (i) 62,984 restricted stock units vesting within 60 days of the Determination Date (i) options to purchase 3,041 shares of Common Stock exercisable or exercisable within 60 days of the Determination Date, and (iii) 181,307 shares of Common Stock.

INFORMATION ABOUT EKSO

Description of Business

The information required by this Item is incorporated herein by reference from the Company’s Annual Report on Form 10-K under Part 1, Item 1. under the heading “Business” as filed with the SEC on February 23, 2026.

Competition

The information required by this Item is incorporated herein by reference from the Company’s Annual Report on Form 10-K under Part 1, Item 1. under the heading “Business—Competition” as filed with the SEC on February 23, 2026.

Description of Property

The information required by this Item is incorporated herein by reference from the Company’s Annual Report on Form 10-K under Part I, Item 2. under the heading “Properties” as filed with the SEC on February 23, 2026.

Legal Proceedings

The information required by this Item is incorporated herein by reference from the Company’s Annual Report on Form 10-K under Part I, Item 3. under the heading “Legal Proceedings” as filed with the SEC on February 23, 2026.

Market Price of and Dividends on the Common Equity and Related Stockholder Matters

The information required by this Item is incorporated herein by reference from the Company’s Annual Report on Form 10-K under Part II, Item 5. under the heading “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Market Information and Dividend Policy” as filed with the SEC on February 23, 2026.

Supplementary Financial Information

Not Applicable.

Management’s Discussion and Analysis of Financial Condition

The information required by this Item is incorporated herein by reference from the Company’s Annual Report on Form 10-K under Part II, Item 7. under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as filed with the SEC on February 23, 2026.

Liquidity and Capital Resources

The information required by this Item is incorporated herein by reference from the Company’s Annual Report on Form 10-K under Part II, Item 7. under the heading “Management’s Discussion and Analysis of Financial Condition and Results of Operations —Liquidity and Capital Resources” as filed with the SEC on February 23, 2026.

Changes in and Disagreements with Accountants

None.

Quantitative and Qualitative Disclosures About Market Risk

The information required by this Item is incorporated herein by reference from the Company’s Annual Report on Form 10-K under Part II, Item 7A under the heading “Quantitative and Qualitative Disclosures About Market Risk” as filed with the SEC on February 23, 2026.

INFORMATION ABOUT CLOUD

Description of Business

Cloud specializes in providing GPU computing solutions to empower customers in executing critical workloads related to AI, machine learning (“ML”), rendering, and other High Performance Computing (“HPC”) tasks at scale in a capacity-constrained market and was among the first platforms to deploy NVIDIA’s H100 GPUs at scale in 2023, demonstrating its ability to source, integrate, and operate next-generation GPU infrastructure ahead of broader market adoption.

Cloud currently operates in three states: Colorado, Minnesota, and Utah, by renting space at third party colocation centers and providing its customers with company-owned equipment to generate revenue.

The Cloud operating business generated a twelve-month revenue of approximately $65.9 million as of November 30, 2025, reflecting a continued strong, growing demand for dedicated accelerated compute delivered through cloud-based platforms. The revenue recognized during the fiscal year ended May 31, 2025 and 2024, respectively, was $84.4 million and $29.0. During fiscal year ended 2025, two customers accounted for all of Cloud’s revenue. As of December 31, 2025, Cloud had one customer, Together AI. In Cloud’s industry, it is common to have a concentrated number of customers and relatively short-term contracts with customers (typically, on a month to month or annual basis). Please see “Risk Factors—Risks Relating to the Cloud Business and Operations” for additional information.

Description of Property

Cloud currently leases space at third party colocation centers located in the three states where Cloud operates, providing its customers with company-owned equipment to generate revenue.

During the fiscal year ended May 31, 2025, Cloud renegotiated the majority of its computing equipment finance leases to extend the amortization period on these computing equipment finance leases to five years, which is better aligned with their expected useful life. Subsequent to the year ended May 31, 2025, we further renegotiated the majority of our finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028.

As of December 31, 2025, Cloud had received and deployed a total of 6,144 GPUs; all of which are actively recognizing revenue. As the business moves forward, Cloud expects to acquire and deploy additional GPUs and increase revenue.

Competition

The cloud computing industry is largely dominated by a few hyperscalers, with the remaining market share being split among smaller global and regional providers. Businesses are increasingly adopting multi‑cloud strategies and demanding advanced AI and analytics capabilities, intensifying competition as providers invest heavily in infrastructure and differentiated services to capture growth.

Market Price of and Dividends on the Common Equity and Related Stockholder Matters

Market Information

There is no market for Cloud’s securities.

Holders

There is one (1) holder of Cloud’s securities.

Dividends

Cloud has not paid dividends to its stockholders.

Management's Discussion and Analysis of Financial Condition and Results of Operations of Cloud

You should read the following discussion and analysis of Cloud’s financial condition and results of operations together with Cloud’s combined financial statements and related notes appearing in this Information Statement. Some of the information contained in this discussion and analysis or set forth elsewhere in this Information Statement, including information with respect to Cloud’s plans and strategy for Cloud’s business, includes forward-looking statements that involve risks and uncertainties. Cloud has historically existed and functioned as part of the consolidated business of Applied Parent. The accompanying combined financial statements are prepared on a standalone basis and are derived from Applied Parent’s historical accounting records. Cloud has not previously operated as a separate standalone legal entity and has been comprised of three wholly owned subsidiaries of Applied Parent: Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC. The combined financial statements are presented as carve-out financial statements and reflect the combined historical operations, financial position and cash flows of Cloud for the period presented in conformity with GAAP. Therefore, the combined financial statements may not be indicative of Cloud’s future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had it operated as a standalone business during the period presented. As a result of many factors, including those factors set forth in the “Risk Factors” section of this Information Statement, Cloud’s actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. All references to “we,” “us,” or “our” mean Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC.

Overview

Applied Digital Cloud Corporation (“Cloud”), SAI Computing LLC, and SAI Computing Holdings LLC, each a wholly owned subsidiary of Applied Parent constitute the cloud business of Applied Parent’s operations (the “Cloud Business”), which provides cloud services to customers, such as AI and machine learning developers by renting space at third party co-location centers, providing customers with access to its cloud computing equipment.

On February 15, 2026, Cloud, Ekso and certain Applied Parent subsidiaries, including the Contributor, entered into the Contribution and Exchange Agreement for purposes of consummating the Business Combination, as a result of which (i) 100% of the equity interests in Cloud (representing the entirety of the Cloud Business immediately prior to Closing) will be contributed to Ekso, such that Cloud will become a wholly owned subsidiary of Ekso, (ii) Ekso will, immediately after the consummation of the Business Combination continue as the parent of ChronoScale, and (iii) Ekso will change its name to ChronoScale Corporation, which will go forward as an accelerated compute platform purpose built to support AI workloads. As a result of and upon the consummation of the Transactions, Contributor and Applied Parent collectively are expected to own approximately 97% of ChronoScale’s outstanding equity.

Trends and Other Factors Affecting Our Business

Regulatory Environment

The regulatory landscape surrounding cloud computing is still evolving, and we anticipate increased scrutiny and potential regulation in the near and long term. Any such developments may significantly impact our business and operations in ways that are difficult to predict.

We closely monitor legislative and regulatory developments and engage in dialogue with relevant stakeholders to ensure our business practices align with the evolving legal and regulatory framework. Despite the uncertainties posed by the changing regulatory landscape, we remain committed to delivering innovative and responsible solutions in cloud services while prioritizing compliance and risk management. However, if we fail to comply with applicable laws and regulations, we may be subject to significant liabilities, including fines and penalties, and our business, financial condition, or results of operations could be adversely affected.

Business Update

During fiscal year ended May 31, 2025, we recognized $84.4 million in revenue. We recognized $35.1 million in revenue during the six months ended November 30, 2025. We currently operate in three states: Colorado, Minnesota, and Utah, by renting space at third party colocation centers and providing our customers with Company-owned equipment to generate revenue. As of November 30, 2025, we had one customer, Together AI.

During the fiscal year ended May 31, 2025, we renegotiated the majority of our computing equipment finance leases to extend the amortization period on these computing equipment finance leases to five years, which is better aligned with their expected useful life. Subsequent to the fiscal year ended May 31, 2025, we further renegotiated the majority of our finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028. As such, during the fiscal year ended May 31, 2025, amortization expense decreased comparatively.

Debt Financing

During the fiscal year ended May 31, 2025, we entered into two Simple Agreement for Future Equity (“SAFE”) agreements totaling $12.0 million with an investor.

Recent Developments

On February 15, 2026, Cloud, Ekso and certain Applied Parent subsidiaries, including the Contributor, entered into the Contribution and Exchange Agreement for purposes of consummating the Business Combination which, once closed, will go forward as ChronoScale Corporation. The consummation of the Business Combination is subject to the execution of certain final binding documentation, completion of customary due diligence, customary regulatory and stockholder approvals, and satisfaction of closing conditions (as described in this Information Statement).

Results of Operations

Operating Results for the Six Months Ended November 30, 2025:

The following table sets forth key components of the results of operations (in thousands) during the six months ended November 30, 2025.

Six Months Ended
November 30, 2025

Revenue	$35,120
Costs and expenses:
Cost of revenues	47,902
Selling, general and administrative	1,058
Loss on abandonment of assets	492
Total costs and expenses	49,452
Operating loss	(14,332)
Interest expense, net	5,839
Net loss before income tax expense	(20,171)
Income tax expense	—
Net loss	$(20,171)

Commentary on Results of Operations for the Six Months Ended November 30, 2025:

Revenue

Revenue was $35.1 million for the six months ended November 30, 2025, driven by revenue from one customer.

Cost of revenues

Cost of revenues was $47.9 million for the six months ended November 30, 2025. The components of cost of revenues were as follows:

•	approximately $29.3 million in depreciation and amortization related to assets directly supporting revenue;

•	approximately $13.5 million in lease and lease related expenses for the use of data center space;

•	approximately $1.6 million in energy costs related to the data centers;

•	approximately $1.3 million in personnel expenses for employee costs directly attributable to generating revenue; and

•	approximately $2.2 million in other expenses directly attributable to generating revenue.

Selling, general and administrative expense

Selling, general and administrative expense was $1.1 million for the six months ended November 30, 2025 comprised of professional, personnel and other expenses that were not directly attributable to generating revenue.

Loss on abandonment of assets

Loss on abandonment of assets was $0.5 million for the six months ended November 30, 2025, driven by the write down of assets to their fair value upon disposal.

Interest expense, net

Interest expense, net was $5.8 million for the six months ended November 30, 2025 driven by finance lease interest.

Sources of Liquidity

As of November 30, 2025, we had cash of $2,158 and a working capital deficit of $87.2 million, which raised substantial doubt about our ability to continue as a going concern. Historically, we have incurred losses and have relied on Applied Parent to provide financing for our operations. Following the consummation of the Business Combination, Cloud will be subject to numerous risks inherent in the business and operations of a newly combined business. Please see the section of this Information Statement titled “Risk Factors” beginning on page 17.

During the six months ended November 30, 2025, we further renegotiated the majority of our finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028. Subsequent to the six months ended November 30, 2025 and through February 28, 2026, we made finance lease payments of approximately $21.5 million and operating lease payments of $5.3 million. We expect positive cash flows from operations to support our operations. Finally, we have the ability to modify the timing of our capital spending and extend our payment terms with vendors, if necessary.

Based on this analysis, we believe that substantial doubt to continue as a going concern has been alleviated. Management believes these events are sufficient to allow us to meet our obligations for at least one year after the date these carve-out financial statements are issued.

Material Contractual Obligations

In the ordinary course of business, we enter into contractual arrangements that require future cash payments. The following table sets forth information regarding our anticipated future cash payments under our contractual obligations as of November 30, 2025 (in thousands):

	Payments Due by Period
	Total	Remainder of FY 2026	FY 2027	FY 2028	FY 2029	FY 2030	Thereafter
Debt obligations (1)	$12,000	$—	$—	$—	$—	$—	$12,000
Operating lease obligations(2)	75,694	10,585	21,798	22,623	17,152	3,536	—
Financing lease obligations(3)	94,682	62,215	30,351	2,116	—	—	—

(1)

Debt obligations presented in the table reflect SAFE agreements which were accounted for in accordance with ASC 480 as described in Note 5 to the unaudited condensed combined financial statements for further discussion.

(2)	Operating lease obligations include future minimum payments for our operating leases.

(3)	Financing lease obligations include future minimum payments for our finance leases.

Funding Requirements

We have experienced net losses through the period ended November 30, 2025. Our transition to profitability is dependent on the successful operation of our business.

We expect to have sufficient liquidity, including cash on hand, payments from customers, access to debt financing, and access to public capital markets, to support ongoing operations and meet our working capital needs for at least the next 12 months and all of our known requirements and plans for cash. However, we may be unable to raise additional funds or enter into such arrangements when needed on favorable terms, or at all, which would have a negative impact on our financial condition and could force us to delay, limit, reduce or terminate our ongoing operations and development plans. We have based our estimates as to how long we expect we will be able to fund our operations on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect, in which case, we would be required to obtain additional financing sooner than currently projected, which may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

We expect that our general and administrative expenses and our operating expenditures will continue to increase as we continue to expand our operations.

Summary of Cash Flows

The following table provides information about our net cash flow for the six months ended November 30, 2025:

Six Months Ended
$ in thousands	November 30, 2025
Net cash provided by operating activities	$14,543
Net cash used in investing activities	(5,776)
Net cash used in financing activities	(11,163)
Net decrease in cash	(2,396)
Cash at beginning of period	2,398
Cash at end of period	$2

Commentary on cash flows during the Six Months Ended November 30, 2025

Operating Activities

The net cash provided by operating activities was $14.5 million for the six months ended November 30, 2025. The balance was primarily impacted by Cloud recognizing a net loss of $20.2 million and cash used in operating assets and liabilities of $5.8 million which was offset by depreciation and amortization expense of $29.4 million and lease expense of $10.4 million during the six months ended November 30, 2025.

Investing Activities

The net cash used in investing activities was $5.8 million for the six months ended November 30, 2025 due to purchases of property and equipment during the six months ended November 30, 2025.

Financing Activities

The net cash used in financing activities was $11.2 million for the six months ended November 30, 2025 driven by the repayment of finance leases during the six months ended November 30, 2025 offset by net transactions with our parent.

Operating results for the fiscal year ended May 31, 2025

The following table sets forth key components of the results of operations (in thousands) during the fiscal year ended May 31, 2025.

Fiscal Year Ended
May 31, 2025

Revenue	$84,376
Costs and expenses:
Cost of revenues	115,308
Selling, general and administrative	24,813
Gain on abandonment of assets	(414)
Total costs and expenses	139,707
Operating loss	(55,331)
Interest expense, net	17,399
Net loss before income tax expense	(72,730)
Income tax expense	—
Net loss	$(72,730)

Commentary on Results of Operations for the fiscal year ended May 31, 2025

Revenue

Revenue was $84.4 million for the fiscal year ended May 31, 2025 driven by revenue from our two customers.

Cost of revenues

Cost of revenues was $115.3 million for the fiscal year ended May 31, 2025. Cost of revenues is comprised of the following categories:

•	approximately $79.6 million in depreciation and amortization expense related to owned and leased assets directly supporting revenue;
•	approximately $23.8 million in lease and lease related expenses for the use of data center space;
•	approximately $4.7 million in personnel expenses for employee costs directly attributable to generating revenue resulting from increased headcount;
•	approximately $3.0 million in energy costs related to the data centers; and
•	approximately $4.2 million in other expenses directly attributable to generating revenue.

Selling, general and administrative expense

Selling, general and administrative expense was $24.8 million for the fiscal year ended May 31, 2025. Selling, general and administrative expense is comprised of the following categories:

•	approximately $14.8 million in lease and lease related expenses;
•	approximately $9.5 million of bad debt expense;
•	approximately $1.0 million in depreciation and amortization expense;
•	approximately $0.9 million in professional service expense; and
•	approximately $0.5 million in personnel and other expenses that were not directly attributable to generating revenue.

These expenses were partially offset by approximately $1.9 million in allocated stock-based compensation contra-expense due to the cancellation of certain performance-based awards and terminations during the period, accompanied by forfeitures of previously issued awards, resulting in a reversal of the expense previously recognized for the associated awards.

Gain on abandonment of assets

Gain on abandonment of assets was $0.4 million for the fiscal year ended May 31, 2025, due to Cloud receiving a refund upon termination of three operating leases.

Interest expense, net

Interest expense, net was $17.4 million for the fiscal year ended May 31, 2025 primarily comprised of finance lease interest.

Funding Requirements

We have experienced net losses through the period ended May 31, 2025. Our transition to profitability is dependent on the successful operation of our business.

We expect to have sufficient liquidity, including cash on hand, payments from customers, access to debt financing, and access to public capital markets, to support ongoing operations and meet our working capital needs for at least the next 12 months and all of our known requirements and plans for cash. However, we may be unable to raise additional funds or enter into such arrangements when needed on favorable terms, or at all, which would have a negative impact on our financial condition and could force us to delay, limit, reduce or terminate our ongoing operations and development plans. We have based our estimates as to how long we expect we will be able to fund our operations on assumptions that may prove to be wrong, and we could use our available capital resources sooner than we currently expect, in which case, we would be required to obtain additional financing sooner than currently projected, which may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

We expect that our general and administrative expenses and our operating expenditures will continue to increase as we continue to expand our operations.

Sources of Liquidity

As of May 31, 2025, we had cash of $2.4 million and a working capital deficit of $151.2 million which raised substantial doubt about our ability to continue as a going concern. Historically, we have incurred losses and have relied on the Parent to provide financing for our operations.

During the fiscal year ended May 31, 2025, we renegotiated the majority of our computing equipment finance leases to extend the amortization period on these computing equipment finance leases to five years, which is better aligned with their expected useful life. Subsequent to the year ended May 31, 2025, we further renegotiated the majority of our finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028. Additionally, after year end and through February 28, 2026, we made finance lease payments of approximately $74.9 million and operating lease payments of $15.7 million. We expect positive cash flows from operations to support our obligations. Finally, we have the ability to modify the timing of our capital spending and extend our payment terms with vendors, if necessary.

Based on this analysis, we believe that substantial doubt to continue as a going concern has been alleviated. Management believes these events are sufficient to allow us to meet our obligations for at least one year after the date these carve-out financial statements are issued.

Recent Financing Activities

During the fiscal year ended May 31, 2025, we entered into two Simple Agreement for Future Equity (“SAFE”) agreements totaling $12.0 million with an investor. See "Note 5 - Debt" for further discussion.

Material Contractual Obligations

In the ordinary course of business, we enter into contractual arrangements that require future cash payments. The following table sets forth information regarding our anticipated future cash payments under our contractual obligations as of May 31, 2025 (in thousands):

	Payments Due by Period
	Total	FY 2026	FY 2027	FY 2028	FY 2029	FY 2030	Thereafter
Debt obligations(1)	$12,000	$—	$—	$—	$—	$—	$12,000
Operating lease obligations(2)	86,142	21,033	21,798	22,623	17,152	3,536	—
Financing lease obligations(3)	140,296	140,296	—	—	—	—	—

●	Debt obligations presented in the table reflect SAFE agreements which were accounted for in accordance with ASC 480 as described in Note 5 to the combined financial statements for further discussion.
●	Operating lease obligations include future minimum payments for our operating leases.
●	Financing lease obligations include future minimum payments for our finance leases.

Summary of Cash Flows

The following table provides information about our net cash flow for the fiscal year ended May 31, 2025.

Fiscal Year Ended
$ in thousands	May 31, 2025
Net cash used in operating activities	$(7,222)
Net cash used in investing activities	(1,376)
Net cash provided by financing activities	10,996
Net increase in cash	2,398
Cash at beginning of period	—
Cash at end of period	$2,398

Commentary on the cash flows during the fiscal year ended May 31, 2025

Operating Activities

The net cash used in operating activities was $7.2 million for the fiscal year ended May 31, 2025. This was primarily driven by net loss of $72.7 million and a decrease in deferred revenue due to changes in our customer base. This period activity was offset by a decrease in lease liabilities as we renegotiated the majority of our computing equipment finance leases to extend the amortization period on these computing equipment finance leases to five years, which is better aligned with their expected useful life. Also offsetting this change was an increase in fixed asset depreciation as more assets were placed in service during the period as well as an increase in lease expense as we entered into additional leases during the fiscal year ended May 31, 2025.

Investing Activities

The net cash used in investing activities was $1.4 million for the fiscal year ended May 31, 2025 primarily driven by purchases of property and equipment made during the fiscal year ended May 31, 2025.

Financing Activities

The net cash provided by financing activities was $11.0 million for the fiscal year ended May 31, 2025 driven by parent transactions and $12.0 million in SAFE agreements partially offset by $114.7 million in finance lease repayments during the fiscal year ended May 31, 2025.

Off Balance Sheet Arrangements

None.

Recent Accounting Pronouncements

For a discussion of recently issued financial accounting standards, refer to “Note 2 - Significant Accounting Policies.”

Critical Accounting Estimates and Significant Judgments

Our combined financial statements are prepared in accordance with generally accepted accounting principles in the U.S. (“GAAP”). In connection with the preparation of our combined financial statements, we are required to make assumptions and estimates about future events and apply judgments that affect the reported amounts of assets, liabilities, revenue, expenses and the related disclosures. We base our assumptions, estimates and judgments on historical experience, current trends and other factors that management believes to be relevant at the time our combined financial statements are prepared. On a regular basis, management reviews the accounting policies, assumptions, estimates and judgments to ensure that our financial statements are presented fairly and in accordance with GAAP. However, because future events and their effects cannot be determined with certainty, actual results could differ from our assumptions and estimates, and such differences could be material.

While our significant accounting policies are described in more detail in Note 2 to our combined financial statements, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our combined financial statements.

Allocations From Applied Parent

The combined financial statements include expense allocations prior to the Business Combination for certain expenses provided by Applied Parent on a centralized basis, including, but not limited to, payroll, stock-based compensation and income taxes, and other expenses that are either specifically identifiable or clearly applicable to the Cloud Business. These expenses have been allocated to us on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Cloud Business during the periods presented. Management considers that such allocations have been made on a reasonable basis; however, these allocations may not be indicative of the actual expense that would have been incurred had we operated as an independent, stand-alone public entity.

Changes in and Disagreements with Accountants

None.

Quantitative and Qualitative Disclosures About Market Risk

Not applicable.

INCORPORATION BY REFERENCE

The SEC allows the Company to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is considered part of this Information Statement, except to the extent that information in this Information Statement or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such information.

We incorporate by reference in this Information Statement the documents listed below (other than, in each case, information deemed to have been “furnished” and not “filed,” including any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and related exhibits), as well as any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this Information Statement and before the earlier of (i) the closing of the transactions contemplated by the Business Combination and (ii) the termination of the Business Combination:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 23, 2026.

Any statement contained in a document incorporated by reference herein will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or in any other subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not, except as so modified or superseded, constitute a part of this Information Statement.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this Information Statement, only one copy of this Information Statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this Information Statement. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this Information Statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company by phone at (510) 984-1761 or by mail at 101 Glacier Point, Suite A, San Rafael, California 94901, Attn: Investor Relations. Stockholders residing at the same address and currently receiving multiple copies of this Information Statement may contact the Company at the address or telephone number above to request that only a single copy of an information statement be mailed in the future.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on our website at www.eksobionics.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this Information Statement and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website.

This Information Statement incorporates important business and financial information about the Company from documents that are not attached to this Information Statement. This information is available to you without charge upon your request. You can obtain the documents incorporated by reference into this Information Statement free of charge by requesting them in writing or by telephone from the Company at the following addresses and telephone number:

Ekso Bionics Holdings, Inc.

101 Glacier Point, Suite A

San Rafael, California 94901

Attn: Investor Relations

(510) 984-1761

INDEX TO FINANCIAL STATEMENTS OF CLOUD

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Condensed Combined Balance Sheet (Unaudited)

(In thousands)

November 30, 2025
ASSETS
Current assets:
Cash	$2
Accounts receivable	9,031
Prepaid expenses and other current assets	560
Total current assets	9,593
Property and equipment, net	15,697
Operating lease right of use assets, net	81,839
Finance lease right of use assets, net	164,670
TOTAL ASSETS	$271,799

Current liabilities:
Accounts payable	$3,182
Accrued liabilities	1,534
Current portion of operating lease liability	17,090
Current portion of finance lease liability	74,794
Deferred revenue	152
Total current liabilities	96,752
Long-term portion of operating lease liability	49,594
Long-term portion of finance lease liability	14,972
Long-term debt	12,000
Total liabilities	173,318
Parent company net investment
Parent company net investment	98,481
Total parent company net investment	98,481
TOTAL LIABILITIES AND PARENT COMPANY NET INVESTMENT	$271,799

See accompanying notes to the unaudited condensed combined financial statements

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Condensed Combined Statement of Operations (Unaudited)

(In thousands)

Six Months Ended
November 30, 2025

Revenue	$35,120
Costs and expenses:
Cost of revenues	47,902
Selling, general and administrative	1,058
Loss on abandonment of assets	492
Total costs and expenses	49,452
Operating loss	(14,332)
Interest expense, net	5,839
Net loss before income tax expense	(20,171)
Income tax expense	—
Net loss	$(20,171)

See accompanying notes to the unaudited condensed combined financial statements

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Condensed Combined Statement of Changes in Parent Company Net Investment (Unaudited)

For the Six Months ended November 30, 2025

(In thousands)

	Parent company net investment	Total Parent company net investment
Balance, June 1, 2025	$76,152	$76,152
Net transaction from parent company	42,500	42,500
Net loss	(20,171)	(20,171)
Balance, November 30, 2025	$98,481	$98,481

See accompanying notes to the unaudited condensed combined financial statements

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Condensed Combined Statement of Cash Flows (Unaudited) (In thousands)

Six Months Ended
November 30, 2025
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(20,171)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,449
Stock-based compensation	168
Lease expense	10,448
Loss on abandonment of assets	492
Changes in operating assets and liabilities:
Accounts receivable	(5,243)
Prepaid expenses and other current assets	(337)
Deferred revenue	(3,442)
Accounts payable	(780)
Accrued liabilities	962
Lease assets and liabilities	2,997
CASH FLOW PROVIDED BY OPERATING ACTIVITIES	14,543
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,776)
CASH FLOW USED IN INVESTING ACTIVITIES	(5,776)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(53,452)
Net transactions with parent company	42,289
CASH FLOW USED IN FINANCING ACTIVITIES	(11,163)
NET DECREASE IN CASH	(2,396)
CASH, BEGINNING OF PERIOD	2,398
CASH, END OF PERIOD	$2
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$5,839
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Finance right-of-use assets obtained by lease obligation	$4,973
Net assets distributed from parent company	$43

See accompanying notes to the unaudited condensed combined financial statements

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Condensed Combined Financial Statements (Unaudited)
For the Six Months Ended November 30, 2025

1.	Business and Basis of Presentation

Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC (together, the “Company”), provide cloud services to customers, such as AI and machine learning developers by renting space at third party co-location centers and providing the customers with access to its cloud computing equipment. They are wholly owned subsidiaries of Applied Digital Corporation ("Applied Digital" or the "Parent"). All references to “we,” “us,” “our” or the “Company” mean Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC.

On December 30, 2025, Applied Digital announced it had entered into a non-binding term sheet for a proposed business combination with EKSO Bionics Holdings, Inc. (Nasdaq: EKSO) (“EKSO”), which, once closed, will go forward as ChronoScale Corporation, an accelerated compute platform purpose-built to support AI workloads (the “Proposed Transaction”). Upon closing of the Proposed Transaction, the Parent expects to initially own, indirectly through an intermediary entity, approximately 97% of ChronoScale, which will operate under the name “ChronoScale Corporation.” The Company and EKSO businesses will continue to operate upon consummation of the Proposed Transaction. As of the date of these financial statements, the transaction has not been completed.

The Company has historically existed and functioned as part of the consolidated business of the Parent. The accompanying unaudited condensed combined financial statements are prepared on a standalone basis and are derived from the Parent's historical accounting records. The Company has not operated as a separate standalone legal entity and is comprised of three wholly-owned subsidiaries of the Parent: Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC. The unaudited condensed combined financial statements reflect the combined historical operations, financial position and cash flows of the Company for the period presented in conformity with generally accepted accounting principles in the United States (“GAAP”). The unaudited condensed combined financial statements may not be indicative of the Company's future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had it operated as a standalone business during the period presented. The assets, liabilities, revenue and expenses of the Company have been reflected in these unaudited condensed combined financial statements on a historical cost basis, as included in the condensed consolidated financial statements of the Parent, using the historical accounting policies applied by the Parent.

All intercompany transactions within the Company have been eliminated and all intercompany transactions between the Company and other legal entities, or components of legal entities, controlled by the Parent which are not being sold as part of the transaction have been included in the unaudited condensed combined financial statements. The aggregate net effect of intercompany transactions that will not be settled in cash have been reflected in the unaudited condensed combined balance sheet as Parent company net investment and in the unaudited condensed combined statement of cash flows as a financing activity.

The unaudited condensed combined statement of operations includes all revenues, costs, and expenses directly attributable to the Company, including allocation of expense associated with payroll, stock-based compensation and income taxes. Allocations are based on direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. The allocated amounts are not necessarily indicative of the amounts that would be incurred or realized if the Company operated as a separate standalone entity during the period presented. Actual costs that the Company may have incurred if it were a standalone entity would depend on a number of factors, including whether functions were outsourced or performed by employees and strategic decisions made in areas of selling, general and administrative expense and infrastructure.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Condensed Combined Financial Statements (Unaudited)
For the Six Months Ended November 30, 2025

Income tax amounts in the unaudited condensed combined financial statements have been calculated on a separate return method and presented as if operations were separate taxpayers in the respective jurisdictions.

The unaudited condensed combined balance sheet includes assets and liabilities that have been determined to be specifically identifiable or otherwise attributable to the Company. Cash includes cash held at legal entities within the Company. The Company does not utilize a centralized treasury management function for financing its operations; however, there are cash pooling activities consisting of transfers of cash to and from the Company and the Parent which are reflected as a component of Parent company net investment in the unaudited condensed combined balance sheet.

The equity balance in the unaudited condensed combined financial statements represents the excess of total assets over liabilities including the due to/from balances between the Company and the Parent (Parent company net investment). Parent company net investment is primarily impacted by intercompany payables and receivables and allocation of stock-based compensation. For further information, please refer to and read these interim unaudited condensed combined financial statements in conjunction with the Company's audited combined financial statements for the fiscal year ended May 31, 2025 included herein.

2.	Significant Accounting Policies

Use of Estimates

The preparation of unaudited condensed combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. On an on-going basis, the Company evaluates the estimates, including those related to allocations from its parent such as payroll expense and stock-based compensation expense. Although these estimates are based on historical facts and various other assumptions that the Company believes are reasonable, actual results could differ from those estimates.

Allocations From Parent

The unaudited condensed combined financial statements include expense allocations prior to the carve-out for certain expenses provided by the Parent on a centralized basis, including, but not limited to, financing, payroll, stock-based compensation, and other expenses that are either specifically identifiable or clearly applicable to the Company. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. Management considers that such allocations have been made on a reasonable basis; however, these allocations may not be indicative of the actual expense that would have been incurred had the Company operated as an independent, stand-alone public entity.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification 606, Revenue from Contracts with Customers.

The Company provides managed cloud infrastructure services to customers, such as artificial intelligence and machine learning developers, to help develop their advanced products. Customers pay a fixed rate to the Company in exchange for managed cloud services supported by Company-provided equipment. Revenues are recognized based on the fixed rate, net of any credits for non-performance, over the term of the agreements.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Condensed Combined Financial Statements (Unaudited)
For the Six Months Ended November 30, 2025

Accounts Receivable

Accounts receivable are primarily comprised of billed and unbilled receivables for which the Company has an unconditional right to consideration and the performance obligations have been satisfied. The Company recognizes an allowance for the remaining lifetime expected credit losses based on management’s expectation of collectability. The Company bases its estimate on multiple factors, including historical experience with bad debts, our relationship with our customers and their credit quality, the aging of respective asset balances, current macroeconomic conditions and management’s expectations of conditions in the future. The Company writes off accounts receivable in the period when the likelihood of collection of a balance is considered remote.

Segments

For the six months ended November 30, 2025, the Company has identified one operating segment, which has also been determined to be the Company’s primary reportable business segment. Operating segments are defined as components of an enterprise for which separate financial information is available and is evaluated regularly by the Chief Operating Decision Maker (CODM), which is the Company’s Chief Executive Officer. The Company's CODM evaluates performance and makes operating decisions primarily based on revenue and profit (loss).

Liquidity

As of November 30, 2025, the Company had cash of $2,158 and a working capital deficit of $87.2 million which raises substantial doubt about the Company’s ability to continue as a going concern. Historically, the Company has incurred losses and has relied on the Parent to provide financing for its operations.

During the six months ended November 30, 2025, the Company renegotiated the majority of its finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028. Additionally, subsequent to the six months ended November 30, 2025 and through February 28, 2026, the Company made finance lease payments of approximately $21.5 million and operating lease payments of $5.3 million. The Company expects positive cash flows from operations to support its obligations. Finally, the Company has the ability to modify the timing of its capital spending and extend its payment terms with vendors, if necessary.

Based on this analysis, the Company believes that substantial doubt to continue as a going concern has been alleviated. Management believes these events are sufficient to allow the Company to meet its obligations for at least one year after the date these carve-out financial statements are issued.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes ("Topic 740"): Improvements to Income Tax Disclosures. This ASU is intended to enhance the transparency and decision usefulness of income tax disclosures, primarily related to standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. The guidance is effective for fiscal years beginning after December 15, 2024, with early adoption permitted, and can be applied either prospectively or retrospectively. The Company has adopted this ASU for the fiscal year beginning June 1, 2025 and will present updated disclosures for the fiscal year ended May 31, 2026.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU is intended to enhance transparency of income statement disclosures primarily through additional disaggregation of relevant expense captions. In January 2025, the FASB issued ASU No. 2025-01, which revises the effective date of ASU No. 2024-03, to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The ASU allows prospective or retrospective application. The Company is currently evaluating the impact of this ASU on its financial statement presentation and disclosures and plans to adopt this pronouncement beginning with its fiscal year beginning June 1, 2027.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Condensed Combined Financial Statements (Unaudited)
For the Six Months Ended November 30, 2025

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270) Narrow-Scope Improvements. which is intended to improve the navigability of the guidance in ASC 270, Interim Reporting, and clarify when it applies. Under the amendments, an entity is subject to ASC 270 if it provides interim financial statements and notes in accordance with GAAP. ASU 2025-11 also addresses the form and content of such financial statements, interim disclosures requirements, and establishes a principle under which an entity must disclose events since the end of the last annual reporting period that have a material impact on the entity. ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, and early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statements and plans to adopt this pronouncement beginning with its fiscal year beginning June 1, 2028.

3.	Property and Equipment

Property and equipment consisted of the following as of November 30, 2025 (in thousands):

	Estimated Useful Life (in years)			November 30, 2025
Networking equipment, electrical equipment, and software	3	–	5	$672
Leasehold improvements	3	–	7	697
Construction in progress				9,203
Other equipment and fixtures	5	–	7	8,855
Total cost of property and equipment				19,427
Accumulated depreciation				(3,730)
Property and equipment, net				$15,697

Depreciation expense totaled $1.1 million for the six months ended November 30, 2025.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Condensed Combined Financial Statements (Unaudited)
For the Six Months Ended November 30, 2025

4.	Revenue from Contracts with Customers

During the six months ended November 30, 2025, the Company only had one customer.

Deferred Revenue

Changes in the Company's deferred revenue balances for the six months ended November 30, 2025 are shown in the following table (in thousands):

Six Months Ended
November 30, 2025
Balance, beginning of period	$3,594
Advance billings	26,435
Revenue recognized	(35,120)
Other adjustments	5,243
Balance, end of period	$152

5.	Debt

In the prior fiscal year, the Company entered into two SAFE agreements totaling $12.0 million with an investor (the “SAFE Investor”). Under the terms of the SAFE agreements, the SAFE Investor has the right to certain shares of the Company’s preferred stock.

The SAFE agreements were accounted in accordance with ASC 480: Distinguishing Liabilities from Equity. Per the SAFE agreements, as the underlying share class has not been issued yet and as such, equity classification cannot be determined based on redemption rights, these agreements were classified as liabilities and included in long-term debt at their face value on the Company’s unaudited condensed combined balance sheets.

6.	Leases

From time to time, the Company enters into leases for equipment and office space. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company presents operating and finance lease right of use assets and liabilities separately on the unaudited condensed combined balance sheets as their own captions, with the liabilities split between current and long-term.

During the six months ended November 30, 2026, the Company renegotiated the majority of its finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028. In accordance with ASC 842, as the modifications were not separate contracts, the Company reassessed the classification of the leases, noting no change in classification. As such, the Company reallocated the remaining consideration in the contract and remeasured the lease liability using a discount rate for each of the leases determined at the effective date of the modification. The Company recognized the amount of the remeasurement of the lease liability for each of the modified leases as an adjustment to the corresponding right-of-use asset.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Condensed Combined Financial Statements (Unaudited)
For the Six Months Ended November 30, 2025

Components of lease expense were as follows (in thousands):

Six Months Ended
November 30, 2025
Operating lease cost:
Operating lease expense	$12,156
Short-term lease expense	183
Total operating lease cost	12,339
Finance lease expense:
Amortization of right-of-use assets(1)	28,397
Interest on lease liabilities	5,839
Total finance lease cost	34,236
Variable lease cost	1,433
Total net lease cost	$48,008

(1)	Amortization of right-of-use assets is included within cost of revenues and selling, general and administrative expense in the unaudited condensed combined statements of operations.

The following table represents the Company’s future minimum lease payments as of November 30, 2025:

	Operating Leases	Finance Leases	Total
FY26	$10,585	$62,21562,215	$72,800
FY27	21,798	30,351	52,149
FY28	22,623	2,116	24,739
FY29	17,152	—	17,152
FY30	3,536	—	3,536
Thereafter	—	—	—
Total lease payments	75,694	94,682	170,376
Less: imputed interest	(9,010)	(4,916)	(13,926)
Total lease liabilities	66,684	89,766	156,450
Less: Current portion of lease liability	(17,090)	(74,794)	(91,884)
Long-term portion of lease liability	$49,594	$14,97214,972	$64,566

Supplemental cash flow and other information related to leases is as follows:

Six Months Ended
November 30, 2025
Weighted-average years remaining (in years):
Operating leases	2.7
Finance leases	2.4

Weighted-average discount rate:
Operating leases	7.6%
Finance leases	9.8%

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Condensed Combined Financial Statements (Unaudited)
For the Six Months Ended November 30, 2025

7.	Related Party Transactions

The Company has not historically operated as a standalone business and the unaudited condensed combined financial statements are derived from the consolidated financial statements and accounting records of the Parent. The following disclosure summarizes activity between the Company and the Parent, including the affiliates of the Parent that are not part of the Proposed Transaction.

Cost allocations from Parent

The Parent provides shared services, utilizes cash pooling in situations where the Parent pays for an expense associated with the Company. Shared services consist, but are not limited to, financing, payroll, stock-based compensation, and other expenses that are either specifically identifiable or clearly applicable to the Company. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. Management considers that such allocations have been made on a reasonable basis; however, these allocations may not be indicative of the actual expense that would have been incurred had the Company operated as an independent, stand-alone public entity.

Six Months Ended
November 30, 2025
Cost of revenues	$608
Selling, general and administrative	—
$608

Net Parent Investment

Net transfers to Parent are included within Parent company net investment on the unaudited condensed combined statement of changes in parent company net investment and represent the net effect of transactions between the Company and the Parent. The components of Parent company net investment activity are as follows:

Six Months Ended
November 30, 2025
Cash pooling and general financing activities	$39,442
Corporate overhead and other allocations	2,847
Net transfers from the Parent as reflected in the Condensed Combined Statement of Cash Flows (unaudited)	42,289
Share-based compensation expense	168
Net assets distributed from Parent	43
Net transfers from the Parent as reflected in the Condensed Combined Statement of Changes in Parent Company Net Investment (unaudited)	$42,500

These transactions will not be settled in cash and therefore have been reflected in the unaudited condensed combined balance sheet as Parent company net investment.

8.	Business Segments

The Company is currently organized and operates as one operating and reportable segment on a consolidated basis. The Company’s chief executive officer, who is its chief operating decision maker (“CODM”), evaluates the performance of the Company’s operating segment based on revenue and profit (loss) and is not provided with information regarding total assets by segment.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Condensed Combined Financial Statements (Unaudited)
For the Six Months Ended November 30, 2025

The following tables presents reconciliation to net loss before income tax expense (in thousands):

Six Months Ended
November 30, 2025
Revenue	$35,120
Less:
Depreciation and amortization costs	29,449
Lease and related costs	13,772
Adjusted cost of revenues (1)	5,068
Adjusted selling, general and administrative (1)	671
Loss on abandonment of assets	492
Total operating expenses	49,452
Operating loss	(14,332)
Interest expense, net	5,839
Net loss before income tax expense	$(20,171)
(1)	Excludes depreciation and amortization costs and lease and related costs.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Condensed Combined Financial Statements (Unaudited)
For the Six Months Ended November 30, 2025

9.	Subsequent Events

The Company evaluated subsequent events from November 30, 2025, the date of these financial statements, through March 20, 2026, which is the date these financial statements were available to be issued. The Company concluded that no subsequent events occurred during this period that would require recognition in the unaudited condensed combined financial statements or disclosure in the notes thereto, except as described below.

On December 30, 2025, Applied Digital announced it had entered into a non-binding term sheet for a proposed business combination of the Company with EKSO Bionics Holdings, Inc. (Nasdaq: EKSO) (“EKSO”), which, once closed, will go forward as ChronoScale Corporation, an accelerated compute platform purpose-built to support AI workloads (the “Proposed Transaction”). Upon closing of the Proposed Transaction, the Parent expects to initially own, indirectly through an intermediary entity, approximately 97% of ChronoScale. The Company and EKSO businesses would continue to operate upon consummation of the Proposed Transaction. The Proposed Transaction is subject to customary regulatory approvals and satisfaction of closing conditions.

Subsequent to November 30, 2025 and through February 28, 2026, the Company made finance lease payments of approximately $21.5 million and operating lease payments of $5.3 million.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Applied Digital Cloud Corporation and Affiliates

Opinion on the Financial Statements

We have audited the accompanying combined balance sheet of Applied Digital Cloud Corporation and Affiliates (the “Company”) as of May 31, 2025, the related combined statements of operations, changes in Parent Company Net Investment and cash flows for the year ended May 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, based on our audit, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025, and the results of its operations and its cash flows for the year ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

As discussed in Note 1, the financial statements have been prepared on a “carve-out” basis from the financial statements of Applied Digital Corporation to reflect the assets, liabilities, revenues and expenses of the Company as well as allocations deemed reasonable by management to present the results of operations, financial position and cash flows of the Company on a standalone basis and may not reflect the Company’s results of operations, financial position and cash flows had the Company operated as a standalone company during the period presented. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ CBIZ CPAs P.C.

CBIZ CPAs P.C.

We have served as the Company’s auditor since 2026.

New York, NY
March 20, 2026

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Combined Balance Sheet

(In thousands)

May 31, 2025
ASSETS
Current assets:
Cash	$2,398
Accounts receivable	3,788
Prepaid expenses and other current assets	223
Total current assets	6,409
Property and equipment, net	10,922
Operating lease right of use assets, net	91,374
Finance lease right of use assets, net	195,495
TOTAL ASSETS	$304,200

LIABILITIES AND PARENT COMPANY NET INVESTMENT
Current liabilities:
Accounts payable	$3,962
Accrued liabilities	572
Current portion of operating lease liability	16,093
Current portion of finance lease liability	133,407
Deferred revenue	3,594
Total current liabilities	157,628
Long-term portion of operating lease liability	58,420
Long-term debt	12,000
Total liabilities	228,048
Parent company net investment
Parent company net investment	76,152
Total parent company net investment	76,152
TOTAL LIABILITIES AND PARENT COMPANY NET INVESTMENT	$304,200

See accompanying notes to the combined financial statements

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Combined Statement of Operations

(In thousands)

Fiscal Year Ended
May 31, 2025

Revenue	$84,376
Costs and expenses:
Cost of revenues	115,308
Selling, general and administrative	24,813
Gain on abandonment of assets	(414)
Total costs and expenses	139,707
Operating loss	(55,331)
Interest expense, net	17,399
Net loss before income tax expense	(72,730)
Income tax expense	—
Net loss	$(72,730)

See accompanying notes to the combined financial statements

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Combined Statement of Changes in Parent Company Net Investment

For the Year Ended May 31, 2025

(In thousands)

	Parent company net investment	Total Parent company net investment
Balance, June 1, 2024	$37,792	$37,792
Net transactions from parent company	111,090	111,090
Net loss	(72,730)	(72,730)
Balance, May 31, 2025	$76,152	$76,152

See accompanying notes to the combined financial statements

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES

Combined Statement of Cash Flows (in thousands)

Fiscal Year Ended
May 31, 2025
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(72,730)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	80,656
Stock-based compensation	(1,463)
Lease expense	30,922
Gain on abandonment of assets	(414)
Changes in operating assets and liabilities:
Accounts receivable	(3,788)
Prepaid expenses and other current assets	111
Other assets	581
Deferred revenue	(27,584)
Accounts payable	(9,014)
Accrued liabilities	(1,008)
Lease assets and liabilities	(3,491)
CASH FLOW USED IN OPERATING ACTIVITIES	(7,222)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,376)
CASH FLOW USED IN INVESTING ACTIVITIES	(1,376)
CASH FLOW FROM FINANCING ACTIVITIES
Repayment of finance leases	(114,743)
Proceeds from issuance of SAFE agreement included in long-term debt	12,000
Net transactions with parent company	113,739
CASH FLOW PROVIDED BY FINANCING ACTIVITIES	10,996

NET INCREASE IN CASH	2,398
CASH, BEGINNING OF PERIOD	—
CASH, END OF PERIOD	$2,398

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$17,270
SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITIES
Operating right-of-use assets obtained by lease obligation	$20,280
Finance right-of-use assets obtained by lease obligation	$64,358
Property and equipment in accounts payable and accrued liabilities	$1,387
Net assets distributed to parent company	$1,186

See accompanying notes to the combined financial statements

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

1.	Business and Basis of Presentation

Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC (together, the “Company”), provide cloud services to customers, such as AI and machine learning developers by renting space at third party co-location centers and providing the customers with access to its cloud computing equipment. They are wholly owned subsidiaries of Applied Digital Corporation ("Applied Digital" or the "Parent"). All references to “we,” “us,” “our” or the “Company” mean Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC.

On December 30, 2025, Applied Digital announced it had entered into a non-binding term sheet for a proposed business combination with EKSO Bionics Holdings, Inc. (Nasdaq: EKSO) (“EKSO”), which, once closed, will go forward as ChronoScale Corporation, an accelerated compute platform purpose-built to support AI workloads (the “Proposed Transaction”). Upon closing of the Proposed Transaction, the Parent expects to initially own, indirectly through an intermediary entity, approximately 97% of ChronoScale. The Company and EKSO businesses would continue to operate upon consummation of the Proposed Transaction. As of the date of these financial statements, the transaction has not been completed.

The Company has historically existed and functioned as part of the consolidated business of the Parent. The accompanying combined financial statements are prepared on a standalone basis and are derived from the Parent's historical accounting records. The Company has not operated as a separate standalone legal entity and is comprised of three wholly-owned subsidiaries of the Parent: Applied Digital Cloud Corporation, SAI Computing LLC, and SAI Computing Holdings LLC. The combined financial statements reflect the combined historical operations, financial position and cash flows of the Company for the period presented in conformity with generally accepted accounting principles in the United States (“GAAP”). The combined financial statements may not be indicative of the Company's future performance and do not necessarily reflect what the financial position, results of operations and cash flows would have been had it operated as a standalone business during the period presented. The assets, liabilities, revenue and expenses of the Company have been reflected in these combined financial statements on a historical cost basis, as included in the consolidated financial statements of the Parent, using the historical accounting policies applied by the Parent.

All intercompany transactions within the Company have been eliminated and all intercompany transactions between the Company and other legal entities, or components of legal entities, controlled by the Parent which are not being sold as part of the transaction have been included in the combined financial statements. The aggregate net effect of intercompany transactions that will not be settled in cash have been reflected in the combined balance sheet as Parent company net investment and in the combined statement of cash flows as a financing activity.

The combined statement of operations includes all revenues, costs, and expenses directly attributable to the Company, including allocation of expense associated with payroll, stock-based compensation and income taxes. Allocations are based on direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. The allocated amounts are not necessarily indicative of the amounts that would be incurred or realized if the Company operated as a separate standalone entity during the period presented. Actual costs that the Company may have incurred if it were a standalone entity would depend on a number of factors, including whether functions were outsourced or performed by employees and strategic decisions made in areas of selling, general and administrative expense and infrastructure.

Income tax amounts in the combined financial statements have been calculated on a separate return method and presented as if operations were separate taxpayers in the respective jurisdictions.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

The combined balance sheet includes assets and liabilities that have been determined to be specifically identifiable or otherwise attributable to the Company. Cash includes cash held at legal entities within the Company. The Company does not utilize a centralized treasury management function for financing its operations; however, there are cash pooling activities consisting of transfers of cash to and from the Company and the Parent which are reflected as a component of Parent company net investment in the combined balance sheet.

The equity balance in the combined financial statements represents the excess of total assets over liabilities including the due to/from balances between the Company and the Parent (Parent company net investment). Parent company net investment is primarily impacted by intercompany payables and receivables and allocation of stock-based compensation.

2.	Significant Accounting Policies

Use of Estimates

The preparation of combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenue and expenses during the reporting periods. On an on-going basis, the Company evaluates the estimates, including those related to allocations from parent such as payroll expense and stock-based compensation expense. Although these estimates are based on historical facts and various other assumptions that the Company believes are reasonable, actual results could differ from those estimates.

Allocations From Parent

The combined financial statements include expense allocations prior to the carve-out for certain expenses provided by the Parent on a centralized basis, including, but not limited to, financing, payroll, stock-based compensation, and other expenses that are either specifically identifiable or clearly applicable to the Company. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies that are considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. Management considers that such allocations have been made on a reasonable basis; however, these allocations may not be indicative of the actual expense that would have been incurred had the Company operated as an independent, stand-alone public entity.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification 606, Revenue from Contracts with Customers.

The Company provides managed cloud infrastructure services to customers, such as artificial intelligence and machine learning developers, to help develop their advanced products. Customers pay a fixed rate to the Company in exchange for managed cloud services supported by Company-provided equipment. Revenues are recognized based on the fixed rate, net of any credits for non-performance, over the term of the agreements.

Accounts Receivable

Accounts receivable are primarily comprised of billed and unbilled receivables for which the Company has an unconditional right to consideration and the performance obligations have been satisfied. The Company recognizes an allowance for the remaining lifetime expected credit losses based on management’s expectation of collectability. The Company bases its estimate on multiple factors, including historical experience with bad debts, our relationship with our customers and their credit quality, the aging of respective asset balances, current macroeconomic conditions and management’s expectations of conditions in the future. The Company writes off accounts receivable in the period when the likelihood of collection of a balance is considered remote.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

Segments

For the year ended May 31, 2025, the Company has identified one operating segment, which has also been determined to be the Company’s primary reportable business segment. Operating segments are defined as components of an enterprise for which separate financial information is available and is evaluated regularly by the Chief Operating Decision Maker (CODM), which is the Company’s Chief Executive Officer. The Company's CODM evaluates performance and makes operating decisions primarily based on revenue and profit (loss).

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (see "Note 3 - Property and Equipment"). Once an asset is identified for retirement or disposition, the related cost and accumulated depreciation or amortization are removed, and a gain or loss is included in earnings. Depreciation expense includes the amortization of assets recorded in association with our leases. Leasehold improvements and assets recorded in association with our leases are amortized over the shorter of the expected lease term or the estimated useful life of the asset. Construction in progress represents assets received but not placed into service as of May 31, 2025.

Impairment or Disposal of Long-Lived Assets

Our long-lived assets are reviewed for impairment on an annual basis or whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. We also evaluate the period of depreciation and amortization of long-lived assets to determine whether events or circumstances warrant revised estimates of useful lives. When indicators of impairment are present, we determine the recoverability of our long-lived assets by comparing the carrying value of our long-lived assets to future undiscounted net cash flows expected to result from the use of the assets and their eventual disposition. If the estimated future undiscounted cash flows demonstrate the long-lived assets are not recoverable, an impairment loss would be calculated based on the excess of the carrying amounts of the long-lived assets over their fair value. The Company’s estimates of fair values are based on the best information available and require the use of estimates, judgments, and projections.

Lease Accounting

The Company determines whether an arrangement contains a lease at the inception of the arrangement. The Company leases office space under operating leases and equipment under finance leases. If a lease is determined to exist, the term of such lease is assessed based on the commencement date, which is the date on which the underlying asset is made available for the Company’s use by the lessor. For leases with renewal periods or early terminations at the Company’s option, the Company determines the expected lease term based on whether the exercise of any renewal option or early termination is reasonably certain at the inception of the lease.

At the commencement date of a lease, we recognize a right-of-use asset representing our right to use the underlying asset during the lease term and a lease liability for the present value of the future lease payments. As most leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available on the commencement date in determining the present value of lease payments.

For operating leases, we recognize fixed lease expense on a straight-line basis over the lease term. For finance leases, we recognize amortization expense on the right-of-use asset and interest expense on the lease liability over the lease term. Variable lease costs are recognized as incurred. Assets and liabilities related to finance leases are presented separately from those relating to operating leases on our combined balance sheets. We do not record lease contracts with a term of 12 months or less on our combined balance sheets. We have also elected for all leases to not separate lease and non-lease components.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

Income Taxes

Income tax amounts in the combined financial statements have been calculated on a separate return method and presented as if operations were separate taxpayers in the respective jurisdictions. Income taxes are accounted for under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized based on the future tax consequences attributable to differences that exist between the financial statement carrying amounts of assets and liabilities and their respective tax bases, as well as tax attributes such as net operating loss, capital loss and tax credits carryforwards on a taxing jurisdiction basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts that are expected, more likely than not, to be realized in the future. A tax benefit from an uncertain income tax position may be recognized in the financial statements only if it is more likely than not that the position is sustainable, based solely on its technical merits and consideration of the relevant taxing authority's widely understood administrative practices and precedents. Recognized income tax positions are measured at the largest amount that has a greater than 50% likelihood of being realized. Any subsequent changes in recognition or measurement are reflected in the period in which the change in judgment occurs.

ASC Topic 740, Income Taxes, (“ASC 740”), clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure, and transition.

The Company's policy for recording interest and penalties associated with unrecognized tax benefits is to record such interest and penalties as components of income tax expense.

Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s combined financial statements.

For further information on income taxes, see "Note 6 - Income Taxes" below.

Liquidity

As of May 31, 2025, the Company had cash of $2.4 million and a working capital deficit of $151.2 million which raises substantial doubt about the Company's ability to continue as a going concern. Historically, the Company has incurred losses and has relied on the Parent to provide financing for its operations.

Subsequent to the year ended May 31, 2025, the Company renegotiated the majority of its finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028. Additionally, after year end and through February 28, 2026, the Company made finance lease payments of approximately $74.9 million and operating lease payments of $15.7 million. The Company expects positive cash flows from operations to support its obligations. Finally, the Company has the ability to modify the timing of its capital spending and extend its payment terms with vendors, if necessary.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

Based on this analysis, the Company believes that substantial doubt to continue as a going concern has been alleviated. Management believes these events are sufficient to allow the Company to meet its obligations for at least one year after the date these carve-out financial statements are issued.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU 2023-09, Income Taxes ("Topic 740"): Improvements to Income Tax Disclosures. This ASU is intended to enhance the transparency and decision usefulness of income tax disclosures, primarily related to standardization and disaggregation of rate reconciliation categories and income taxes paid by jurisdiction. The guidance is effective for fiscal years beginning after December 15, 2024, with early adoption permitted, and can be applied either prospectively or retrospectively. The Company is currently evaluating the impact of adopting this ASU on its disclosures and plans to adopt this pronouncement beginning with its fiscal year beginning June 1, 2025.

In November 2024, the FASB issued ASU 2024-03, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This ASU is intended to enhance transparency of income statement disclosures primarily through additional disaggregation of relevant expense captions. The standard is effective for annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, with prospective or retrospective application permitted. The Company is currently evaluating the impact of this ASU on its financial statement presentation and disclosures and plans to adopt this pronouncement beginning with its fiscal year beginning June 1, 2027.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270) Narrow-Scope Improvements. which is intended to improve the navigability of the guidance in ASC 270, Interim Reporting, and clarify when it applies. Under the amendments, an entity is subject to ASC 270 if it provides interim financial statements and notes in accordance with GAAP. ASU 2025-11 also addresses the form and content of such financial statements, interim disclosures requirements, and establishes a principle under which an entity must disclose events since the end of the last annual reporting period that have a material impact on the entity. ASU 2025-11 is effective for interim reporting periods within annual reporting periods beginning after December 15, 2027, and early adoption is permitted. The Company is currently evaluating the impact of this ASU on its financial statements and plans to adopt this pronouncement beginning with its fiscal year beginning June 1, 2028.

3.	Property and Equipment

Property and equipment, net consisted of the following as of May 31, 2025 (in thousands):

	Estimated Useful Life (in years)			May 31, 2025
Networking equipment, electrical equipment, and software	3	–	5	$672
Leasehold improvements	3	–	7	697
Construction in progress				3,331
Other equipment and fixtures	5	–	7	8,900
Total cost of property and equipment				13,600
Accumulated depreciation				(2,678)
Property and equipment, net				$10,922

Depreciation expense totaled $1.9 million for the fiscal year ended May 31, 2025.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

4.	Revenue from Contracts with Customers

Below is a summary of the Company’s revenue concentration by major customer for the fiscal year ended May 31, 2025:

May 31, 2025
Customer A	77%
Customer B	23%

Deferred Revenue

Changes in the Company's deferred revenue balances for the fiscal year ended May 31, 2025, are shown in the following table (in thousands):

May 31, 2025
Balance, beginning of period	$31,178
Advance billings	53,139
Revenue recognized	(84,376)
Other adjustments	3,653
Balance, end of period	$3,594

5.	Debt

In the first fiscal quarter of 2025, the Company entered into two SAFE agreements totaling $12.0 million with the SAFE Investor. Under the terms of the SAFE agreements, the SAFE Investor has the right to certain shares of the Company’s preferred stock.

If an equity financing transaction is completed by the Company before the termination of the SAFE agreements, the SAFE agreements will automatically convert into the number of shares of preferred stock equal to the purchase amount divided by the discount price, which will be the lowest price per share of the preferred stock sold in the equity financing transaction multiplied by the discount rate (90%). If there is a liquidity event before the termination of the SAFE agreements, the SAFE Investor will automatically be entitled to receive a portion of proceeds, due and payable to the SAFE Investor immediately prior to, or concurrent with, the occurrence of such liquidity event, equal to the greater of (i) the purchase amount or (ii) the amount payable on the number of shares of common stock equal to the purchase amount divided by the liquidity price (the price per share equal to the fair market value of the common stock at the time of the liquidity event, as determined by reference to the purchase price payable in connection with such liquidity event, multiplied by the discount rate). If there is a dissolution event before the termination of the SAFE agreements, the SAFE Investor will automatically be entitled to receive a portion of proceeds equal to the purchase amount, due and payable to the SAFE Investor immediately prior to the occurrence of the dissolution event.

In a liquidity or dissolution event, the SAFE agreements are intended to operate like standard non-participating preferred stock. The SAFE Investor’s right to receive the purchase amount is junior to payments for outstanding indebtedness and creditor claims, on par with payments for other SAFE agreements and preferred stock, and senior to payments for common stock. The SAFE agreements will automatically terminate immediately following the earliest to occur of: (i) the issuance of capital stock to the SAFE Investor pursuant to the automatic conversion of the SAFE agreements; or (ii) the payment, or setting aside for payment, of amounts due the SAFE Investor. The SAFE Investor shall have the right, but not the obligation, to purchase up to its Pro Rata Share (the ratio of (i) the purchase amount of the SAFE agreements to (ii) the aggregate purchase amounts of all SAFE agreements issued by the Company prior to the equity financing transaction) of the securities issued in the equity financing transaction, on the same terms, conditions and pricing afforded to the other investors participating in the equity financing transaction.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

The SAFE agreements were accounted in accordance with ASC 480: Distinguishing Liabilities from Equity. Per the SAFE agreements, as the underlying share class has not been issued yet and as such, equity classification cannot be determined based on redemption rights, these agreements were classified as liabilities and included in long-term debt at their face value on the Company’s combined balance sheets.

6.	Income Taxes

Income tax expense for the fiscal year ended May 31, 2025, consisted of the following (in thousands):

May 31, 2025
Current expense (benefit)
Federal	$—
Foreign	—
State	—
Total current expense	—
Deferred expense (benefit)
Federal	—
Foreign	—
State	—
Total deferred (benefit) expense	—
Total income tax (benefit) expense	$—

The following table reconciles the statutory rate to our effective tax rate for the fiscal year ended May 31, 2025:

May 31, 2025
Expected income tax rate at the U.S. statutory rate	21.0%
Stock-based compensation	(0.5)%
State income taxes, net of federal tax benefit	4.4%
Change in valuation allowance	(24.9)%
Effective income tax rate	—%

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

Deferred income taxes reflect the temporary differences between the amounts at which assets and liabilities are recorded for financial reporting purposes and the amounts utilized for tax purposes. The primary components of the temporary differences that gave rise to the Company's deferred tax assets and liabilities for the fiscal year ended May 31, 2025 are as follows (in thousands):

May 31, 2025
Deferred tax assets
Net operating loss	$43,712
Lease liability	18,903
Interest disallowance carryforward	6,800
Deferred tax assets, gross	69,415
Less: valuation allowance	(41,533)
Total deferred tax assets, net	27,882

Deferred tax liabilities
Property and equipment	(4,702)
Right of use assets	(23,180)
Total deferred tax liability, net	(27,882)
Net deferred tax asset	$—

The Company had $172.0 million of gross federal and state tax net operating loss as of May 31, 2025. At May 31, 2025, $172.0 million is available indefinitely to offset future income.

A valuation allowance is provided when it is more likely than not that some portion or the entire net deferred tax asset will not be realized. The Company has recorded an increase in the valuation allowance of $18.8 million as of May 31, 2025. The Company has provided a valuation allowance for the portion of the deferred tax assets that it has determined are not more likely than not to be recognized.

The valuation allowance is primarily attributable to deferred tax assets for net operating losses that management believes are more likely than not to remain unutilized. The ultimate realization of the deferred tax assets is dependent upon the generation of future taxable income of the appropriate character (i.e., capital or ordinary) during the period in which the temporary differences become deductible. Management considers, among other things, the scheduled reversals of deferred tax liabilities and the history of positive taxable income in evaluating the realizability of the deferred tax assets. Management believes that it is not likely that the results of future operations will generate sufficient taxable income to realize its deferred tax assets.

The Company did not have any unrecognized tax benefits for the year ended May 31, 2025. The Company recognizes interest expense related to unrecognized tax benefits in income tax expense. The Company did not have any interest expense or expense for penalties related to unrecognized tax benefits for the reported period.

7.	Leases

The Company enters into leases for equipment and office space. The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. The Company presents operating and finance right of use assets and liabilities separately on the balance sheet as their own captions, with the liabilities split between current and long-term, respectively.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

Components of lease expense were as follows (in thousands):

Fiscal Year Ended May 31, 2025
Operating lease cost:
Operating lease expense	$36,068
Short-term lease expense	122
Total operating lease cost	36,190
Finance lease expense:
Amortization of right-of-use assets(1)	78,724
Interest on lease liabilities	16,826
Total finance lease cost	95,550
Total net lease cost	$131,740
(1)	Amortization of right-of-use assets is included within cost of revenues and selling, general and administrative expense in the combined statements of operations.

The following table represents the Company’s future minimum lease payments as of May 31, 2025 (in thousands):

	Operating Leases	Finance Leases	Total
FY26	$21,033	$140,296	$161,329
FY27	21,798	—	21,798
FY28	22,623	—	22,623
FY29	17,152	—	17,152
FY30	3,536	—	3,536
Thereafter	—	—	—
Total lease payments	86,142	140,296	226,438
Less: imputed interest	(11,629)	(6,889)	(18,518)
Total lease liabilities	74,513	133,407	207,920
Less: Current portion of lease liability	(16,093)	(133,407)	(149,500)
Long-term portion of lease liability	$58,420	$—	$58,420

Supplemental cash flow and other information related to leases is as follows:

Fiscal Year Ended
May 31, 2025
Weighted-average years remaining (in years):
Finance leases	3.0
Operating leases	3.3

Weighted-average discount rate:
Finance leases	10.2%
Operating leases	7.6%

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

8.	Related Party Transactions

The Company has not historically operated as a standalone business and the combined financial statements are derived from the consolidated financial statements and accounting records of the Parent. The following disclosure summarizes activity between the Company and the Parent, including the affiliates of the Parent that are not part of the Proposed Transaction.

Cost allocations from Parent

The Parent provides shared services, utilizes cash pooling in situations where the Parent pays for an expense associated with the Company. Shared services consist, but are not limited to, financing, payroll, stock-based compensation, and other expenses that are either specifically identifiable or clearly applicable to the Company. These expenses have been allocated to the Company on the basis of direct usage when identifiable, with the remainder allocated on a pro rata basis using an applicable measure of headcount or other allocation methodologies considered to be a reasonable reflection of the utilization of services provided or the benefit received by the Company during the periods presented. Management considers that such allocations have been made on a reasonable basis; however, these allocations may not be indicative of the actual expense that would have been incurred had the Company operated as an independent, stand-alone public entity.

Fiscal Year Ended
May 31, 2025
Cost of revenues	$2,772
Selling, general and administrative	(1,894)
$878

Net Parent Investment

Net transfers to Parent are included within Net transactions from parent company on the combined statement of changes in parent company net investment and represent the net effect of transactions between the Company and the Parent. The components of Parent company net investment activity are as follows:

Fiscal Year Ended
May 31, 2025
Cash pooling and general financing activities	$27,422
Corporate overhead and other allocations	86,317
Net transfers from the Parent as reflected in the Combined Statement of Cash Flows	113,739
Share-based compensation expense	(1,463)
Net assets distributed to Parent	(1,186)
Net transfers from the Parent as reflected in the Combined Statement of Changes in Parent Company Net Investment	$111,090

These transactions will not be settled in cash and therefore have been reflected in the combined balance sheet as Parent company net investment.

APPLIED DIGITAL CLOUD CORPORATION AND AFFILIATES
Notes to the Combined Financial Statements
For the Fiscal Year Ended May 31, 2025

9.	Business Segments

The Company is currently organized and operates as one operating and reportable segment on a consolidated basis. The Company’s chief executive officer, who is its chief operating decision maker (“CODM”), evaluates the performance of the Company’s operating segment based on revenue and profit (loss), and is not provided with information regarding total assets by segment.

The following table presents a reconciliation to net loss before income tax expense (in thousands):

Fiscal Year Ended
May 31, 2025
Revenue	$84,376
Less:
Depreciation and amortization costs	80,657
Lease and related costs	38,567
Adjusted cost of revenues (1)	11,900
Adjusted selling, general and administrative (1)	8,997
Gain on abandonment of assets	(414)
Total operating expenses	139,707
Operating loss	(55,331)
Interest expense, net	17,399
Net loss before income tax expense	$(72,730)

(1)	Excludes depreciation and amortization costs and lease and related costs.

10.	Subsequent Events

The Company evaluated subsequent events from May 31, 2025, the date of these financial statements, through March 20, 2026, which is the date these financial statements were available to be issued. The Company concluded that no subsequent events occurred during this period that would require recognition in the combined financial statements or disclosure in the notes thereto, except as described below.

On December 30, 2025, Applied Digital announced it had entered into a non-binding term sheet for a proposed business combination with EKSO Bionics Holdings, Inc. (Nasdaq: EKSO) (“EKSO”), which, once closed, will go forward as ChronoScale Corporation, an accelerated compute platform purpose-built to support AI workloads (the “Proposed Transaction”). Upon closing of the Proposed Transaction, the Parent expects to initially own, indirectly through an intermediary entity, approximately 97% of ChronoScale. The Company and EKSO businesses would continue to operate upon consummation of the Proposed Transaction. The Proposed Transaction is subject to customary regulatory approvals and satisfaction of closing conditions.

Subsequent to the year ended May 31, 2025, the Company renegotiated the majority of its finance leases to extend the duration of the lease agreements, thus extending finance lease payments through fiscal year 2028. Additionally, after year end and through February 28, 2026, the Company made finance lease payments of approximately $74.9 million and operating lease payments of $15.7 million.

Annex A

CONTRIBUTION AND EXCHANGE AGREEMENT

BY AND AMONG

EKSO BIONICS HOLDINGS, INC.,

APLD CHRONOSCALE HOLDCO LLC,

APLD INTERMEDIATE HOLDCO LLC

AND

APPLIED DIGITAL CLOUD CORPORATION

DATED AS OF FEBRUARY 15, 2026

A-1

ARTICLE I.
DEFINITIONS		2

1.1	Definitions	2

ARTICLE II.
CONTRIBUTION AND EXCHANGE		11

2.1	Closing	11
2.2	Deliveries.	11

ARTICLE III.
REPRESENTATIONS AND WARRANTIES		13

3.1	Representations and Warranties of Issuer	13

3.2	Representations and Warranties of Cloud, APLD Intermediate and Contributor	34
ARTICLE IV.
COVENANTS AND OTHER AGREEMENTS OF THE PARTIES		41

4.1	Conduct of Issuer’s Business.	41
4.2	Conduct of Cloud’s Business.	43
4.3	Access and Information.	44
4.4	Written Consent; Information Statement; Proxy Statement.	44
4.5	No Solicitation.	47
4.6	Regulatory Approvals; Efforts.	48
4.7	Securities Laws Disclosure; Publicity	48
4.8	Acknowledgment of Dilution	48
4.9	Notifications of Certain Events	48
4.1	Tax Matters.	49
4.11	Transaction Litigation	49
4.12	Confidentiality	50
4.13	Nasdaq Listing of Shares	50
4.14	Takeover Statutes	50
4.15	Legend.	50
4.16	Reservation of Common Stock	51
4.17	Listing of Issuer Common Stock	51
4.18	Directors’ and Officers’ Indemnification and Insurance.	51

ARTICLE V.
CONDITIONS TO CLOSING		52

5.1	Conditions to Each Party’s Obligation to Effect the Contribution	52
5.2	Conditions to Obligation of Issuer to Effect the Contribution	52
5.3	Conditions to Obligation of APLD Intermediate and Contributor to Effect the Contribution	53
5.4	Waiver of Conditions; Frustration of Purpose	54

ARTICLE VI.
TERMINATION		54

6.1	Termination or Abandonment	54
6.2	Effect of Termination	55

ARTICLE VII.
MISCELLANEOUS		55

7.1	Expenses	55
7.2	Entire Agreement	55
7.3	Notices	55
7.4	Amendments; Waivers	56
7.5	Successors and Assigns	56
7.6	No Third-Party Beneficiaries	57
7.7	Captions	57
7.8	Governing Law	57
7.9	Survival	57
7.1	Execution	57
7.11	Severability	58
7.12	Remedies	58
7.13	Non-Recourse	58
7.14	Construction	58

Exhibits

Exhibit A: Investor Rights Agreement
Exhibit B: Form of Stock Power
Exhibit C: Restated Issuer Bylaws
Exhibit D: Restated Issuer Articles
Exhibit E: 2026 Plan

ii

CONTRIBUTION AND EXCHANGE AGREEMENT

This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) dated as of February 15, 2026, is entered into by and among Ekso Bionics Holdings, Inc., a Nevada corporation (“Issuer”), APLD Intermediate HoldCo LLC, a Delaware limited liability company (“APLD Intermediate”), APLD ChronoScale HoldCo LLC, a Delaware limited liability company and wholly owned subsidiary of APLD Intermediate (“Contributor”), and Applied Digital Cloud Corporation, a Nevada corporation and wholly owned subsidiary of APLD Intermediate (“Cloud”). Certain terms used in this Agreement are defined in Section 1.1.

WHEREAS, as of the date hereof, APLD Intermediate owns 1,200 shares of Cloud Common Stock, which constitutes all of the issued and outstanding Equity Interests of Cloud (the “Contributed Shares”);

WHEREAS, prior to the Closing, Applied Parent, APLD Intermediate, Contributor, and certain other Subsidiaries of Applied Parent will engage in a series of internal restructuring transactions such that after giving effect to such transactions (collectively, the “Cloud Pre-Closing Restructuring”), Contributor will own all of the Contributed Shares;

WHEREAS, Contributor desires to contribute to Issuer, and Issuer desires to acquire from Contributor, the Contributed Shares in exchange for 138,216,820 shares of Issuer Common Stock (the “Exchanged Shares” and such contribution, the “Contribution”), on the terms and subject to the conditions set forth in this Agreement (the Contribution and other transactions contemplated by this Agreement are referred to herein as the “Transactions”);

WHEREAS, in connection with, and as a condition to the consummation of, the Transactions, Issuer intends to complete the PIPE Investment;

WHEREAS, the board of directors of Issuer (the “Issuer Board”) has unanimously determined that the terms of this Agreement and the Transactions, including the terms of the Contribution, are fair to and in the best interests of Issuer and its stockholders;

WHEREAS, the Issuer Board has unanimously approved this Agreement and the Transactions and has (i) recommended that the stockholders of Issuer approve and adopt the Agreement and approve the Transactions, and (ii) authorized that the requisite stockholder approval be obtained by written consent or at a meeting of the stockholders of Issuer, in each case in accordance with applicable Law;

WHEREAS, it is expected that promptly following, and in any event no later than the Consent Deadline, the Issuer will obtain the requisite consent of the stockholders of Issuer necessary to approve the Stockholder Proposals, and will execute and deliver, or cause to be executed and delivered, to Contributor, a true, correct and complete copy of the irrevocable written consent providing for the approval of the Stockholder Proposals, in form and substance acceptable to APLD Intermediate (the “Written Consent”); provided, that, if the Written Consent is not obtained by the Consent Deadline, APLD Intermediate may either, (i) extend the Consent Deadline, (ii) require Issuer to comply with the Meeting Procedures to seek the requisite stockholder approval of the Stockholder Proposals at a duly called meeting of the stockholders of the Issuer, including any adjournment thereof, subject to Section 4.4(c)(v) of this Agreement (the “Stockholder Meeting”) on the terms set forth in this Agreement, or (iii) terminate this Agreement;

WHEREAS, Issuer will duly file and deliver to the SEC and mail to the holders of Issuer Common Stock or Issuer Voting Stock, as applicable, (i) an information statement on Schedule 14C (the “Information Statement”) prepared pursuant to Section 14(c) of the Exchange Act, or (ii) if the Issuer has been required to comply with the Meeting Procedures, a proxy statement on Schedule 14A (the “Proxy Statement”) prepared pursuant to Section 14(a) of the Exchange Act, as applicable, regarding the Contribution and the other Transactions;

WHEREAS, the board of directors of Cloud (the “Cloud Board”), has approved this Agreement and the Transactions and has recommended that the sole stockholder of Cloud adopt and approve this Agreement and the Transactions in accordance with applicable Law;

WHEREAS, APLD Intermediate, as the sole stockholder of Cloud as of the date hereof and prior to the Cloud Pre-Closing Restructuring, has acted by written consent, which consent by its terms shall be effective immediately following the execution of this Agreement by the parties hereto to adopt this Agreement and the Transactions in accordance with applicable Law;

WHEREAS, at the Closing, as a material condition and inducement to Contributor’s willingness to enter into this Agreement and consummate the Transactions, Issuer and Contributor shall enter into an Investor Rights Agreement, in the form attached hereto as Exhibit A (the “Investor Rights Agreement”);

WHEREAS, for U.S. federal and applicable state income tax purposes, the parties intend that the Contribution shall qualify as a transaction described in Section 351(a) of the Code; and

WHEREAS, the parties desire to set forth in this Agreement the terms and conditions applicable to the Contribution and the other Transactions, including the issuance of the Exchanged Shares as consideration for the Contributed Shares and the consummation of the PIPE Investment.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Issuer, Contributor, APLD Intermediate and Cloud agree as follows:

ARTICLE I.

DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“2014 Plan” means that certain Ekso Bionics Holdings, Inc. Amended and Restated 2014 Equity Incentive Plan (As of June 6, 2024), as further amended, restated, or otherwise modified from time to time.

“2026 Plan” means a new equity incentive plan of Issuer, in the form and substance attached hereto as Exhibit E, and which shall be proposed for adoption pursuant to the Stockholder Proposals.

“Acquisition Proposal” means, with respect to Issuer, any proposal, inquiry, or offer (written or oral) (A) to acquire, directly or indirectly, Issuer and/or its Subsidiaries or any portion of their respective assets (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise), (B) to make any investment in, capital contribution or loan to, or reorganization, dissolution, liquidation or recapitalization of Issuer and/or its Subsidiaries or (C) any similar transaction or business combination involving the assets of Issuer and/or its Subsidiaries or the business, equity, interests, capital stock, or assets of Issuer and/or its Subsidiaries

2

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Applied Parent” means Applied Digital Corporation, a Nevada corporation.

“Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, and any other plan, policy, program, Contract, or arrangement providing compensation or other benefits to any current or former Issuer Service Provider (or to any dependent or beneficiary thereof) of Issuer or any Issuer Subsidiary, in each case that is maintained, sponsored or contributed to by Issuer or any Issuer Subsidiary, or under which Issuer or any Issuer Subsidiary has any obligation or liability, whether actual or contingent, including each employment, consulting, incentive, bonus, deferred compensation, profit-sharing, pension, retirement, vacation, holiday, sick pay, paid-time off, cafeteria, fringe benefit, medical, dental, disability, life insurance, other health plans, fringe benefits, retention, severance, termination, change in control, transaction bonus, stock purchase, stock option, equity appreciation, phantom equity, restricted stock, restricted stock unit, employee stock ownership or other equity or equity-based compensation plans, policies, programs, practices or arrangements, in each case, which (x) is not sponsored and administered by a Governmental Entity and (y) is not required by Law to be provided.

“Cash and Cash Equivalents” means, as of the time of determination, without duplication and on a consolidated basis, and in each case as determined in accordance with GAAP, the fair market value (expressed in United States Dollars) of any and all unrestricted cash and cash equivalents, excluding for the avoidance of doubt any cash and cash equivalents that are not freely usable or readily available for any corporate purpose because they are subject to restrictions or limitations on use, transfer or distribution under Law, Contract or otherwise, including but not limited to amounts held on behalf of, or for the benefit of, any other Person, as security deposits or in escrow (which shall include escrow deposits), but including the amounts of any checks, drafts and wires issued prior to such time and actually received, deposited or available.

“Closing Date” means the date on which Closing occurs.

“Cloud Common Stock” means the common stock of Cloud, par value $0.001 per share.

“Cloud Material Adverse Effect” means, with respect to Cloud, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Cloud Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, results of operations, prospects or financial condition of Cloud and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether a Cloud Material Adverse Effect has occurred or is expected to occur: (i) any failure by Cloud to meet internal or analyst revenue, earnings or other financial projections or expectations for any period, (ii) any Effect that results from changes affecting the industry in which Cloud operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or United States or global capital market conditions, (iii) any Effect caused by the announcement of the Transactions contemplated by this Agreement or the other Transaction Documents, (iv) political conditions, including acts of war or terrorism or natural disasters or any pandemic or epidemic, including COVID-19, (v) any action taken or omitted to be taken by Cloud at the written request or with the prior written consent of Issuer, (vi) changes in GAAP or other accounting standards (or any interpretation thereof) or (vii) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (A) the exception in clause (i) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, a Cloud Material Adverse Effect or that the underlying cause of such failure (unless such underlying cause would otherwise be excluded from this definition) has resulted in, or contributed to, a Cloud Material Adverse Effect and (B) with respect to clauses (ii), (iv), (vi) and (vii), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether a Cloud Material Adverse Effect has occurred or would be reasonably expected to occur, but only to the extent such Effects disproportionately affect Cloud and its Subsidiaries, taken as a whole, relative to other companies operating in the same industry as Cloud and its Subsidiaries.

3

“Code” shall mean the Internal Revenue Code of 1986, as amended, including any successor provisions.

“Common Stock Equivalents” means any securities which would entitle the holder thereof to acquire at any time common stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, common stock.

“Company ESPP” means that certain Ekso Bionics Holdings, Inc. 2017 Employee Stock Purchase Plan, as amended, restated, or otherwise modified from time to time.

“Confidential Information” means nonpublic information, knowledge, or data relating to the business of Issuer or Cloud, including, without limitation, (i) all forms and types of financial, business, customer and supplier lists, formulae, know-how, processes, secrets and trade secrets, consultant Contracts, pricing information, marketing plans, product development plans, business acquisition plans, and all other information relating to the business of Issuer or Cloud, whether tangible or intangible, whether oral or in writing, and whether or not marked, labeled, or otherwise identified as “confidential” or the like and whether or not developed independently prior to or during any affiliation with Issuer or Cloud; and (ii) all copies of any of the foregoing or any analyses, studies or reports that contain, are based on, or reflect any of the foregoing.  The term Confidential Information shall not include information: (i) that enters the public domain or is publicly available so long as neither Issuer or Cloud nor their Affiliates directly or indirectly causes such information to enter the public domain or become publicly available; or (ii) that was independently developed without use of the Confidential Information.

“Consent Deadline” means 5:00 p.m. local time in New York on February 20, 2026; provided, that such date may be extended from time to time in the sole and absolute discretion of APLD Intermediate. For the avoidance of doubt, any such extension shall not extend or otherwise affect the End Date.

“Contract” means any agreement, contract, mortgage, indenture, lease, license, covenant, plan, insurance policy, instrument, arrangement, understanding or commitment, permit, concession, franchise, license, terms of service, or terms of use, in each case, whether oral or written.

“Data Protection Laws” means (a) any applicable Law relating to the Processing of Personal Data, data privacy, data security, data breach notification, and the cross-border transfer of Personal Data; (b) any requirements of self‑regulatory frameworks or organizations with which a party is, or has been, contractually obligated to comply, or any self‑certification mechanisms (such as the EU‑U.S. and Swiss‑U.S. Privacy Shield Frameworks) to which a party has committed; (c) any Laws that provide rights of privacy or publicity to individuals; and (d) PCI‑DSS.

“Data Protection Requirements” means all applicable (i) Data Protection Laws; (ii) Privacy Policies; and (iii) the terms of any agreements to which a party is bound relating to the Processing of Personal Data.

4

“Disclosure Schedules” means the Disclosure Schedules of each of Issuer and Contributor, as applicable, in each case delivered concurrently herewith.

“Effect” means any change, event, effect, development or circumstance.

“Environmental Claim” means any Proceeding, investigation, order, demand, allegation, accusation or notice (written or oral) by any Person or entity alleging actual or potential liability (including actual or potential liability for investigatory costs, cleanup costs, response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties) arising out of, based on, resulting from or relating to any Environmental Laws, Environmental Permits or the presence, storage, handling, labeling, management, transportation, treatment, or release into the environment, of, or exposure to, any Hazardous Materials at any location, but shall not include any claims relating to products liability.

“Environmental Laws” means any and all applicable, federal, state, provincial, local or foreign Laws, statutes, ordinances, regulations, treaties, policies, guidance, rules, judgments, orders, writs, court decisions or rule of common law, stipulations, injunctions, consent decrees, permits, restrictions and licenses, regulating or relating to Hazardous Materials, pollution, protection of the environment (including ambient air, surface water, ground water, drinking water, land surface, subsurface strata, sediment, wildlife, plants or other natural resources), and/or the protection of health and safety of persons from exposures to Hazardous Materials.

“Environmental Permits” means any permit, certificate, approval, identification number, license, waiver, or other authorization required under, or issued pursuant to, an Environmental Law.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Contracts” means any of the following Contracts: (a) license agreements for “shrink-wrap,” “click-wrap” or other commercially available off-the-shelf software that is not the subject of a negotiated agreement; (b) Contracts the primary purpose of which is to purchase tangible goods or procure services unrelated to Intellectual Property and in the ordinary course of business; (c) customary nondisclosure agreements entered into in the ordinary course of business (that do not include any terms granting the right to use residuals or assigning or granting express license rights to Intellectual Property); (d) Contracts with the customers or end users of the Issuer or any of its Subsidiaries on Issuer’s or such Subsidiary’s form agreement without material modification, provided that the applicable form agreement has been made available APLD Intermediate and Contributor; (e) Contracts where the only grants of rights with respect to Intellectual Property are non-exclusive licenses granted to service providers, consultants, contractors or vendors solely to permit such parties to provide services to Issuer or its Subsidiaries , in the ordinary course of business, and that do not involve the development or creation of any Intellectual Property; (f) Contracts where the only grants of rights with respect to Intellectual Property are non-exclusive licenses to a party’s trademark for inclusion on customer lists (or for similar incidental promotional purposes that are ancillary and non-material to the subject matter of such Contract); and (g) licenses for Open Source Software.

“Federal Health Care Program” has the meaning specified in Section 1128B(f) of the Social Security Act and includes the Medicare, Medicaid, and TRICARE programs.

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“Governmental Entity” means any court, administrative or regulatory agency or commission or other governmental or arbitral body or authority or instrumentality, including any state-controlled or owned corporation or enterprise, in each case whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Hazardous Materials” means any pollutants, chemicals, contaminants or wastes and any other toxic, infectious, carcinogenic, reactive, corrosive, ignitable, explosive, radioactive, flammable or otherwise hazardous substance, whether solid, liquid or gas, that is regulated, controlled, restricted, or otherwise subject to any Environmental Laws, including asbestos in any form, urea formaldehyde, polychlorinated biphenyls, mold, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, and any PFAS.

“Intellectual Property” means all intellectual and industrial property rights worldwide, whether existing now or hereafter, registered or unregistered, and all applications, registrations, renewals, extensions and counterparts for the foregoing, including: (a) trademarks and service marks, and associated goodwill; (b) copyrights and works of authorship; (c) Trade Secrets, confidential information and know‑how, including inventions (whether or not reduced to practice), methods, processes, improvements, technical data, specifications, research and development information, technology, designs, databases and data, ideas and source code; (d) patents and patent applications, including all continuations, continuations‑in‑part, divisionals, reissues, reexaminations and extensions; (e) websites, internet domain names and social media accounts and handles; (f) software; (g) rights of publicity and privacy; and (h) all other similar rights in any of the foregoing, and all rights to sue for and recover for past, present and future infringement, misappropriation or other violations.

“Issuer Common Stock” means the common stock of Issuer, par value $0.001 per share.

“Issuer Intellectual Property” means collectively, all Owned Intellectual Property and Licensed Intellectual Property.

“Issuer Voting Stock” means, collectively, the shares of Issuer Common Stock and the shares of Issuer’s Series B Convertible Preferred Stock that are entitled to vote on the Stockholder Proposals as of the Record Date.

“Issuer Material Adverse Effect” means, with respect to Issuer, any Effect that, individually or taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Issuer Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets, results of operations, prospects or financial condition of Issuer and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following individually or taken together, be deemed to constitute, or be taken into account in determining whether an Issuer Material Adverse Effect has occurred or is expected to occur: (i) any change in Issuer’s stock price or trading volume on the Nasdaq, (ii) any failure by Issuer to meet internal or analyst revenue, earnings or other financial projections or expectations for any period, (iii) any Effect that results from changes affecting the industry in which Issuer operates, or the United States economy generally, or any Effect that results from changes affecting general worldwide economic or United States or global capital market conditions, (iv) any Effect caused by the announcement of the Transactions contemplated by this Agreement or the other Transaction Documents, (v) political conditions, including acts of war or terrorism or natural disasters or any pandemic or epidemic, including COVID-19, (vi) any action taken or omitted to be taken by Issuer at the written request or with the prior written consent of Contributor, (vii) changes in GAAP or other accounting standards (or any interpretation thereof) or (viii) changes in any Laws or other binding directives issued by any Governmental Entity or interpretations or enforcement thereof; provided, however, that (A) the exceptions in clause (i) and (ii) shall not prevent or otherwise affect a determination that any Effect underlying such change or failure has resulted in, or contributed to, an Issuer Material Adverse Effect or that the underlying cause of such failure (unless such underlying cause would otherwise be excluded from this definition) has resulted in, or contributed to, an Issuer Material Adverse Effect and (B) with respect to clauses (iii), (v), (vii) and (viii), such Effects, alone or in combination, may be deemed to constitute, or be taken into account in determining whether an Issuer Material Adverse Effect has occurred or would be reasonably expected to occur, but only to the extent such Effects disproportionately affect Issuer and its Subsidiaries, taken as a whole, relative to other companies operating in the same industry as Issuer and its Subsidiaries.

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“IT Assets” means computers, software, servers, workstations, routers, hubs, switches, circuits, networks, data communications lines and all other information technology equipment.

“Knowledge of Cloud” means the actual knowledge of Wes Cummins and Saidal Mohmand, none of whom will have any personal liability or obligations regarding such knowledge.

“Knowledge of Issuer” means the actual knowledge of Scott Davis and Jerome Wong, none of whom will have any personal liability or obligations regarding such knowledge.

“Law” means any federal, national, state, provincial, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, rule, regulation, ordinance, treaty, ruling or other legally binding requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Leased Real Property” means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interests in real property held by Issuer and any of its Subsidiaries.

“Licensed Intellectual Property” means all Intellectual Property that is owned by a third Person and used or held for use by Issuer or any of its Subsidiaries.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (other than restrictions imposed by federal or state securities laws or created by this Agreement).

“Listing Application” means an initial listing application for the post-transaction entity, as required by Nasdaq Listing Rule 5110(a).

“Meeting Approval Deadline” means the date that is three (3) business days after the date of the Stockholder Meeting at which the Stockholder Proposals were approved.

“OFAC” means the Office of Foreign Assets Control of the United States Treasury Department.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award, decision, verdict or settlement, in each case, whether civil, criminal or administrative, and, in each case, whether temporary, preliminary or permanent, entered, issued, made or rendered by any Governmental Entity or arbitrator.

“Organizational Documents” means (i) with respect to Issuer, the Issuer Articles of Incorporation and the Issuer Bylaws, and (ii) with respect to Cloud, the Cloud Articles of Organization and the Cloud Bylaws.

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“Open Source Software” shall mean any Software (in source or object code form) that is subject to (a) a license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation) (including any code or library licensed under the GNU General Public License, GNU Lesser General Public License, BSD License, Apache Software License, or any other public source code license arrangement), or (b) any other license or other agreement that requires, as a condition of the use, modification or distribution of software subject to such license or agreement, that such software or other software linked with, called by, combined or distributed with such software be (i) disclosed, distributed, made available, offered, licensed or delivered in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly, or disassembly of any kind, or (iv) redistributable at no charge.

“Owned Intellectual Property” means all Intellectual Property that is owned, or purported to be owned, by Issuer or any of its Subsidiaries.

“Permitted Transferee” means, with respect to Issuer or Contributor, (i) any Affiliate thereof, or (ii) any successor entity of such party.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Personal Data” means (a) information related to an identified or identifiable individual and (b) any other, similar information or data, each to the extent defined as “personal data,” “personal information,” “personally identifiable information” or similar terms by Data Protection Laws.

“PIPE Investment” means a private placement of shares of Issuer Common Stock or preferred stock of Issuer that is convertible into Issuer Common Stock in such amount as shall be determined by, and on terms acceptable to, APLD Intermediate.

“Privacy Policy” means, with respect to a party, the party’s internal and external (including published, public-facing) privacy policies and notices.

“Proceeding” means any legal action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Process” (and the corollary terms “Processed” and “Processing”) shall mean, with respect to data, the collection, use, storage, transfer, disclosure, disposal, or other processing of such data.

“Products” means products of Issuer or any of Issuer’s Subsidiaries, including the Ekso NR, the Indego Therapy, the Indego Personal, the Indego Nomad and the Ekso Walker.

“Registered Intellectual Property” means all Owned Intellectual Property issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity or domain name registrar.

“Restated Issuer Articles” means amended and restated Issuer Articles of Incorporation, in the form and substance attached hereto as Exhibit D, and which shall be proposed for adoption pursuant to the Stockholder Proposals.

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“Restated Issuer Bylaws” means amended and restated Issuer Bylaws, in the form and substance attached hereto as Exhibit C.

“Restricted Person” means (a) any Person that is the subject of Sanctions, (b) any Person listed on any applicable U.S. or non-U.S. sanctions or export-related restricted party list, including OFAC’s list of Specially Designated Nationals and Blocked Persons, and the EU Consolidated List, or (c) is in the aggregate directly or indirectly fifty percent (50%) or greater owned or otherwise controlled by a Person or Persons described in (a) or (b), or (d) any Person located in, or organized under the Laws of any Sanctioned Country.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“Sale of Applied Parent” means (a) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than Applied Parent or its wholly-owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the common stock of Applied Parent representing more than fifty percent (50%) of the voting power of all of the common stock of Applied Parent; (b) the consummation of a sale or other disposition, in one or more transactions, of all or substantially all of the assets of Applied Parent and its Subsidiaries, taken as a whole; or (c) the consummation of any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the common stock of Applied Parent is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property.

“Sanctions” means all applicable economic or financial sanctions or Laws and trade embargoes imposed, administered or enforced from time to time by any Governmental Entity, including the list of Specially Designated Nationals and Blocked Persons and other regulations enforced by OFAC and the U.S. Department of State, the United Nations Security Council, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“Sanctioned Country” means any country or region that is, or since April 24, 2019, has been, the subject or target of a comprehensive embargo under Sanctions (including Myanmar (f/k/a Burma), Cuba, Iran, North Korea, Russia, Sudan, South Sudan, Syria, Venezuela and the Crimea, Donetsk, and Luhansk regions of Ukraine).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Service Provider” means any employee, director, independent contractor or consultant.

“Services Agreement” means that certain services agreement, by and between Issuer and Applied Parent, in form and substance acceptable to APLD Intermediate.

“Software” means any computer program, application, middleware, firmware, microcode and other software, including operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto.

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“Stockholder Approval” means the approval of the Stockholder Proposals, including this Agreement, the Contribution and the other Transactions, by the requisite holders of Issuer Voting Stock, as applicable, whether by (a) the Written Consent obtained on or prior to the Consent Deadline, or (b) the affirmative vote of such holders at the Stockholder Meeting, following SEC clearance and mailing of the Proxy Statement, obtained prior to the Meeting Approval Deadline.

“Stockholder Proposals” means the proposals to approve (i) this Agreement, the Contribution and the other Transactions; (ii) Restated Issuer Articles; (iii) the issuance of the shares of Issuer Common Stock in the Contribution and the PIPE Investment for purposes of complying with Nasdaq Listing Rule 5635; (iv) the adoption of the 2026 Plan; and (v) any other proposals set forth in the Written Consent, the Information Statement or the Proxy Statement, as the case may be, which are mutually acceptable to the Issuer and Contributor.

“Subsidiary” of any party means any corporation, partnership, association, trust or other form of legal entity of which (i) 50% or more of the voting power of the outstanding voting securities are directly or indirectly owned by such party or (ii) such party or any Subsidiary of such party is a general partner.

“Takeover Statutes” means any “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation including, NRS 78.378-3793, inclusive, and NRS 78.411-444, inclusive.

“Tax Return” means any return, report, form, information return, declaration of estimated Tax, claim for refund or similar statement filed or required to be filed with any Governmental Entity with respect to any Tax, including any attached schedules or amendments thereto.

“Taxes” means any and all taxes, charges, fees, levies or other similar assessments, each in the nature of a tax, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other similar taxes, assessments or charges in the nature of a tax imposed by any Governmental Entity having jurisdiction in matters relating to Tax matters and any interest, penalties, or additions to tax attributable thereto.

“Trade Laws” means all applicable U.S. and non-U.S. Laws relating to export, reexport, transfer, and/or import controls of Products, including the Export Administration Regulations, the International Traffic in Arms Regulations, economic Sanctions and embargoes administered by Office of Foreign Assets Control, anti-boycott Laws and the customs and import Laws administered by U.S. Customs and Border Protection.

“Trade Secrets” means any information that derives actual or potential economic value from not being generally known to the public or to other Persons who can obtain economic value from its disclosure or use.

“Trading Market” means any of the following markets or exchanges on which the Issuer Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

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“Transaction Documents” means this Agreement, the Investor Rights Agreement, and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the Transactions contemplated hereunder.

“Transfer Agent” means Vstock Transfer, LLC, Issuer’s transfer agent.

ARTICLE II.

CONTRIBUTION AND EXCHANGE

2.1	Closing.

(a)    Issuer shall have adopted and filed with the Secretary of State of the State of Nevada on or before the Closing Date, the Restated Issuer Articles.

(b)    The closing of the Transactions (the “Closing”) shall take place at 9:00 a.m. Eastern time, as soon as practicable (and, in any event, within two (2) business days) after satisfaction or, to the extent permitted hereunder, waiver of all applicable conditions set forth in Article 5 (except for any conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction of such conditions or, to the extent permitted hereunder, waiver by the party entitled to waive such conditions) via electronic exchange of signature pages or at such other time and place as the parties shall agree in writing.

(c)    On the Closing Date and after the filing of the Restated Issuer Articles as contemplated by Section 2.1(a), upon the terms and subject to the conditions set forth in this Agreement, (i) Contributor shall consummate the Contribution by delivering to Issuer all of Contributor’s right, title and interest in and to Contributed Shares free and clear of all Liens, and (ii) in exchange therefor, Issuer shall issue and deliver to Contributor the Exchanged Shares free and clear of all Liens.

2.2	Deliveries.

(a)    It shall be a condition to Contributor’s obligations to consummate the Transactions that, on or prior to the Closing Date, Issuer delivers or causes to be delivered to Contributor the following:

i.    the Written Consent, duly executed by the requisite holders of Issuer Voting Stock, or, if the Written Consent has not been obtained by the Consent Deadline, evidence reasonably satisfactory to Contributor of receipt of the Stockholder Approval prior to the Meeting Approval Deadline;

ii.    evidence of the due and proper mailing of the Information Statement in accordance with applicable Law, or, if the Written Consent has not been obtained by the Consent Deadline, evidence of the due and proper mailing of the Proxy Statement in accordance with applicable Law;

iii.    the Investor Rights Agreement, duly executed by Issuer;

iv.    a legal opinion of Ballard Spahr LLP, directed to Contributor, in form and substance reasonably acceptable to Contributor;

v.    a legal opinion of Wilson Sonsini Goodrich & Rosati, directed to Contributor, in form and substance reasonably acceptable to Contributor;

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vi.    a copy of the resolutions of the Issuer Board, duly authorizing and approving entry into this Agreement by Issuer and the Transactions contemplated hereby and under the Transaction Documents;

vii.    a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver, on an expedited basis, evidence of the issuance of 138,216,820 shares of Issuer Common Stock as held in DRS book-entry form by the Transfer Agent and registered in the name of Contributor;

viii.    the resignation, effective as of the Closing, of the individuals set forth on Schedule 2.2(a)(viii), on a form reasonably acceptable to APLD Intermediate;

ix.    evidence that the Listing Application has been approved by Nasdaq;

x.    evidence of concurrent closing of the PIPE Investment and duly executed copies of all definitive agreements executed in connection therewith, each in form and substance reasonably acceptable to APLD Intermediate;

xi.    a certificate, executed on behalf of Issuer by its secretary, dated as of the Closing Date, certifying the resolutions adopted by the Issuer Board approving the Contribution and other Transactions contemplated by this Agreement, certifying the current versions of the Organizational Documents, including that the Restated Issuer Articles and the Restated Issuer Bylaws have been validly adopted as of the Closing and have not been amended or modified, and certifying as to the signatures and authority of Persons signing this Agreement, the Transaction Documents and related documents on behalf of Issuer;

xii.    the Services Agreement, duly executed by Issuer;

xiii.    a copy of the Restated Issuer Articles, duly approved by the Issuer Board and its stockholders and filed with the Secretary of State of the State of Nevada;

xiv.    a copy of the Restated Issuer Bylaws, duly adopted by the Issuer Board prior to the Closing;

xv.    a copy of 2026 Plan, duly approved by the Issuer Board and its stockholders; and

xvi.    evidence reasonably satisfactory to APLD Intermediate that Issuer has taken all actions necessary (including obtaining any required approvals of the Issuer Board or the compensation committee thereof) to suspend the 2014 Plan as of the Closing, such that from and after the Closing no further Awards (as defined in the 2014 Plan) may be granted thereunder; provided that, all Awards outstanding thereunder as of Closing shall continue in full force and effect in accordance with the terms thereof;

xvii.    evidence reasonably satisfactory to APLD Intermediate that Issuer has taken all actions necessary (including obtaining any required approvals of the Issuer Board or the compensation committee thereof) to terminate the Company ESPP as of the Closing; and

xviii.    all such other documents as Contributor may reasonably request.

(b)    It shall be a condition to Issuer’s obligations to consummate the Transactions that, on or prior to the Closing Date, Contributor delivers or causes to be delivered to Issuer, the following:

i.    the Investor Rights Agreement, duly executed by Contributor;

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ii.    the Services Agreement, duly executed by Applied Parent,

iii.    a copy of the resolutions of the Cloud Board, duly authorizing entry into this Agreement by Cloud and the Transactions contemplated hereby and under the Transaction Documents;

iv.    a copy of resolutions of the board of Contributor, as sole stockholder of Cloud, duly authorizing entry into this Agreement by Cloud and the Transactions contemplated hereby and under the Transaction Documents;

v.    an IRS Form W-9 duly executed by Contributor or its regarded owner;

vi.    a stock power, in the form and substance attached hereto as Exhibit B, evidencing the transfer of the Contributed Shares; and

vii.    evidence, reasonably satisfactory to Issuer, that the Cloud Pre-Closing Restructuring has been completed.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of Issuer. Except as set forth in the SEC Documents filed with or furnished to the SEC prior to the date of this Agreement or in the correspondingly numbered section of the Disclosure Schedules that relates to such section or in another section of the Disclosure Schedules to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such section, Issuer hereby represents and warrants to APLD Intermediate and Contributor, as of the date hereof and as of the Closing Date as follows (unless as of a specific date therein, in which case they shall be accurate as of such date) that:

(a)    Organization and Authority.

i.    Issuer (i) is a corporation duly organized and validly existing under the Laws of the state of Nevada, (ii) has all requisite corporate power and authority to own its properties and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have an Issuer Material Adverse Effect. True and accurate copies of the Restated Articles of Incorporation of Issuer (as amended or modified from time to time prior to the date hereof, the “Issuer Articles of Incorporation”) and the amended and restated by-laws of Issuer (as amended or modified from time to time prior to the date hereof, the “Issuer Bylaws”), each as in effect, have been made available to APLD Intermediate and Contributor prior to the date hereof.

ii.    All of Issuer’s Significant Subsidiaries (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the “SEC”)) are set forth on Exhibit 21.1 to its most recent Annual Report on Form 10-K, and Issuer owns, directly or indirectly, 100% of the outstanding equity securities of such Subsidiaries. Each of Issuer’s Subsidiaries (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have an Issuer Material Adverse Effect.

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(b)    Capitalization.

i.    The authorized capital stock of Issuer consists of 141,429,000 shares of Issuer Common Stock, and 10,000,000 shares of preferred stock (the “Issuer Preferred Stock”). As of the close of business on February 13, 2026, (i) 3,563,152 shares of Issuer Common Stock were issued and outstanding, (ii) 93,528 shares of Issuer Common Stock were reserved for issuance under Issuer’s equity incentive plans including (x) 224 shares reserved for future issuance, (y) 11,116 shares in respect of outstanding options (“Issuer Options”) and (z) 82,188 shares in respect of outstanding restricted stock units (“Issuer RSUs”) and (iii) 5,852 shares of Issuer Preferred Stock were issued and outstanding. Since February 13, 2026, no other shares of Issuer Common Stock or Issuer Preferred Stock have been issued, other than shares of Issuer Common Stock issued in respect of the exercise of Issuer Options or settlement of Issuer RSUs in the ordinary course of business.

ii.    No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Issuer Common Stock or the capital stock of any Subsidiary, or Contracts, commitments, understandings or arrangements by which Issuer or any Subsidiary is or may become bound to issue additional shares of  Issuer Common Stock or Common Stock Equivalents or capital stock of any  Subsidiary. Except as set forth in the SEC Documents, there are no outstanding securities or instruments of Issuer or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by Issuer or any Subsidiary. There are no outstanding securities or instruments of Issuer or any Subsidiary that contain any redemption or similar provisions, and there are no Contracts, commitments, understandings or arrangements by which Issuer or any Subsidiary is or may become bound to redeem a security of Issuer or such Subsidiary. Issuer does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of Issuer are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws where applicable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholder agreements, voting agreements or other similar agreements with respect to Issuer’s capital stock to which Issuer is a party or, to the Knowledge of Issuer, between or among any of Issuer’s stockholders.

iii.    All outstanding shares of Issuer Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth in Schedule 3.1(b)(iii) of the Disclosure Schedules, Issuer has not issued any securities or right to purchase securities of Issuer (including any options, warrants or other rights, agreements, arrangements or commitments of any character or any securities convertible into or exchangeable for any capital stock or other Equity Interests of Issuer). Except as provided in the Transaction Documents, there are no outstanding contractual obligations of Issuer or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sale, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right, with respect to any shares of capital stock of, or other Equity Interests in, Issuer or any of Issuer’s Subsidiaries. Issuer does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect.

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iv.    Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of Issuer is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by Issuer or one or more of its wholly-owned Subsidiaries free and clear of all Liens, except, in each case, where such failure, individually or in the aggregate, has not and would not reasonably be expected to have an Issuer Material Adverse Effect. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Issuer may vote are issued.

(c)    Authorization.

i.    Issuer has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by Issuer and the consummation of the Transactions contemplated hereby and thereby have been duly authorized by the Issuer Board. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by Issuer and, assuming due authorization, execution and delivery by APLD Intermediate, Cloud and Contributor, this Agreement and each of the other Transaction Documents is a valid and binding obligation of Issuer enforceable against Issuer in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings or further action by Issuer, the Issuer Board or Issuer’s stockholders (other than the Stockholder Approval) are necessary for the execution and delivery by Issuer of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the Transactions contemplated hereby or thereby.

ii.    Neither the execution and delivery by Issuer of this Agreement or the other Transaction Documents, nor the consummation of the Transactions contemplated hereby or thereby, nor compliance by Issuer with any of the provisions hereof or thereof, will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Issuer or any Subsidiary of Issuer under any of the terms, conditions or provisions of (A) the Issuer Articles of Incorporation or the Issuer Bylaws or the charter, bylaws or other governing instrument of any Subsidiary of Issuer or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Issuer or any Subsidiary of Issuer is a party or by which it may be bound, or to which Issuer or any Subsidiary of Issuer or any of the properties or assets of Issuer or any Subsidiary of Issuer may be subject, or (ii) violate any Law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Issuer or any Subsidiary of Issuer or any of their respective properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

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iii.    Other than (i) the securities or blue sky Laws of the various states of the United States and (ii) the filing of one or more Forms 8-K, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity or stock exchange, nor expiration or termination of any statutory waiting period other than expressly in connection with the Information Statement or the Proxy Statement, as applicable, is necessary for the execution or delivery by Issuer of this Agreement or the other Transaction Documents or the consummation by Issuer of the Transactions contemplated by this Agreement or the other Transaction Documents, except, in the case of any such matters arising in respect of a non-United States Governmental Entity or Law, as would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

iv.    Any registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws have been obtained for the lawful execution, delivery and performance of this Agreement.

(d)    SEC Documents; Financial Statements.

i.    Issuer has filed, on a timely basis, all required reports, proxy statements, forms, and other documents with the SEC since January 1, 2024 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective filing date complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Issuer has never been an issuer subject to Rule 144(i) of the Securities Act.

ii.    Issuer (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information (both financial and non-financial) relating to Issuer, including its consolidated Subsidiaries, is made known to the individuals responsible for the preparation of Issuer’s filings with the SEC and (ii) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to Issuer’s outside auditors and the Issuer Board’s audit committee (A) any material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect Issuer’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Issuer’s internal controls over financial reporting.

iii.    There is no transaction, arrangement or other relationship between Issuer and/or any of its Subsidiaries and an unconsolidated or other off-balance sheet entity that is required to be disclosed by Issuer in its SEC Documents and is not so disclosed.

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iv.    The financial statements of Issuer and its consolidated Subsidiaries included in the SEC Documents (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, and (ii) have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto) and fairly present in all material respects the consolidated financial position of Issuer and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of Issuer and its consolidated Subsidiaries for the periods then ended (subject, in the case of unaudited quarterly statements, to the absence of footnote disclosures and normal year-end audit adjustments).

(e)    Brokers and Finders. Except for Lake Street Capital Markets, LLC pursuant to that certain engagement letter dated January 19, 2026 and Bradley Woods & Co. Ltd. pursuant to that certain engagement letter dated December 12, 2025, the fees and expenses of which will be paid by Issuer, neither Issuer nor any of its Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Issuer in connection with this Agreement or the Transactions contemplated hereby.

(f)    Litigation. There is no action, suit, Proceeding or investigation pending or threatened (including “cease and desist” letters or invitations to take patent license) against, nor any outstanding judgment, order, writ or decree against, Issuer or any of its Subsidiaries or any of their respective assets, operations or business before or by any Governmental Entity. Neither Issuer nor any of its Subsidiaries is subject to any judgment, order or decree of any Governmental Entity.

(g)    Indebtedness. Neither Issuer nor any of its Subsidiaries is, immediately prior to the execution and delivery of this Agreement, in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness.

(h)    Listing and Maintenance Requirements. The Issuer Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and Issuer has taken no action designed to, or which, to the Knowledge of Issuer, is reasonably likely to, have the effect of, terminating the registration of the Issuer Common Stock under the Exchange Act nor has Issuer received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration. Issuer has not, in the twelve (12) months preceding the date hereof, received notice from Nasdaq that Issuer is not in compliance with the listing or maintenance requirements of Nasdaq. Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(i)    Taxes.

i.    Issuer and each Subsidiary of Issuer has filed all Tax Returns that are required to be filed or has requested extensions thereof and has paid all Taxes required to be paid by it to the extent that any of the foregoing is due and payable, except (i) for any such assessment, fine or penalty that is currently being contested in good faith or (ii) where such failure to file or pay would not have an Issuer Material Adverse Effect.

ii.    The unpaid Taxes of Issuer and its Subsidiaries have, as of the date of Issuer’s most recent financial statements, been reflected on Issuer’s financial statements as of such date in accordance with GAAP, and Issuer and its Subsidiaries have not incurred any material liability for Taxes since such date outside the ordinary course of business.

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iii.    There is no audit or proceeding action, suit, Proceeding, audit or claim now proposed in writing or pending against or with respect to Issuer or any of its Subsidiaries in respect of any material amount of Tax or material Tax Return.

iv.    Neither Issuer nor any of its Subsidiaries is liable for any Tax imposed on any entity other than such Person, except as the result of the application of Treasury Regulation section 1.1502-6 (and any comparable provision of the Tax Laws of any state, local or foreign jurisdiction) to the affiliated group of which Issuer is or was the common parent or pursuant to any Tax sharing or indemnification provisions contained in any agreement solely between or among any of Issuer and its Subsidiaries or any Tax sharing or any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements).

v.    Neither Issuer nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under the Tax Laws of any state, local or foreign jurisdiction.

vi.    Neither Issuer nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify, in whole or in part, under Section 355 of the Code in the two years prior to the date of this Agreement.

vii.    Neither Issuer nor any of its Subsidiaries has granted any currently effective requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes with respect to any Tax Returns of Issuer or any of its Subsidiaries other than extensions requested in the ordinary course of business and routinely granted.

viii.    Neither Issuer nor any of its Subsidiaries is a party to, is bound by, or has any obligation for any Tax imposed on any entity other than such Person under, any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement, except for any such agreement or arrangement solely between or among any of Issuer and its Subsidiaries or any Tax sharing or indemnification provisions contained in any agreement entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements).

ix.    Neither Issuer nor any of its Subsidiaries has participated in any “listed transaction,” within the meaning of Treasury Regulations Section 1.6011-4(b)(2);

x.    There are no Liens for Taxes other than Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established) upon any of the assets of Issuer or any of its Subsidiaries;

xi.    No claim has been made in writing in the last three years by an authority in a jurisdiction in which Issuer or any of its Subsidiaries does not file Tax Returns that Issuer or any of its Subsidiaries is or may be subject to Tax in that jurisdiction; and

xii.    Neither Issuer nor any of its Subsidiaries (i) has agreed to or is required to make any adjustment pursuant to Section 481(a) of the Code or any similar provision of Law nor has any Governmental Entity proposed any such adjustment in writing, or (ii) will be required to include any item of income in taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any installment sale or open transaction disposition made on or prior to the Closing Date or prepaid amount received on or prior to the Closing Date outside of the ordinary course of business.

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(j)    Employee Relations.

i.    Section 3.1(j) of the Disclosure Schedule sets forth, as of the date of this Agreement, a true, correct, and complete list of all employees of Issuer and each Issuer Subsidiary, showing date of hire; hourly rate, salary, or other basis of compensation (including annual bonus payment); full-time or part-time status; exempt or non-exempt status; paid-time off accrued as of the last payroll period prior to the date of this Agreement; principal work location; job title or function; and union affiliation, each as applicable.

ii.    Neither Issuer nor any Issuer Subsidiary is, nor has either been a party to or bound by any collective bargaining agreement, Contract, or other agreement or understanding with any works council, trade or labor union, labor organization, employee association, group of employees, or other bargaining unit representatives (each, a “Union,” and such an agreement or arrangement with a Union, a “Labor Agreement”) nor are there any negotiations or discussions currently pending or occurring between Issuer nor any Issuer Subsidiary and any Union regarding any Labor Agreement or any other work rules or polices, nor is Issuer any or any Issuer Subsidiary under an obligation to negotiate with any Union. No Union has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. Neither Issuer nor any Issuer Subsidiary has engaged in any unfair labor practice with respect to any individuals employed by or otherwise performing services for Issuer or any Issuer Subsidiary (the “Issuer Business Personnel”), and there has been no unfair labor practice complaint or grievance or other administrative or judicial complaint, action or investigation pending or threatened in writing against Issuer or any Issuer Subsidiary by the National Labor Relations Board or any other Governmental Entity with respect to any present or former Issuer Business Personnel. There has been no labor strike, dispute, lockout, slowdown, disruption or stoppage pending or threatened against or affecting Issuer or any Issuer Subsidiary.

iii.    Neither Issuer nor any Issuer Subsidiary is required to provide notice to any work council or similar representative body prior to the execution of this Agreement or the consummation of the Transactions.

iv.    Issuer and each Issuer Subsidiary is and have for the past twelve (12) months been in compliance with all applicable Laws respecting labor, employment, and employment practices, including, all Laws respecting terms and conditions of employment, health and safety, wage payment, wages and hours, child labor, collective bargaining, immigration and work authorizations, employment discrimination, retaliation, civil rights, veterans’ rights, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, social welfare obligations, proper classification of employees as exempt and non-exempt and as employees and independent contractors, unemployment insurance and the collection and payment of withholding and/or social security taxes and any similar Tax, except for noncompliance as individually or in the aggregate, has not had and would not reasonably be expected to have, an Issuer Material Adverse Effect.

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v.    Neither Issuer nor any of its Subsidiaries has effectuated a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended, and similar state, local and foreign Laws related to plant closings, relocations or mass layoffs (the “WARN Act”)) or a “mass lay-off” (as defined in the WARN Act), in either case without complying in all material respects with the WARN Act.

vi.    No Order imposes continuing remedial obligations or otherwise limits or affects Issuer’s or any of Issuer’s Subsidiary’s ability to manage its employees, Service Providers, or job applicants.

vii.    No Issuer Business Personnel is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, restrictive covenant or other obligation to Issuer or any Issuer Subsidiary or to a former employer of any such employee relating (i) to the right of any such individual to be employed by or provide services for Issuer or any Issuer Subsidiary or (ii) to the knowledge or use of Trade Secrets or proprietary information, in each case except as, individually or in the aggregate, currently does not have and would not reasonably be expected to have, an Issuer Material Adverse Effect.

viii.    Issuer or each Issuer Subsidiary is not delinquent in payments to any current or former Issuer Business Personnel for any services or amounts required to be reimbursed or otherwise paid except as currently does not have and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

ix.    No allegations of sexual harassment or sexual misconduct have been made by any current or former employee of Issuer or any Issuer Subsidiary against any current or former officer of Issuer or any Issuer Subsidiary, neither Issuer nor any Issuer Subsidiary has entered into any settlement agreements related to allegations of sexual harassment or sexual misconduct by an officer, executive or other employee of Issuer or any Issuer Subsidiary. Issuer and each Issuer Subsidiary has promptly, thoroughly and impartially investigated all allegations of sexual harassment or discriminatory harassment of which they are or were aware and have taken all reasonable and necessary corrective actions with respect to such allegations that are reasonably calculated to prevent further discrimination and harassment with respect to each allegation with potential merit. No such allegation of sexual or discriminatory harassment would reasonably be expected to result in any material loss to Issuer or any Issuer Subsidiary and no such allegations have been made that, if known to the public, would reasonably be expected to bring Issuer or any Issuer Subsidiary into disrepute.

(k)    Employee Benefit Plans.

i.    Section 3.1(k) of the Disclosure Schedules sets forth a true and complete list of each material Benefit Plan. Neither Issuer nor any other Person, has any express or implied commitment, whether legally enforceable or not, to (i) modify, change or terminate any Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code or (ii) adopt any new Benefit Plan.

ii.    With respect to each material Benefit Plan, Issuer has made available to APLD Intermediate and Contributor a current written copy thereof (if any) and, to the extent applicable: (i) all amendments and any related trust agreement; (ii) the most recent IRS determination, opinion or advisory letter; (iii) the most recent summary plan description and summary of material modifications for each Benefit Plan for which a summary plan description is required by applicable Law, and (iv) for the most recent plan year (A) the Form 5500 filed with the IRS and attached schedules and (B) audited financial statements.

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iii.    Each Benefit Plan has been administered in accordance with its terms and all applicable Law, including ERISA and the Code, and contributions required to be made under the terms of any of the Benefit Plans have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet filed or incorporated by reference in the SEC Documents prior to the date of this Agreement.

iv.    Except as has not resulted or would not reasonably be expected to result, individually or in the aggregate, in an Issuer Material Adverse Effect: (i) each Benefit Plan which is intended to qualify under Section 401(a) of the Code has either received a favorable determination letter or opinion or advisory letter from the IRS as to its qualified status, and each trust established in connection with any Benefit Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code is so exempt, and no fact or event has occurred that could reasonably be expected to adversely affect the qualified status of any such Benefit Plan or the exempt status of any such trust, (ii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code), other than a transaction that is exempt under a statutory or administrative exemption, with respect to any Benefit Plan, and (iii) no action has been brought or is threatened against or with respect to any Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than for routine benefits claims).

v.    No Benefit Plan is, and neither Issuer nor any of its ERISA Affiliates contributes to, has during the preceding six (6) years contributed to or has any liability or obligation, whether fixed or contingent, with respect to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or other plan subject to Title IV of ERISA or the minimum funding requirements of Section 302 of ERISA or Section 412 of the Code. No material liability under Title IV of ERISA has been incurred by Issuer or any ERISA Affiliate thereof that has not been satisfied in full, and no condition exists that would reasonably be expected to have an Issuer Material Adverse Effect (whether primarily, jointly or secondarily) under Title IV of ERISA.

vi.    No amount, economic benefit or other entitlement that could be received (including in cash or property or vesting of property) as a result of the execution, delivery and performance of this Agreement or the consummation of the Transactions contemplated by this Agreement (whether alone or in conjunction with any other event, including any termination of employment or service on or following the Closing Date) by any person who could be a “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to Issuer could give rise to any “parachute payment,” as defined under Section 280G(b)(2) of the Code and the regulations thereunder or trigger the excise tax under Section 4999 of the Code.

vii.    Except as required by Law, no Benefit Plan provides post-employment medical, disability or life insurance benefits to any current or former Issuer Service Provider or their respective dependents (other than as required by health care continuation coverage as required by Section 4980B of the Code or any similar state Law or ERISA at the sole cost of the former Issuer Service Provider or coverage through the end of the calendar month in which a termination of employment occurs).

viii.    Neither the execution of this Agreement nor the consummation of the Transactions (either alone or in combination with another event) will (i) entitle any current or former Service Provider of Issuer or any Issuer Subsidiary to a bonus, severance or change in control or similar payment, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits to any current or former Service Provider of Issuer or any Issuer Subsidiary, (iii) increase the amount payable or trigger any other material obligation pursuant to any of the Benefit Plans or (iv) result in any breach or violation of, or default under any Benefit Plan.

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ix.    Except as has not had or would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, each Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in operational and documentary compliance with Section 409A of the Code and all IRS guidance promulgated thereunder, to the extent such section and such guidance have been applicable to such Benefit Plan. There is no agreement, plan, Contract or other arrangement to which Issuer or any Issuer Subsidiary is a party or by which it is otherwise bound to compensate any Person in respect of Taxes pursuant to Sections 409A or 4999 of the Code.

x.    Except as has not resulted and would not reasonably be expected to result, individually or in the aggregate, in an Issuer Material Adverse Effect, with respect to each Benefit Plan established or maintained outside of the United States of America primarily for the benefit of current or former Service Providers of Issuer or any Issuer Subsidiary residing outside the United States of America (a “Foreign Benefit Plan”): (i) all employer and employee contributions to each Foreign Benefit Plan required by Law or by the terms of any Foreign Benefit Plan have been made or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Benefit Plan, the liability of each insurer for any Foreign Benefit Plan funded through insurance or the book reserve established for any Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations with respect to all current and former participants in such Foreign Benefit Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan, and neither the execution of this Agreement nor the consummation of the Transactions will cause such assets or insurance obligations to be less than such benefit obligations; and (iii) each Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(l)    Environmental Matters. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have, an Issuer Material Adverse Effect:

i.    Issuer and each Issuer Subsidiary (i) has been, and is, in compliance with all, and are not subject to any liability with respect to any, Environmental Laws, (ii) has held, and currently hold, all Environmental Permits necessary for the conduct of their business and the use of their properties and assets, as conducted and used, and (iii) have been, and are, in compliance with their respective Environmental Permits.

ii.    There are no Environmental Claims pending or threatened against Issuer or any Issuer Subsidiary relating to a violation or liability under any Environmental Laws, including, without limitation, with respect to any Environmental Permits or Hazardous Materials.

iii.    There have been no releases of Hazardous Materials at any properties that are currently owned, operated, leased, used, or any third party property to which Hazardous Materials were sent, by or on behalf of Issuer or any Issuer Subsidiary, or at properties that were formerly owned, operated, leased, used, or any third party property to which Hazardous Materials were sent, by or on behalf of Issuer or any Issuer Subsidiary, that are reasonably likely to cause Issuer or any Issuer Subsidiary to incur liability pursuant to Environmental Laws.

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iv.    None of Issuer or any Issuer Subsidiary (i) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree, or judicial or administrative Order relating to compliance with, or liability under, any Environmental Laws or Environmental Permits, the investigation, sampling, labeling, monitoring, treatment, remediation, response, removal or cleanup of, or exposure to, Hazardous Materials, and no action is pending or is threatened with respect thereto, or (ii) is an indemnitor by Contract or otherwise in connection with any claim, demand, suit or action threatened or asserted by any third-party for any liability under any Environmental Law or otherwise to any third-party concerning any liabilities or obligations under Environmental Laws, including, without limitation, with respect to any Hazardous Materials.

v.    There are no other circumstances or conditions involving Issuer or any Issuer Subsidiary that could reasonably be expected to result in any Environmental Claim, violation or liability under Environmental Laws, or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Laws.

vi.    None of Issuer or any Issuer Subsidiary has expressly assumed or retained any liabilities of any other Person in respect of any Environmental Laws, including in any acquisition or divestiture of any property or business.

vii.    Issuer has made available to APLD Intermediate and Contributor, prior to the date of this Agreement, correct and complete copies of all material environmental reports, studies, assessments, data, and other material environmental information accessible or controlled by Issuer relating to Issuer or any Issuer Subsidiary or their respective current and former properties or operations.

(m)    Licenses.      Issuer and each Subsidiary of Issuer possesses all licenses, approvals, clearances, registrations, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business (“Licenses”), except in each case, the lack of which would not reasonably be expected, individually or in the aggregate, to have an Issuer Material Adverse Effect, and neither Issuer nor any Subsidiary of Issuer has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have an Issuer Material Adverse Effect.

(n)    Material Contracts.

i.    All Contracts required to be filed as exhibits to the Issuer SEC Documents have been so filed in a timely manner. Section 3.1(n) of the Disclosure Schedules sets forth a true and complete list, as of the date hereof, of each of the following Contracts, excluding any Benefit Plans, to which Issuer or any of its Subsidiaries is a party or by which Issuer or any of its Subsidiaries or any of their assets or businesses are bound (and any amendments, supplements and modifications thereto):

(a)    any Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);

(b)    any Contract that materially limits the ability of Issuer or any of its Subsidiaries to engage or compete in any line of business or in any geographic area;

(c)    any Contract or series of related Contracts relating to indebtedness for borrowed money;

(d)    any Contract required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;

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(e)    any license, sublicense, development or collaboration agreement or other Contract relating to Issuer Material Intellectual Property (excluding Excluded Contracts);

(f)    any Contract with an Issuer Material Customer or an Issuer Material Supplier;

(g)    any purchase, sale or supply Contract that contains material volume requirements or commitments or exclusive purchasing arrangements on Issuer or its Subsidiaries or most favored nation provisions granted by Issuer or its Subsidiaries;

(h)    any Issuer Lease;

(i)    any Contract that requires Issuer or its Subsidiaries to pay any material leasing, brokerage or similar commissions in connection with the acquisition, sale, or leasing of any Issuer Owned Real Property;

(j)    other than any Issuer Lease, any Contract under which Issuer or its Subsidiaries are lessors of or permits any third party to hold, operate, in each case, any material tangible property (other than real property), owned or controlled by Issuer or its Subsidiaries;

(k)    any Contract that grants any right of first refusal or right of first offer or similar right or that limits or purports to limit the ability of Issuer or any of its Subsidiaries to own, operate, sell, transfer, pledge or otherwise dispose of any material amount of assets or businesses;

(l)    any acquisition or divestiture Contract (A) entered into since January 1, 2022, or (B) that contains “earn-out” provisions or other contingent payment obligations that have not been satisfied in full;

(m)    any Contract that by its terms limits the payment of dividends or other distributions by Issuer or any of its Subsidiaries;

(n)    any Contract for any joint venture, partnership or similar arrangement, or any Contract involving a sharing of material revenues, profits, losses, costs, or liabilities by Issuer or any of its Subsidiaries with any other Person;

(o)    any “single source” supply Contract pursuant to which goods or materials that are material to Issuer or any of its Subsidiaries are supplied to Issuer or such Subsidiary from an exclusive source

(p)    any Labor Agreement;

(q)    any Contract (other than a Benefit Plan) between Issuer or any Subsidiary of Issuer, on the one hand, and any director or officer of Issuer or any Person beneficially owning five percent or more of the outstanding shares of Issuer Common Stock or any of their respective Affiliates (other than Issuer and a Subsidiary of Issuer), on the other hand;

(r)    any Contract with any Governmental Entity; or

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(s)    any Contract pursuant to which Issuer or any Subsidiary of Issuer has uncapped indemnification obligations to any Person (except for (i) Contracts related to Licensed Intellectual Property entered into in the ordinary course and (ii) Contracts with the customers or end users of the Issuer or any of its Subsidiaries on the Issuer’s or Subsidiary’s form agreement).

(ii)         Issuer has heretofore made available to APLD Intermediate and Contributor true, correct and complete copies of the Contracts set forth in Section 3.1(n)(i) of the Disclosure Schedules.

(iii)         Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, (i) all Contracts set forth or required to be set forth in Section 3.1(n)(i) of the Disclosure Schedules or filed or required to be filed as exhibits to the Issuer SEC Documents (the “Issuer Material Contracts”) are valid, binding and in full force and effect and are enforceable by Issuer or its applicable Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought, (ii) Issuer, or its applicable Subsidiary, has performed all obligations required to be performed by it under the Issuer Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of Issuer, no other party to any Issuer Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, (iii) since January 1, 2022, neither Issuer nor any of its Subsidiaries has received written notice of any actual, alleged, possible or potential material violation of, or failure to comply with, any material term or requirement of any Issuer Material Contract, and (iv) neither Issuer nor any of its Subsidiaries has received any written notice of the intention of any party to cancel, terminate, materially change the scope of rights under or fail to renew any Issuer Material Contract.

(o)    Intellectual Property.

i.    Section 3.1(o)(i) of the Disclosure Schedules set forth a correct and complete list of all Registered Intellectual Property, indicating for each item the registration or application number, the registration or application date, and the applicable filing jurisdiction. All Issuer Registered Intellectual Property is, subsisting and to the Knowledge of Issuer, valid and enforceable, and not subject to any outstanding Order adversely affecting the validity or enforceability of, or Issuer’s or its Subsidiaries’ ownership or use of, or rights in or to, any such Intellectual Property.

ii.    Except as set forth in Section 3.1(o)(ii) of the Disclosure Schedules, Issuer and its Subsidiaries solely and exclusively own all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens other than Liens created by Issuer.

iii.    Neither the execution and delivery of this Agreement by Issuer, nor the performance of this Agreement by Issuer, will result in the loss, forfeiture, termination, or impairment of, or give rise to a right of any Person to limit or terminate, or require the consent of, notice to, or payment to any Person for the continued use of, any rights of Issuer or any of its Subsidiaries in any Issuer Intellectual Property.

iv.    Issuer and its Subsidiaries own, or have valid and sufficient rights to use, all Issuer Intellectual Property necessary or required for the conduct of their respective businesses as currently conducted. None of, and neither Issuer nor its Subsidiaries has received a notice (written or otherwise) that any of, the Issuer Intellectual Property has expired, terminated or been abandoned except as would not reasonably be expected to have an Issuer Material Adverse Effect. Neither Issuer nor any its Subsidiaries has received, since the date of the latest consolidated financial statements included within the Issuer SEC Documents, a written notice of a claim or any complaint, notice, or demand alleging that the Issuer Intellectual Property violates, infringes, misappropriates, or dilutes the rights of any Person or challenging the use, validity, or enforceability of any rights in any Issuer Intellectual Property. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect, neither Issuer nor any of its Subsidiaries nor the conduct of their businesses is infringing, misappropriating, diluting, or otherwise violating and has not infringed, diluted, or otherwise violated the Intellectual Property of any Person.

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v.    To the Knowledge of Issuer, all such Issuer Intellectual Property is enforceable and no Person is infringing, misappropriating, diluting or otherwise violating any of the Issuer Intellectual Property.

vi.    Issuer and its Subsidiaries have taken commercially reasonable steps to maintain, police and protect the Issuer Intellectual Property that is material to their business (“Issuer Material Intellectual Property”). Issuer has maintained all Trade Secrets included in the Issuer Material Intellectual Property in accordance with protection procedures customarily used in the industry to protect and maintain the confidentiality of Trade Secrets of a similar nature. Trade Secrets included in the Issuer Material Intellectual Property have not been disclosed by Issuer to any Person other than pursuant to written non-disclosure agreements that, to the Knowledge of Issuer, have not been breached by such Person. To the Knowledge of Issuer, there has been no unauthorized disclosure of any Issuer Intellectual Property. All current and former officers, directors, employees, personnel, consultants, advisors, agents, and independent contractors of Issuer and its Subsidiaries, and each of their predecessors, who have contributed to or participated in the conception, creation, or development of Intellectual Property for or on behalf of such entities have entered into valid and binding proprietary rights agreements with Issuer or one of its Subsidiaries or predecessors, vesting ownership of such Intellectual Property in Issuer or one of its Subsidiaries.

vii.    No Software owned by or purported to be owned by Issuer or any of its Subsidiaries (“Owned Software”) (or products containing Owned Software) contains, is derived from, or links to or is combined or distributed with any Open-Source Software in a manner that requires or purports to require, (i) any Owned Software (or portion thereof) to be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any such any Owned Software; or (iii) any other material limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Issuer Intellectual Property (other than attribution, warranty and liability disclaimer, and notice delivery conditions). Issuer and its Subsidiaries are in material compliance with all licenses or other obligations to which any Open-Source Software used by Issuer or any of its Subsidiaries is subject.

viii.    No Person other than Issuer or its Subsidiaries (and its and their respective authorized employees and authorized independent contractors) has or has had possession of any source code for any Software that is owned or developed by or on behalf of Issuer or any of its Subsidiaries and is material to their respective businesses, taken as a whole. Neither Issuer nor any Subsidiary of Issuer has any duty or obligation (whether present, contingent or otherwise) to deliver, license or make available the proprietary source code (excluding, for clarity, any Open Source Software) for any such Software to any escrow agent or other third person, other than any employee, consultant or contractor of Issuer or a Subsidiary of Issuer under confidentiality obligations that prohibit the disclosure of such proprietary source code to any third party.

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ix.    No government funding, facilities of a university, college, other educational institution or research center was used in the development of any Issuer Material Intellectual Property.

x.    The IT Assets owned, used, held for use, or maintained by or on behalf of each of Issuer and its Subsidiaries (“Issuer IT Assets”): (i) are sufficient for the current and anticipated needs of the business of Issuer and its Subsidiaries; (ii) operate in all material respects in accordance with their documentation and functional specifications and as required by Issuer and its Subsidiaries to operate the business as presently conducted; and (iii) have not, since January 1, 2022, materially malfunctioned or failed. Issuer and its Subsidiaries have implemented commercially reasonable measures to protect the confidentiality and security of Personal Data, Issuer Business Data, and Issuer IT Assets and information stored or contained therein against any loss, unauthorized use, access, interruption, corruption modification or disclosure, and there have been no material incidents regarding the same that would require notification of individuals, law enforcement, or any Governmental Entity under any applicable Data Protection Law, or that would reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect. Issuer and its Subsidiaries have implemented commercially reasonable data backup, data storage, system redundancy and disaster avoidance procedures with respect to the Issuer IT Assets.

i.    Except as would not, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect, each of Issuer, its Subsidiaries and, to the Knowledge of Issuer, all vendors, processors, or other third parties Processing or otherwise with access to Personal Data collected and/or Processed by or for, and/or sharing Personal Data with, Issuer or any of its Subsidiaries is in compliance, and has for the past twelve (12) months complied, with all applicable Data Protection Requirements. In the past twelve (12) months, neither Issuer nor any of its Subsidiaries, has received written communication from any Governmental Entity that alleges that Issuer or any of its Subsidiaries is not in compliance with any Data Protection Requirement and there are no other facts that, individually or in the aggregate, would reasonably indicate non-compliance by Issuer or its Subsidiaries with any Data Protection Requirement. There is no action, suit or proceeding by or before any court or Governmental Entity pending or threatened against Issuer or its Subsidiaries alleging in writing non-compliance by Issuer or its Subsidiaries with any Data Protection Requirements.

ii.    Issuer and each Subsidiary of Issuer have taken all commercially reasonable technical and organizational measures necessary to protect the information technology systems and Data used in connection with the operation of their business. Without limiting the foregoing, Issuer and each Subsidiary of Issuer have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent unauthorized access to or acquisition of Data used in connection with the operation of the their business (“Breach”). There has been no such Breach, and neither Issuer nor any Subsidiary of Issuer has been notified in writing of and to the Knowledge of Issuer of any event or condition that would reasonably be expected to result in, any such Breach.

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(p)    FDA Regulatory.   (i) Issuer and each Subsidiary of Issuer are in compliance in all material respects, with all Laws, including those governing manufacture, import, export, testing, clinical or nonclinical investigation, development, processing, packaging, labeling, storage, marketing, registration, listing, advertising, reporting, record keeping, and distribution of the Products, except as would not have an Issuer Material Adverse Effect. Neither Issuer and each Subsidiary of Issuer nor any Representative of Issuer and each Subsidiary of Issuer has received any written or oral notice from a Governmental Entity alleging a violation by Issuer and each Subsidiary of Issuer of any Law applicable to Issuer and each Subsidiary of Issuer’s business; (ii) To Issuer and each Subsidiary, and to the Knowledge of Issuer, any third party that is a manufacturer or a contractor for Issuer and each Subsidiary of Issuer is in material compliance with all Licenses from the FDA or comparable Governmental Entity insofar as they pertain to the manufacture of the Products or any components, parts or accessories of the Products; (iii) Each Product developed, tested, investigated, manufactured, distributed, marketed or sold by Issuer and each Subsidiary of Issuer, that are subject to the jurisdiction of the FDA or comparable Governmental Entity, including Products for which marketing authorization applications are pending with the FDA or any comparable Governmental Entity, are being developed, tested, investigated, manufactured, distributed, marketed and sold in material compliance with all Laws, including those regarding clinical research, pre-market notification, Good Manufacturing Practices set forth in the Quality System Regulation at 21 C.F.R. Part 820, labeling, advertising, record-keeping, medical device reporting for adverse events and malfunctions, and reporting of corrections; (iv) Issuer and each Subsidiary of Issuer has not received any Form FDA-483, notice of adverse finding, FDA warning letters, notice of violation or “untitled letters,” or notice of FDA action for import detentions or refusals to allow entry into the United States from the FDA or other Governmental Entity alleging or asserting noncompliance with any applicable Law or Governmental Authorization, except as would not have an Issuer Material Adverse Effect. Issuer and each Subsidiary of Issuer is not subject to any obligation arising under an FDA inspection, FDA warning letter, FDA notice of violation letter or other enforcement notice, response or commitment made to or with the FDA or any comparable Governmental Entity, except as would not have an Issuer Material Adverse Effect. Issuer and each Subsidiary of Issuer has made all notifications, submissions and reports required by any such obligation, and all such notifications, submissions and reports were true, complete and correct in all material respects as of the date of submission to the FDA or any comparable Governmental Entity, except as would not have an Issuer Material Adverse Effect; (v) Within the last three years prior to the date of this Agreement, (i) there have been no recalls, field corrections, suspensions, seizures, or withdrawals of any of the Products or related to the business, and to Issuer and each Subsidiary to the Knowledge of Issuer, none are threatened or pending, nor is there any fact or condition related to any Product that would impose upon Issuer and any Subsidiary of Issuer a duty to recall any Product or material liability for returns with respect to the Products; (vi) There are no pending, and within the last 24 months prior to the date of this Agreement, there have not been any, actions, claims or, to Issuer and each Subsidiary to the Knowledge of Issuer, threats thereof related to product liability involving any Product, and no such actions or claims have been settled, adjudicated or otherwise disposed of within the twenty four (24) months prior to the date of this Agreement; (vii) All Product claims made by Issuer and each Subsidiary of Issuer with respect to their respective Products are accurate and truthful in all respects, except as would not have an Issuer Material Adverse Effect; (viii) Except as would not have an Issuer Material Adverse Effect, to Issuer and each Subsidiary to the Knowledge of Issuer, neither Issuer nor any Subsidiary of Issuer nor any of their Representatives has made an untrue statement of a material fact or fraudulent statement to any Governmental Entity, including the FDA, failed to disclose a material fact required to be disclosed to any Governmental Entity, or committed an act, made a material statement, or failed to make a material statement, including that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in the FDA’s Compliance Policy Guide, Section 120.100 (CPG 7150.09), or another Governmental Entity to invoke a similar policy; and (ix) Issuer and each Subsidiary of Issuer have made available to APLD Intermediate and Contributor copies of any and all written notices of inspectional observations, establishment inspection reports and any other documents relating to an enforcement action received from the FDA or comparable foreign Governmental Entities in its possession that identify lack of compliance with any Law of the FDA or comparable foreign Governmental Entities.

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(q)    Healthcare Regulatory Compliance. (i) Neither Issuer, any Subsidiary of Issuer nor any of their officers, directors, employees, or to Issuer and each Subsidiary to the Knowledge of Issuer, agents acting on behalf of Issuer and each Subsidiary of Issuer: (1) has been charged with or convicted of any criminal offense relating to the delivery of an item or service under any Federal Health Care Program; (2) has been debarred, excluded or suspended from participation in any Federal Health Care Program; (3) has had a civil monetary penalty assessed against it, him or her under Section 1128A of the Social Security Act (“SSA”); (4) is currently listed on the General Services Administration published list of parties excluded from federal procurement programs and non-procurement programs; or (5) is or has been involved in any investigation relating to any Federal Health Care Program-related offense; (ii) Neither Issuer, any Subsidiary of Issuer nor any of their officers, directors, employees, or to Issuer and each Subsidiary to the Knowledge of Issuer, agents, including distributors and independent contractors, acting on behalf of Issuer and each Subsidiary of Issuer has engaged in connection with the conduct of Issuer’s or any Subsidiary’s business or services performed for or on behalf of Issuer or any Subsidiary, any activity that would constitute a violation of the federal Anti-Kickback Statute, Medicare, or federal or state Medicaid statutes, including, but not limited to, Sections 1128, 1128A, 1128B, 1128C or 1877 of the SSA (42 U.S.C. §§ 1320a-7, 1320a-7a, 1320a-7b, 1320a-7c and 1395nn), the federal TRICARE statute (10 U.S.C. § 1071 et seq.), the civil False Claims Act of 1863 (31 U.S.C. § 3729 et seq.), criminal false claims statutes (e.g., 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil Remedies Act of 1986 (31 U.S.C. § 3801 et seq.), the Sunshine Act, the anti-fraud and related provisions of the Health Insurance Portability and Accountability Act of 1996 (e.g., 18 U.S.C. §§ 1035 and 1347), or related regulations, or any applicable other federal or state Laws that govern the health care industry, to the extent applicable to the current business of Issuer and each Subsidiary of Issuer (collectively, “Health Care Program Laws”); (iii) To Issuer and each Subsidiary to the Knowledge of Issuer, no Person has filed or has threatened to file against Issuer and each Subsidiary of Issuer or any representative of Issuer and each Subsidiary of Issuer acting on Issuer and each Subsidiary of Issuer’s behalf an action under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.); (iv) All arrangements involving the offer, payment, or provision by Issuer and each Subsidiary of Issuer, or any Representative of Issuer and each Subsidiary of Issuer acting on Issuer and each Subsidiary of Issuer’s behalf, to any health care professional, institution, organization or other provider, or any Representative thereof, are memorialized in writing, are at fair market value for bona fide items or services, and are in compliance in all material respects with Health Care Program Laws; (v) Issuer and each Subsidiary of Issuer have established and implemented a health care compliance program commensurate with and appropriately tailored to Issuer and each Subsidiary of Issuer’s risk profile and applicable state Health Care Program Laws, which includes the necessary policies, procedures, and trainings required to fulfill its contractual and regulatory obligations in all material respects, and to govern its interactions with healthcare professionals, institutions, organizations and other providers; (vi) Neither Issuer nor any Subsidiary of Issuer nor any of its representatives: (1) is a party to a corporate integrity agreement with the OIG (or a foreign equivalent), (2) has entered into or is negotiating a settlement agreement with a Governmental Entity, (3) has made or is preparing any filings pursuant to the OIG’s Provider Self Disclosure Protocol, (4) is or has been a defendant in any qui tam or False Claims Act litigation or (5) has been served with or received any written search warrant, subpoena (other than those related to actions against third parties), civil investigative demand or Contact Letter from a Governmental Entity. For purposes of this Section 3.1(q), a “Contact Letter” means a letter from a Governmental Entity notifying Issuer or any Subsidiary of Issuer or any of its representatives of a potential violation under the Health Care Program Laws that allows Issuer and each Subsidiary of Issuer or any of its representatives an opportunity to respond prior to the Governmental Entity’s taking further action.

(r)    Products.      Other than as part of the ordinary course of the business of Issuer and Issuer’s Subsidiaries, neither Issuer nor any Subsidiary of Issuer has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other Person and is not bound by any agreement that materially affects the exclusive right of Issuer or such Subsidiary of Issuer to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

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(s)    Significant Customers and Suppliers. Section 3.1(s) of the Disclosure Schedules list: (a) the ten (10) largest customers of Issuer and Issuer’s Subsidiaries (measured by aggregate billings) during the twelve (12) month period ended December 31, 2025 (the “Issuer Material Customers”) and (b) the ten (10) largest suppliers of materials, products or services to Issuer and Issuer’s Subsidiaries (measured by aggregate dollars spent) during the twelve (12) month period ended December 31, 2025 (the “Issuer Material Suppliers”). No Issuer Material Customer or Issuer Material Supplier has cancelled, terminated or adversely changed the pricing or other terms of its business relationship with Issuer or any of its Subsidiaries since December 31, 2025, or notified Issuer or any Issuer Subsidiary in writing since December 31, 2025, of any intent to do so.

(t)    No Integrated Offering. Assuming the accuracy of the representations and warranties by Contributor, APLD Intermediate and Cloud, as applicable, set forth in Section 3.2, neither Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Exchanged Shares to be integrated with prior offerings by Issuer for purposes of (i) the Securities Act which would require the registration of any such share of the Exchanged Shares under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of Issuer are listed or designated.

(u)    Investment Company. Issuer is not, and is not an Affiliate of, and immediately after receipt of the Contributed Shares, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. Issuer shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)    Listing and Maintenance Requirements. The Issuer Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and Issuer has taken no action designed to, or to the Knowledge of Issuer is likely to have the effect of, terminating the registration of the Issuer Common Stock under the Exchange Act nor has Issuer received any notification that the Commission is contemplating terminating such registration. Issuer has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Issuer Common Stock is or has been listed or quoted to the effect that Issuer is not in compliance with the listing or maintenance requirements of such Trading Market. Issuer is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Issuer Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and Issuer is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer. On or prior to the date hereof, Issuer has submitted to Nasdaq the Listing Application pursuant to Nasdaq Listing Rule 5110(a).

(w)    Related-Party Transactions. Section 3.1(w) of the Disclosure Schedules sets forth a complete and correct list of any transaction or arrangement (other than any Benefit Plan) under which any (a) present or former executive officer or director of Issuer or any Issuer Subsidiary, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of any class of the equity securities of Issuer or any of its Subsidiaries or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing Persons described in clause (a) or (b), in each case as would be required to be disclosed by Issuer pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act, is a party to any actual or proposed loan, lease or other Contract with or binding upon Issuer or any Issuer Subsidiary or any of their respective properties or assets or has any interest in any property owned by Issuer or any Issuer Subsidiary, in each case, including any bond, letter of credit, guarantee, deposit, cash account, escrow, policy of insurance or other credit support instrument or security posted or delivered by any Person listed in clauses (a), (b) or (c) in connection with the operation of the business of Issuer or any Issuer Subsidiary.

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(x)    Anti-Bribery and Anti-Money Laundering Laws. Each of Issuer, its Subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance in all material respects with and its participation in the offering will not violate: (A) anti-bribery Laws, including but not limited to, any applicable Law, rule, or regulation of any locality, including but not limited to any Law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other Law, rule or regulation of similar purposes and scope or (B) anti-money laundering Laws, including, but not limited to, applicable federal, state, international, foreign or other Laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(y)    Real Property.

i.    Section 3.1(y)(i) of the Disclosure Schedules sets forth a list of all real property owned by Issuer or any Issuer Subsidiary and the record owner thereof (the “Issuer Owned Real Property”). Issuer or the applicable Issuer Subsidiary has good, valid and marketable fee simple ownership of each parcel of the Issuer Owned Real Property, free and clear of all Liens. Except as set forth in Section 3.1(y)(i), there are no outstanding options, rights of first offer or rights of first refusal to purchase or lease the Issuer Owned Real Property or any portion thereof or interest therein.

ii.    Section 3.1(y)(ii) of the Disclosure Schedules sets forth a list of all Leased Real Property, and a description of the applicable leases, including all amendments, extensions, guarantees and other binding supplements, waivers or other changes with respect to each lease thereto (each, an “Issuer Lease”) related thereto. Issuer or a Subsidiary of Issuer has a good, valid and subsisting leasehold or subleasehold interest, as applicable, in the Issuer Leased Real Property, free and clear of all Liens.

iii.    With respect to the Issuer Leased Real Property, the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect, and none of Issuer or any of its Subsidiaries is in breach of or default under such lease or sublease, and no event has occurred, which, with notice, lapse of time or both, would constitute a breach or default by Issuer or any of its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, except in each case as would not, individually or in the aggregate, have an Issuer Material Adverse Effect or reasonably be expected to prevent, materially delay or materially impair the ability of Issuer to consummate the Transactions contemplated by this Agreement.

iv.    Section 3.1(y)(iv) of the Disclosure Schedules contains a correct and complete list of all Issuer Leased Real Property, together with a correct street address and such other information as is reasonably necessary to identify each Issuer Leased Real Property.

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(z)    Insurance. Section 3.1(z) of the Disclosure Schedules sets forth a true, correct, and complete list of each insurance policy currently maintained by or for the benefit of Issuer and its Subsidiaries and relating to their assets, business, operations, employees, officers and directors (the “Insurance Policies”), and for each Insurance Policy identifies the type of insurance, policy number, name of the insurer, name of the named insured, the aggregate limit of liability, and the policy period. Complete and accurate copies of the Insurance Policies have been made available to APLD Intermediate and Contributor. Issuer is in compliance in all material respects with the Insurance Policies (and any predecessor policies) and has taken no actions (or failed to take an action) that would render any of the Insurance Policies (or any predecessor insurance policies) void or unenforceable or otherwise limit, prejudice, or reduce recovery under any Insurance Policy (or predecessor policies), or materially interfere with the right to receive the proceeds of any such policy. The Insurance Policies are in full force and effect and, to the extent allowable, shall remain in full force and effect following the consummation of the Transactions contemplated within this Agreement in accordance with their terms and conditions. All premiums and fees due and owing with respect to the Insurance Policies have been timely paid in full or, if due and payable prior to Closing, will be paid prior to Closing. No Insurance Policy is subject to any premium financing arrangements and no Insurance Policy (or predecessor policies) are subject to any retrospective premium adjustment or other experience-based liability on the part of Issuer. All Insurance Policies provide adequate coverage for the operations and assets of Issuer, are valid and binding in accordance with their terms, are provided by licensed insurers who, to the Knowledge of Issuer, are financially solvent, and no Insurance Policy (or predecessor policy) has been subject to any lapse in coverage. The Insurance Policies are of a type and level of coverage as is required by applicable Law or any Issuer Material Contract. During the past three (3) years, no insurer or underwriter has canceled or non-renewed any Insurance Policy (or predecessor insurance policy) and, during such time period, neither Issuer nor its Subsidiaries have received any written notice of a material increase in premium, cancellation, termination, non-renewal, or reduction in coverage with respect to such policies. To the Knowledge of Issuer, no event has occurred that is reasonably likely to give rise to a claim under the Insurance Policies. All claims against Issuer or its Subsidiaries reasonably likely to be covered under the Insurance Policies (or predecessor policies) have been timely submitted or noticed under such policies, and all such submissions were true and correct as and when submitted, and supplemented to the extent necessary. Section 3.1(z) includes a true and correct list of all pending or open claims made under the Insurance Policies (or predecessor policies) and any claims made under the Insurance Policies (or their predecessor insurance policies) during the past five (5) years. Except as set forth on Section 3.1(z), there is no claim or notice of circumstance open or pending under any of the Insurance Policies (or any predecessor insurance policies) and, in the past five (5) years, there is no claim under the any of the Insurance Policies (or any predecessor insurance policies) as to which an insurer has denied or disputed coverage or reserved any rights to deny coverage. Issuer and its Subsidiaries do not have any fronting or self-insured insurance policies.

(aa)    XBRL.       The interactive data in eXtensible Business Reporting Language included in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto.

(bb)    Corporate Authority Relative to this Agreement.

 i.    Issuer has the requisite corporate power and authority to execute and deliver this Agreement, and, subject to the Stockholder Approval having been obtained, to consummate the Transactions contemplated hereby, including the Contribution. The execution, delivery and performance by Issuer of this Agreement and the consummation of the Transactions contemplated hereby, including the Contribution, have been duly, validly and unanimously authorized by the Issuer Board and, except for the Stockholder Approval, no other corporate action or proceedings on the part of Issuer or vote of Issuer’s stockholders are necessary to authorize the execution and delivery by Issuer of this Agreement or the consummation of the Transactions contemplated hereby, including the Contribution. This Agreement has been duly and validly executed and delivered by Issuer and, assuming this Agreement constitutes the legal, valid and binding agreement of Contributor, APLD Intermediate and Cloud, this Agreement constitutes the legal, valid and binding agreement of Issuer and is enforceable against Issuer in accordance with its terms, except as such enforcement may be subject to applicable bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or other similar Laws affecting creditor’s rights generally and the availability of equitable relief and any implied covenant of good faith and fair dealing.

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ii.    Other than in connection with or in compliance with (i) the requirements of the applicable U.S. federal securities Laws, including the rules and regulations of the SEC thereunder (collectively, the “Securities Laws”), including, assuming the procurement of the Stockholder Approval as contemplated herein, the filing and delivery with the SEC and mailing to the holders of Issuer Voting Stock of the Information Statement prepared pursuant to Section 14(c) of the Exchange Act, or, if the Written Consent has not been obtained by the Consent Deadline, the Proxy Statement prepared pursuant to Section 14(a) under the Exchange Act, regarding the Contribution and the other Transactions contemplated hereby, (ii) the rules and regulations of The Nasdaq Capital Market, (iii) requirements under applicable state securities Laws or “blue sky” Laws and the securities Laws of any foreign country, and (iv) the approvals set forth in Section 3.1(c)(ii) of the Disclosure Schedules, and subject to the accuracy of the representations and warranties of Contributor, APLD Intermediate and Cloud, as applicable, set forth in Section 3.2, ((i)-(iv), the “Securities Approvals”) no material authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the consummation by Issuer of the Transactions contemplated by this Agreement.

iii.    Neither the Information Statement nor the Proxy Statement, as applicable, nor any other filings required under the Securities Laws relating to the Contribution will, at the time such documents are filed with the SEC, at any time such documents are amended or supplemented or at the time such documents are first published, sent or given to the holders of Issuer Voting Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement or the Proxy Statement, as applicable, and any other filings required under the Securities Laws relating to the Contribution, as the case may be, will comply as to form in all material respects with the Securities Laws. Notwithstanding the foregoing, no representation or warranty is made by Issuer with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Contributor, APLD Intermediate for inclusion or incorporation by reference therein.

(cc)    Sale of Securities. Assuming the accuracy of Cloud’s representations in Section 3.2, the offer and sale of the Exchanged Shares is exempt from the registration and prospectus delivery requirements of the Securities Act and the rules and regulations promulgated thereunder. Neither Issuer nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D as promulgated by the SEC under the Securities Act) in connection with the offer or sale of any of the Exchanged Shares. Neither Issuer nor its Subsidiaries nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Issuer security or solicited any offers to buy any Issuer security, under circumstances that would adversely affect reliance by Issuer on Section 4(a)(2) for the exemption from registration for the Transactions contemplated hereby or would require registration of the Exchanged Shares under the Securities Act. Neither Issuer, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Exchanged Shares to be integrated with prior offerings by Issuer for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of Issuer are listed or designated.

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(dd)    Registration Statement Eligibility; Inelligible Issuer. Issuer is eligible to register the resale of the Exchanged Shares for resale by Contributor on Form S-3 promulgated under the Securities Act. The Issuer is not, and on the date on which the first bona fide offer of the Exchanged Shares issued pursuant to this Agreement is made will not be, an “ineligible issuer”, as defined in Rule 405 under the Securities Act.

(ee)    No Disqualification Events. With respect to the Exchanged Shares to be provided hereunder in reliance on Rule 506 under the Securities Act, none of Issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Issuer participating in the Transactions contemplated hereunder, or to the Knowledge of Issuer, any beneficial owner of 20% or more of Issuer’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Issuer in any capacity at the time of the exchange (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Issuer has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. Issuer has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to APLD Intermediate and Contributor a copy of any disclosures provided thereunder, if any. Issuer will notify APLD Intermediate and Contributor in writing, prior to the Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

(ff)    Absence of Changes.   Since December 31, 2025, except as set forth in a subsequent SEC Document filed prior to the date hereof or as contemplated by the Transaction Documents, there has not been any other change, development, occurrence or event that has had or would reasonably be expected to have an Issuer Material Adverse Effect.

3.2     Representations and Warranties of Cloud, APLD Intermediate and Contributor. Except as set forth in the SEC Documents filed with or furnished to the SEC prior to the date of this Agreement or in the correspondingly numbered section of the Disclosure Schedules that relates to such section or in another section of the Disclosure Schedules to the extent that it is reasonably apparent on the face of such disclosure that such disclosure is applicable to such section, Cloud, APLD Intermediate and Contributor hereby represent and warrant to Issuer as of the date hereof and as of the Closing Date (assuming that the Cloud Pre-Closing Restructuring has been completed) as follows (unless as of a specific date therein, in which case they shall be accurate as of such date) that:

(a)    Organization and Authority.

i.    Cloud (i) is a corporation duly organized and validly existing under the Laws of the state of Nevada, (ii) has all requisite corporate power and authority to own its properties and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have a Cloud Material Adverse Effect. True and accurate copies of the Articles of Incorporation of Cloud (as amended or modified from time to time prior to the date hereof, the “Cloud Articles of Incorporation”) and the by-laws of Cloud (as amended or modified from time to time prior to the date hereof, the “Cloud Bylaws”), each as in effect, have been made available to Issuer prior to the date hereof.

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ii.    All of Cloud’s Subsidiaries, after giving effect to the Cloud Pre-Closing Restructuring, are set forth on Section 3.2(a)(ii) of the Disclosure Schedules, and, other than as set forth on Section 3.2(a)(ii) of the Disclosure Schedules, after giving effect to the Cloud Pre-Closing Restructuring, Cloud will own, directly or indirectly, 100% of the outstanding equity securities of such Subsidiaries. Each of Cloud’s Subsidiaries (i) are duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) have all requisite corporate or other applicable entity power and authority to own its properties and conduct its business as presently conducted and (iii) is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except, in the case of this clause (iii), where failure to be so qualified or in good standing, individually or in the aggregate, has not and would not reasonably be expected to have a Cloud Material Adverse Effect.

(b)    Capitalization.

i.    The authorized capital stock of Cloud consists of 1,200 shares of Cloud Common Stock, and 0 shares of preferred stock. As of the date hereof, 1,200 shares of the Cloud Common Stock are issued and outstanding.

ii.    No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the Transactions contemplated by the Transaction Documents. Except as set forth herein, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of the Cloud Common Stock or the capital stock of any Subsidiary of Cloud, or Contracts, commitments, understandings or arrangements by which Cloud or any Subsidiary is or may become bound to issue additional shares of Cloud Common Stock or Common Stock Equivalents or capital stock of any  Subsidiary of Cloud. There are no outstanding securities or instruments of Cloud or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by Cloud or any Subsidiary. There are no outstanding securities or instruments of Cloud or any Subsidiary that contain any redemption or similar provisions, and there are no Contracts, commitments, understandings or arrangements by which Cloud or any Subsidiary is or may become bound to redeem a security of Cloud or such Subsidiary. Cloud does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of capital stock of Cloud are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws where applicable, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no stockholder agreements, voting agreements or other similar agreements with respect to Cloud’s capital stock to which Cloud is a party or between or among any of Cloud’s stockholders.

iii.    All outstanding shares of Cloud Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Cloud has not issued any securities or right to purchase securities of Cloud (including any options, warrants or other rights, agreements, arrangements or commitments of any character or any securities convertible into or exchangeable for any capital stock or other Equity Interests of Cloud). Except as provided in the Transaction Documents, there are no outstanding contractual obligations of Cloud or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the sale, issuance, repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right, with respect to any shares of capital stock of, or other Equity Interests in, Cloud or any of Cloud’s Subsidiaries. Cloud does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect.

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iv.    Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of Cloud is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by Cloud or one or more of its wholly-owned Subsidiaries free and clear of all Liens, except, in each case, where such failure, individually or in the aggregate, has not and would not reasonably be expected to have a Cloud Material Adverse Effect. No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exchangeable for, securities having the right to vote) on any matters on which the shareholders of Cloud may vote are issued.

(c)    Authorization.

i.    Cloud, APLD Intermediate and Contributor have the requisite power and authority to enter into this Agreement and the other Transaction Documents and to carry out their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by Cloud and the consummation of the Transactions contemplated hereby and thereby have been duly authorized by the Cloud Board. This Agreement and the other Transaction Documents have been duly and validly authorized, executed and delivered by Cloud, APLD Intermediate and Contributor, as applicable, and, assuming due authorization, execution and delivery by Issuer, this Agreement and each of the other Transaction Documents is a valid and binding obligation of Cloud, APLD Intermediate and Contributor as applicable enforceable against Cloud, APLD Intermediate and Contributor in accordance with its terms as applicable (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). No other corporate proceedings or further action by Cloud, the Cloud Board or Contributor as the sole stockholder of Cloud are necessary for the execution and delivery by Cloud, Contributor or APLD Intermediate , as applicable, of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the Transactions contemplated hereby or thereby.

ii.    Neither the execution and delivery by Cloud, Contributor nor APLD Intermediate, as applicable, of this Agreement or the other Transaction Documents, nor the consummation of the Transactions contemplated hereby or thereby, nor compliance by Cloud, Contributor or APLD Intermediate, as applicable, with any of the provisions hereof or thereof, will (i) require notice, consent or approval pursuant to, violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Cloud or any Subsidiary of Cloud under any of the terms, conditions or provisions of (A) the Cloud Articles of Incorporation or the Cloud Bylaws or other governing instrument of any Subsidiary of Cloud or (B) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Cloud or any Subsidiary of Cloud is a party or by which it may be bound, or to which Cloud or any Subsidiary of Cloud or any of the properties or assets of Cloud or any Subsidiary of Cloud may be subject, or (ii) violate any Law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Cloud or any Subsidiary of Cloud or any of their respective properties or assets, except in the case of clauses (i)(B) and (ii) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Cloud Material Adverse Effect. Other than the Securities Approvals, no material authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Entity is required to be made or obtained under applicable Law for the consummation by Cloud, Contributor or APLD Intermediate of the Transactions contemplated by this Agreement.

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iii.    Other than the securities or blue sky Laws of the various states of the United States, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of any Governmental Entity or stock exchange, nor expiration or termination of any statutory waiting period other than expressly in connection with the Information Statement or the Proxy Statement, as applicable, is necessary for the execution or delivery by Cloud, Contributor or APLD Intermediate, as applicable, of this Agreement or the other Transaction Documents or the consummation by Cloud, APLD Intermediate and Contributor of the Transactions contemplated by this Agreement or the other Transaction Documents, except, in the case of any such matters arising in respect of a non-United States Governmental Entity or Law, as would not, individually or in the aggregate, reasonably be expected to have a Cloud Material Adverse Effect.

(d)    Ownership of the Contributed Shares. After giving effect to the Cloud Pre-Closing Restructuring, Contributor will be the sole record and beneficial owner of the Contributed Shares, free and clear of any and all Liens. All of the Contributed Shares have been duly authorized, validly issued, fully paid and are non-assessable. Except as contemplated by the Cloud Pre-Closing Restructuring, none of the Contributed Shares are subject to any voting trust, stockholder agreement, proxy or other agreement or understanding in effect with respect to the voting, transfer or disposition of any of the Contributed Shares. Other than this Agreement, neither APLD Intermediate nor Contributor is not bound by any Contract restricting its right to transfer the Contributed Shares.

(e)    Brokers and Finders. Except as set forth on Section 3.2(e) of the Disclosure Schedules, neither Cloud nor its Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Cloud in connection with this Agreement or the Transactions contemplated hereby.

(f)    Litigation. There is no action, suit, Proceeding or investigation pending or threatened (including “cease and desist” letters or invitations to take patent license) against, nor any outstanding judgment, order, writ or decree against, Cloud or any of its Subsidiaries or any of their respective assets, operations or business before or by any Governmental Entity, which individually or in the aggregate has had, or, would reasonably be expected to have (including for this purpose, assuming an adverse determination of any such matter), a Cloud Material Adverse Effect. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Cloud Material Adverse Effect, neither Cloud nor any of its Subsidiaries is subject to any judgment, order or decree of any Governmental Entity.

(g)    Indebtedness. Neither Cloud nor any of its Subsidiaries is, immediately prior to the execution and delivery of this Agreement, in default in the payment of any material indebtedness or in default under any agreement relating to its material indebtedness.

(h)    Taxes. Cloud and each Subsidiary has filed all Tax Returns that are required to be filed or has requested extensions thereof and has paid all Taxes required to be paid by it to the extent that any of the foregoing is due and payable, except (i) for any such assessment, fine or penalty that is currently being contested in good faith or (ii) where such failure to file or pay would not have a Cloud Material Adverse Effect.

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(i)    Employee Relations.     No labor problem or dispute with the employees of Cloud or any Subsidiary of Cloud exists or is threatened or imminent, and Cloud is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that in each case could reasonably be expected to have a Cloud Material Adverse Effect.

(j)    Licenses.      Cloud and each Subsidiary of Cloud possesses all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct its business, except in each case, the lack of which would not reasonably be expected, individually or in the aggregate, to have a Cloud Material Adverse Effect, and neither Cloud nor any Subsidiary of Cloud has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Cloud Material Adverse Effect.

(k)    Intellectual Property.

i.    Cloud and each Subsidiary of Cloud owns, possesses, licenses or has other rights to use, on reasonable terms, all Intellectual Property necessary for the conduct of their business in all material respects as now conducted (collectively, the “Cloud Intellectual Property”) necessary for the conduct of their business in all material respects as now conducted. (a) There are no rights of third parties to any such Cloud Intellectual Property; (b) to Knowledge of Cloud, there is no material infringement by third parties of any such Cloud Intellectual Property; (c) there is no pending or, to Knowledge of Cloud, threatened action, suit, Proceeding or claim by others challenging Cloud’s or any Cloud’s Subsidiaries’ rights in or to any such Cloud Intellectual Property, and, except as would not reasonably be expected to have a Cloud Material Adverse Effect, Cloud is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to Knowledge of Cloud, threatened action, suit, Proceeding or claim by others challenging the validity or scope of any such Cloud Intellectual Property, and, except as would not reasonably be expected to have a Cloud Material Adverse Effect, Cloud is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to Knowledge of Cloud, threatened action, suit, Proceeding or claim by others that Cloud or any Subsidiary of Cloud infringes or otherwise violates any Intellectual Property of others, and, except as would not reasonably be expected to have a Cloud Material Adverse Effect, Cloud is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent which contains claims that dominate any Cloud Intellectual Property described in the SEC Documents as being owned by or licensed to Cloud or any Subsidiary of Cloud or that interferes with the issued claims of any such Cloud Intellectual Property; and (g) there is no prior art that may render any U.S. patent held by Cloud and or any Subsidiary of Cloud invalid, and all prior art of which Cloud is aware that may be material to the validity of a U.S. patent or to the patentability of a U.S. patent application has been disclosed to the U.S. Patent and Trademark Office.

ii.    Except as would not, individually or in the aggregate, reasonably be expected to have a Cloud Material Adverse Effect, each of Cloud, its Subsidiaries and, to the Knowledge of Cloud, all vendors, processors, or other third parties Processing or otherwise with access to Personal Data collected and/or Processed by or for, and/or sharing Personal Data with, Cloud or any of its Subsidiaries is in compliance, and has for the past twelve (12) months complied, with all applicable Data Protection Requirements. In the past twelve (12) months, neither Cloud nor any of its Subsidiaries, has received written communication from any Governmental Entity that alleges that Cloud or any of its Subsidiaries is not in compliance with any Data Protection Requirement and there are no other facts that, individually or in the aggregate, would reasonably indicate non-compliance by Cloud or its Subsidiaries with any Data Protection Requirement, except for noncompliance that would not, individually or in the aggregate, reasonably be expected to have a Cloud Material Adverse Effect. There is no action, suit or proceeding by or before any court or Governmental Entity pending or threatened against Cloud or its Subsidiaries alleging in writing non-compliance by Cloud or its Subsidiaries with any Data Protection Requirements.

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iii.    Cloud and each Subsidiary of Cloud have taken all commercially reasonable technical and organizational measures necessary to protect the information technology systems and Personal Data used in connection with the operation of their business. Without limiting the foregoing, Cloud and each Subsidiary of Cloud have used commercially reasonable efforts to establish and maintain, and have established, maintained, implemented and complied with, commercially reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans that are designed to protect against and prevent unauthorized access to or acquisition of Personal Data used in connection with the operation of their business (“Security Breach”). To the Knowledge of Cloud, there has been no such Security Breach, and neither Cloud nor any Subsidiary of Cloud has been notified in writing of and has no knowledge of any event or condition that would reasonably be expected to result in, any such Security Breach.

(l)    Operational Business. The Cloud business as described in Applied Parent’s Annual Report on Form 10-K for the fiscal year ended May 31, 2025, and the Quarterly Report on Form 10-Q for the fiscal quarter ended November 30, 2025, is in compliance with the rules of the SEC and GAAP, and is true, accurate and complete in all material respects.

(m)    Regulatory. Cloud and each Subsidiary of Cloud (i) are and at all times have been in compliance with all local, state, federal, national, supranational and foreign statutes, rules and regulations applicable to it, (ii) have not received written notice of any claim, action, suit, Proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or governmental or regulatory authority alleging that any product, operation or activity is in violation of any applicable Laws nor, to Knowledge of Cloud, is any such claim, action, suit, Proceeding, hearing, enforcement, investigation, arbitration or other action threatened, except such as would not, individually or in the aggregate, have a Cloud Material Adverse Effect; and (iii) are not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any governmental or regulatory authority.

(n)    Anti-Bribery and Anti-Money Laundering Laws. Each of Cloud, its Subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance in all material respects with and its participation in the offering will not violate: (A) anti-bribery Laws, including but not limited to, any applicable Law, rule, or regulation of any locality, including but not limited to any Law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other Law, rule or regulation of similar purposes and scope or (B) anti-money laundering Laws, including, but not limited to, applicable federal, state, international, foreign or other Laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

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(o)    Balance Sheet. Section 3.2(o) of the Disclosure Schedules sets forth a true, correct and complete copy of the unaudited consolidated balance sheet of the Cloud business as within the Applied Parent’s consolidated group (the “Cloud Balance Sheet”) as of November 30, 2025 (the “Cloud Balance Sheet Date”). The Cloud Balance Sheet has been prepared in accordance with GAAP applied on a consistent basis and fairly presents, in all material respects, the consolidated financial position of the Cloud business as within the Applied Parent’s consolidated group. Since the Cloud Balance Sheet Date, except as contemplated by the Transaction Documents, there has not been any other change, development, occurrence or event that has had or would reasonably be expected to have a Cloud Material Adverse Effect.

(p)    Purchase for Investment. Contributor is an accredited investor (as defined in Rule 501 of the Securities Act) and acknowledges that the Exchanged Shares have not been registered under the Securities Act or under any state securities Laws. Contributor (i) acknowledges that it is acquiring the Exchanged Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Exchanged Shares to any person in violation of applicable securities Laws, (ii) that such securities are characterized as “restricted securities” under the U.S. federal securities laws and will bear the legend set forth in Section 4.15, (iii) will not sell, transfer, or otherwise dispose of any of the Exchanged Shares, except in compliance with this Agreement, the Issuer Articles of Incorporation and/or the Restated Issuer Articles, as applicable, the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (iv) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Exchanged Shares and of making an informed investment decision, and (v) without prejudice to any claim of Contributor hereunder for breach of Issuer’s representations and warranties or for actual and intentional fraud, (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Exchanged Shares, (B) has had an opportunity to discuss with management of Issuer the intended business and financial affairs of Issuer and to obtain information (to the extent Issuer possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (1) an investment in the Exchanged Shares indefinitely and (2) a total loss in respect of such investment. Contributor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to, its investment in the Exchanged Shares and to protect its own interest in connection with such investment.

(q)    Purchase Entirely for Own Account. The Exchanged Shares to be received by Contributor hereunder will be acquired for the Contributor’s own account. Contributor is not a broker-dealer registered with the SEC or an entity engaged in a business that would require it to be so registered.

(r)    No General Solicitation. Contributor did not learn of the investment in the Exchanged Shares as a result of any general solicitation or general advertising.

ARTICLE IV.

COVENANTS AND OTHER AGREEMENTS OF THE PARTIES

4.1	Conduct of Issuer’s Business.

(a)    During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, except (i) as may be required by applicable Law, (ii) with prior written consent of APLD Intermediate (which shall not be unreasonably withheld, conditioned or delayed), or (iii) as permitted or contemplated by this Agreement, Issuer shall and shall cause each of its Subsidiaries to use commercially reasonable efforts to conduct its business in all material respects in the ordinary course of business.

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(b)    In addition to and without limiting the generality of Section 4.1(a), during the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, except (i) as may be required by applicable Law, (ii) with the prior written consent of APLD Intermediate (which shall not be unreasonably withheld, conditioned or delayed), (iii) as permitted or contemplated by this Agreement, or (iv) as set forth in Section 4.1(b) of the Disclosure Schedules, Issuer shall not, and shall not permit any of its Subsidiaries (whether by merger, sale of shares, sale of assets, consolidation, formation of a joint venture or otherwise) to:

i.    amend, supplement or otherwise modify any of its Organizational Documents;

ii.    split, combine or reclassify any of its capital stock, voting securities or other Equity Interests;

iii.    make, declare, set aside or pay any dividend, or make any other distribution on, redeem, purchase or otherwise acquire (or authorize any of the foregoing), any shares of its capital stock or other Equity Interests, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other Equity Interests, except for purchases, redemptions, or other acquisition of any shares of its capital stock, other Equity Interests or any other securities expressly required by the terms of any Benefit Plan or any Issuer Options;

iv.    grant any Issuer Options or other equity-based awards or interests, or grant any individual, corporation or other entity any right to acquire shares of its capital stock or other Equity Interests;

v.    issue, sell, transfer, pledge, authorize, encumber, dispose of or otherwise permit to become outstanding (or authorized any of the foregoing) any additional shares of its capital stock, other Equity Interests or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or any options, warrants, or other rights of any kind to acquire any shares of its capital stock, except pursuant to the due exercise, vesting and/or settlement of Issuer Options outstanding as of the date hereof in express accordance with their terms;

vi.    adopt a plan, Contract or resolutions providing for complete or partial liquidation, dissolution, merger, consolidation or other reorganization;

vii.    incur, create, assume, acquire, endorse, guarantee or otherwise become directly or indirectly liable (whether as primary obligor, guarantor, surety, endorser or otherwise) for, or modify, amend, extend, refinance, replace, repay, prepay or otherwise alter in any respect the terms of, any indebtedness (including any increase in principal amount, interest rate, fees, or maturity);

viii.    sell, transfer, mortgage, encumber, license, sublicense, lease, sublease, pledge, abandon, otherwise make subject to any Lien or otherwise dispose of any of its properties or assets whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise;

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ix.    acquire for cash consideration any assets or any other Person or business of any other Person (whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise) or make any investment in any Person;

x.    (1) establish, adopt, amend or terminate any material Benefit Plan or create or enter into any plan, agreement, program, policy, trust, fund or other arrangement that would be a material Benefit Plan if it were in existence as of the date hereof, (2) accelerate any rights or benefits under any Benefit Plan, or (3) accelerate the time of vesting or payment of any award under any Benefit Plan, in each case except as required by terms of this Agreement or as required by applicable Law or the terms of a Benefit Plan or Contract or agreement in effect on the date hereof;

xi.    except as required pursuant to the terms of any Benefit Plan in effect as of the date of this Agreement or as otherwise required by any applicable Law: (1) increase in any manner the compensation or consulting fees, bonus, pension, or other benefits of any current or former employee, officer, director or natural person independent contractor or consultant of Issuer, except in connection with annual promotion-related or merit-based increases for employees that are not executive officers of Issuer in the ordinary course of business; (2) become a party to, establish, adopt, amend, commence participation in or terminate any Benefit Plan or any arrangement that would have been a Benefit Plan had it been entered into prior to this Agreement; (3) take any action to accelerate rights under any Benefit Plan; or (4) enter into any Contract for employment (other than “at-will” employment) with Issuer or any of its Subsidiaries that provides compensation and/or benefits (including severance pay or benefits) in an amount, or having a value in excess, of $100,000 per year;

xii.    unless required by applicable Law, (1) become a party to, establish, adopt, amend, extend, commence participation in or terminate any collective bargaining agreement or other agreement or arrangement with a Union or (2) recognize or certify any Union as the bargaining representative for any employees of Issuer or any of its Subsidiaries;

xiii.    (1) make, change or rescind any express or deemed election relating to Taxes, or take any action to deny the availability of any election relating to Taxes; (2) settle or compromise any material Proceeding relating to Taxes or surrender any right to obtain a material tax refund or credit, offset or other reduction in tax liability; (3) enter into any closing agreement with respect to any material Taxes; (4) file any material amended Tax Return; (5) change any method of reporting income or deductions (including, without limitation, any method of accounting) for federal income Tax purposes from those employed in the preparation of its federal income Tax Returns for the taxable year ending December 31, 2025; except, in each case, as is required by applicable Law or GAAP; (6) extend or waive the application of any statute of limitations relating to the collection or assessment or any tax (except with respect to routine extensions relating to the initial filing of a Tax Return); (7) apply for or pursue any tax ruling or (8) execute any power of attorney in respect of any material tax matter; except, in each case, as is required by applicable Law or GAAP, provided, notwithstanding the foregoing, Issuer and its Subsidiaries shall have the right to make any election permitted pursuant to Revenue Procedure 2025-28 under Section 70302(f)(1)(A), if eligible, or Section 70302(f)(2)(A)(i) of the One Big Beautiful Bill Act (P.L. 119-21);

xiv.    cancel or make any material changes to the Insurance Policies, other than renewals of the Insurance Policies and in the ordinary course of business consistent with past practices;

xv.    change its present accounting methods or principles in any material respect, except as required by GAAP or applicable Law;

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xvi.    enter into any Contract that would be required to be disclosed under Item 404(a) of Regulation S-K promulgated under the Exchange Act;

xvii.    make or enter into any commitment for capital expenditures in excess of $250,000 individually;

xviii.    make any loans, advances or capital contributions to, or material investments in, any other Person;

xix.    sell, assign, transfer or exclusively license any Issuer Intellectual Property, or permit the lapse of any right, title or interest to any Issuer Intellectual Property, or terminate, cancel or amend any Contract governing Issuer Intellectual Property;

xx.    settle, compromise or otherwise resolve any Proceedings (excluding any audit, claim or other Proceeding in respect of Taxes) in a manner resulting in liability for, or restrictions on the conduct of business by, Issuer or any of its Subsidiaries;

xxi.    (1) amend, modify, terminate (partially or completely), grant a waiver under, cancel, or take (or fail to take) any action that would reasonably be expected to cause or result in a material breach of, or a material default under, any Issuer Material Contract, or (2) enter into or assume any Contract that would have constituted an Issuer Material Contract had it been in effect as of the date hereof; or

xxii.    agree or commit in writing, or otherwise take any action or resolve to do any of the foregoing.

4.2     Conduct of Cloud’s Business. During the period from the date hereof until the earlier of the termination of this Agreement in accordance with its terms and the Closing, except (i) as may be required by applicable Law, (ii) with the prior written consent of Issuer (which shall not be unreasonably withheld, conditioned or delayed), (iii) for the purpose of consummating the Cloud Pre-Closing Restructuring, (iv) as permitted or contemplated by this Agreement or (v) as set forth in Section 4.2 of the Disclosure Schedules, Cloud shall not, and shall not permit any of its Subsidiaries (whether by merger, sale of shares, sale of assets, consolidation, formation of a joint venture or otherwise) to:

i.    amend, supplement or otherwise modify any of its Organizational Documents;

ii.    make, declare, set aside or pay any dividend, or make any other distribution on, redeem, purchase or otherwise acquire (or authorize any of the foregoing), any shares of its capital stock or other Equity Interests, or any other securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or other Equity Interests;

iii.    adopt a plan, Contract or resolutions providing for complete or partial liquidation, or dissolution;

iv.    sell, transfer, mortgage, encumber, license, sublicense, lease, sublease, pledge, abandon, otherwise make subject to any Lien or otherwise dispose of any of its properties or assets whether by merger or consolidation, acquisition of stock or assets or by formation of a joint venture or otherwise except on an arms’ length basis and at fair market value;

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v.    settle, compromise or otherwise resolve any Proceedings (excluding any audit, claim or other proceeding in respect of Taxes) in a manner reasonably likely to result in a Cloud Material Adverse Effect; or

vi.    enter into any Contract with an Affiliate that is not on an arms’ length basis.

4.3	Access and Information.

(a)    Prior to the Closing, APLD Intermediate and its officers, directors, managers, employees, consultants, equity partners, agents, advisors, financial advisors, attorneys, accountants and other representatives (collectively, “Representatives”) shall be entitled to, at APLD Intermediate’s sole cost and expense, make or cause to be made such investigation of Issuer and its business, assets and operations, and the financial and legal condition thereof, as APLD Intermediate reasonably deems necessary for the purposes of evaluating or implementing the Transactions, and Issuer shall reasonably cooperate with any such investigation. In furtherance of the foregoing, but not in limitation thereof, Issuer shall upon reasonable request during regular business hours, promptly provide APLD Intermediate and its Representatives or cause them to be permitted to have reasonable access to the premises, books and records of Issuer and shall promptly furnish such financial and operating data, projections, forecasts, business plans, strategic plans and other data relating to the business or operations of Issuer as APLD Intermediate or its Representatives shall reasonably request from time to time; provided, however that APLD Intermediate will take all reasonable actions to not interfere with the conduct of Issuer’s business.

(b)    Prior to the Closing, Issuer and its Representatives shall be entitled to, at Issuer’s sole cost and expense, make or cause to be made such investigation of Contributor, APLD Intermediate and their respective businesses, assets and operations, and the financial and legal condition thereof, as Issuer reasonably deems necessary for the purposes of evaluating or implementing the Transactions, and APLD Intermediate and Contributor, as applicable, shall reasonably cooperate with any such investigation. In furtherance of the foregoing, but not in limitation thereof, APLD Intermediate and Contributor, as applicable, shall, upon reasonable request, provide Issuer and its Representatives or cause them to be permitted to have reasonable access to the premises, books and records of APLD Intermediate and Contributor upon reasonable notice during regular business hours; provided, however that Issuer will take all reasonable actions to not interfere with the conduct of neither Contributor’s nor APLD Intermediate’s business.

4.4	Written Consent; Information Statement; Proxy Statement.

(a)    Issuer shall use its best efforts to obtain the Stockholder Approval by the Consent Deadline or the Meeting Approval Deadline, as applicable, and, if by Written Consent, deliver the same to APLD Intermediate immediately after execution thereof by the requisite stockholders of Issuer. Issuer shall comply with applicable Law and Issuer’s Organizational Documents in connection with the Written Consent and Information Statement or the Proxy Statement, as applicable, including giving notice of the availability of dissenters’ rights in accordance with the Nevada Revised Statutes to the holders of Issuer Voting Stock not executing the Written Consent or not voting in favor of the approval of the Stockholder Proposals, together with any additional information required by the Nevada Revised Statutes. The parties agree and acknowledge that the Stockholder Approval shall be void and of no further effect if this Agreement is terminated in accordance with the terms and conditions hereof. The Issuer shall timely file with the SEC, within two (2) business days of the execution of the Written Consent by stockholders holding a majority of the Issuer’s voting power, the Written Consent under cover of Item 5.07 of a Current Report on Form 8-K.

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(b)    As promptly as reasonably practicable after delivery to APLD Intermediate of the Written Consent (but in any event, no later than March 13, 2026), Issuer shall prepare and file with the SEC, the preliminary Information Statement in form and substance reasonably satisfactory to each of Issuer and APLD Intermediate relating to the Contribution and the other Transactions contemplated hereby; provided, that, if the Issuer is required by APLD Intermediate to initiate the Meeting Procedures pursuant to Section 4.4(c), Issuer shall instead prepare and file with the SEC the preliminary Proxy Statement in form and substance reasonably satisfactory to each of Issuer and APLD Intermediate and in no event later than March 12, 2026 (or such later date as the Contributor may determine by written notice to the Issuer) and shall obtain the Stockholder Approval no later than the Meeting Approval Deadline; provided further that such filing deadlines shall be extended to the extent APLD Intermediate does not promptly provide the information relating to Contributor as required by this Section 4.4(b). Any SEC filing fees associated with the Information Statement or the Proxy Statement shall be split between APLD Intermediate and Issuer. APLD Intermediate and Issuer shall reasonably cooperate with the other party in the preparation of the preliminary Information Statement or the preliminary Proxy Statement, as applicable, the definitive Information Statement or the definitive Proxy Statement, as applicable, and any amendments or supplements thereto and APLD Intermediate will promptly furnish to Issuer the information relating to Contributor required by the Exchange Act and stock exchange requirements for inclusion therein. Prior to filing with the SEC, Issuer shall provide APLD Intermediate and its counsel a reasonable opportunity to review and comment on the Information Statement or the Proxy Statement, as applicable, and shall incorporate any comments to the Information Statement or the Proxy Statement, as applicable, made by APLD Intermediate or its counsel to the extent such comments are not in violation of applicable Law. Issuer shall notify APLD Intermediate immediately following the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for any amendments or supplements to the Information Statement or the Proxy Statement, as applicable. Issuer shall, after consultation with APLD Intermediate, respond as promptly as practicable to any comments of the SEC with respect to the preliminary Information Statement or the preliminary Proxy Statement, as applicable. Issuer shall cause the Information Statement or the Proxy Statement, as applicable, in definitive form to be mailed to the holders of Issuer Voting Stock as promptly as reasonably practicable after the filing of the definitive Information Statement or the definitive Proxy Statement, as applicable, with the SEC and in no event later than one (1) business day after the earliest of the SEC notifying Issuer that it is not reviewing or has completed its review of the Information Statement or Proxy Statement or the SEC has not timely notified Issuer of its intent to review the Information Statement or Proxy Statement. If at any time prior to the Closing any event shall occur, or fact or information shall be discovered, that should be set forth in an amendment or supplement to the Information Statement or the Proxy Statement, as applicable, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto and the parties shall work together to prepare and Issuer shall file with the SEC such amendment or supplement to the Information Statement or the Proxy Statement, as applicable, in consultation with and subject to review by APLD Intermediate as promptly as practicable and, to the extent required by Law, cause such amendment or supplement to the Information Statement or the Proxy Statement, as applicable, to be disseminated to the holders of the Issuer Voting Stock; provided that Issuer shall incorporate all comments received from APLD Intermediate or its counsel to the extent such comments comply with applicable Law. Issuer shall provide APLD Intermediate and its counsel the opportunity to participate in all discussions or meetings (whether in-person, telephonic or otherwise) with the SEC, unless prohibited by Law. Notwithstanding the foregoing, in the event that this Agreement is terminated in accordance with the terms and conditions hereof, the parties shall not be required, after the date of termination, to prepare, file and mail the Information Statement or the Proxy Statement pursuant to this Section 4.4(b).

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(c)    If the Written Consent is not obtained by the Consent Deadline, then APLD Intermediate has the unilateral right and authority in its sole and absolute discretion to require Issuer to initiate the following procedures (collectively, the “Meeting Procedures”) upon delivery of a written notice from APLD Intermediate to Issuer (the “Proxy Notice”), and the Issuer shall, at its sole cost and expense, take each of the following actions:

i.    Within three (3) business days of the receipt of the Proxy Notice, Issuer shall cause the Issuer Board to duly convene at a meeting of the Issuer Board to, or though action by written consent (the date of such approval, the “Issuer Board Approval Date”), (A) set a record date for stockholders eligible to vote at the Stockholder Meeting, which record date is (i) no less than two (2) business days after the date of the Issuer Board Approval Date, and (ii)  no less than ten (10) calendar days prior to the Meeting Date, and no more than sixty (60) calendar days prior to the Meeting Date (such date, as may be extended from time to time, the “Record Date”), (B) set April 20, 2026 as the initial date for the Stockholder Meeting, subject to SEC clearance of the Proxy Statement relating to this Agreement, the Contribution and the other Transactions contemplated hereby, provided, that, if such date is not permitted under applicable Laws, then such other date as mutually agreed by the Issuer and Contributor (such date, as extended from time to time, the “Meeting Date”), and (C) recommend to the Issuer’s stockholders that such holders vote to approve the Stockholder Proposals as set forth in the Proxy Statement in accordance with subsection (v) below;

ii.     Issuer shall, at its own cost and expense, engage a proxy solicitor no later than the Record Date. Issuer shall use commercially reasonable efforts to solicit proxies in favor of the Stockholder Approval and to obtain the Stockholder Approval prior to the Meeting Approval Deadline;

iii.    No later than two (2) business days prior to the Record Date, Issuer shall conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act;

iv.    Notwithstanding anything to the contrary contained herein, but subject to the immediately following sentence, Issuer shall not postpone or adjourn the Stockholder Meeting without the prior written consent of APLD Intermediate (which consent shall not be unreasonably withheld); provided that if at any time following the dissemination of the Proxy Statement, either Issuer or APLD Intermediate reasonably determines in good faith that the Stockholder Approval is unlikely to be obtained at the Stockholder Meeting, including due to an absence of quorum, then each of Issuer and APLD Intermediate shall have the right to require an adjournment or postponement of the Stockholder Meeting for the purpose of soliciting additional votes in favor of the Stockholder Proposals; provided, further, that no such single adjournment or postponement shall delay the Stockholder Meeting by more than ten (10) calendar days from the prior-scheduled date or to a date on or after the fifth (5th) business day preceding the End Date. Notwithstanding the foregoing, Issuer may (without the consent of APLD Intermediate) postpone or adjourn the Stockholder Meeting if (i) Issuer is required to postpone or adjourn the Stockholder Meeting by applicable Law, or (ii) after consultation with APLD Intermediate, the Issuer Board or any authorized committee thereof shall have determined in good faith (after consultation with outside legal counsel) that such postponement or adjournment of the Stockholder Meeting is required in order to give Issuer’s stockholders sufficient time to evaluate any amendment or supplement to the Proxy Statement that Issuer is required to provide to such holders under applicable Law (so long as any such supplement or amendment was provided in compliance with this Agreement); provided that no such single adjournment or postponement shall delay the Stockholder Meeting by more than ten (10) calendar days from the prior-scheduled date or to a date on or after the fifth (5th) business day preceding the End Date. Unless this Agreement has been validly terminated pursuant to Section 6.1, (A) Issuer shall submit this Agreement to the stockholders of Issuer for adoption at the Stockholder Meeting and (B) the only matters to be voted upon at the Stockholder Meeting shall be the Stockholder Proposals and routine proposals required in connection with such vote (and not any other matters).

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v.    Issuer shall (A) upon APLD Intermediate’s request, provide APLD Intermediate reasonably detailed periodic updates concerning proxy solicitation results on a timely basis, (B) give written notice to APLD Intermediate one day prior to the Stockholder Meeting, and on the day of, but prior to the Stockholder Meeting, indicating whether as of such date sufficient proxies representing the Stockholder Approval have been obtained. Issuer shall undertake any other obligations that APLD Intermediate reasonably requests in connection with the Stockholder Meeting and/or the Stockholder Approval, and (C) take such other actions as are reasonably and customarily necessary, appropriate and convenient to conduct the Stockholder Meeting and obtain the Stockholder Approval thereat.

4.5	No Solicitation.

(a)    Issuer shall not, and shall cause each of its Subsidiaries and Representatives not to, directly or indirectly (i) initiate, knowingly encourage (including by means of furnishing or disclosing information), solicit, discuss or negotiate, directly or indirectly, any Acquisition Proposal, other than with APLD Intermediate and Contributor (for the avoidance of doubt, no controlled equityholder of Issuer or member of Issuer’s management will be permitted to meet with any Person with respect to an Acquisition Proposal), (ii) furnish or disclose any non-public information to any Person, other than to Contributor and/or APLD Intermediate, their respective Affiliates and their respective Representatives, in connection with an Acquisition Proposal, (iii) enter into any agreement regarding an Acquisition Proposal, other than with Contributor and/or APLD Intermediate, or (iv) enter into any agreement, arrangement or understanding that would reasonably be expected to have an adverse effect on the ability of Issuer to consummate the Contribution. Notwithstanding anything to the contrary in this Agreement, Issuer may (i) engage in discussions with potential buyers of substantially all of Issuer’s assets and (ii) engage in (and consummate) the PIPE Investment.

(b)    Neither Contributor nor APLD Intermediate shall, directly or indirectly, through any of its Representatives (i) initiate, knowingly encourage (including by means of furnishing or disclosing information), solicit, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) (A) to acquire, directly or indirectly, Cloud, or any portion of Contributor’s assets (whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, purchase of assets, tender offer or otherwise), (B) to make any investment in, capital contribution or loan to, or reorganization, dissolution, liquidation or recapitalization of Cloud, or (C) any similar transaction or business combination involving the assets, equity, interests or capital stock of Cloud (each, a “Cloud Acquisition Proposal”), other than with Issuer (for the avoidance of doubt, no controlled equityholder of Contributor or member of Contributor’s management will be permitted to meet with any Person with respect to a Cloud Acquisition Proposal), (ii) furnish or disclose any non-public information to any Person, other than to Issuer, its Affiliates and their Representatives, in connection with a Cloud Acquisition Proposal, (iii) enter into any agreement regarding a Cloud Acquisition Proposal, other than with Issuer, or (iv) enter into any agreement, arrangement or understanding that would reasonably be expected to have an adverse effect on the ability of Contributor consummate the Contribution. Notwithstanding anything to the contrary in this Agreement, no inquiry, proposal, offer, discussion, negotiation or agreement that contemplates the sale, transfer, disposition, merger, business combination, financing, restructuring or other transaction involving the Cloud as part of any proposed Sale of Applied Parent shall be restricted by this Section 4.5(b).

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4.6	Regulatory Approvals; Efforts.

(a)    Prior to the Closing, the parties hereto shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable by such party under any applicable Laws to consummate and effectuate the Contribution and other transactions as contemplated herein and in the Transaction Documents, as promptly as practicable, including (i) preparing and filing all forms, registrations and notifications with any governmental authorities or third parties required to be filed to consummate the Contribution, (ii) using reasonable best efforts to satisfy the conditions to consummating the Contribution, (iii) using reasonable best efforts to obtain (and to cooperate with each other in obtaining) any consent, authorization, expiration or termination of a waiting period, permit, Order or approval of, waiver or any exemption by, any governmental authorities required to be obtained or made by the parties hereto or any of their respective Subsidiaries in connection with the Contribution or the taking of any action contemplated by this Agreement, (iv) defending any lawsuits or other legal Proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Contribution, and (v) using reasonable best efforts with respect to the execution and delivery of all such instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Contribution and to fully carry out the purposes or intent of this Agreement.

4.7    Securities Laws Disclosure; Publicity. Issuer shall not (i) issue a press release or (ii) file a Current Report on Form 8-K disclosing the material terms of the Transactions contemplated hereby (a “Press Release”), including forms of the Transaction Documents as exhibits thereto, with the SEC within the time required by the Exchange Act, in each case except to the extent required by applicable Law. Notwithstanding the foregoing, if such Press Release is required in accordance with applicable Law, it shall be on a form reasonably acceptable to APLD Intermediate after APLD Intermediate has had reasonable time to review and comment on such form. Issuer shall not issue any press release nor otherwise make any public statement which contains any false, defamatory, or disparaging remarks, comments, or statements concerning Contributor, APLD Intermediate, Cloud or any of its Affiliates.

4.8    Acknowledgment of Dilution. Issuer acknowledges that the issuance of the Exchanged Shares may result in dilution of the outstanding shares of Issuer Common Stock, which dilution may be substantial under certain market conditions. Issuer further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Exchanged Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim Issuer may have against Contributor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of Issuer.

4.9    Notifications of Certain Events. Subject to applicable Law and as otherwise required by any Governmental Entity, APLD Intermediate and/or Contributor, on the one hand, and Issuer, on the other hand, each shall keep the other apprised of the status of matters relating to the consummation of the Transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by APLD Intermediate and/or Contributor or Issuer, as applicable, or any of their Subsidiaries, from any third party or any Governmental Entity with respect to this Agreement and the Transactions contemplated hereby. APLD Intermediate and/or Contributor and Issuer each shall give prompt written notice (including copies of relevant documents) to the other of any Effect (within 48 hours of a board or chief executive officer first becoming aware), individually or in the aggregate, that has had or would reasonably be expected to have a Cloud Material Adverse Effect or an Issuer Material Adverse Effect, as applicable, or of any failure of any condition to a party’s obligation to consummate the Transactions contemplated by this Agreement or the Transaction Documents; provided, however, that the failure to deliver any such notice shall not affect any of the conditions set forth in ARTICLE V or give rise to any right to terminate under ARTICLE VI, unless the underlying breach would independently result in the failure of a condition set forth in ARTICLE V to be satisfied.

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4.10    Tax Matters.

(a)    Tax Periods Ending on or before Closing Date. To the extent permitted by applicable Law, Issuer agrees to apply for any automatic extension of the deadline for filing any income Tax Returns that otherwise would be required to be filed before July 1, 2026. Not later than thirty (30) days prior to the due date for filing any federal income Tax Returns, for periods ending on or prior to the Closing Date that are filed after the Closing Date, Issuer shall provide APLD Intermediate with drafts of such Tax Returns. Issuer shall permit APLD Intermediate to review and comment on each such Tax Return described in this paragraph prior to filing and shall consider in good faith all of APLD Intermediate’s reasonable comments timely provided.

(b)    Cooperation on Tax Matters. Issuer shall cooperate fully, as and to the extent reasonably requested by APLD Intermediate, in connection with the filing of Tax Returns and any audit, litigation or other Proceeding with respect to Taxes. Such cooperation shall include the retention and (upon APLD Intermediate’s request) the provision of records and information reasonably relevant to any such audit, litigation, or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(c)    Tax-Sharing Agreements. All tax-sharing agreements or similar agreements with respect to or involving Issuer, except for any such agreement or arrangement solely between or among any of Issuer and its Subsidiaries or any Tax sharing or indemnification provisions contained in any agreement agreements entered into in the ordinary course of business and not primarily relating to Tax (e.g., leases, credit agreements or other commercial agreements) shall be terminated as of the Closing Date and, after the Closing Date, Issuer shall not be bound thereby or have any liability thereunder.

(d)    Transfer Taxes; Mitigation. Notwithstanding anything to the contrary contained herein, Issuer shall bear 100% of any and all liabilities for any excise, sales, use, stamp, value added, documentary, filing, recording, transfer, stock transfer, gross receipts, registration, duty, securities transactions or similar fees or Taxes or governmental charges (together with any interest or penalty, addition to tax or additional amount imposed) as levied by any Governmental Entity in connection with the Contribution (collectively, “Transfer Taxes”), regardless of the Person liable for such Transfer Taxes under applicable Law. Issuer shall, at its own expense, prepare and file the required Tax Returns and other required documents with respect to the Transfer Taxes required to be paid pursuant to the preceding sentence and shall promptly provide APLD Intermediate with evidence of the payment of such Transfer Taxes.

4.11    Transaction Litigation. Issuer shall promptly (and in any event within two business days) notify APLD Intermediate in writing of, and shall give APLD Intermediate the opportunity to participate fully and actively in the defense and settlement of, any shareholder or stockholder claim or litigation (including any class action or derivative litigation) against or otherwise involving Issuer and/or any of their respective directors or officers relating to this Agreement, the Contribution or any of the other Transactions contemplated by this Agreement (any such claim or litigation, “Transaction Litigation”). No compromise or full or partial settlement of any such claim or litigation shall be agreed to by Issuer without APLD Intermediate’s prior written consent (not to be unreasonably delayed, conditioned or withheld).

4.12    Confidentiality. Any such information provided pursuant to this Agreement shall be held in confidence to the extent required by, and in accordance with, the provisions of that certain Mutual Non-Disclosure Agreement, by and between Applied Parent and Issuer, dated as of August 11, 2025 (the “Confidentiality Agreement”).

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4.13    Nasdaq Listing of Shares. Prior to Closing, Issuer shall apply to cause the shares of Issuer Common Stock issued in connection with the Transactions contemplated by this Agreement to be approved for listing on Nasdaq and shall timely submit a notice of listing of additional shares with Nasdaq with respect thereto.

4.14    Takeover Statutes. If any Takeover Statute is or may become applicable to the Transactions contemplated by this Agreement, Issuer, and the Issuer Board, as applicable, shall promptly grant such approvals and take such lawful actions as are necessary so that transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, and shall otherwise take any such lawful actions to eliminate or minimize the effects of such statute, and any regulations promulgated thereunder, on such Transactions.

4.15	Legend.

(a)    Contributor agrees that all certificates or other instruments representing the Exchanged Shares issued pursuant to this Agreement will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b)    In connection with any sale, assignment, transfer or other disposition of the Exchanged Shares by Contributor pursuant to Rule 144, pursuant to any other exemption under the Securities Act or pursuant to sale under an effective registration statement such that the purchaser acquires freely tradable shares and upon compliance by Contributor with the requirements of this Section 4.15, if requested by Contributor (or any Permitted Transferee), Issuer shall cause the Transfer Agent to timely remove any restrictive legends related to the book entry account holding such Exchanged Shares, and make a new, unlegended entry for such book entry Exchanged Shares, provided that Issuer has received customary representations and other documentation reasonably acceptable to Issuer in connection therewith.  Subject to receipt by Issuer of customary representations and other documentation reasonably acceptable to Issuer in connection therewith (including in the case of clause (i) below, to the extent the Transfer Agent requires an opinion from counsel pursuant to clause (B) below, representations and documentation from a broker dealer acceptable to Issuer as to prospective sales pursuant to such registration statement), upon the earlier of such time as the Exchanged Shares (i) have been registered under the Securities Act pursuant to an effective registration statement, (ii) have been sold or transferred pursuant to an effective registration statement, (iii) have been sold pursuant to Rule 144, or (iv) are eligible for resale under Rule 144(b)(1) or any successor provision (without the requirement for Issuer to comply with the current public information obligations of Rule 144(c)), Issuer shall promptly upon any request therefor from Contributor accompanied by such customary and reasonably acceptable documentation referred to above (A) deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Exchanged Shares, and (B) use reasonably best efforts to cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the Securities Act.

Reservation of Common Stock. As of the date hereof, Issuer has reserved and Issuer shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Issuer Common Stock for the purpose of enabling Issuer to issue Issuer Common Stock pursuant to this Agreement.

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4.17    Listing of Issuer Common Stock. Issuer hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Issuer Common Stock on the Trading Market on which it is currently listed, and in connection with the execution and delivery of this Agreement, Issuer has submitted the Listing Application to Nasdaq to list or quote all of the Exchanged Shares on such Trading Market and shall not consummate the Closing until such Listing Application has been approved. Issuer further agrees, if Issuer applies to have the Issuer Common Stock traded on any other Trading Market, it will then include in such application all of the Exchanged Shares, and will take such other action as is necessary to cause all of the Exchanged Shares to be listed or quoted on such other Trading Market as promptly as possible. Issuer will then take all action reasonably necessary to continue the listing and trading of its Issuer Common Stock on a Trading Market and will comply in all respects with Issuer’s reporting, filing and other obligations under the bylaws or rules of the Trading Market. Issuer agrees to maintain the eligibility of its Issuer Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.18	Directors’ and Officers’ Indemnification and Insurance.

(a)    Contributor agrees that all rights to indemnification, advancement of expenses and exculpation from liability for acts or omissions occurring on or prior to the Closing Date now existing in favor of any of the current or former directors, managers, officers or authorized person of Issuer (each an “Indemnified Party” and collectively the “Indemnified Parties”), to the extent permitted under applicable Law and required by Issuer’s Organizational Documents as in effect as of the date of this Agreement shall survive the Closing Date and shall continue in full force and effect in accordance with their respective terms for a period of not less than six (6) years after the Closing Date, and in the event that any Proceeding is pending or asserted or any claim made during such period, until the disposition of any such Proceeding or claim. From and after the Closing, Contributor shall cause Issuer and its Subsidiaries to comply with and honor the foregoing obligations.

(b)    Prior to or on the Closing Date, Issuer shall, at Issuer’s sole cost and expense, obtain a non-cancellable (i) “tail” directors’ and officers’ liability, employment practices liability, and fiduciary liability insurance policies (“D&O Tail Policy”) with an extended reporting period of six (6) years from the Closing Date insuring claims for conduct, acts, and omissions occurring prior to the Closing Date and (ii) “tail” products liability and cyber insurance policies (“Cyber/Products Tail Policy,” and together with the D&O Tail Policy, the “Tail Insurance”), in each case, insuring events, acts, and omissions occurring before the Closing Date and on terms and conditions, including limits and retentions, no less favorable than Issuer’s existing policies and in form and substance reasonably satisfactory to APLD Intermediate and Contributor.

(c)    The covenants contained in this Section 4.18 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise.

4.19      Contractor Information. Issuer agrees to use best efforts to provide the Contributor with a true, correct, and complete list of all independent contractors (other than those employed or retained by third party corporate entities) and consultants, including, but not limited to, all individuals who provide services to Issuer or any Issuer Subsidiary either personally or through a single member corporate entity and receive a Form 1099, of Issuer or any Issuer Subsidiary, showing date of engagement; hourly rate or other basis of compensation; principal work location; job title or function, each as applicable, within ten (10) days of the date hereof.

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ARTICLE V.

CONDITIONS TO CLOSING

5.1    Conditions to Each Party’s Obligation to Effect the Contribution. The respective obligations of each party to effect the Contribution and complete the Transactions contemplated hereby shall be subject to the fulfillment (or waiver in a writing signed by Issuer, APLD Intermediate and Contributor, to the extent permissible under applicable Law and provided that such waiver shall only be effective as to the conditions of the waiving party) at or prior to the Closing of the following conditions:

(a)    The Stockholder Approval shall have been obtained in accordance with all applicable Law, including, for the avoidance of doubt, all of the Securities Laws and rules of the Trading Market.

(b)    If the Stockholder Approval is obtained by Written Consent, the Information Statement shall have been cleared by the SEC and shall have been sent to the holders of Issuer Voting Stock at least twenty (20) calendar days prior to the Closing Date in accordance with Regulation 14C of the Exchange Act; provided, that, if the Stockholder Approval is obtained at the Stockholder Meeting, the definitive Proxy Statement shall have been cleared by the SEC and mailed in accordance with Regulation 14A under the Exchange Act.

(c)    No Order or Law shall have been entered, adopted, enacted, issued, promulgated or enforced, in each case, by a Governmental Entity of competent jurisdiction, that prevents, enjoins, prohibits, restrains or makes illegal the consummation of the Contribution or the other transactions contemplated hereby.

(d)    All requisite approvals or waivers of any Governmental Entity or other third parties in each case as set forth on Section 5.1(d) of the Disclosure Schedules have been obtained.

(e)    Immediately following the Closing, Issuer, on a consolidated basis with Cloud, shall have Cash and Cash Equivalents of at least $15,000,000, inclusive of net proceeds of the PIPE Investment.

(f)    The Restated Issuer Articles shall have been duly adopted by all necessary corporate action on the part of the Issuer, filed with the Secretary of State of the State of Nevada, and shall be in full force and effect as of immediately prior to the Closing.

5.2    Conditions to Obligation of Issuer to Effect the Contribution. The obligation of Issuer to effect the Contribution is further subject to the fulfillment (or waiver in a writing signed by Issuer, to the extent permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)    (i) The representations and warranties of Cloud set forth in Section 3.2 that are qualified by a “Cloud Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of Cloud, APLD Intermediate and Contributor set forth in Section 3.2 that are not qualified by a “Cloud Material Adverse Effect” qualification shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct that have not had, individually or in the aggregate, a Cloud Material Adverse Effect; provided that representations and warranties set forth in Section 3.2 that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii) of this Section 5.2(a), as applicable) only as of such date or period.

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(b)    APLD Intermediate and Contributor shall have performed and complied with, in each case, in all material respects, all covenants required by this Agreement to be performed or complied with by it prior to the Closing.

(c)    Contributor shall have delivered to Issuer a certificate, dated the Closing Date and signed by a duly authorized executive officer in their capacity as such (and not individually) of each of Contributor and Cloud, certifying to the effect that the conditions set forth in Section 5.2(a) and Section 5.2(b) have been satisfied.

(d)    Since the date hereof, there shall not have occurred and be continuing a Cloud Material Adverse Effect.

(e)    Contributor shall have delivered to Issuer duly executed counterparts to all Transaction Documents to which it, Cloud or APLD Intermediate is a party, and all such other documents and deliveries set forth in Section 2.2(b).

5.3    Conditions to Obligation of APLD Intermediate and Contributor to Effect the Contribution. The obligation of each of APLD Intermediate and Contributor to effect the Contribution is further subject to the fulfillment (or the waiver in a writing signed by APLD Intermediate and Contributor, to the extent permissible under applicable Law) at or prior to the Closing of the following conditions:

(a)    (i) The representations and warranties of Issuer set forth in Section 3.1 that are qualified by an “Issuer Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of Issuer set forth in Section 3.1 that are not qualified by an “Issuer Material Adverse Effect” qualification shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct that have not had, individually or in the aggregate, an Issuer Material Adverse Effect; provided that representations and warranties set forth in Section 3.1 that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii) of this Section 5.3(a), as applicable) only as of such date or period.

(b)    Issuer shall have performed and complied with, in each case, in all material respects, all covenants required by this Agreement to be performed or complied with by it prior to the Closing.

(c)    Issuer shall have delivered to Contributor a certificate, dated the Closing Date and signed by a duly authorized executive officer in their capacity as such (and not individually), certifying to the effect that the conditions set forth in Section 5.3(a) and Section 5.3(b) have been satisfied.

(d)    The PIPE Investment shall be consummated concurrently with the Closing.

(e)    Issuer shall have delivered the third-party consents and waivers set forth on Section 5.3(e) of the Disclosure Schedules.

(f)    Since the date hereof, there shall not have occurred an Issuer Material Adverse Effect.

(g)    The Listing Application shall have been submitted and approved, and a copy thereof provided to APLD Intermediate.

(h)    The Investor Rights Agreement shall be in full force and effect in accordance with its terms.

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(i)    Evidence, reasonably satisfactory to APLD Intermediate, that the Tail Insurance is bound, paid for, and in effect as of the Closing.

(j)    Issuer shall have delivered to Contributor duly executed counterparts to all Transaction Documents to which it is a party, and all such other documents and deliveries set forth in Section 2.2(a).

5.4    Waiver of Conditions; Frustration of Purpose. All conditions to the consummation of the Contribution shall be deemed to have been satisfied or waived from and after the Closing Date. Neither Issuer, APLD Intermediate nor Contributor may rely on the failure of any condition set forth in this ARTICLE V, as applicable, to be satisfied if such failure was caused by such party’s material breach of any provision of this Agreement.

ARTICLE VI.
TERMINATION

6.1    Termination or Abandonment. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated, and this Agreement and the Contribution may be abandoned at any time prior to the Closing Date, whether before or after, subject to the terms hereof, as follows:

(a)    by the mutual written consent of Issuer and APLD Intermediate;

(b)    by either Issuer or APLD Intermediate if the Contribution shall not have been consummated on or prior to 5:00 p.m. New York City time, on July 15, 2026 (the “End Date”); provided, further, that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to a party if the failure of the Contribution to be consummated by such date shall be proximately caused by the material breach or inaccuracy of, or failure to comply with, any representation, warranty, covenant or other agreement of such party set forth in this Agreement by such party;

(c)    by either Issuer or APLD Intermediate if an Order shall have been issued restraining, enjoining or otherwise prohibiting the consummation of the Contribution and such order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 6.1(c) shall not be available to a party if such Order was proximately caused by the material breach or inaccuracy of, or failure to comply with, any representation, warranty, covenant or other agreement of such party set forth in this Agreement by such party;

(d)    by Issuer, if Contributor, APLD Intermediate or Cloud shall have materially breached or there is any material inaccuracy in any of their respective representations or warranties, or shall have materially breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 5.2(a) or Section 5.2(b) and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) days following delivery of written notice from Issuer to Contributor, APLD Intermediate or Cloud, as applicable, of such breach, inaccuracy or failure;

(e)    by APLD Intermediate, if Issuer shall have materially breached or there is any material inaccuracy in any of its representations or warranties, or shall have materially breached or failed to perform any of its covenants or other agreements contained in this Agreement, which breach, inaccuracy or failure to perform (i) if it occurred or was continuing to occur on the Closing Date, would result in a failure of a condition set forth in Section 5.3(a) or Section 5.3(b) and (ii) is either not curable or is not cured by the earlier of (A) the End Date and (B) the date that is thirty (30) days following delivery of written notice from Contributor or APLD Intermediate to Issuer of such breach, inaccuracy or failure;

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(f)    by APLD Intermediate, at any time prior to receiving the Stockholder Approval, in the event that Issuer fails to obtain the Written Consent and deliver the same to APLD Intermediate prior to the Consent Deadline; provided, that, if the Written Consent is not obtained by the Consent Deadline and APLD elects to cause Issuer to initiate the Meeting Procedures, then in the event that Issuer fails to obtain the Stockholder Approval prior to the Meeting Approval Deadline; or

(g)    by APLD Intermediate, at any time after or concurrently with the announcement of a Sale of Applied Parent.

6.2    Effect of Termination. In the event of termination of this Agreement pursuant to Section 6.1, this Agreement shall terminate (except that Section 7.1 and the provisions of the final sentence of this Section 6.2 shall survive any termination), and there shall be no other liability on the part of Issuer, on the one hand, or Contributor, APLD Intermediate or Cloud, on the other hand. In the event of termination of this Agreement, and regardless of the reason for the termination, the provisions set forth in the Confidentiality Agreement shall continue in full force and effect and any such termination shall not amend, modify, release, waive or otherwise limit any rights or obligations under the Confidentiality Agreement.

ARTICLE VII.
MISCELLANEOUS

7.1    Expenses. Unless this Agreement is terminated in accordance with ARTICLE VI, Issuer shall pay, at the Closing, all fees and expenses of Issuer, Cloud, APLD Intermediate and Contributor, including the fees and expenses of their respective advisers, counsel, accountants, and other experts, if any, as well as all other out-of-pocket expenses incurred by such parties in connection with the negotiation, preparation, execution, and delivery of this Agreement (collectively, the “Expenses”). If this Agreement is terminated in accordance with ARTICLE VI, Issuer shall be responsible for its own Expenses, and APLD Intermediate and Contributor shall be responsible for its own Expenses and any Expenses incurred by Cloud.

7.2    Entire Agreement. The Transaction Documents, together with the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.3     Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be either personally delivered, sent by electronic mail, or sent by certified mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the parties at the applicable address set forth below, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally or sent by telecopier or electronic mail (provided confirmation of transmission is received), three (3) days after deposit in the U.S. mail and one (1) day after deposit with a reputable overnight courier service.

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(a)         If to APLD Intermediate, Contributor or Cloud:

c/o Applied Digital Corporation

3811 Turtle Creek Blvd., Suite 2100 Dallas, TX 75219

Attention: Saidal Mohmand

Email: [***]

With a copy to (which shall not constitute notice):

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Steven E. Siesser, Esq.

Email: [***]

(b)         If to Issuer:

Ekso Bionics Holdings, Inc.

[***]

Attn: Scott Davis

E-Mail: [***]

With a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

One Market Plaza, Spear Tower #3300,

San Francisco, CA 94105

Attn: Ethan Lutske

E-mail: [***]

7.4    Amendments; Waivers. This Agreement may be amended only by a writing signed by Issuer and APLD Intermediate. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law. No waiver by any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

7.5    Successors and Assigns. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of each of the parties hereto, provided, however, that (a) the parties may assign their rights, interests and obligations under this Agreement, in whole or in part, to one or more Permitted Transferees, and (b) in the event of such assignment, (i) the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned and (ii) the assignor shall remain responsible for the provisions of this Agreement and the performance of its obligations hereunder.

7.6    No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit, right or remedies; provided that, notwithstanding the foregoing, the Indemnified Parties are express third party beneficiaries of Section 4.18.

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7.7    Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

7.8    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the state of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the state of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the state of New York; provided that any matters relating to the internal governance of Issuer will be governed by, and construed in accordance with, the Laws of the state of Nevada. Any dispute relating hereto shall be heard in any state or federal court located in Manhattan in the state of New York (each a “Chosen Court” and collectively, the “Chosen Courts”), and the parties agree to the exclusive jurisdiction and venue of the Chosen Courts. Such Persons further agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the Transactions contemplated hereby or by any matters related to the foregoing (the “Applicable Matters”) shall be brought exclusively in a Chosen Court, and that any Proceeding arising out of this Agreement or any other Applicable Matter shall be deemed to have arisen from a transaction of business in the state of New York, and each of the foregoing Persons hereby irrevocably consents to the jurisdiction of such Chosen Courts in any such Proceeding and irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that such Person may now or hereafter have to the laying of the venue of any such suit, action or Proceeding in any such Chosen Court or that any such Proceeding brought in any such Chosen Court has been brought in an inconvenient forum. Such Persons further covenant not to bring a Proceeding with respect to the Applicable Matters (or that could affect any Applicable Matter) other than in such Chosen Court and not to challenge or enforce in another jurisdiction a judgment of such Chosen Court. Process in any such Proceeding may be served on any Person with respect to such Applicable Matters anywhere in the world, whether within or without the jurisdiction of any such Chosen Court. Without limiting the foregoing, each such Person agrees that service of process on such party as provided in Section 7.8 shall be deemed effective service of process on such Person. AS SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

7.9    Survival. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, except for covenants and agreements that contemplate performance after the Closing or otherwise expressly by their terms survive the Closing.

7.10    Execution. This Agreement, and any amendments hereto, to the extent signed and delivered by means of an electronic transmission, including by a facsimile machine or via email, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the Transactions contemplated hereby (including without limitation waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act or any state Laws based on the Uniform Electronic Transactions Act. No party hereto or to any such agreement or instrument shall raise the use of electronic transmission by a facsimile machine or via email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through such electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on each party hereto.

57

7.11    Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the Transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

7.12    Remedies. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement and the Transaction Documents, and no party will allege, and each party hereby waives, the defense or counterclaim that there is an adequate remedy at law.

7.13    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance hereof may only be made against the entities that are expressly identified as parties hereto (including entities that become parties hereto after the date hereof, pursuant to a permitted assignment in accordance with Section 7.5), and not against any other Person, except as expressly provided in this Section 7.13. Notwithstanding anything to the contrary in this Agreement, no claim or cause of action (whether in tort, contract or otherwise) may be asserted against, and no recourse shall be had to Applied Parent or any Subsidiary of Applied Parent, other than Contributor, APLD Intermediate or Cloud, in each case in their capacities as parties hereto.

7.14    Construction. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex, letter and schedule references not attributed to a particular document shall be references to such exhibits, annexes, letters and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:

(a)    the word “or” is not exclusive;

(b)    the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(c)    the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision; and

58

(d)    the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York generally are authorized or required by Law or other governmental action to close.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Contribution Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

APLD INTERMEDIATE APLD INTERMEDIATE HOLDCO LLC By: /s/ Saidal Mohmand Name: Saidal Mohmand Title: Chief Financial Officer
CONTRIBUTOR APLD CHRONOSCALE HOLDCO LLC By: /s/ Saidal Mohmand Name: Saidal Mohmand Title: Chief Financial Officer
CLOUD APPLIED DIGITAL CLOUD CORPORATION By: /s/ Saidal Mohmand Name: Saidal Mohmand Title: Chief Financial Officer

[Signature Page to Contribution Agreement]

ISSUER EKSO BIONICS HOLDINGS, INC.
By: /s/ Scott G. Davis Name: Scott G. Davis Title: Chief Executive Officer

[Signature Page to Contribution Agreement]

EXHIBIT A

INVESTOR RIGHTS AGREEMENT

See attached.

EXHIBIT B

FORM OF STOCK POWER

STOCK POWER

FOR VALUE RECEIVED, APLD ChronoScale HoldCo LLC, a Delaware limited liability company does hereby sell, assign and transfer unto Ekso Bionics Holdings, Inc., a Nevada corporation 1,200 shares of the common stock (the “Shares”) of Applied Digital Cloud Corporation, a Nevada corporation (the “Company”), standing in its name on the books of the Company and does hereby irrevocably constitute and appoint [●] attorney to transfer the Shares on the books of the Company, with full power of substitution in the premises.

Dated: _____, 2026

By: Name:[Saidal Mohmand] Title: [Chief Financial Officer]

EXHIBIT C

RESTATED ISSUER BYLAWS

See attached.

EXHIBIT D

RESTATED ISSUER ARTICLES

See attached.

EXHIBIT E

2026 PLAN

See attached.

Annex B

INVESTOR RIGHTS AGREEMENT

DATED AS OF [•], 2026

BETWEEN

CHRONOSCALE CORPORATION

AND

APLD CHRONOSCALE HOLDCO LLC

B-1

i

Section 5.13	Grant of Consent	26

Section 5.14	Counterparts	26

Section 5.15	Effectiveness	26

Section 5.16	No Recourse	26

Section 5.17	Obligations are Several	26

ii

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is entered into as of [•], 2026 (the “Effective Date”) by and between ChronoScale Corporation, a Nevada corporation (the “Company”), and APLD ChronoScale Holdco LLC, a Delaware limited liability company (the “Investor”), as the sole APLD Investor as of the date hereof. Certain terms used in this Agreement are defined in Section 1.1.

RECITALS:

WHEREAS, in connection with the Contribution Transactions and effective upon the Effective Date, the parties hereto desire to set forth their agreement with respect to governance, registration rights and certain other matters in relation to the Company, in each case in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE I.

INTRODUCTORY MATTERS

Section 1.1    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning set forth in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.

“Agreement” has the meaning set forth in the Preamble.

“APLD Designator” means the Investor or any other APLD Investor designated by the Investor in writing.

“APLD Designee” has the meaning assigned to such term in Section 2.2(a).

“APLD Investors” means the Investor and any Permitted Transferee that becomes party to this Agreement as an “APLD Investor” in accordance with Section 5.5 hereof.

“APLD Parent” means Applied Digital Corporation, a Nevada corporation.

“Beneficially Own” (including its correlative meanings “Beneficial Owner” and “Beneficial Ownership” and words with a similar correlative meaning) has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of the Company from time to time.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Chairman” has the meaning set forth in Section 2.1.

“Contribution and Exchange Agreement” means that certain Contribution and Exchange Agreement, dated as of February 15, 2026, by and among the Company, the APLD Investor, and the other parties thereto.

“Common Stock” means shares of common stock, par value $0.001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

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“Company” has the meaning set forth in the Preamble.

“Company Articles” means the Company’s Second Amended and Restated Articles of Incorporation as in effect on the date hereof and as may be amended, restated or modified and in effect from time to time.

“Contribution Transactions” means the transactions contemplated by the Contribution and Exchange Agreement.

“Control” (including its correlative meanings, “Controlled” “Controlling” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Deemed Liquidation Event” means (i) any voluntary or involuntary liquidation, dissolution or winding up of the Company or (ii) the consummation of a Fundamental Transaction.

“Director” means any director of the Company from time to time.

“Effective Date” has the meaning set forth in the Preamble.

“Equity Securities” means any and all shares of Common Stock of the Company, and any and all securities of the Company convertible into, or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, and any options, warrants or other rights to acquire shares of Common Stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fundamental Transaction” means, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of a business unit in excess of 30% of the Company’s revenues or of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person, whereby such other Person acquires more than 50% of the outstanding shares of Common Stock.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Information” has the meaning set forth in Section 3.1 hereof.

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“Law” means any statute, law, ordinance, rule, treaty, code, directive, regulation, governmental approval (whether granted or required) or Governmental Order, in each case, of any Governmental Authority.

“Lien” means any lien (statutory or otherwise), mortgage, pledge, conditional or installment sale agreement, encumbrance, hypothecation, defect in title, covenant, condition, restriction, charge, proxy, voting right, option, right of first offer, drag-along, pre-emptive right, right of first refusal, lease, sublease, license, easement, security interest, trust, deed of trust, equitable interest, preference, right of possession, right-of-way, encroachment, zoning restriction, conditional sales agreement or title retention agreement or lease in the nature thereof, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law (including any restriction on the voting of any security, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the transfer of any security or other asset, and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), and including any agreement to give any of the foregoing.

“New Securities” means, collectively, Equity Securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such Equity Securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such Equity Securities.

“NewCo” has the meaning set forth in Section 4.2 hereof.

“Non-Recourse Party” has the meaning set forth in Section 5.16 hereof.

“Own” means, with respect to capital stock or any other tangible or intangible property, to directly or indirectly, Beneficially Own, own of record, or have good and marketable title to such stock or property.

“Permitted Liens” means (i) Liens for current taxes, or governmental assessments, charges or claims of payment not yet past due or the amount or validity of which is being contested in good faith by appropriate Proceedings and for which adequate reserves in accordance with generally accepted accounting principles as applied in the United States have been established, (ii) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business consistent with past practice for sums not yet due and payable or the amount or validity of which is being contested in good faith by appropriate Proceedings and for which adequate reserves in accordance with generally accepted accounting principles as applied in the United States have been established, (iii) easements, rights of way, and other similar encumbrances affecting real property that do not materially interfere with or impair the present or proposed use, leasing or operation of the real property subject thereto, or the value thereof, (iv) with respect to any leased real property, Liens encumbering the fee estate of such real property, (v) rights of landlords or lessors under leases, or the leasehold or similar estates of third-party tenants or occupants of real property, executed in the ordinary course of business, so long as such Liens are not exercised, (vi) any such matters of record, Liens and other imperfections of title that do not secure indebtedness, and do not and would not reasonably be expected to, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate or the value thereof, (vii) restrictions on transfers under applicable securities Laws, and (viii) non-exclusive licenses of intellectual property.

“Permitted Transferee” means APLD Parent, any Controlled Affiliate of APLD Parent or any acquirer of APLD Parent; provided, however, that with respect to Controlled Affiliates, such Controlled Affiliate shall only be a Permitted Transferee for so long as such Affiliate remains an Affiliate of APLD Parent.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

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“Proceeding” means any claim, complaint, charge, grievance, suit, action, arbitration, mediation, audit, hearing, inquiry, investigation, or other legal proceeding (in each case, whether civil, criminal, administrative, investigative, formal or informal) whether in equity or at law, in contract, in tort or otherwise.

“Prospectus” means (i) the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and (ii) any “free writing prospectus” as defined in Rule 405 under the Securities Act.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means (i) any shares of Common Stock issued and (ii) any Common Stock issued in respect of the securities described in clause (i) above upon any stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that any such Registrable Securities shall cease to be Registrable Securities (and the Company shall not be required to maintain the effectiveness of any, or file another, Registration Statement hereunder with respect thereto) upon the first to occur of (A) a Registration Statement with respect to the sale of such Registrable Securities being declared effective by the SEC under the Securities Act and such Registrable Securities having been disposed of by the holder thereof in accordance with such effective Registration Statement, (B) such Registrable Securities having been sold in accordance with Rule 144 (or another exemption from the registration requirements of the Securities Act), and (C) such Registrable Securities becoming eligible for resale without restriction by the APLD Investor holding such security pursuant to Rule 144, including without volume or manner-of-sale restrictions and without current public information requirements.

“Registration Statement” means any registration statement of the Company under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including pre- and post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“SEC” means the U.S. Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly available written or oral guidance of the SEC staff, or any comments, requirements or requests of the SEC staff and (ii) the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any corporation, company, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock or majority ownership interest of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

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“Total Number of Directors” means the total number of directors comprising the Board from time to time.

“Trading Day” means a day on which the Nasdaq Stock Market, or such other principal United States securities exchange on which the Common Stock is listed, quoted or admitted to trading, is open for the transaction of business (unless such trading shall have been suspended for the entire day).

“Transfer” (including its correlative meanings, “Transferor,” “Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.

“Voting Securities” means, at any time, outstanding shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors to the Board.

Section 1.2    Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to sections of this Agreement unless otherwise specified.

ARTICLE II.

CORPORATE GOVERNANCE MATTERS

Section 2.1    Initial Board Composition. As of the Effective Date, the Board is comprised of seven (7) Directors, as follows: (i) [•], the current Chief Executive Officer of the Company, (ii) Wes Cummins, Richard Nottenburg, Jason Zhang and Ella Benson, who constitute the initial four (4) APLD Designees, and (iii) [•]1.Wes Cummins has been appointed as the chairman of the Board (the “Chairman”) and shall continue to serve as Chairman for so long as he is an APLD Designee. Thereafter, the Chairman shall be elected by a majority of the Board.

1 To be the two (2) Directors mutually agreed in writing by the APLD Designator and the Company; provided, however, that (A) at least one (1) of the two (2) Directors must be independent as determined by such Director’s eligibility to serve on the Board’s audit committee and (B) in the event the APLD Designator and the Company do not so mutually agree prior to the Effective Date as to both or either of the two (2) Board seats, any such undesignated Board seats shall remain vacant at the Closing (as defined in the Contribution and Exchange Agreement) of the Contribution Transactions.

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Section 2.2    Election of Directors.

(a)    From and after the Effective Date, for so long as the APLD Investors continue to Own at least fifty percent (50%) of the aggregate outstanding Voting Securities, the APLD Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly authorized committee thereof shall include, a total of four (4) Directors (each, an “APLD Designee”), and the APLD Designator shall have the right, but not the obligation, to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company. If and when the APLD Investors collectively Own less than 50% of the aggregate outstanding Voting Securities, the APLD Designator shall have the right, but not the obligation, to designate, and the individuals nominated for election as Directors by or at the direction of the Board or a duly-authorized committee thereof shall include: (i) if the APLD Investors collectively Own, 25% or more of the aggregate outstanding Voting Securities, three (3) Directors; (ii) if the APLD Investors collectively Own at least 10% (but less than 25%) of the aggregate outstanding Voting Securities, two (2) Directors; and (iii) if the APLD Investors collectively Own less than 10% of the aggregate outstanding Voting Securities, one (1) Director (in each case, each such person shall be an “APLD Designee” for all purposes of this Agreement). In addition, if the APLD Investors collectively Own at least 25% of the aggregate outstanding Voting Securities, the APLD Designator shall have the right, but not the obligation, to consent to any individual nominated for election to the Board seat initially occupied by the Chief Executive Officer of the Company.

(b)    Directors are subject to removal pursuant to the applicable provisions of the Company Articles and bylaws of the Company, as in effect from time to time; provided, however, that, for as long as this Agreement remains in effect, the APLD Designees may only be removed with the consent of the APLD Designator, delivered in accordance with Section 5.13 hereof, or by the stockholders in accordance with applicable Law.

(c)    In the event that a vacancy is created at any time by death, disability, retirement, removal (with or without cause and subject to Section 2.2(b)), disqualification, resignation or otherwise with respect to an APLD Designee, any individual nominated by or at the direction of the Board or any duly-authorized committee thereof to fill such vacancy shall be, and the Company shall use reasonable best efforts to cause such vacancy to be filled, as soon as reasonably possible, by a new designee of the APLD Designator.

(d)    The Company shall, to the fullest extent permitted by applicable Law, include in the slate of nominees recommended by the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the persons designated pursuant to this Section 2.2 and use its reasonable best efforts to cause the election of each such designee to the Board, including nominating each such individual to be elected as a Director as provided herein, recommending such individual’s election and soliciting proxies or consents in favor thereof. In the event that any APLD Designee shall fail to be elected to the Board at any meeting of stockholders called for the purpose of electing directors (or consent in lieu of meeting), the Company shall use its reasonable best efforts to cause such APLD Designee (or a new designee of the APLD Designator) to be elected to the Board, as soon as possible, and the Company shall take or cause to be taken, to the fullest extent permitted by Law, at any time and from time to time, all actions necessary to accomplish the same, including, without limitation, actions to effect an increase in the Total Number of Directors.

(e)    In addition to any vote or consent of the Board or the stockholders of the Company required by applicable Law or the Company Articles or bylaws of the Company, and notwithstanding anything to the contrary in this Agreement, for so long as the APLD Investors continue to Own at least thirty percent (30%) of the aggregate outstanding Voting Securities, (i) any action by the Board to increase the Total Number of Directors to greater than seven (7) shall require the prior written consent of the APLD Designator, delivered in accordance with Section 5.13 hereof and (ii) in no event shall any decrease in the Total Number of Directors, in any instance, eliminate, abridge, or otherwise modify the right of (A) the APLD Designator to designate APLD Designees in accordance with Section 2.2(a), without the consent of the APLD Designator delivered in accordance with Section 5.13 hereof.

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Section 2.3    Compensation. Except to the extent the APLD Designator may otherwise notify the Company with respect to the APLD Designees, each APLD Designee shall be entitled to compensation consistent with the Director compensation received by other Directors, including any fees and equity awards, provided, that (x) to the extent any Director compensation is payable in the form of equity awards, at the election of an APLD Designee that is an employee or affiliate (within the meaning of Rule 144 under the Securities Act) of an APLD Investor, in lieu of any equity award, such compensation shall be paid in an amount of cash equal to the value of the equity award as of the date of the award, with any such cash subject to the same vesting terms, if any, as the equity awarded to other Directors and (y) at the election of an APLD Designee that is an employee or affiliate (within the meaning of Rule 144 under the Securities Act) of an APLD Investor, any Director compensation (whether cash, equity awards and/or cash in lieu of equity as may be designated by the electing APLD Designee) shall be paid to an APLD Investor or an Affiliate thereof specified by such APLD Designee rather than to such APLD Designee. If the Company adopts a policy that Directors own a minimum amount of equity in the Company, any APLD Designee that is an employee or affiliate of an APLD Investor shall not be subject to such policy unless otherwise determined by the APLD Designator in its sole discretion.

Section 2.4    Other Rights of APLD Designees. Except as provided in Section 2.3, each APLD Designee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall, (i) to the maximum extent permitted by applicable Law, indemnify, exculpate, and reimburse fees and expenses of the APLD Designees to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Company Articles or bylaws of the Company, applicable Law or otherwise and (ii) provide the APLD Designees with director and officer insurance in such forms and amounts specified by and acceptable to APLD Investor.

Section 2.5    Indemnification Agreements. Except as otherwise agreed by the Company and the APLD Investor in writing, the Company has entered into and shall at all times maintain in effect an indemnification agreement with each APLD Designee, in such form as has been previously agreed to by each of the Company and the APLD Investor.

Section 2.6    Director Independence. Notwithstanding anything to the contrary herein, the parties hereto shall ensure the composition of the Board will continue to meet all applicable requirements for a controlled company listed on the Nasdaq Capital Market (or such other stock exchange on which the Common Stock may be listed from time to time), including with respect to director independence.

Section 2.7    Actions Requiring APLD Investor Approval. From and after the Effective Date, for so long as the APLD Investors continue to Own at least thirty percent (30%) of the aggregate outstanding Voting Securities, the Company and its Subsidiaries will not, and the Company will cause any and all of its Subsidiaries not to, without the prior written consent of the APLD Designator, in its sole and absolute discretion, either directly, indirectly or by amendment of this Agreement or any governing document of the Company or any Subsidiary thereof, merger, consolidation, or otherwise, take any of the following actions:

(a)    commence or approve any dissolution, liquidation or winding up of the Company or any Subsidiary, or any Deemed Liquidation Event, Fundamental Transaction or similar transaction, or merge or consolidate with any person, or sell, lease, transfer or otherwise dispose of all or substantially all of the assets or voting power of the Company or any Subsidiary;

(b)    make any fundamental change in the nature of the Company’s or any Subsidiary’s business or purpose; including entering into any new lines of business outside the ordinary course;

(c)    relocate the Company’s principal office;

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(d)    create, authorize, designate, issue or obligate the Company or any Subsidiary to issue any Equity Security that is senior to the Common Stock with respect to dividends, liquidation or voting;

(e)    amend, alter or repeal any provision of the Company Articles or the Company’s bylaws, stockholders’ agreement or similar governing or organizational document;

(f)    issue any shares of Preferred Stock (as defined in the Company Articles);

(g)    declare, set aside or pay any dividends or other distributions on any capital stock;

(h)    enter into any agreement that restricts the ability of the Company or any Subsidiary to issue Equity Securities in compliance with pre-emptive rights of the APLD Investors set forth in Section 4.3;

(i)    incur, create, assume or guarantee any indebtedness for borrowed money, except (i) indebtedness expressly permitted by the annual operating or capital budget for any fiscal year, in each case as approved by the Board (each, an “Approved Annual Budget”) or (ii) indebtedness not exceeding $100 million individually or $250 million in the aggregate outstanding at any time, or make, or commit to make, any capital expenditure or noncapitalized technology expenditure in excess of $100 million individually or $250 million in the aggregate in any fiscal year, except as expressly provided for in an Approved Annual Budget;

(j)    make or commit to make any acquisition (by merger, purchase of stock or assets or otherwise), joint venture, partnership, strategic alliance or formation of any Subsidiary, or any investment in, or loans or advances to, any person, except investments, loans or advances that are expressly approved in an Approved Annual Budget or otherwise approved by the APLD Designator;

(k)    create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Company or any Subsidiary, assign or sell any income or revenues (including accounts receivable) or rights in respect thereof, other than Permitted Liens;

(l)    enter into, amend, waive, supplement or terminate any transaction or agreement with any stockholder, director, officer or employee of the Company or any Subsidiary, or any affiliate of the foregoing, other than (i) employment and compensation arrangements approved by the Board, (ii) equity awards under an equity incentive plan to the extent permitted below, and (iii) intercompany arrangements among the Company and its wholly owned Subsidiaries on arm’s length terms;

(m)    sell, transfer, assign, exclusively license, pledge, encumber or otherwise dispose of any assets valued individually or collectively in excess of $100 million, including any material technology or intellectual property, other than non-exclusive licenses granted in the ordinary course of business consistent with historical practice;

(n)    hire, appoint, terminate or materially change the compensation or duties of the Chief Executive Officer or Chief Financial Officer of the Company;

(o)    appoint, remove or change the Company’s independent public accountants (other than to a nationally recognized or regional accounting firm);

(p)    prosecute, commence, defend, settle or compromise any litigation, arbitration, administrative or regulatory Proceeding, investigation or claim that could reasonably be expected to (i) result in obligations (including fees and expenses) exceeding $1 million, (ii) impose injunctive or other equitable relief materially adverse to the Company or the conduct of the business, or (iii) adversely affect the rights of any APLD Investor;

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(q)    enter into any agreement that purports to bind any APLD Investor (including any indemnification, release, restrictive covenant or similar obligation applicable to an APLD Investor);

(r)    make any political or charitable contribution in excess of $1,000 in any instance or $10,000 in the aggregate in any fiscal year; provided that any permitted political contributions shall comply with applicable Law;

(s)    enter into any agreement that restricts the ability of the Company or any Subsidiary to conduct any material aspect of its business, to compete in any material respect, or to operate in any geographic area, other than customary restrictions in commercial agreements entered into in the ordinary course of business; and

(t)    agree, approve, adopt a plan or policy, or commit, resolve or obligate the Company or any Subsidiary (whether contingently or otherwise) to do any of the foregoing.

Notwithstanding the foregoing, the APLD Designator may waive any of the rights set forth in this Section 2.7, in whole or in part, at any time and from time to time, without notice to or the consent of any other party hereto, and such waiver shall be effective permanently, for such duration, or subject to such other conditions, limitations or qualifications, in each case, as the APLD Designator shall so determine and any such waiver will apply to all APLD Investors.

ARTICLE III.

INFORMATION RIGHTS

Section 3.1    Books and Records; Access. For so long as any APLD Investor is a party to this Agreement, the Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, (a) permit the APLD Investors and their respective designated representatives (or other designees), at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary, (b) host regular conference calls for the APLD Investors with senior officers of the Company upon request and (c) provide each APLD Investor, at its request, all information of a type, at such times and in such manner as is consistent with the Company’s past practice or that is otherwise reasonably requested by such APLD Investors from time to time (all such information so furnished pursuant to this Section 3.1, the “Information”).

Section 3.2    Certain Reports. The Company shall deliver or cause to be delivered to each APLD Investor, at its request:

(a)    to the extent otherwise prepared by the Company, operating and capital expenditure budgets and periodic information packages relating to the operations and cash flows of the Company and its Subsidiaries (including such periodic information packages provided to the Board); and

(b)    to the extent otherwise prepared by the Company, such other reports and information as may be reasonably requested by such APLD Investor.

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Section 3.3    Information Rights.

(a)    For so long as any APLD Investor is a party to this Agreement (subject to Section 5.1), without limitation or prejudice of any of the rights provided to the APLD Investors hereunder, the Company shall, with respect to each such APLD Investor:

i.	provide each APLD Investor or its designated representative with:

(A)

upon reasonable notice and at mutually convenient times, the right to visit and inspect any of the offices and properties of the Company and its Subsidiaries and inspect and copy the books and records of the Company and its Subsidiaries;

(B)

as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its Subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C)

as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its Subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation;

(D)

to the extent the Company is required by applicable Law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, actually prepared by the Company as soon as available; and

(E)

upon written request by the APLD Investor, copies of all materials provided to the Board, subject to appropriate protections with respect to confidentiality and preservation of attorney-client privilege;

provided, that, in each case, if the Company makes the information described in clauses (B), (C) and (D) of this Section 3.3(a)(i) available through public filings on the EDGAR System or any successor or replacement system of the U.S. Securities and Exchange Commission, the requirement to deliver such information shall be deemed satisfied;

ii.

make appropriate officers and/or Directors of the Company available, and cause the officers and directors of its Subsidiaries to be made available, periodically and at such times as reasonably requested by each APLD Investor, upon reasonable notice and at mutually convenient times, for consultation with such APLD Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its Subsidiaries; and

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iii.

to the extent that the APLD Investor requests to receive such information and rights, and to the extent consistent with applicable Law or listing standards (and with respect to events which require public disclosure, only following the Company’s public disclosure thereof through applicable securities law filings or otherwise), inform each APLD Investor or its designated representative in advance with respect to any significant corporate actions, and to provide (or cause to be provided) each APLD Investor or its designated representative with the right to consult with the Company and its Subsidiaries with respect to such actions should the APLD Investor elect to do so; provided, however, that this right to consult must be exercised within five days after the Company informs the APLD Investor of the proposed corporate action; provided, further, that the Company shall be under no obligation to provide the APLD Investor with any material non-public information with respect to such corporate action.

(b)    The Company agrees to consider, in good faith, the recommendations of each APLD Investor or its designated representative in connection with the matters on which it is consulted as described above in this Section 3.3, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company.

Section 3.4    Information Sharing. Each party hereto acknowledges and agrees that APLD Designees may share any information concerning the Company and its Subsidiaries received by them from or on behalf of the Company or its designated representatives with each APLD Investor and its designated representatives. Each APLD Investor hereby acknowledges that it is aware that the United States federal securities laws prohibit any person who has received material non-public information about a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

Section 3.5    APLD Investor Observer Rights. For so long as any APLD Investor is a party to this Agreement, the Company shall invite two (2) representatives of APLD Investor (each, an “APLD Investor Observer”) to attend all meetings of the Board, and to participate in all deliberations thereof, in a non-voting observer capacity and, in this respect, shall give the APLD Investor Observer copies of all notices, minutes, consents and other materials that the Company provides to its directors at the same time and in the same manner as provided to such directors. Notwithstanding the foregoing, in no event will an APLD Investor Observer be entitled to be present at, or participate in, any Board or Board committee meeting or portion thereof (or receive any related materials): (i) to the extent reasonably necessary to preserve attorney-client privilege or work product privilege between the Company and its subsidiaries and its counsel or to comply with law; or (ii) to the extent the Board or a committee will discuss or present on transactions or other matters where there is a conflict of interest with the APLD Investor Observer or any APLD Investor.

ARTICLE IV.

ADDITIONAL COVENANTS

Section 4.1    Pledges or Transfers. Upon the request of any APLD Investor that wishes to (x) pledge, charge, hypothecate or grant security interests in any or all of the shares of Common Stock held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) subject to Section 4.3, sell or transfer any or all of the shares of Common Stock held by it, including to a third party investor, the Company agrees, subject to applicable Law, to cooperate with such APLD Investor in taking any action reasonably necessary to consummate any such pledge, charge, hypothecation, grant or transfer, including without limitation, but subject to applicable Law and delivery by such APLD Investor of any reasonably requested documentation and certification, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company (to the extent the Common Stock is then eligible for electronic transfer through The Depository Trust Company) without restricted legends and cooperating in diligence or other matters as may reasonably requested by any APLD Investor in connection with a proposed transfer.

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Section 4.2    Spin-Offs or Split-Offs. In theevent that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any APLD Investor will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a stockholders or investor rights agreement with the APLD Investors that provides the APLD Investors with rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement, and which agreement shall have the same ownership thresholds applicable to NewCo as are applicable to the Company in this Agreement.

Section 4.3    Preemptive Rights. From and after the Effective Date, for so long as the APLD Investors continue to Own at least ten percent (10%) of the aggregate outstanding Voting Securities, subject to the terms and conditions of this Section 4.3 and applicable securities laws, if the Company proposes to offer or sell any New Securities (a “Subsequent Financing”), each APLD Investor shall have the right to participate in each such Subsequent Financing in the amounts set forth in Section 4.3(b) below. The APLD Investor shall be entitled to apportion and/or assign the preemptive rights hereby granted to it in such proportions as it deems appropriate, among (i) itself, and (ii) its Controlled and/or Controlling Affiliates; provided that each such Controlled and/or Controlling Affiliate agrees to enter into this Agreement as an “APLD Investor” under each such agreement.

(a)    The Company shall give notice (the “Preemptive Rights Notice”) to the APLD Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b)    By notification to the Company within ten (10) days after the Preemptive Rights Notice is given, the APLD Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Preemptive Rights Notice, up to that portion of such New Securities which equals the lesser of (A) 150% of the APLD Investor’s pro rata share of all Equity Securities outstanding immediately prior to the issuance and (B) an aggregate of 75% of the New Securities available for issuance (with an oversubscription right for any unsubscribed New Securities to the extent such oversubscription right is actually exercised). The closing of any sale pursuant to this Section 4.3(b) shall occur within the later of thirty (30) days of the date that the Preemptive Rights Notice is given and the date of initial sale of New Securities pursuant to Section 4.3(c).

(c)    If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 4.3(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 4.3(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Preemptive Rights Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the APLD Investor in accordance with this Section 4.3.

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(d)    The provisions of this Section 4.3 shall apply mutatis mutandis to any equity securities issued by any Subsidiary of the Company; provided, however, the preemptive right described herein shall not be applicable to (i) de minimis amounts of equity securities issued by any Subsidiary of the Company to third parties in order to satisfy an applicable resident shareholder, director or similar legal requirement or (ii) issuances to the Company or another wholly-owned Subsidiary of the Company. Furthermore, the provisions of this Section 4.3 shall not apply to any Exempt Issuance. “Exempt Issuance” means the valid issuance, subject to compliance with applicable Law and Section 2.7 hereof, of shares of the Company’s Equity Securities to employees, officers, directors or other service providers of the Company pursuant to duly adopted employee benefit plans, equity incentive plans or other employee compensation plans, or other arrangements permitted by any equity plan duly adopted for such purpose.

(e)    Termination. The covenants set forth in this Section 4.3 shall terminate and be of no further force or effect upon the closing of a Deemed Liquidation Event.

Section 4.4    Registration Rights.

(a)    Registration Statement.

(i)

Promptly following the Effective Date but no later than [•], 2026[2] (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement covering the resale of all of the Registrable Securities which, for the avoidance of doubt, may also register the sale or issuance of primary securities. Subject to any SEC comments, such Registration Statement shall include the plan of distribution, substantially in the form and substance, set forth in Part III of the APLD Investor’s Selling Stockholder Questionnaire, the form of which is attached hereto as Annex I; provided, however, that the APLD Investor shall not be named as an “underwriter” in such Registration Statement without such APLD Investor’s prior written consent. Such Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statement shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of the APLD Designator; provided, however, that such Registration Statement may include up to 15,389 Warrant Shares (as defined in the Lake Street Warrant) issuable to Lake Street Capital Markets, LLC ("Lake Street") upon the exercise of that certain Placement Agent Stock Purchase Warrant issued to Lake Street on October 30, 2025 (the “Lake Street Warrant”). Such Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 4.4(f)(iii) to the APLD Investor prior to its filing or other submission.

2 Note to Draft: To insert the date that is 60 days after Closing.

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(ii)

The Registration Statement referred to in Section 4.4(a)(i) shall be on Form S-3. In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on such other form as is available to the Company and (ii) so long as the Registrable Securities remain outstanding, promptly following the date (the “Qualification Date”) upon which the Company becomes eligible to use a registration statement on Form S-3 to register the Registrable Securities for resale, but in no event more than thirty (30) days after the Qualification Date (the “Qualification Deadline”), file a registration statement on Form S-3 covering the Registrable Securities (or a post-effective amendment on Form S-3 to a registration statement on Form S-1) (a “Shelf Registration Statement”) and use commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective as promptly as practicable thereafter; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Shelf Registration Statement covering the Registrable Securities has been declared effective by the SEC.

(b)    Expenses. The Company will pay all expenses associated with the Registration Statement, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. The Company shall not be responsible for legal fees incurred by the APLD Investors of the Registrable Securities in connection with the performance of its rights and obligations under this Agreement or the Contribution and Exchange Agreement.

(c)    Effectiveness.

(i)

The Company shall use commercially reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof, but in any case on or prior to the 30th calendar day following the Filing Deadline (or the 60th calendar day if the SEC reviews the Registration Statement) (the “Effectiveness Deadline”). By 5:30 p.m. (Eastern time) on the second Business Day following the date on which the Registration Statement is declared effective by the SEC, the Company shall file with the SEC, in accordance with Rule 424 under the Securities Act, the final prospectus to be used in connection with sales pursuant to the Registration Statement. The Company shall notify the APLD Investors by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the APLD Investors with access to a copy of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby to the extent a copy of such Prospectus has not been publicly filed with the SEC.

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(ii)

Notwithstanding anything to the contrary contained herein, (i) the Company shall not be required to request effectiveness of the Registration Statement, for a period of up to sixty (60) days, if (A) the Company determines in good faith that a postponement is in the best interest of the Company and its stockholders generally due to a pending transaction involving the Company (including a pending securities offering by the Company, or any proposed financing, acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other significant transaction involving the Company), (B) the Company determines such registration would render the Company unable to comply with applicable securities laws, (C) the Company determines such registration would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (D) audited financial statements as of a date other than the fiscal year end of the Company would be required to be prepared; and (ii) the Company may, upon written notice to any holder of Registrable Securities included in the Registration Statement, suspend the use of the Registration Statement, including any Prospectus that forms a part of the Registration Statement, if the Company (X) determines that it would be required to make disclosure of material information in the Registration Statement that the Company has a bona fide business purpose for preserving as confidential, (Y) the Company determines it must amend or supplement the Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading or (Z) the Company has experienced or is experiencing some other material non-public event, including a pending transaction involving the Company, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, in no event shall holders of Registrable Securities be suspended from selling Registrable Securities pursuant to the Registration Statement for a period that exceeds 45 consecutive Trading Days or 90 total Trading Days in any 365-day period (any such suspension contemplated by this Section 4.4(c)(ii), an “Allowed Delay”) provided, that the Company shall promptly (1) notify each APLD Investor in writing of the commencement of an Allowed Delay, but shall not (without the prior written consent of an APLD Investor) disclose to such APLD Investor any material nonpublic information giving rise to an Allowed Delay (it being understood that the notice of suspension may constitute material nonpublic information), (2) advise the APLD Investors in writing to cease all sales under the Registration Statement until the end of the Allowed Delay and (3) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to holders whose Registrable Securities are included in the Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities as contemplated hereby.

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(d)    Rule 415; Cutback. If at any time the SEC takes the position that the offering of some or all of the Registrable Securities in the Registration Statement is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the Securities Act (provided, however, the Company shall be obligated to use commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with the SEC Guidance, including without limitation, Compliance and Disclosure Interpretation 612.09) or requires any APLD Investor to be named as an “underwriter,” the Company shall (i) promptly notify each holder of Registrable Securities thereof and (ii) make commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that the APLD Investor is not an “underwriter.” No such written submission with respect to this matter shall be made to the SEC to which the APLD Investor’s counsel reasonably objects. In the event that, despite the Company’s commercially reasonable efforts and compliance with the terms of this Section 4.4(d), the SEC refuses to alter its position, the Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”) and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure the Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that the Company shall not name any APLD Investor as an “underwriter” in the Registration Statement without the prior written consent of such APLD Investor. Any cut-back imposed on the APLD Investor pursuant to this Section 4.4(d) shall be allocated among the APLD Investors (if more than one APLD Investor) on a pro rata basis and shall be applied first to any of the Registrable Securities of such APLD Investor as such APLD Investor shall designate, unless the SEC Restrictions otherwise require or provide or the APLD Investor otherwise agrees. In furtherance of the foregoing, the APLD Investor shall provide the Company with prompt written notice of its sale of substantially all of the Registrable Securities under the Registration Statement such that the Company will be able to file one or more additional Registration Statements covering the Cut Back Shares. From and after the date as the Company is able to effect the registration of such Cut Back Shares in accordance with any SEC Restrictions applicable to such Cut Back Shares (such date, the “Restriction Termination Date”), all of the provisions of this Section 4.4 (including the Company’s obligations with respect to the filing of a Registration Statement and its obligations to use its commercially reasonable efforts to have such Registration Statement declared effective within the time periods set forth herein) shall again be applicable to such Cut Back Shares; provided, however, that (i) the Filing Deadline for such Registration Statement including such Cut Back Shares shall be fifteen (15) Business Days after such Restriction Termination Date, and (ii) the date by which the Company is required to obtain effectiveness with respect to such Cut Back Shares shall be the 30th calendar day immediately after the Restriction Termination Date (or the 60th calendar day if the SEC reviews such Registration Statement).

(e)    Other Limitations. Notwithstanding any other provision herein or in the Contribution and Exchange Agreement, with respect to any APLD Investor (as to such APLD Investor only) the Filing Deadline and the Effectiveness Deadline for the Registration Statement shall be extended and any failure to obtain or maintain effectiveness shall be automatically waived by no action of the APLD Investor, in each case, without default by the Company to such APLD Investor hereunder in the event that the Company’s failure to make such filing or obtain or maintain such effectiveness results from the failure of such APLD Investor to timely provide the Company with information requested by the Company and necessary to complete the Registration Statement in accordance with the requirements of the Securities Act (in which case any such deadline would be extended with respect to all Registrable Securities until such time as the APLD Investor provides such requested information), it being understood that the failure of such APLD Investor to timely provide such information to the Company shall not affect the rights of other APLD Investors, if any, herein.

(f)    Company Obligations. The Company shall use commercially reasonable efforts to effect the registration of the Registrable Securities pursuant to Section 4.4(a)(i) in accordance with the terms hereof, and pursuant thereto the Company shall, as expeditiously as possible:

(i)

use commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective until such time as there are no longer Registrable Securities held by the APLD Investor (the “Effectiveness Period”) and advise the APLD Investor promptly in writing when the Effectiveness Period has expired;

(ii)

prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and the related Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

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(iii)

provide via email to the APLD Investor who has supplied the Company with email addresses the Registration Statement and all amendments and supplements thereto not less than three (3) Trading Days prior to their filing with the SEC and reflect in each such document when so filed with the SEC such comments regarding the APLD Investor and the plan of distribution as the APLD Investor may reasonably and promptly propose no later than two (2) Trading Days after the APLD Investor has been so furnished with copies of such documents as aforesaid;

(iv)

furnish to the APLD Investor whose Registrable Securities are included in the Registration Statement (i) promptly after the same is prepared and filed with the SEC, if requested by such APLD Investor, one (1) copy of any Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as each APLD Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such APLD Investor (it being understood and agreed that such documents, or access thereto, may be provided electronically);

(v)

use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment;

(vi)

prior to any public offering of Registrable Securities, use reasonable best efforts to assist or cooperate with the APLD Investor and such APLD Investor’s counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions reasonably requested by the APLD Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the public offering or distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.4(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4.4(f), or (iii) file a general consent to service of process in any such jurisdiction;

(vii)

use commercially reasonable efforts to cause all Registrable Securities covered by the Registration Statement to be listed on The Nasdaq Capital Market (or the primary securities exchange, interdealer quotation system or other market on which the Common Stock is then listed);

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(viii)

promptly notify the APLD Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (provided that such notice shall not, without the prior written consent of the APLD Investor, disclose any material non-public information regarding the Company, with APLD Investor acknowledging that the notice itself may constitute material non-public information), and as promptly as reasonably practicable, prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(ix)

otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424 under the Securities Act, promptly inform the APLD Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the APLD Investors are required to deliver a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; and make available to its security holders, as soon as reasonably practicable, but not later than the Availability Date (as defined below), an earnings statement covering a period of at least twelve (12) months, beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, including Rule 158 promulgated thereunder (for the purpose of this subsection 3(i), “Availability Date” means the 45th day following the end of the fourth fiscal quarter that includes the effective date of the Registration Statement, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter);

(x)

if requested by the APLD Investor, (i) as soon as reasonably practicable, incorporate in a prospectus supplement or post-effective amendment such information as the APLD Investor reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as reasonably practicable, make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as reasonably practicable, supplement or make amendments to the Registration Statement if reasonably requested by a APLD Investor holding any Registrable Securities; and

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(xi)

with a view to making available to the APLD Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the APLD Investor to sell shares of Common Stock to the public without registration, the Company covenants and agrees to use its best efforts to: (i) make and keep adequate current public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) six months after such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as there are no longer Registrable Securities; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish electronically to the APLD Investor upon request, as long as such APLD Investor owns any Registrable Securities, (A) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) unless otherwise available via the SEC’s EDGAR filing system, a copy of or electronic access to the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail such APLD Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

(g)    Due Diligence Review; Information. If the APLD Investor is required under applicable securities laws to be described in the Registration Statement as an “underwriter,” the Company shall, upon reasonable prior notice, make available, during normal business hours, for inspection and review by the APLD Investor, advisors to and representatives of the APLD Investor (who may or may not be affiliated with the APLD Investor and who are reasonably acceptable to the Company) (collectively, the “Inspectors”), all pertinent financial and other records, and all other corporate documents and properties of the Company (collectively, the “Records”) as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Inspectors (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling such APLD Investor and its accountants and attorneys to conduct such initial and ongoing due diligence solely for the purpose of establishing a due diligence defense to underwriter liability under the Securities Act; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to such APLD Investor) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this Agreement or the Contribution and Exchange Agreement. The APLD Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, except in the case such Records are sought in the course of an ordinary examination or inspection of the business or operations of such APLD Investor or its Affiliates by such governmental body of competent jurisdiction, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the APLD Investor) shall be deemed to limit the APLD Investor’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations. Notwithstanding the foregoing, the Company shall not disclose material nonpublic information to the APLD Investor, or to advisors to or representatives of the APLD Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the APLD Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and the APLD Investor, if wishing to obtain such information, enters into an appropriate confidentiality agreement with the Company with respect thereto.

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(h)    Obligations of each APLD Investor.

(i)

The APLD Investor shall execute and deliver a Selling Stockholder Questionnaire prior to the Effective Date. The APLD Investor shall additionally furnish in writing to the Company such other information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each APLD Investor of the additional information the Company reasonably requires from such APLD Investor if such APLD Investor elects to have any of the Registrable Securities included in the Registration Statement (the “Registration Information Notice”). The APLD Investor shall provide such information to the Company no later than two (2) Business Days following receipt of a Registration Information Notice if such APLD Investor elects to have any of the Registrable Securities included in the Registration Statement. It is agreed and understood that it shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the APLD Investor that (i) such APLD Investor furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of such Registrable Securities, and (ii) such APLD Investor executes such documents in connection with such registration as the Company may reasonably request, including, without limitation, a waiver of its registration rights hereunder to the extent a APLD Investor elects not to have any of its Registrable Securities included in the Registration Statement.

(ii)

The APLD Investor, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless such APLD Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

(iii)

The APLD Investor agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 4.4(c)(ii)or (ii) the happening of an event pursuant to Section 4.4(f)(viii) hereof, such APLD Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the APLD Investor is advised by the Company that such dispositions may again be made.

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(iv)

The APLD Investor covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

(i)    Indemnification.

(i)

Indemnification by the Company. The Company will indemnify and hold harmless the APLD Investor and its officers, directors, members, managers, partners, trustees and employees, successors and assigns, and each other Person, if any, who controls such APLD Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, trustees and employees of each such controlling Person, against any losses, claims, damages or liabilities, and expenses (including reasonable and documented out-of-pocket attorney fees), joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration, and will reimburse the APLD Investor, and each such officer, director, member, employee and each such controlling person for any legal or other reasonable and documented out-of-pocket expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability (or action in respect thereof); provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished to the Company by an indemnified person in writing specifically for use in the Registration Statement or Prospectus, (ii) the use by the APLD Investor of an outdated or defective Prospectus after the Company has notified such APLD Investor in writing that such Prospectus is outdated or defective or (iii) the APLD Investor’s failure to send or give a copy of the Prospectus or supplement (as then amended or supplemented), if required (and not exempted) to the Persons asserting an untrue statement or omission or alleged untrue statement or omission at or prior to the written confirmation of the sale of Registrable Securities.

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(ii)

Indemnification by the APLD Investor. The APLD Investor agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable and documented out-of-pocket attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information regarding the APLD Investor and furnished in writing by the APLD Investor to the Company specifically for inclusion in the Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of the APLD Investor be greater than the dollar amount of the proceeds (net of all expenses paid by the APLD Investor in connection with a claim relating to this Section 4.4(i)(ii) and the amount of any damages the APLD Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the APLD Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(iii)

Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the reasonable and documented out-of-pocket fees and expenses of such counsel shall be at the expense of such person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person, or (C) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for reasonable and documented out-of-pocket fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

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(iv)

Contribution. If for any reason the indemnification provided for in the preceding paragraphs (i) and (ii) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 4.4(i) and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

ARTICLE V.

GENERAL PROVISIONS

Section 5.1    Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the APLD Investors, as provided under Section 5.3, and except for Section 4.4 hereof, this Agreement, excluding ARTICLE V hereof, shall terminate with respect to each APLD Investor at such time as the APLD Investors cease to hold any of the outstanding Equity Securities of the Company or such earlier time as such APLD Investor shall deliver a written notice to the Company requesting that this Agreement terminate with respect to such APLD Investor in accordance with Section 5.3(d). Notwithstanding anything contained herein to the contrary, the rights and obligations set forth in Sections 2.2, 2.7 and 4.3 shall terminate as set forth in such sections.

Section 5.2    Notices. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by email or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as set forth below their signature hereto or as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by email and one (1) Business Day after deposit with a reputable overnight courier service.

If to the Company:

ChronoScale Corporation
3811 Turtle Creek Blvd.
Suite 2100
Dallas, TX 75219
Attn: [______________]
E-Mail: [______________]

If to any of the APLD Investors or any other Person who becomes party to this Agreement, to such Person’s address as set forth below their signature hereto (as may be updated from time to time by the Company upon written notice thereof in accordance with this Section 5.2).

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Section 5.3    Amendment; Waiver.

(a)    The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and APLD Investors holding a majority of the Voting Securities then held by all APLD Investors in the aggregate; provided, however, that any modification or amendment (i) to Section 2.1, Section 2.2, Section 2.7 or this Section 5.3 shall also require the approval of the APLD Designator and (ii) that would adversely affect the rights of, or impose any additional obligations on, any of the APLD Investors hereunder shall also require the approval of each of the affected APLD Investor, as applicable.

(b)    Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

(c)    No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d)    Each APLD Investor, in such APLD Investor’s sole discretion, may withdraw from this Agreement at any time by written notice to the Company. Thereafter, such APLD Investor shall cease to be a party to this Agreement, shall have no further rights or obligations hereunder and none of the terms or provisions hereof shall have any continuing force and effect with respect to such APLD Investor.

(e)    Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.

Section 5.4    Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by applicable Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any APLD Investor being deprived of the rights contemplated by this Agreement.

Section 5.5    Assignment; Permitted Transferees.

(a)    The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto; provided, however, that, each of the APLD Investors may, without the prior written consent of the Company or any other Person, assign its rights and obligations under this Agreement, in whole or in part, to any Transferee of Voting Securities held by such APLD Investor if such Transferee, to the extent not already a party to this Agreement, executes and delivers to the Company a counterparty copy of this Agreement or a joinder hereto evidencing its agreement to become a party to and to be bound by all of the applicable provisions of this Agreement as a “APLD Investor” hereunder; provided, further, that the rights and obligations under Section 2.2 of this Agreement shall only be assignable to the extent that any right to designate Directors to the Board will not result in such Transferee receiving the right to designate more than one Director where such designation rights would result in the Transferee receiving the right to designate a percentage of the Total Number of Directors that is greater than the percentage of the aggregate outstanding Voting Securities held by such Transferee after giving effect to such Transfer. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns in accordance with this Section 5.5.

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(b)    Any Permitted Transferee of an APLD Investor who acquires ownership of any Equity Securities must concurrently with becoming an equityholder execute and deliver to the Company a counterparty copy of this Agreement or a joinder hereto agreeing to be bound by the terms and conditions of this Agreement on the same terms as the applicable APLD Investor.

Section 5.6    Third Parties. Except as provided herein, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

Section 5.7    Governing Law. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY IN THAT STATE, WITHOUT REGARD TO ANY LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OR CHOICE OF LAW OR OTHERWISE.

Section 5.8    Jurisdiction; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined by any state or federal court located in Clark County, Nevada (and if such courts decline to accept jurisdiction, any other state court located in the State of Nevada), and, any appellate court therefrom, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this Section 5.8, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, (D) irrevocably and unconditionally agrees that it is not entitled to any immunity on the basis of sovereignty or otherwise (and waives and agrees not to claim any immunity or right to claim immunity from any such action or proceeding brought in any of the courts identified in clause (i) of this Section 5.8) and (E) agrees that mailing of process or other papers in connection with any such action in the manner provided in Section 5.2 hereof or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.

Section 5.9    Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to seek specific performance of this Agreement without the posting of a bond.

Section 5.10    Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.

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Section 5.11    Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

Section 5.12    Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

Section 5.13    Grant of Consent. Any consent or approval of, or designation by, or any other action of, the APLD Designator (in its capacity as such) hereunder shall be effective if notice of such consent, approval, designation or action is provided to the Company in accordance with Section 5.2 hereof by the APLD Designator as of the latest date any such notice is so provided to the Company.

Section 5.14    Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable). The parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 5.15    Effectiveness. This Agreement shall become effective upon the Effective Date.

Section 5.16    No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

Section 5.17    Obligations are Several. For the avoidance of doubt, except as expressly provided in this Agreement, all obligations, representations, warranties, covenants and agreements of each party hereto contained in this Agreement are several and not joint.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date first above written.

COMPANY:

CHRONOSCALE CORPORATION

By:	/s/
Name:
Title:

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date first above written.

APLD INVESTOR:

APLD CHRONOSCALE HOLDCO LLC

By:	/s/
Name:
Title:

Address:

[Signature Page to Investor Rights Agreement]

ANNEX I

Selling Stockholder Questionnaire

See attached.

Annex C

SECOND AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

CHRONOSCALE CORPORATION

ChronoScale Corporation, a corporation organized and existing under and by virtue of the provisions of the Nevada Revised Statutes (the “NRS”),

DOES HEREBY CERTIFY:

1.

That the name of the corporation is ChronoScale Corporation, and that the corporation was organized as a Nevada corporation pursuant to the Chapter 78 of the NRS on January 30, 2012, under the name PN Med Group Inc.

2.	The corporation previously amended its Articles of Incorporation on December 18, 2013 in order to change its name to Ekso Bionics Holdings, Inc. and to authorize additional stock.

3.	The corporation filed a Certificate of Designation on December 24, 2015, in order to authorize certain Series A Preferred Convertible Stock (“Series A Certificate of Designation”).

4.	The corporation amended the Certificate of Designation on April 4, 2016, in order to revise the preferences provided to the Series A Preferred Convertible Stock.

5.	The corporation filed a Certificate of Change on April 29, 2016, in order to change the number of authorized common shares.

6.	The corporation further amended its Articles of Incorporation on December 22, 2017, in order to update the authorized shares.

7.	The corporation further amended its Articles of Incorporation on March 24, 2020, in order to effect a reverse stock split.

8.	The corporation withdrew the Series A Certificate of Designation pursuant to the Certificate of Withdrawal filed April 25, 2023, in order to withdraw the Series A Preferred Convertible Stock.

9.	The corporation further amended and restated in its entirety its Articles of Incorporation on April 25, 2023.

10.	The corporation further amended its Articles of Incorporation on June 2, 2025, in order to effect a reverse stock split.

11.	The corporation filed a Certificate of Designation on January 22, 2026, in order to authorize certain Series B Preferred Convertible Stock (the “Series B Certificate of Designation”).

12.

That the corporation’s board of directors duly adopted resolutions proposing to amend and restate the Restated Articles of Incorporation of this corporation currently in effect, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders.

13.

That these Second Amended and Restated Articles of Incorporation, which amend and restate the provisions of the Corporation’s Restated Articles of Incorporation currently in effect, have been duly adopted in accordance with NRS 78.315 and 78.320.

RESOLVED, that Pursuant to the provisions of Title 7, Chapter 78 of the NRS, the Restated Articles of Incorporation of the corporation currently in effect be amended and restated in their entirety to read as follows:

FIRST. The name of the corporation is ChronoScale Corporation (the “Corporation”).

SECOND. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under Chapter 78 of the Nevada Revised Statutes.

THIRD. The total number of shares of capital stock which the Corporation shall have authority to issue is 300,000,000, consisting of 290,000,000 shares of common stock, par value of $0.001 per share (the “Common Stock”), and 10,000,000 shares of preferred stock, par value of $0.001 per share (the “Preferred Stock”). Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of the Corporation is sought. The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the board of directors of the Corporation (the “Board of Directors”) in accordance with the provisions of Section 3 of Article FOURTH of these Articles of Incorporation, or (ii) as otherwise provided by the NRS, as amended from time to time.

FOURTH. The Board of Directors of the Corporation shall be, and hereby is, authorized and empowered, subject to such limitations prescribed by law and the provisions of this Article FOURTH, to provide for the issuance of the shares of Preferred Stock in a class or series, and by filing a certificate of designation pursuant to NRS 78.1955, to establish from time to time the number of shares to be included in each such class or series, and to fix the designations, powers, preferences and rights of the shares of each such class or series and the qualifications, limitations or restrictions of each such class or series. The authority of the Board of Directors with respect to each class or series shall include, but not be limited to. determination of the following:

1.	The number of shares constituting such class or series and the distinctive designation of such class or series;

2.

The dividend rate on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of such class or series;

3.	Whether such class or series shall have voting rights, in addition to the voting rights provided by law. and, if so, the terms of such voting rights;

4.

Whether such class or series shall have conversion privileges, and, if so, the terms and conditions of such conversion privileges, including provision for the adjustment of the conversation rate, in such events as the Board of Directors shall determine;

5.

Whether the shares of such class or series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which those shares shall be redeemable, and the amount per share payable in the event of redemption. which amount may vary in different circumstances and at different redemption dates;

6.	Whether such class or series shall have a sinking fund for the redemption or purchase of shares of such class or series, and, if so, the terms and amount of such sinking fund;

7.

The rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights of priority, if any, of payment of shares of such class or series; and

8.	Any other relative rights, preferences and limitations of such class or series.

Dividends on issued and outstanding shares of Preferred Stock shall be paid or declared and set apart for payment prior to any dividends being paid or declared and set apart for payment on the shares of Common Stock with respect to the same dividend period.

If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to holders of shares of Preferred Stock of all classes and series shall be insufficient to pay such holders the full and complete preferential amount to which such holders are entitled, then such assets shall be distributed ratably among the shares of all classes and series of Preferred Stock in accordance with the respective preferential amounts, including unpaid cumulative dividends, if any, payable with respect thereto.

FIFTH. The personal liability of any director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. Any repeal or modification of this article by the stockholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of such repeal or modification.

SIXTH. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of any nature conferred upon stockholders, directors or any other persons by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article SIXTH.

SEVENTH. Capital stock issued by the Corporation after the amount of the subscription price or par value therefor has been paid in full shall not be subject to pay debts of the Corporation, and no capital stock issued by the Corporation and for which payment has been made shall ever be assessable or assessed.

EIGHTH. In furtherance and not in limitation of the powers conferred by the State of Nevada:

1.

The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. Directors shall be elected by the holders of shares entitled to vote thereon at the annual meeting of shareholders and until their respective successor has been elected and qualified.

2.

Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws), any director or the entire Board of Directors may be removed at any time, but only for cause and only by the affirmative vote of the holders of seventy-five percent (75%) or more of the voting power of the issued and outstanding stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders of the Corporation called for that purpose. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of this corporation, the provisions of Section 2 of this Article EIGHTH shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

3.	Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

4.	Meetings of stockholders may be held within or without the State of Nevada, as the Bylaws may provide.

NINTH. The period of existence of the Corporation shall be perpetual.

TENTH. No contract or other transaction between this Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by this Corporation, and no act of this corporation shall in any way be affected or invalidated solely by the fact that any of the directors of this Corporation are pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of the Corporation, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof; and any director of this Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation that shall authorize such contract or transaction, and may vote thereat to authorize such contract or transaction, with the same force and effect as if he or she were not such director or officer of such other corporation or not so interested.

ELEVENTH. All of the powers of the Corporation, insofar as the same may be lawfully vested by these Articles of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors of the Corporation. In furtherance and not in limitation of that power, the Board of Directors shall have the power to make, adopt, alter, amend and repeal from time to time bylaws of this Corporation, subject to the right of the shareholders entitled to vote with respect thereto to adopt, alter, amend and repeal bylaws made by the Board of Directors; provided, however, that bylaws shall not be adopted, altered, amended or repealed by the stockholders of this Corporation, except by the vote of the holders of not less than two thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote upon the election of directors.

TWELFTH. Notwithstanding the execution and filing of these Second Amended and Restated Articles of Incorporation of the Corporation, that certain Series B Certificate of Designation, which was filed with the Nevada Secretary of State on January 22, 2026, a copy of which has been attached here as Exhibit A, is incorporated herein and shall remain in full force and effect as of the effective date hereof.

THIRTEENTH.

1.

To the fullest extent permitted by the laws of the State of Nevada and in accordance with NRS 78.070(8), (i) the Corporation hereby renounces all interest and expectancy that it otherwise would be entitled to have in, and all rights to be offered an opportunity to participate in, any business opportunity that from time to time may be presented to (A) Applied Digital Corporation, a Nevada corporation (together with its subsidiaries, “APLD”), any directors who are employees of or Affiliates (other than the Corporation or its subsidiaries) of APLD or any of their respective principals, members, directors, partners, stockholders, officers, employees or other representatives (other than any such director who is also an employee of the Corporation or its subsidiaries), or (B) any director or stockholder who is not employed by the Corporation or its subsidiaries (each such person, an “Exempt Person”); (ii) no Exempt Person will have any duty to refrain from (X) engaging in a corporate opportunity in the same or similar lines of business in which the Corporation or its subsidiaries from time to time is engaged or proposes to engage or (Y) otherwise competing, directly or indirectly, with the Corporation or any of its subsidiaries; and (iii) if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of his or her respective Affiliates, on the one hand, and for the Corporation or its subsidiaries, on the other hand, such Exempt Person shall have no duty to communicate or offer such transaction or business opportunity to the Corporation or its subsidiaries and such Exempt Person may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other person. Notwithstanding the foregoing, the preceding sentence of this Section 1 of Article THIRTEENTH shall not apply to any potential transaction or business opportunity that is expressly offered to a director, officer or employee of the Corporation or its subsidiaries, solely in his or her capacity as a director, officer or employee of the Corporation or its subsidiaries. For purposes of this Article THIRTEENTH, “Affiliate” means, with respect to any person, any other person that directly or indirectly controls, is controlled by, or is under common control with, such person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

2.

To the fullest extent permitted by the laws of the State of Nevada, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Corporation or its subsidiaries unless (i) the Corporation or its subsidiaries would be permitted to undertake such transaction or business opportunity in accordance with these Articles of Incorporation, (ii) the Corporation or its subsidiaries at such time have sufficient financial resources to undertake such transaction or business opportunity, (iii) the Corporation or its subsidiaries have an interest or expectancy in such transaction or opportunity and (iv) such transaction or opportunity would be in the same or similar line of business in which the Corporation or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business.

3.

To the fullest extent permitted by law, no stockholder and no director will be liable to the Corporation or its subsidiaries or stockholders for breach of any duty solely by reason of any activities or omissions of the types referred to in this Article THIRTEENTH, except to the extent such actions or omissions are in breach of this Article THIRTEENTH.

FOURTEENTH. The Corporation expressly elects not to be governed by NRS 78.411 through NRS 78.444, inclusive, as from time to time in effect or any successor provision thereto.

IN WITNESS WHEREOF, these Second Amended and Restated Articles of Incorporation have been executed by a duly authorized officer of the Corporation on this [•] day of [•], 2026.

Name: Title:

Exhibit A

Series B Certificate of Designation

CERTIFICATE OF DESIGNATION
OF THE POWERS, PREFERENCES AND
RELATIVE, PARTICIPATING, OPTIONAL AND OTHER RESTRICTIONS

OF SERIES B CONVERTIBLE PREFERRED STOCK

OF EKSO BIONICS HOLDINGS, INC.

Ekso Bionic Holdings, Inc. (the “Corporation”), pursuant to the provisions of Sections 78.195 and 78.1955 of the General Corporation Law of the State of Nevada, does hereby make this Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions (this “Certificate of Designation”), does hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation (the “Board”) by the provisions of Third Article of the Restated Articles of Incorporation of the Corporation (the “Articles”), the Board duly adopted resolutions authorizing the issuance of 5,852 shares of convertible preferred stock, par value $0.001 per share, and fixing the designation and preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions, of a series of convertible preferred stock to be designated “Series B Convertible Preferred Stock,” as further described below. This Certificate of Designation shall be in full force and effect as of the date hereof.

Section 1.1    Designation. As of the effective date of this Certificate of Designation, there is hereby created out of the authorized preferred stock of the Corporation a series of preferred stock designated as “Series B Convertible Preferred Stock” (the “Preferred Stock”), par value $0.001 per share. The following rights, powers and privileges, and restrictions, qualifications and limitations, shall apply to the Preferred Stock and the holders of the Preferred Stock (each, a “Holder” and collectively, the “Holders”).

(a)    Rank. The Preferred Stock, if entitled to the receipt of dividends or of amounts distributable upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation”), ranks, with respect to the payment of any such dividends and rights upon a Liquidation: (i) prior or senior to all classes or series of common stock of the Corporation, par value $0.001 per share (“Common Stock”); (ii) on parity with other classes or series of our equity securities issued in the future if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities are entitled to the receipt of dividends and of amounts distributable upon a Liquidation in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other; (iii) junior to any class or series of our equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon a Liquidation in preference or priority to the Holders; and (iv) junior to all of the Corporation’s existing and future debt.

(b)    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

(i)    Payments to Holders of Preferred Stock. Upon Liquidation, before any distribution or payment shall be made to the holders of Common Stock or any other class or series of capital stock ranking junior to the Preferred Stock, by reason of their ownership thereof, and after payment or provision for the Corporation’s debts and other liabilities, the Holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the funds and assets available for distribution to the stockholders of the Corporation, an amount per share equal to the Stated Value (as defined below) thereof, and excluding interest on any such payment. If upon a Liquidation, the funds and assets available for distribution to the stockholders of the Corporation shall be insufficient to pay the Holders of shares of Preferred Stock the full amount to which they are entitled under this Section 1.1(b)(i), the Holders of shares of Preferred Stock shall share ratably in any distribution of the funds and assets available for distribution in proportion to the respective amounts that would otherwise be payable in respect of the shares of Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The “Stated Value” shall mean One Thousand United States Dollars and No Cents ($1,000.00), subject to an equitable adjustment for stock splits, stock combinations, recapitalizations and similar transactions.

(ii)    Payments to Holders of Common Stock. In the event of a Liquidation, after the payment of all preferential amounts required to be paid to the Holders of shares of Preferred Stock as provided in Section 1.1(b)(i) and to the holders of shares of any other class or series of capital stock ranking senior to or on parity with the Preferred Stock, the remaining funds and assets available for distribution to the stockholders of the Corporation shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder. Upon a Liquidation, whether voluntary or involuntary, until payment in full is made to the holders of shares of Preferred Stock of the liquidation distribution to which they are entitled, (A) no dividend or other distribution shall be made to the holders of Common Stock or any other class or series of shares of capital stock of the Corporation ranking junior to the shares of Preferred Stock and (B) no purchase, redemption or other acquisition for any consideration by the Corporation shall be made in respect of the Common Stock or any other class or series of shares of capital stock of the Corporation ranking junior to the shares of Preferred Stock.

(iii)    Exceptions. The consolidation or merger of the Corporation with or into any other corporation, trust or other entity, the consolidation or merger of any other corporation, trust or entity with or into the Corporation, the sale or transfer of any or all of the Corporation’s assets or business or a statutory share exchange will not be deemed to constitute a Liquidation for purposes of this Section 1.1(b).

Section 1.2    Voting Rights.

(a)    Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no separate voting rights.

(b)    Holders shall vote together with the holders of Common Stock on an as converted to Common Stock basis (determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price (as defined below)), assuming the shares of Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date; and the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Articles, the Bylaws of the Corporation, and the General Corporation Law of the State of Nevada as if the Holders were holders of Common Stock. For the avoidance of doubt, the voting rights set forth in this Section 1.2(b) will not be limited or eliminated by the provisions in Section 1.5(d). Notwithstanding anything to the contrary in this Section 1.2, in no event shall the shares of Preferred Stock held by any Holder (together with such Holder’s Attribution Parties (as defined below)) be entitled to have, on an as-converted basis and in aggregate, together with votes attributable to any other voting securities beneficially owned by such Holder and such Holder’s Attribution Parties, a number of votes representing more than 19.99% of the then-combined voting power of all of the voting securities of the Corporation outstanding as of the time of such vote (the “Voting Cap”), provided, however, that if the Corporation’s stockholders and such Holder approve the voting of the Preferred Stock above the Voting Cap, the Voting Cap will cease to apply with respect to such Holder (and such Holder’s Attribution Parties). In the event that all shares of Preferred Stock held by any Holder and such Holder’s Attribution Parties are not entitled to vote due to the Voting Cap, the number of votes that such Holder and such Holder’s Attribution Parties are entitled to in terms of their respective shares of Preferred Stock shall be reduced on a pro rata basis such that the aggregate number of votes of the shares of Preferred Stock, after taking into account the votes attributable to all voting securities of the Corporation then held by such Holder and such Holder’s Attribution Parties prior to the applicable date of determination, is equal to the Voting Cap.

(c)    In any event, and notwithstanding the foregoing limitation, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock, (i) alter, waive or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (ii) authorize or create or issue any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation senior to, or otherwise pari passu with, the Preferred Stock, (iii) increase or decrease the authorized number of shares of Preferred Stock, or (iv) amend its articles of incorporation or bylaws or file any articles of amendment, certificate of designation, preferences, limitations and relative rights of any series of preferred stock in any manner that adversely affects any rights given to this Preferred Stock regardless of whether any such action shall be by means of amendment to its articles of incorporation or by merger, consolidation or otherwise.

Section 1.3    Dividends. From and after the issuance date of such Preferred Stock, the Holders on the record date fixed for holders of Common Stock for dividends or distributions (or, in the event no such date is fixed prior to the first Preferential Dividend Record Date occurring following such dividends or distributions, on such Preferential Dividend Record Date) shall be entitled to receive, concurrently with any dividends or distributions, such dividends or distributions paid to the holders of Common Stock to the same extent as if such Holders had converted the Preferred Stock into Common Stock (without regard to any limitations on conversion) and had held such shares of Common Stock on such record date. The Preferred Stock shall not otherwise be entitled to any dividends or distributions.

Section 1.4    Conversion.

(a)    Conversions at Option of Holder. Each share of Preferred Stock shall be convertible, at any time and from time to time from and after the date hereof at the option of the Holder thereof, into that number of shares of Common Stock determined by dividing the Stated Value of such share of Preferred Stock, by the Conversion Price (as defined below).  Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), and, only if the full or remaining number of shares of Preferred Stock represented by the certificate are being converted, but without delaying the Corporation’s requirement to deliver shares of Common Stock in accordance with Section 1.5(c), by surrendering such certificate or certificates as soon as practicable on or following the delivery of the applicable Notice of Conversion (or an indemnification undertaking with respect to such Preferred Stock certificates in the case of its loss, theft, destruction or mutilation in compliance with the procedures set forth in Section 1.7(c)).  Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by electronic mail such Notice of Conversion to the Corporation (such date, the “Conversion Date”).  If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder.  The calculations and entries set forth in the Notice of Conversion shall control in the absence of manifest or mathematical error.  Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

(b)    Conversion Price.

(i)    The conversion price for the Preferred Stock shall equal $8.22, subject to adjustment herein (the “Conversion Price”).

(c)    Mechanics of Conversion.

(i)    Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Corporation shall use its reasonable best efforts to deliver, or cause to be delivered, to the converting Holder the number of shares of Common Stock issuable upon conversion of the shares of Preferred Stock designated in the applicable Notice of Conversion (the “Conversion Shares”) being acquired upon the conversion of the Preferred Stock. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on Nasdaq Capital Market or other national securities exchange on which the Common Stock is listed (as applicable, the “Principal Market”) with respect to the Common Stock as in effect on the date of delivery of the Notice of Conversion.

(ii)    Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the applicable Share Delivery Date, such Holder shall, to the fullest extent permitted by law, be entitled to elect by written notice to the Corporation at any time on or before its receipt of such Conversion Shares, to rescind such conversion, in which event the Corporation shall promptly return to such Holder the shares of Preferred Stock delivered to the Corporation and such Holder shall promptly return to the Corporation the Conversion Shares issued to such Holder pursuant to the rescinded Notice of Conversion. In the event of such rescission, the Corporation shall be obligated to pay accrued liquidated damages but there shall be no obligation to pay liquidated damages following such rescission with respect to the prior default by the Corporation for the rescinded Notice of Conversion. In addition, if, on or after the applicable Share Delivery Date, such Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such Holder of Common Stock issuable upon such conversion that such Holder anticipated receiving from the Corporation, then the Corporation shall, within two (2) Trading Days after such Holder’s request and in such Holder’s discretion, either (x) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Corporation’s obligation to issue and deliver such certificate or credit such Holder’s balance account with Depository Trust Company (“DTC”) for the shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of the applicable shares of Preferred Stock shall terminate, or (y) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC for such shares of Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the price at which the sell order giving rise to such purchase obligation was executed.

(iii)    Obligation Absolute; Partial Liquidated Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim or recoupment; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. In the event a Holder shall elect to convert any or all of its Preferred Stock, the Corporation may not refuse conversion based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and/or enjoining conversion of all or part of the Preferred Stock of such Holder shall have been sought and obtained, and the Corporation posts a surety bond for the benefit of such Holder in the amount of 150% of the Stated Value of Preferred Stock which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment in its favor. In the absence of such injunction, the Corporation shall issue Conversion Shares in accordance with the terms of this Certificate of Designation. If the Corporation fails to deliver to a Holder such Conversion Shares pursuant to Section 1.5(c)(i) on the Share Delivery Date applicable to such conversion, the Corporation shall pay to such Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Stated Value of the Preferred Stock being converted, $10 per month (and increasing to $20 per month on the second month, but not to exceed, in aggregate, $100 per share) for each month after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other section hereof or under applicable law. As used herein, “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(iv)    Reservation of Shares Issuable Upon Conversion. From and after the Subscription Date until the date no shares of Preferred Stock remain outstanding, the Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for issuances pursuant to the terms of this Certificate of Designation, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Preferred Stock, not less than 100% of such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of all then outstanding shares of Preferred Stock at the Conversion Price then in effect (without regard to any limitation on conversions) (the “Required Reserved Amount”). The Corporation shall, so long as any of the Preferred Stock remains outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issuing shares of Common Stock with respect of the Preferred Stock pursuant to the terms of this Certificate of Designation, no less than a number of shares of Common Stock equal to the applicable Required Reserved Amount. If at any time while any of the Preferred Stock remains outstanding the Corporation does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Preferred Stock at least a number of shares of Common Stock equal to the Required Reserved Amount (an “Authorized Share Failure”), then the Corporation shall immediately take all action necessary to increase the Corporation’s authorized shares of Common Stock to an amount sufficient to allow the Corporation to reserve the Required Reserved Amount for the Preferred Stock then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Corporation shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Corporation shall provide each stockholder with a proxy statement and shall use its reasonable best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its Board to recommend to the stockholders that they approve such proposal. Notwithstanding the foregoing, if during any such time of an Authorized Share Failure, the Corporation is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Corporation may satisfy this obligation by obtaining such consent and submitting for filing with the U.S. Securities and Exchange Commission (the “SEC”) an Information Statement on Schedule 14C. The Corporation covenants that all Conversion Shares shall, when issued, be duly authorized, validly issued, fully paid and nonassessable.

(v)    Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock. As to any fraction of a share which the Holders would otherwise be entitled to purchase upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share. Notwithstanding anything to the contrary contained herein, but consistent with the provisions of this subsection with respect to fractional Conversion Shares, nothing shall prevent any Holder from converting fractional shares of Preferred Stock.

(vi)    Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The Corporation shall pay all transfer agent fees required for same-day processing of any Notice of Conversion.

(d)    Conversion Limitations.

(i)    Beneficial Ownership Limitation. The Corporation shall not effect any conversion of the Preferred Stock, and each Holder shall not have the right to convert any portion of such Holder’s Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s affiliates (such Persons, collectively, the “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Attribution Parties shall include the number of shares of Common Stock issuable upon conversion of the Preferred Stock with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted Stated Value of Preferred Stock beneficially owned by such Holder or any of its Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Preferred Stock) beneficially owned by such Holder and each of its Attribution Parties. For purposes of this Section 1.5(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). To the extent that the limitation contained in this Section 1.5(d)(i) applies, the determination of whether the Preferred Stock is convertible (in relation to other securities owned by such Holder together with any Attribution Parties) and of how many shares of Preferred Stock are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder’s determination of whether the shares of Preferred Stock may be converted (in relation to other securities owned by such Holder together with any Attribution Parties) and how many shares of the Preferred Stock are convertible, in each case, subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Corporation each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Corporation shall be entitled to rely on such representation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act. For purposes of this Section 1.5(d)(i), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Corporation’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Corporation or (iii) a more recent written notice by the Corporation or the transfer agent of the Corporation, Vstock Transfer, LLC (the “Transfer Agent”) setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Corporation shall within one (1) Trading Day confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Preferred Stock, by such Holder or its Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be, with respect to each Holder, 9.99% of the number of shares of the Common Stock outstanding and/or the then combined voting power of all of the voting securities of the Corporation immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Preferred Stock held by such Holder.

(ii)    No Strict Construction. The provisions of this Section 1.5 shall be construed and implemented in a manner otherwise than in strict conformity with the terms hereof to correct such provisions (or any portions thereof) which may be defective or inconsistent with the intended limitations contained in Sections 1.5(d) or to make changes or supplements necessary or desirable to properly give effect to such limitations, and shall be interpreted in a way to as to be consistent with the rules and regulations of the Principal Market. The limitations contained in Sections 1.5(d) shall apply to a successor Holder of Preferred Stock.

Section 1.5    Certain Adjustments.

(a)    Certain Adjustments to Conversion Price.

(i)    Stock Dividends and Stock Splits.  If the Corporation, at any time while the Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other securities of the Corporation or the subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (such securities, the “Common Stock Equivalents”), (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, the Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 1.6(b)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification. If the Corporation, at any time while the Preferred Stock is outstanding, authorizes and issues an additional class of common, with dividend and voting rights at a ratio different than the existing class of Common Stock (the “New Common Stock”), then the Preferred Stock will automatically become convertible, at the election of such Holder, into shares of the New Common Stock at an adjusted Conversion Price proportional to the then-current Conversion Price multiplied by a fraction, the numerator of which shall be the number of votes per share of the class of New Common Stock, and the denominator of which shall be the number of votes per share of the existing class of Common Stock.

(ii)    Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 1.6(a) above, if at any time the Corporation grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then, the holder of Preferred Stock thereof will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder of Preferred Stock could have acquired if the holder Preferred Stock had held the number of shares of Common Stock acquirable upon complete conversion of such holder’s Preferred Stock (without taking into account any limitations or restrictions on the convertibility of the Preferred Stock and assuming the Preferred Stock are convertible as of the applicable date of determination) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such purchase and such Purchase Right to such extent shall be held in abeyance for such Holder, so long as such Holder promptly elects to exercise such Purchase Right when notified of the applicable transaction and provides payment for the exercise of such Purchase Rights in advance (which payment shall be held in abeyance for such Holder).

(iii)    Redemption Right.

(A)    Upon a Trading Failure (as defined below), the Corporation shall within two (2) Business Days deliver written notice thereof via electronic mail (a “Trading Failure Notice”) to the Holders. At any time within five (5) Trading Days of the Holder’s receipt of a Trading Failure Notice (or at such time by which the Corporation would be required to deliver a Trading Failure Notice), such Holder may require the Corporation to redeem (a “Redemption”) all or any portion of such Holder’s Preferred Stock by delivering written notice thereof (“Redemption Notice”) to the Corporation, which Redemption Notice shall indicate the Preferred Stock such Holder is electing to require the Corporation to redeem.

(B)    At any time on or after January 22, 2027, either (i) the Corporation may redeem or (ii) any Holder may require the Corporation to redeem, all or any portion of such Holder’s Preferred Stock (the “Time-Based Redemption Right”) by delivering a Redemption Notice to the other party, which Redemption Notice shall indicate the Preferred Stock the Corporation or the Holder is electing to redeem.

(C)    Any Preferred Stock subject to redemption pursuant to this Section 1.6(b)(iii) shall be redeemed by the Corporation on the applicable Redemption Date (as defined below) in cash by wire transfer of immediately available funds at a price equal to the applicable Redemption Price (as defined below).

(D)    Other than as specifically permitted by this Certificate of Designation, the Corporation may not prepay or redeem any portion of the outstanding Preferred Stock of a Holder without such Holder’s prior written consent. Upon receipt of the full Redemption Price in cash by wire transfer of immediately available funds by the Holders of then outstanding shares Preferred Stock, all such shares of Preferred Stock shall cease to be outstanding. If a Redemption Notice shall have been duly given, and if on the applicable Redemption Date, the applicable Redemption Price payable upon redemption of the shares of Preferred Stock to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor to such Holders in a timely manner, then all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the applicable Holders to receive the Redemption Price without interest.

(E)    As used herein:

(1)    “Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(2)    “Redemption Date” means:

a.    with respect to a Redemption upon a Trading Failure, the date set forth in the applicable Redemption Notice, which shall not be earlier than the twentieth (20th) Business Day nor later than the ninetieth (90th) day, after the date of delivery of such Redemption Notice to the Corporation; and

b.    with respect to a Redemption pursuant to the Time-Based Redemption Right, the date determined by the Corporation which shall not be later than the ninetieth (90th) day after the date of delivery of the applicable Redemption Notice to the Corporation.

(3)    “Redemption Price” means the Stated Value of the Preferred Stock being redeemed.

(4)    “Trading Day” means any day on which the Principal Market is open for trading.

(5)    “Trading Failure” means (A) the suspension of the Common Stock from trading on the Principal Market for a period of ten (10) consecutive Trading Days or for more than an aggregate of twenty (20) Trading Days in any 365-day period or (B) the failure of the Common Stock to be listed on the Principal Market.

(b)    Calculations. All calculations under this Section 1.6 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

(c)    Notice to the Holders.

(i)    Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 1.6, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii)    Notice to Allow Conversion by Holder. If (A) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (B) the Corporation shall authorize a Liquidation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the Preferred Stock, and shall cause to be delivered to each Holder at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a written notice stating (x) the date on which a record is to be taken for the purpose of seeking such stockholder approval or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided under this Certificate of Designation constitutes, or contains, material, non-public information regarding the Corporation, the Corporation shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert such Holder’s Preferred Stock during  the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 1.6    Miscellaneous.

(a)    Notices. Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by electronic mail, or sent by a nationally recognized overnight courier service, addressed to the Corporation, at the Address for Notice set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated January 20, 2026, among the Corporation and the purchasers signatory thereto, or such other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 1.7(a).  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by electronic mail, or sent by a nationally recognized overnight courier service addressed to each Holder at the e-mail address or address of such Holder appearing on the books of the Corporation, or if no such e-mail address or address appears on the books of the Corporation, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address required under this Section 1.7(a) prior to 5:30 p.m. (local time, based on the location of the recipient) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via electronic mail at the e-mail address required under this Section 1.7(a) on a day that is not a Trading Day or later than 5:30 p.m. (local time, based on the location of the recipient) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent for overnight delivery via U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(b)    Absolute Obligation. To the fullest extent permitted by law, and except as expressly provided herein, no provision of this Certificate of Designation shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay liquidated damages, accrued interest, as applicable, on the shares of Preferred Stock at the time, place, and rate, and in the coin or currency, herein prescribed.

(c)    Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

(d)    Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Certificate of Designation (whether brought against a party hereto or its affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in either the City of New York, Borough of Manhattan or in Clark County, Nevada (the “Designated Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Designated Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Designated Courts, or such Designated Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Certificate of Designation and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Certificate of Designation or the transactions contemplated hereby.

(e)    Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing.

(f)    Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any dividend or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(g)    Modification; Amendment or Waiver. The terms of this Certificate of Designation shall, including for the purposes of Section 78.1955 of the General Corporation Law of the State of Nevada, only be (A) amended, waived, altered or repealed, including by merger, consolidation or otherwise, by (x) the affirmative vote of the holders of a majority of the voting power of the Preferred Stock, voting as a separate class, (y) the approval of the Board and (z) the approval of the Audit Committee, if any of the holders of the Preferred Stock is considered by the Corporation to be an insider or such Audit Committee approval is required by the rules and regulations of the Principal Market or the SEC and (B) the holders of Common Stock or any other series of preferred shares of the Corporation other than the Preferred Stock shall not be entitled to vote or approve of, and such vote or approval shall not be required, for any amendment, waiver, alteration or repeal on matters that pertain only to the Preferred Stock.

(h)    Tax Treatment. For U.S. federal and other applicable state and local income tax purposes, it is intended that the Preferred Stock will be treated as participating stock and not as “preferred stock” within the meaning of Section 305(b)(4) of the Internal Revenue Code of 1986, as amended, and Treasury Regulations Section 1.305-5(a). The Corporation, the Holders and their respective affiliates shall report consistently with, and shall take no positions or actions inconsistent with, the foregoing treatment unless otherwise required by applicable law.

(i)    Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(j)    Status of Converted or Repurchased Preferred Stock. If any shares of Preferred Stock shall be converted, repurchased or reacquired by the Corporation, such shares shall be retired and resume the status of authorized but unissued shares of Preferred Stock and shall no longer be designated as Series B Convertible Preferred Stock.

*************

RESOLVED, FURTHER, that the Chairman, the president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file this Certificate of Designation of Preferences, Rights and Limitations in accordance with the foregoing resolution and the provisions of Nevada law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Designation this 22nd day of January, 2026.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Scott G. Davis
Name:	Scott G. Davis
Title:	Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series B Convertible Preferred Stock indicated below into shares of common stock, par value $0.001 per share (the “Common Stock”), of Ekso Bionics Holdings, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below.  If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement.  No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: ______________________________
Number of shares of Preferred Stock owned prior to Conversion: ________________________
Number of shares of Preferred Stock to be Converted: _________________________
Stated Value of shares of Preferred Stock to be Converted: ____________________
Number of shares of Common Stock to be Issued: _____________________________
Applicable Conversion Price: _____________________________
Number of shares of Preferred Stock subsequent to Conversion: ______________________________

Address for Delivery: ____________________ or DWAC Instructions: Broker no: ____________________ Account no: ____________________

[HOLDER] By: ____________________ Name: Title:

Annex D

CHRONOSCALE CORPORATION

2026 OMNIBUS EQUITY INCENTIVE PLAN

1.	Establishment and Purpose

1.1    The purpose of the ChronoScale Corporation 2026 Omnibus Equity Incentive Plan (as amended, restated or otherwise modified from time to time, the “Plan”), is to provide a means whereby eligible employees, officers, non-employee directors and other service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company (as defined herein) and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

1.2    The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon the date set forth in Section 17.1 hereof.

2.	Definitions

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1    “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

2.2    “Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that applies to Awards.

2.3    “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Stock Unit, Incentive Bonus Award, Other Cash-Based Award and/or Other Stock-Based Award granted under the Plan.

2.4    “Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.5    “Board” means the Board of Directors of the Company.

2.6    “Cause” means a Participant’s (i) indictment for or conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime involving dishonesty or moral turpitude or that causes the Company or its Affiliates disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company or its Affiliates have with their respective customers, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, misappropriation, theft or dishonesty (A) in the course of Awardee’s employment or other service or (B) otherwise which is injurious to the Company or any of its Affiliates; (iii) failure to perform at a level of effort or results commensurate with such Participant’s role or responsibilities; (iv) refusal to perform any obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Company or its Affiliates (other than due to a disability); (v) breach of any agreement with or duty owed to the Company or any of its Affiliates; (vi) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights; (vii) any breach of any policy of the Company or its Affiliates or any action that the Board, determines is reasonably likely to cause the Company or its Affiliates disgrace or disrepute; (viii) repeatedly (i.e., on more than one occasion) being under the influence of drugs or alcohol (other than over-the-counter or prescription medicine or other medically-related drugs to the extent they are taken in accordance with their directions or under the supervision of a physician) which interferes with the performance of a Participant’s duties to the Company or any of its Affiliates, or, while under the influence of such drugs or alcohol, engaging in inappropriate conduct during the performance of a Participant’s duties to the Company or any of its Affiliates; or (ix) engaging in any act or discrimination or harassment or any unwelcome sexual advances, requests for sexual favors, and other verbal or physical conduct of a sexual nature. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.7    “Change in Control” shall be deemed to have occurred if any one of the following events shall occur, in a single transaction or in a series of related transactions:

(i)    Any Person becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of Common Stock representing more than 50% of the total number of votes that may be cast for the election of directors of the Company; or

(ii)    The consummation of any (a) merger, consolidation, acquisition, reorganization, statutory share exchange or other business combination in which either the Company or any of its subsidiaries is a party, (b) sale or other disposition of all or substantially all of the Company’s assets, in one or a series of related transactions, or (c) a combination of the foregoing transactions (each, a “Transaction”), other than a Transaction (A) involving only the Company and one or more of its now or hereafter existing subsidiaries, (B) immediately following which the shareholders of the Company immediately prior to the Transaction continue to hold a majority of the voting power in the resulting or surviving entity, or (C) following which the Incumbent Directors at the time of the execution of the initial agreement or other action of the Board providing for such Transaction continue to constitute a majority of the directors of the resulting or surviving entity; or

(iii)    Within any twelve (12)-month period beginning on or after the Effective Date, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the Board (or the board of directors of any successor to the Company); provided that any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Rule 14a-11 promulgated under the Exchange Act or any successor provision; or

(iv)    The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, (i) no event or condition shall constitute a Change in Control to the extent that, if it were, a penalty tax would be imposed under Section 409Aof the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such penalty tax and (ii) no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in the Plan or any Award Agreement shall exist, to the extent that the Board so determines by resolution adopted and not rescinded prior to the Change in Control; provided, however, that no such determination by the Board shall be effective if it would cause a Participant to be subject to a penalty tax under Section 409A of the Code.

2.8    “Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9    “Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee however caused.

2.10    “Common Stock” means the Company’s Common Stock, par value $0.001 per share.

2.11    “Company” means ChronoScale Corporation, a Nevada corporation, and any successor thereto as provided in Section 15.8.

2.12    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, director or consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Committee, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an employee of the Company to a consultant of an Affiliate or to a director will not constitute an interruption of Continuous Service. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s (or an Affiliate’s) leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by Applicable Law or permitted by the Committee. Unless the Committee provides otherwise, or as otherwise required by Applicable Law, vesting of Awards shall be tolled during any unpaid leave of absence by a Participant.

2.13    “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

2.14    “Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.15    “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation.

2.16    “Effective Date” means the date set forth in Section 17.1 hereof.

2.17    “Eligible Person” means any Person who is an employee, officer, director, consultant, advisor or other service provider of the Company or any Subsidiary, or any Person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other service provider of the Company or any Subsidiary.

2.18    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.19    “Fair Market Value” of a share of Common Stock shall be, as applied to a specific date (i) the closing price of a share of Common Stock as of such date on the principal established stock exchange or national market system on which the Common Stock is then traded (or, if there is no trading in the Common Stock as of such date, the closing price of a share of Common Stock on the most recent date preceding such date on which trades of the Common Stock were recorded), or (ii) if the shares of Common Stock are not then traded on an established stock exchange or national market system but are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market as of such date (or, if there are no closing bid and asked prices for the shares of Common Stock as of such date, the average of the closing bid and the asked prices for the shares of Common Stock on the most recent date preceding such date on which such closing bid and asked prices are available on such over-the-counter market), or (iii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market, the price of a share of Common Stock as determined by the Committee in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

2.20    “Incentive Bonus Award” means an Award granted under Section 12 of the Plan.

2.21    “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

2.22    “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that by its terms does not qualify, or is not intended to qualify, as an Incentive Stock Option.

2.23    “Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section 13 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.24    “Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section 13 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

2.25    “Outside Director” means a director of the Board who is not an employee of the Company or a Subsidiary.

2.26    “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.27    “Person” shall mean, unless otherwise provided, any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”.

2.28    “Performance Goals” shall mean performance goals established by the Committee as contingencies for the grant, exercise, vesting, distribution, payment and/or settlement, as applicable, of Awards.

2.29    “Performance Shares” means a contractual right granted to an Eligible Person under Section 10 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.30    “Performance Stock Unit” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.31    “Plan” has the meaning given to such term in Section 1 hereof.

2.32    “Reporting Person” means an officer, director or greater than ten (10) percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.33    “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.34    “Restricted Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.35    “Securities Act” means the Securities Act of 1933, as amended.

2.36    “Stock Appreciation Right” or “SAR” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.37    “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.38    “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.	Administration

3.1    Committee Members. The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter, subject to Section 16b-3 Award requirements referred to in Section 2.9 of the Plan. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

3.2    Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including without limitation to determine, add, cancel, waive, amend or otherwise alter any restrictions, terms or conditions of any Award, or extend the post-termination exercisability period of any Stock Option and/or Stock Appreciation Right); provided, no such action shall materially and adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent (for purposes of the foregoing, any action that causes an Incentive Stock Option to be treated as a Nonqualified Stock Option shall not be considered to have adversely affected a Participant’s rights). Notwithstanding anything herein or in any Award Agreement to the contrary, the Committee shall retain the discretion to adjust, up or down, or add, remove or otherwise modify, waive or suspend, any Performance Goals, either on a formula or discretionary basis or any combination thereof, with respect to an outstanding Award in any respect without the Participant’s consent. The Committee shall also have authority to approve forms of Award Agreement, interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All determinations, interpretations, exercises of authority or other actions made by the Committee or Company under the Plan and any Award Agreement shall be taken or made by the Committee or Company, as applicable, in their sole and absolute discretion, and shall be final and binding on all persons, including, without limitation, the Company and all Participants.

3.3    No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan or any Award or Award Agreement.  The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan.  The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

4.	Shares Subject to the Plan

4.1    Plan Share Limitation.

(a)    Subject to adjustment pursuant to Section 4.3 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 22,500,000 shares. In no event will the aggregate number of shares of Common Stock that may be issued upon the exercise of Incentive Stock Options exceed 22,500,000.

(b)    Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. To the extent that any Award payable in shares of Common Stock is forfeited, canceled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. Awards settled in cash shall not count against the foregoing maximum share limitation. Shares of Common Stock that otherwise would have been issued upon the exercise of a Stock Option or SAR or in payment with respect to any other form of Award, but are surrendered in payment or partial payment of the exercise price thereof and/or taxes withheld with respect to the exercise thereof or the making of such payment, will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations. This Section 4.1(b) shall be construed and interpreted in accordance with the requirements of Section 422 of the Code.

4.2    Outside Director Limitation. Subject to adjustment as provided in Section 4.3, the aggregate Fair Market Value of Awards granted under the Plan to any Outside Director during any calendar year shall not exceed $750,000 (inclusive of any cash awards to an Outside Director for such year that are not made pursuant to the Plan); provided that in the case of a new Outside Director, such amount shall be increased to $1,000,000 for the initial year of the Outside Director’s term.

4.3    Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, or any other corporate transaction directly or indirectly affecting the Awards or the Performance Goals or the Company’s financial performance, condition or results of operations, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 4.1 hereof, (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award, including without limitation, any Performance Goals, and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. The Committee shall also make appropriate adjustments in the terms of any Awards to reflect or relate to such changes and to modify any other terms of outstanding Awards, such as modifying performance goals and changing the length of any performance period without Participant consent. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

Notwithstanding the foregoing, to the extent of any conflict between this Section 4.3 and the terms of any Award Agreement, this Section 4.3 shall control, unless such Award Agreement specifically references that it controls over this Section 4.3.

5.	Participation and Awards

5.1    Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan. The Committee has the authority to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2    Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 15.1 hereof.

6.	Stock Options

6.1    Grant of Stock Option. A Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated by the Committee as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2    Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.3.

6.3    Vesting of Stock Options. The Committee shall prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable in an Award Agreement or as otherwise may be adjusted from time to time, including by way of adjustment contemplated by this Plan. The requirements for vesting and exercisability of a Stock Option may be based on the Continuous Service of the Participant for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee. The Committee may accelerate the vesting or exercisability of any Stock Option at any time. The Committee may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options.

6.4    Term of Stock Options. The Committee shall prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Continuous Service for any reason, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in Continuous Service. Notwithstanding the foregoing, unless an Award Agreement provides otherwise:

(a)    If a Participant’s Continuous Service terminates by reason of his or her death, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by such Participant’s estate or any Person who acquires the right to exercise such Stock Option by bequest or inheritance at any time in accordance with its terms for up to one (1) year after the date of such Participant’s death (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(b)    If a Participant’s Continuous Service terminates by reason of his or her Disability, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant or his or her personal representative at any time in accordance with its terms for up to one (1) year after the date of such Participant’s termination of Continuous Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(c)    If a Participant’s Continuous Service terminates for any reason other than death, Disability or Cause, any Stock Option held by such Participant may, to the extent then exercisable, be exercised by the Participant up until ninety (90) days following such termination of Continuous Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such 90-day period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(d)    To the extent that a Stock Option of a Participant whose Continuous Service terminates for any reason other than Cause is not exercisable, such Stock Option shall be deemed forfeited and canceled on the ninetieth (90th) day after such termination of Continuous Service or at such earlier time as the Committee may determine.

6.5    Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price by certified or bank check, or such other means as the Committee may accept. As set forth in an Award Agreement or otherwise determined by the Committee, at or after grant, payment in full or in part of the exercise price of an Option may be made: (i) in the form of shares of Common Stock that have been held by the Participant for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at the Fair Market Value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (iii) by a cashless exercise program implemented by the Committee in connection with the Plan; (iv) subject to the approval of the Committee, by a full recourse, interest bearing promissory note having such terms as the Committee may permit and/or (v) by such other method as may be approved by the Committee. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section 16.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock or Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or shares of Common Stock, as applicable.

6.6    Additional Rules for Incentive Stock Options.

(a)    Eligibility.     An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-1(h) of the Company or any Subsidiary.

(b)    Annual Limits.     No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(c)    Ten Percent Stockholders.     If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent (10%) or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (i) the Stock Option exercise price per share shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date of such grant and (ii) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

(d)    Termination of Employment.     An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to be necessary to comply with the requirements of Section 422 of the Code.

(e)    Disqualifying Dispositions.     If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, immediately following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7.	Stock Appreciation Rights

7.1    Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

7.2    Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.3.

7.3    Vesting Stock Appreciation Rights. The Committee shall prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable in an Award Agreement or as otherwise may be adjusted from time to time, including by way of adjustment contemplated by this Plan. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the Continuous Service of a Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee. The Committee may accelerate the vesting or exercisability of any Stock Appreciation Right at any time.

7.4    Term of Stock Appreciation Rights. The Committee shall prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Continuous Service for any reason, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement, as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in Continuous Service.

7.5    Payment of Stock Appreciation Rights. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in Section 16.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock or Common Stock certificates in an appropriate amount.

8.	Restricted Stock Awards

8.1    Grant of Restricted Stock Awards. A Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award. If any dividends or distributions are paid in stock while a Restricted Stock Award is subject to restrictions under Section 8.3 of the Plan, the dividends or other distributions shares shall be subject to the same restrictions on transferability as the shares of Common Stock to which they were paid unless otherwise set forth in the Award Agreement. The Committee may also subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company or with any Affiliate of the Company.

8.2    Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement or as otherwise may be adjusted from time to time, including by way of adjustment contemplated by this Plan. Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 16.5. The requirements for vesting of a Restricted Stock Award may be based on the Continuous Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee. The Committee may accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

8.3    Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4    Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant to whom a Restricted Stock Award is made shall have all rights of a stockholder with respect to the shares granted to the Participant under the Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

8.5    Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within thirty (30) days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9.	Restricted Stock Unit Awards

9.1    Grant of Restricted Stock Unit Awards. A Restricted Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Restricted Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Restricted Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Restricted Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee. If any dividend equivalents are paid while a Restricted Stock Unit Award is subject to restrictions under Section 9 of the Plan, the Committee may provide in the Award Agreement for such dividend equivalents to immediately be paid to the Participant holding such Restricted Stock Unit Award or pay such dividend equivalents subject to the same restrictions on transferability as the Restricted Stock Units to which they relate.

9.2    Vesting of Restricted Stock Unit Awards. On the Date of Grant, the Committee shall determine any vesting requirements with respect to a Restricted Stock Unit Award, which shall be set forth in the Award Agreement or as otherwise may be adjusted from time to time, including by way of adjustment contemplated by this Plan. The requirements for vesting of a Restricted Stock Unit Award may be based on the Continuous Service of the Participant for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee. The Committee may accelerate the vesting of a Restricted Stock Unit Award at any time. A Restricted Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with rules established by the Committee and in compliance with Applicable Law including Section 409A of the Code.

9.3    Payment of Restricted Stock Unit Awards. A Restricted Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Restricted Stock Unit Award may be made, as determined by the Committee, in cash or in shares of Common Stock, or in a combination thereof as described in the Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Any cash payment of a Restricted Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, any Restricted Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two-and-a-half (2 ½) months after the later of the calendar year or fiscal year in which the Restricted Stock Units vest. If Restricted Stock Unit Awards are settled in shares of Common Stock, then as soon as practicable following the date of settlement, the Company shall deliver to the Participant evidence of book entry shares of Common Stock or Common Stock certificates in an appropriate amount.

10.	Performance Shares

10.1    Grant of Performance Shares. Performance Shares may be granted to any Eligible Person selected by the Committee. A Performance Share Award shall be subject to such restrictions and conditions as the Committee shall specify in a Participant’s Award Agreement or as otherwise may be adjusted from time to time, including by way of adjustment contemplated by this Plan. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee. Any shares of Common Stock issued to a Participant under this Section 10.1 may be subject to any restrictions deemed appropriate by the Committee.

10.2    Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. The Committee shall set performance goals that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be issued to a Participant.

10.3    Earning of Performance Shares. After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may reduce the number of Performance Shares that may vest upon achievement of Performance Goals, modify any Performance Goals in a manner the Committee deems appropriate, or waive any performance or vesting conditions relating to a Performance Share Award.

11.	Performance Stock Units

11.1    Grant of Performance Stock Units. Performance Stock Units may be granted to any Eligible Person selected by the Committee. A Performance Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall specify in a Participant’s Award Agreement or as otherwise may be adjusted from time to time, including by way of adjustment contemplated by this Plan.

11.2    Value of Performance Stock Units. Each Performance Stock Unit shall have an initial notional value equal to a dollar amount determined by the Committee. The Committee shall set performance goals that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Stock Units that shall be settled and paid to the Participant.

11.3    Earning of Performance Stock Units. After the applicable time period has ended, the number of Performance Stock Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may reduce the number of Performance Stock Units that may vest upon achievement of Performance Goals, modify any Performance Goals in a manner the Committee deems appropriate, or waive any performance or vesting conditions relating to a Performance Stock Unit Award.

11.4    Form and Timing of Payment of Performance Stock Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Stock Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 16.5. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, all Performance Stock Units shall be paid no later than two-and-a-half (2 ½) months following the later of the calendar year or fiscal year in which such Performance Stock Units vest. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Stock Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock or Common Stock certificates in an appropriate amount.

12.	Incentive Bonus Awards

12.1    Incentive Bonus Awards. The Committee may grant Incentive Bonus Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Bonus Award shall be set forth in the Participant’s Award Agreement or as otherwise may be adjusted from time to time, including by way of adjustment contemplated by this Plan. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

12.2    Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined by the Committee. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates, to the extent applicable, and while the outcome of the performance goals and targets is uncertain. The Committee shall have the power to adjust, modify, increase, decrease or otherwise change any of the foregoing determinations from time to time.

12.3    Payment of Incentive Bonus Awards.

 (a)    Incentive Bonus Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

 (b)    The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee. The Committee may reduce the size of any Incentive Bonus Award that the Participant may vest in upon achievement of Performance Goals, modify any Performance Goals in a manner the Committee deems appropriate, or waive any performance or vesting conditions relating to an Incentive Bonus Award.

13.	Other Cash-Based Awards and Other Stock-Based Awards

13.1    Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine and specify in a Participant’s Award Agreement or as otherwise may be adjusted from time to time, including by way of adjustment contemplated by this Plan. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Other Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine and specify in a Participant’s Award Agreement or as otherwise may be adjusted from time to time, including by way of adjustment contemplated by this Plan.

13.2    Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. If the Committee exercises discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

13.3    Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Common Stock as the Committee determines.

14.	Change in Control

14.1    Effect of a Change in Control.

  (a)    The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination, suspension, adjustment or other modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

(b)    Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change in Control, the Committee may and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock, Restricted Stock Units, Performance Shares, Performance Stock Units, Incentive Bonus Award and any other Award held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation. §1.424-1(a) or §1.409A-1(b)(5)(v)(D), as applicable (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Restricted Stock Units, Performance Shares or Performance Stock Units held by a Participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control; (vi) terminate any Award in exchange for an amount of cash and/or property equal to the amount, if any, that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the Change in Control (the “Change in Control Consideration”); provided, however that if the Change in Control Consideration with respect to any Option or Stock Appreciation Right does not exceed the exercise price of such Option or Stock Appreciation Right, the Committee may cancel the Option or Stock Appreciation Right without payment of any consideration therefor; and/or (vii)take any other action necessary or appropriate to carry out the terms of any definitive agreement controlling the terms and conditions of the Change in Control or that the Committee otherwise deems appropriate, necessary, advisable or convenient in order to further the intent and purposes of such Change in Control, including, without limitation, cancel any unvested Award without payment of any consideration therefore. Any such Change in Control Consideration may be subject to any escrow, indemnification and similar obligations, contingencies and encumbrances applicable in connection with the Change in Control to holders of Common Stock. Without limitation of the foregoing, if as of the date of the occurrence of the Change in Control the Committee determines that no amount would have been attained upon the realization of the Participant’s rights, then such Award may be terminated by the Company without payment. The Committee may cause the Change in Control Consideration to be subject to vesting conditions (whether or not the same as the vesting conditions applicable to the Award prior to the Change in Control) and/or make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems appropriate, necessary, advisable or convenient. In taking any of the actions permitted under this Section 14, the Committee will not be obligated to treat all Awards, all Awards held by a Participant, all Awards of the same type, or all portions of Awards, similarly.

(c)    The Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards, (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same or similar post-closing purchase price adjustments, escrow terms, offset rights, holdback terms and similar conditions as the other holders of Common Stock, and (iii) execute and deliver such documents and instruments as the Committee may reasonably require for the Participant to be bound by such obligations. The Committee will endeavor to take action under this Section 14 in a manner that does not cause a violation of Section 409A of the Code with respect to an Award.

15.	General Provisions

15.1    Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee and to the extent applicable, setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Continuous Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

15.2    Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Continuous Service for Cause, violation of Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. Notwithstanding the foregoing, the confidentiality restrictions set forth in an Award Agreement shall not, and shall not be interpreted to, impair a Participant from exercising any legally protected whistleblower rights (including under Rule 21 of the Exchange Act). Notwithstanding anything to the contrary contained herein or in any Award Agreement, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company, as in effect from time to time, or as is otherwise required by Applicable Law.

15.3    No Assignment or Transfer; Beneficiaries.

(a)    Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

(b)    Limited Transferability Rights. Notwithstanding anything else in this Section 15.3 to the contrary, the Committee may provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

15.4    Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued shares of Common Stock covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.3 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

15.5    Employment or Continuous Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in Continuous Service, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

15.6    Fractional Shares. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.

15.7    Other Compensation and Benefit Plans. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

15.8    Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

15.9    Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

15.10    No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

15.11    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee or the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board or Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement as a result of a clerical error in the papering of the Award Agreement, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement.

15.12    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of the Participant’s services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right to (i) make a corresponding reduction in the number of shares subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

15.13    Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan; provided, that, these substitute Awards issued in connection with the assumption of, or in substitution for, outstanding Options that are intended to qualify as Incentive Stock Options shall be counted against the number of shares of Common Stock set forth in Section 4.1(a) that may granted as Incentive Stock Options.

16.	Legal Compliance

16.1    Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom. Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances.

16.2    Incentive Arrangement. The Plan is designed to provide an on-going, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

16.3    Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

16.4    Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code or an exemption thereto, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. Notwithstanding anything in the Plan or an Award Agreement to the contrary, in the event that any provision of the Plan or an Award Agreement is determined by the Committee, to not comply with the requirements of Section 409A of the Code or an exemption thereto, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary, regardless of whether such actions, interpretations, or changes shall adversely affect a Participant, subject to the limitations, if any, of Applicable Law. If an Award is subject to Section 409A of the Code, any payment made to a Participant who is a “specified employee” of the Company or any Subsidiary shall not be made before the date that is six (6) months after the Participant’s “separation from service” to the extent required to avoid the adverse consequences of Section 409A of the Code. For purposes of this Section 16.4, the terms “separation from service” and “specified employee” shall have the meanings set forth in Section 409A of the Code. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

16.5    Tax Withholding.

(a)    The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements unless permitted by the Company and such additional withholding amount will not cause adverse accounting consequences and is permitted under Applicable Law.

(b)    Subject to such terms and conditions as shall be specified in an Award Agreement, a Participant may, in order to fulfill the withholding obligation, (i) tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes; and/or (ii) utilize the broker-assisted exercise procedure described in Section 6.5 to satisfy the withholding requirements related to the exercise of a Stock Option.

(c)    Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; (ii) such withholding would constitute a violation of the provisions of any law or regulation, or (iii) such withholding would cause adverse accounting consequences for the Company.

16.6    No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other Person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other Person hereunder.

16.7    Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

16.8    Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any Applicable Law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing shares of Common Stock may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

16.9    Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Texas, without reference to the principles of conflicts of laws, and to applicable Federal securities laws. This Agreement to arbitrate is entered into in accordance with the Federal Arbitration Act. Any controversy or claim arising out of or relating to (i) a Participant’s employment with the Company or a Subsidiary or Affiliate and/or (ii) the Plan, or the breach thereof, shall be settled by arbitration administered by JAMS in accordance with its Employment Arbitration Rules before a single arbitrator in Dallas, Texas, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Company and the Participant will each be responsible for their own attorneys’ fees and expenses incurred in connection with any such arbitration. The decision arrived at by the arbitrator shall be binding upon all parties to the arbitration and no appeal shall lie therefrom, except as provided by the Federal Arbitration Act. These arbitration procedures are intended to be the exclusive method of resolving any claim or dispute arising out of or related to this Plan, including the applicability of this Section; provided, however, that any party seeking injunctive relief in connection with a breach or anticipated breach of the Plan will do so in a state or federal court of competent jurisdiction within Dallas, Texas. Neither an application for temporary emergency relief, nor a court’s consideration of granting such relief shall (i) constitute a waiver of the right to pursue arbitration under this provision or (ii) delay the appointment of the arbitrator(s) or the progress of arbitration proceedings. Each Participant knowingly, voluntarily and expressly waives any and all rights to initiate, participate in, or receive money or any other form of relief from any class, collective or representative proceeding and agrees each arbitration proceeding shall proceed on an individualized basis.

16.10    Reduction of Excess Parachute Payments. Except as may be provided in an employment or severance compensation or other service agreement between the Company and the Participant, if, in connection with a Change in Control, a Participant’s payment of any Awards will cause the Participant to be liable for federal excise tax under Section 4999 of the Code levied on certain “excess parachute payments” as defined in Section 280G of the Code (“Excise Tax”), then the payments made pursuant to the Awards shall be reduced (or repaid to the Company, if previously paid or provided) as provided below:

(a)    If the payments due upon a Change in Control under this Plan and any other agreement between a Participant and the Company, exceed 2.99 times the Participant’s “base amount,” as defined in Section 280G of the Code, a reduced payment amount shall be calculated by reducing the payments to the minimum extent necessary so that no portion of any payment, as so reduced or repaid, constitutes an excess parachute payment.

(b)    Whether payments are to be reduced pursuant to this Section 16.10, and to the extent to which they are to be so reduced, will be determined solely by the Company and the Company will notify the Participant in writing of its determination.

(c)    In no event shall a Participant be entitled to receive any kind of gross-up payment or Excise Tax reimbursement from the Company.

17.	Effective Date, Amendment and Termination

17.1    Effective Date. The effective date of the Plan shall be the date on which the Plan is approved by the requisite percentage of the holders of the Common Stock of the Company; provided, however, that Awards granted under the Plan subsequent to the approval of the Plan by the Board shall be valid if such stockholder approval occurs within one (1) year of the date on which such Board approval occurs.

17.2    Amendment; Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that (a) except as expressly permitted pursuant to Sections 3.2, 4.3, 10.3, 11.3 12.3, and 14.1, no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, provided that no modification or amendment of any Incentive Stock Option shall require a Participant’s consent as a result of such modification or amendment causing such Incentive Stock Option (i) to become a Nonqualified Stock Option or (ii) to be considered granted as of the date of such modification or amendment pursuant to Section 424 of the Code and Treasury Regulations Section 1.424-1(e), (b) to the extent necessary and desirable to comply with any Applicable Law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares of Common Stock available for issuance under the Plan, or (ii) changes the persons or class of persons eligible to receive Awards. The Plan will continue in effect until terminated in accordance with this Section 17.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the Plan’s initial adoption by the Board (the “Expiration Date”); but provided further, that Awards granted prior to such Expiration Date may extend beyond that date.

INITIAL BOARD APPROVAL: February 14, 2026

INITIAL STOCKHOLDER APPROVAL: _________________, 2026

Annex E

**CONFIDENTIAL**

February 14, 2026

Ekso Bionics Holdings, Inc.
101 Glacier Point Suite A

San Rafael, CA 94901

Members of the Ekso Bionics Holdings, Inc. Board of Directors:

We understand that Ekso Bionics Holdings, Inc., a Nevada corporation (“Issuer” or “Ekso Bionics”), plans to enter into a Contribution and Exchange Agreement (the “Agreement”) by and among Issuer, APLD Intermediate HoldCo LLC, a Delaware limited liability company (“Contributor” or “Applied Digital”), and Applied Digital Cloud Corporation, a Nevada corporation and wholly owned subsidiary of Contributor (“ChronoScale”).

Pursuant to a draft of the Agreement, dated as of February 14, 2026, Contributor will contribute to Issuer all of the issued and outstanding Equity Interests of ChronoScale, in exchange for 138,216,820 shares of Issuer Common Stock (the “Exchanged Shares” and such contribution, the “Contribution” and, together with the other transactions contemplated by the Agreement, the “Transactions”). In connection with, and as a condition to the consummation of, the Transactions, Issuer intends to complete a private placement of shares of Issuer Common Stock or preferred stock of Issuer that is convertible into Issuer Common Stock in such amount as shall be determined by, and on terms acceptable to, Contributor (the “PIPE Investment”). For purposes of this opinion, and with your consent, we have deemed the aggregate consideration to be the shares of Issuer Common Stock issued to Contributor (the “Consideration”). The terms and conditions of the Agreement are more fully set forth in the Agreement. Any term not otherwise defined in this letter shall have the meaning ascribed to it in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, of the Consideration to be issued by Issuer to Contributor in connection with the Transactions. We have not been requested to opine as to, and our opinion does not in any manner address, the underlying business decision to proceed with or effect the Transactions.

We, as a customary part of our investment banking business, engage in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and other valuations for estate, corporate, and other purposes. We will receive a fee from Issuer for providing this opinion which is not contingent upon the consummation of the Transactions. Further, Issuer has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise in relation to our engagement.  Over the period from 2024 through 2026, we have provided a range of investment banking and advisory services to the Issuer, including acting as financial advisor and placement agent in connection with follow‑on and registered offerings, warrant‑related advisory matters, and private placement transactions. In connection with these engagements, we have received, in the aggregate, approximately $810,000 in cash fees, customary expense reimbursements, and equity‑linked compensation in the form of warrants to purchase 29,627 shares of Issuer Common Stock. Over the period from 2022 through 2025, we have also provided investment banking and advisory services to the Contributor, including serving as a co‑manager in connection with its initial public offering and a Rule 144A convertible debt offering, as well as acting as financial advisor and agent with respect to its at‑the‑market equity program. In connection with these engagements, we have received, in the aggregate, approximately $780,000 in cash fees. In the ordinary course of our business, we and our affiliates may actively trade securities of Issuer or Contributor for our own account or the account of our customers and, accordingly, we may at any time hold a long or short position in such securities. Other than the aforementioned services, we have not performed financial advisory or investment banking services for. Issuer or Contributor in the past three years. In the future, we may provide other financial advisory and investment banking services to Issuer and Contributor for which we would expect to receive compensation.

In connection with our review of the Transactions, and in arriving at our opinion, we have among other things:

-	Reviewed a draft of the Agreement dated February 14, 2026, which was provided to us on February 14, 2026;

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Reviewed certain business and financial information relating to the Transactions that we deemed to be relevant, and certain business, financial, and other information and data provided in a virtual data room with respect to ChronoScale made available to us from books and records of ChronoScale;

-	Reviewed the historical and projected divisional financials for the Business for the calendar years 2025 through 2029, on a stand-alone basis prepared and furnished to us by Applied Digital,

-	Attended financial and operational diligence calls with Ekso Bionics and Applied Digital’s management to discuss the financial projections, key assumptions, and business prospects for ChronoScale;

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Analyzed public information with respect to certain other companies in lines of business that we believe to be comparable to that of ChronoScale, in whole or in part, including an analysis of current public market prices and resulting valuation statistics;

-	Reviewed the financial terms, to the extent publicly available, of certain other transactions involving the acquisition of companies we believe to be comparable to ChronoScale, in whole or in part;

-	Performed a discounted cash flow analysis based on financial projections for ChronoScale prepared and furnished to us by Applied Digital’s management; and

-	Performed other research and analysis and considered such other factors as we deemed appropriate.

In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary and appropriate in arriving at our opinion.

We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by or for us. We have further assumed that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that management of neither Issuer nor the Contributor is aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of Issuer and Contributor as to the expected future results of operations and financial condition of each company and have not evaluated or otherwise tested such financial forecasts, estimates and other forward-looking information or the underlying assumptions. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based.

In connection with our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by us. Our opinion does not address any legal, regulatory, tax or accounting issues.

In arriving at our opinion, we have assumed that the Agreement will be in all material respects identical to the last draft of each such Agreement reviewed by us. We have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties set forth in the Agreement and all related documents and instruments that are referred to therein are true and correct, (ii) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party thereunder, (iii) the Transactions will be consummated pursuant to the terms of the Agreement without amendment of any term or condition thereof the effect of which would be in any way meaningful to our analysis, and (iv) all conditions to the consummation of the Transactions will be satisfied without waiver by any party of any conditions or obligations thereunder the effect of which would be in any way meaningful to our analysis. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Transactions will be obtained in a manner that will not adversely affect Issuer or the contemplated benefits of the Transactions to Issuer.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent, or other) of Issuer or Contributor, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of Issuer or Contributor under any state or federal law relating to bankruptcy, insolvency, or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We were not requested to opine, and no opinion is hereby rendered, as to whether any analyses of Issuer or Contributor, other than as a going concern, is appropriate in the circumstances and, accordingly, we have performed no such analyses. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which Issuer, Contributor, ChronoScale, or any of their respective affiliates is a party or may be subject, and at the direction of Issuer and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters.

This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to any change in the price at which shares of Issuer’s common stock may trade following announcement of the Agreement or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

Consistent with applicable legal and regulatory requirements, Lake Street Capital Markets, LLC (“Lake Street”) has adopted policies and procedures to establish and maintain the independence of our research departments and personnel. As a result, our research analysts may hold views, make statements or investment recommendations and/or publish research reports with respect to Issuer and the Transactions that differ from the views of our investment banking personnel.

This opinion is furnished pursuant to our engagement letter dated January 14, 2026. This opinion is directed to the Board of Directors of the Issuer for its use in connection with its consideration of the Transactions and is not intended to be and does not constitute a recommendation to any shareholder of Issuer. This opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Lake Street Fairness Opinion Committee.

This opinion addresses only the fairness, from a financial point of view, to Issuer of the Consideration to be issued by Issuer in connection with the Transactions, and we express no opinion as to the fairness of any consideration paid in connection with the PIPE Investment to the holders of any class of securities, creditors or other constituencies of the Issuer. Furthermore, we express no opinion as to any other aspect or implication (financial or otherwise) of the Transactions, or any other agreement, arrangement or understanding entered into in connection with the Transactions or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to, any compensation or consideration to be received by or otherwise payable to any officers, directors or employees of any party to the Transactions. Our opinion does not constitute a recommendation that Issuer should complete the Transactions. We have not been requested to opine as to, and our opinion does not in any manner address the relative merits of the Transactions in comparison to any alternatives to the Transactions, Issuer’s underlying decision to proceed with the Transactions, or any other aspect of the Transactions, or alternatives to the Transactions available to Issuer.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion as of the date hereof that the Consideration to be issued by Issuer in connection with the Transactions is fair, from a financial point of view, to Issuer.

Sincerely,

/s/ Lake Street Capital Markets, LLC

Lake Street Capital Markets, LLC

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